As filed with the Securities and Exchange Commission on November 16, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

YADKIN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	6022	20-4495993
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classifications Code Number)	(I.R.S. Employer Identification Number)

3600 Glenwood Avenue, Suite 300

Raleigh, North Carolina 27612

(919) 659-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott M. Custer

President and Chief Executive Officer

Yadkin Financial Corporation

3600 Glenwood Avenue, Suite 300

Raleigh, North Carolina 27612

(919) 659-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Sven G. Mickisch Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000	Pressley A. Ridgill President and Chief Executive Officer NewBridge Bancorp 1501 Highwoods Boulevard, Suite 400 Greensboro, North Carolina 27410 (336) 369-0900	Robert A. Singer Iain MacSween Brooks, Pierce, McLendon, Humphrey & Leonard, LLP 2000 Renaissance Plaza, 230 North Elm Street Greensboro, North Carolina 27410 (336) 373-8850

Approximate date of commencement of the proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the enclosed document.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $1.00	19,538,442	N/A	$462,670,294.72	$46,590.90

(1)	Represents the maximum number of shares of Yadkin Financial Corporation’s common stock estimated to be issuable upon completion of the merger described herein. This number is based on the number of shares of NewBridge Bancorp common stock outstanding as of November 5, 2015, and the exchange of each such share of NewBridge Bancorp common stock for 0.50 shares of Yadkin Financial Corporation common stock, pursuant to the terms of the Agreement and Plan of Merger, dated as of October 12, 2015, by and among NewBridge Bancorp, Yadkin Financial Corporation and Navy Merger Sub Corp., which is attached to the joint proxy statement/prospectus as Annex A.

(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and computed pursuant to Rules 457(f) and 457(c) under the Securities Act, based upon the market value of shares of NewBridge Bancorp common stock in accordance with Rules 457(c) and 457(f) under the Securities Act as follows: the product of (A) $11.84, the average of the high and low prices per share of NewBridge Bancorp common stock as reported on the NASDAQ Global Select Market on November 13, 2015 and (B) 39,076,883, the estimated maximum number of shares of NewBridge Bancorp common stock that may be exchanged for shares of Yadkin Financial Corporation’s common stock.

(3)	Determined in accordance with Section 6(b) of the Securities Act of 1933, as amended, at a rate equal to $100.70 per $1,000,000 of the proposed maximum aggregate offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY—SUBJECT TO COMPLETION—DATED NOVEMBER 16, 2015

Proxy Statement	Prospectus

MERGER AND SHARE ISSUANCE PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

On October 12, 2015, Yadkin Financial Corporation, a North Carolina corporation (which we refer to as “Yadkin”), NewBridge Bancorp, a North Carolina corporation (which we refer to as “NewBridge”), and Navy Merger Sub Corp., a North Carolina corporation and a wholly-owned subsidiary of Yadkin (which we refer to as “Merger Sub”), entered into an Agreement and Plan of Merger (which we refer to as the “merger agreement”) that provides for the combination of Yadkin and NewBridge. Under the merger agreement, (i) Merger Sub will merge with and into NewBridge (which we refer to as the “merger”), with NewBridge continuing as the surviving corporation in the merger and as a wholly-owned subsidiary of Yadkin, (ii) immediately thereafter, NewBridge will merge with and into Yadkin (which we refer to as the “second-step merger” and, together with the merger, the “integrated mergers”), with Yadkin continuing as the surviving corporation in the second-step merger and (iii) immediately following the completion of the integrated mergers, NewBridge Bank, a North Carolina chartered bank and a wholly-owned subsidiary of NewBridge (which we refer to as “NewBridge Bank”), will merge (which we refer to as the “bank merger”) with and into Yadkin Bank, a North Carolina chartered bank and a wholly-owned subsidiary of Yadkin (which we refer to as “Yadkin Bank”), with Yadkin Bank being the surviving entity in the bank merger.

In the merger, each outstanding Class A and Class B share of NewBridge’s common stock, no par value (which we collectively refer to as “NewBridge common stock”), except for specified shares of NewBridge common stock owned by NewBridge or Yadkin, will be converted into the right to receive 0.50 shares (which we refer to as the “exchange ratio”) of Yadkin’s voting common stock, par value $1.00 per share (which we refer to as “Yadkin common stock”).

Although the number of shares of Yadkin common stock that NewBridge shareholders will be entitled to receive is fixed, the market value of the merger consideration will fluctuate with the market price of Yadkin common stock and will not be known at the time NewBridge shareholders vote on the merger. Based on the $22.79 closing price of Yadkin’s common stock on the New York Stock Exchange (which we refer to as the “NYSE”) on October 12, 2015, the last trading day before public announcement of the merger, the 0.50 exchange ratio represented approximately $11.40 in value for each share of NewBridge common stock. Based on the $[•] closing price of Yadkin’s common stock on the NYSE on [•], 2015, the latest practicable trading day before the printing of this joint proxy statement/prospectus, the 0.50 exchange ratio represented approximately $[•] in value for each share of NewBridge common stock. Based on the 0.50 exchange ratio and the number of shares of NewBridge common stock outstanding as of [•], the maximum number of shares of Yadkin common stock estimated to be issuable in the merger is [•]. We urge you to obtain current market quotations for Yadkin (trading symbol “YDKN”) and NewBridge (trading symbol “NBBC”).

Yadkin will hold a special meeting (which we refer to as the “Yadkin special meeting”) of its shareholders in connection with the issuance of the shares of Yadkin common stock representing the merger consideration (which we refer to as the “Yadkin share issuance”). At the Yadkin special meeting, Yadkin shareholders will be asked to vote to approve the Yadkin share issuance. Approval of the Yadkin share issuance requires the affirmative vote of a majority of the votes cast by the Yadkin shareholders at the Yadkin special meeting.

NewBridge will hold a special meeting (which we refer to as the “NewBridge special meeting”) of its shareholders in connection with the merger. At the NewBridge special meeting, NewBridge shareholders will be asked to vote to approve the merger agreement and related matters as described in this joint proxy statement/prospectus. Under North Carolina law, approval of the merger agreement requires the affirmative vote of a majority of the outstanding Class A and Class B shares of NewBridge common stock, with each such class voting separately.

The Yadkin special meeting will be held on [•] at [•], at [•] local time. The NewBridge special meeting will be held on [•] at [•], at [•] local time.

NewBridge’s board of directors unanimously recommends that NewBridge shareholders vote “FOR” the approval of the merger agreement and “FOR” the other matters to be considered at the NewBridge special meeting.

Yadkin’s board of directors unanimously recommends that Yadkin shareholders vote “FOR” the Yadkin share issuance and “FOR” the other matters to be considered at the Yadkin special meeting.

This joint proxy statement/prospectus describes the special meeting of NewBridge, the special meeting of Yadkin, the merger, the Yadkin share issuance, the documents related to the merger and other related matters. Please carefully read this entire joint proxy statement/prospectus, including “Risk Factors,” beginning on page [•], for a discussion of the risks relating to the proposed merger and the Yadkin share issuance. You also can obtain information about Yadkin and NewBridge from documents that each has filed with the Securities and Exchange Commission.

Scott M. Custer President and Chief Executive Officer Yadkin Financial Corporation	Pressley A. Ridgill President and Chief Executive Officer NewBridge Bancorp

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the merger or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either Yadkin or NewBridge, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this joint proxy statement/prospectus is [•], and it is first being mailed or otherwise delivered to the shareholders of Yadkin and NewBridge on or about [•].

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of Yadkin:

Yadkin will hold the Yadkin special meeting at [•] local time, on [•], at [•] to consider and vote upon the following matters:

•	a proposal to approve the issuance of shares of Yadkin common stock in connection with the merger (which we refer to as the “Yadkin share issuance proposal”); and

•	a proposal to adjourn the Yadkin special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Yadkin share issuance proposal (which we refer to as the “Yadkin adjournment proposal”).

We have fixed the close of business on [•] as the record date for the Yadkin special meeting (which we refer to as the “Yadkin record date”). Only Yadkin common shareholders of record at that time are entitled to notice of, and to vote at, the Yadkin special meeting, or any adjournment of the Yadkin special meeting. Approval of the Yadkin share issuance proposal requires the affirmative vote of a majority of the votes cast by the holders of Yadkin’s voting common stock at the Yadkin special meeting. The Yadkin adjournment proposal will be approved if a majority of the votes cast by the holders of Yadkin’s voting common stock at the Yadkin special meeting are voted in favor of the adjournment proposal.

Yadkin’s board of directors has unanimously approved the merger agreement, the merger and the Yadkin share issuance, has determined that the merger agreement and the transactions contemplated thereby, including the merger and the Yadkin share issuance, are advisable and in the best interests of Yadkin and its shareholders, and unanimously recommends that Yadkin shareholders vote “FOR” the Yadkin share issuance proposal and “FOR” the Yadkin adjournment proposal.

Your vote is very important. We cannot complete the merger unless Yadkin’s common shareholders approve the Yadkin share issuance proposal.

Regardless of whether you plan to attend the Yadkin special meeting, please vote as soon as possible. If you hold stock in your name as a shareholder of record of Yadkin, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope. You may also vote through the Internet or by telephone. If you hold your stock in “street name” through a bank or broker, please follow the instructions on the voting instruction card furnished by the record holder.

This joint proxy statement/prospectus provides a detailed description of the Yadkin special meeting, the merger, the Yadkin share issuance, the documents related to the merger and other related matters. We urge you to read this entire joint proxy statement/prospectus, including any documents incorporated in the joint proxy statement/prospectus by reference, and its annexes carefully and in their entirety.

BY ORDER OF THE BOARD OF DIRECTORS,

Scott M. Custer
President and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of NewBridge:

NewBridge will hold the NewBridge special meeting at [•] local time, on [•], at [•] to consider and vote upon the following matters:

•	a proposal to approve the merger agreement and the merger, pursuant to which Merger Sub will merge with and into NewBridge, each as more fully described in this joint proxy statement/prospectus (which we refer to as the “NewBridge merger proposal”);

•	a proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of NewBridge may receive in connection with the merger pursuant to existing agreements or arrangements with NewBridge (which we refer to as the “NewBridge merger-related compensation proposal”); and

•	a proposal to adjourn the NewBridge special meeting, if necessary or appropriate, to solicit additional proxies in favor of the NewBridge merger proposal (which we refer to as the “NewBridge adjournment proposal”).

We have fixed the close of business on [•] as the record date for the special meeting (which we refer to as the “NewBridge record date”). Only NewBridge common shareholders of record at that time are entitled to notice of, and to vote at, the NewBridge special meeting, or any adjournment of the NewBridge special meeting. Under North Carolina law, approval of the NewBridge merger proposal requires the affirmative vote of a majority of the outstanding Class A and Class B shares of NewBridge common stock, with each such class voting separately. The NewBridge adjournment proposal will be approved if a majority of each of the Class A and Class B votes cast on such proposal at the NewBridge special meeting are voted in favor of such proposal. The NewBridge merger-related compensation proposal will be approved if a majority of the Class A votes cast on such proposal at the NewBridge special meeting are voted in favor of such proposal.

NewBridge’s board of directors has unanimously approved the merger agreement, has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of NewBridge and its shareholders, and unanimously recommends that NewBridge shareholders vote “FOR” the NewBridge merger proposal, “FOR” the NewBridge merger-related compensation proposal and “FOR” the NewBridge adjournment proposal.

Your vote is very important. We cannot complete the merger unless NewBridge’s common shareholders approve the NewBridge merger proposal.

Regardless of whether you plan to attend the NewBridge special meeting, please vote as soon as possible. If you hold stock in your name as a shareholder of record of NewBridge, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope. You may also vote through the Internet or by telephone. If you hold your stock in “street name” through a bank or broker, please follow the instructions on the voting instruction card furnished by the record holder.

This joint proxy statement/prospectus provides a detailed description of the special meeting, the merger, the documents related to the merger and other related matters. We urge you to read the joint proxy statement/prospectus, including any documents incorporated in the joint proxy statement/prospectus by reference, and its annexes carefully and in their entirety.

BY ORDER OF THE BOARD OF DIRECTORS,

Pressley A. Ridgill
President and Chief Executive Officer

REFERENCES TO ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates important business and financial information about Yadkin and NewBridge from documents filed with the Securities and Exchange Commission (which we refer to as the “SEC”) that are not included in or delivered with this joint proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by Yadkin and/or NewBridge at no cost from the SEC’s website at http://www.sec.gov. You may also request copies of these documents, including documents incorporated by reference in this joint proxy statement/prospectus, at no cost by contacting the appropriate company at the following address:

Yadkin Financial Corporation 3600 Glenwood Avenue, Suite 300 Raleigh, North Carolina 27612 (919) 659-9000	NewBridge Bancorp 1501 Highwoods Boulevard, Suite 400 Greensboro, North Carolina 27410 (336) 369-0900

You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of your meeting. This means that Yadkin shareholders requesting documents must do so by [•], in order to receive them before the Yadkin special meeting, and NewBridge shareholders requesting documents must do so by [•], in order to receive them before the NewBridge special meeting.

You should rely only on the information contained in, or incorporated by reference into, this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated [•], and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of such document. Neither the mailing of this document to NewBridge shareholders or Yadkin shareholders nor the issuance by Yadkin of shares of Yadkin common stock in connection with the merger will create any implication to the contrary.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this document regarding NewBridge has been provided by NewBridge and information contained in this document regarding Yadkin has been provided by Yadkin.

See “Where You Can Find More Information” beginning on page [•] for more details.

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ii

Annexes

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QUESTIONS AND ANSWERS

The following are some questions that you, as a Yadkin shareholder or a NewBridge shareholder, may have about the merger, the Yadkin share issuance, the Yadkin special meeting or the NewBridge special meeting, as applicable, and brief answers to those questions. We urge you to read carefully the remainder of this joint proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you with respect to the merger, the Yadkin share issuance, the Yadkin special meeting or the NewBridge special meeting, as applicable. For details about where you can find additional important information, please see the section of this joint proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page [•].

Unless the context otherwise requires, references in this joint proxy statement/prospectus to “Yadkin” refer to Yadkin Financial Corporation, a North Carolina corporation, and its affiliates, and references to “NewBridge” refer to NewBridge Bancorp, a North Carolina corporation, and its affiliates.

Q:	What is the merger?

A:	Yadkin, NewBridge and Merger Sub entered the merger agreement on October 12, 2015. The merger is the first step in a series of transactions to combine Yadkin and NewBridge, and their respective subsidiary banks, Yadkin Bank and NewBridge Bank. The combined bank is expected to be the largest community bank headquartered in North Carolina with approximately $7.1 billion in total assets and over 100 branches.

Under the merger agreement:

•	Merger Sub will merge with and into NewBridge, with NewBridge continuing as the surviving corporation in the merger and as a wholly-owned subsidiary of Yadkin (which we refer to as the “merger”);

•	Immediately following the completion of the merger, NewBridge, as the surviving corporation in the merger, will merge with and into Yadkin, with Yadkin being the surviving corporation (which we refer to as the “second-step merger” and, together with the merger, the “integrated mergers”); and

•	Immediately following the completion of the integrated mergers, NewBridge Bank will merge with and into Yadkin Bank, with Yadkin Bank being the surviving entity in such merger (which we refer to as the “bank merger”).

A copy of the merger agreement is included in this joint proxy statement/prospectus as Annex A.

The merger cannot be completed unless, among other things, Yadkin shareholders approve the Yadkin share issuance proposal and NewBridge shareholders approve the NewBridge merger proposal.

Q:	Why am I receiving this joint proxy statement/prospectus?

A:	We are delivering this document to you because it is a joint proxy statement being used by both the Yadkin board of directors (which we refer to as the “Yadkin board”) and the NewBridge board of directors (which we refer to as the “NewBridge board”) to solicit proxies of their respective shareholders in connection with approval of the Yadkin share issuance and the merger, as applicable, and related matters.

In order to approve the Yadkin share issuance, Yadkin has called the Yadkin special meeting. In order to approve the merger, NewBridge has called the NewBridge special meeting. This document serves as a joint proxy statement for the Yadkin special meeting and the NewBridge special meeting and describes the proposals to be presented at each special meeting.

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In addition, this document is also a prospectus that is being delivered to NewBridge shareholders because Yadkin is offering shares of its common stock to NewBridge shareholders in connection with the merger. It also constitutes a notice of special meeting with respect to the Yadkin special meeting and the NewBridge special meeting.

This joint proxy statement/prospectus contains important information about the merger, the Yadkin share issuance and the other proposal being voted on at the Yadkin special meeting and the NewBridge special meeting, respectively. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares voted by proxy without attending your meeting. Your vote is important. We encourage you to submit your proxy as soon as possible.

Q:	In addition to the Yadkin share issuance proposal, what else are Yadkin shareholders being asked to vote on?

A:	In addition to the Yadkin share issuance proposal, Yadkin is soliciting proxies from its shareholders with respect to a proposal to adjourn the Yadkin special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Yadkin share issuance proposal. Completion of the merger is not conditioned upon approval of the Yadkin adjournment proposal.

Q:	In addition to the NewBridge merger proposal, what else are NewBridge shareholders being asked to vote on?

A:	In addition to the NewBridge merger proposal, NewBridge is soliciting proxies from its shareholders with respect to a proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of NewBridge may receive in connection with the merger pursuant to agreements or arrangements with NewBridge and a proposal to adjourn the NewBridge special meeting, if necessary or appropriate, to solicit additional proxies in favor of the NewBridge merger proposal. Completion of the merger is not conditioned upon approval of the NewBridge merger-related compensation proposal or the NewBridge adjournment proposal.

Q:	What will NewBridge shareholders be entitled to receive in the merger?

A:	If the merger is completed, each share of NewBridge common stock, except for certain shares of NewBridge common stock owned by NewBridge or Yadkin will be converted into the right for each NewBridge shareholder to receive a number of shares of Yadkin common stock equal to the exchange ratio multiplied by the number of such shares of NewBridge common stock held by such NewBridge shareholder immediately prior to the effective time of the merger (which we refer to as the “effective time”). Yadkin will not issue any fractional shares of Yadkin common stock in the merger. NewBridge shareholders who would otherwise be entitled to a fractional share of Yadkin common stock upon the completion of the merger will instead be entitled to receive an amount in cash (rounded to the nearest cent) based on the average closing-sale price per share of Yadkin common stock for the 10 full trading days ending on the day preceding the day on which the merger is completed.

Q:	What will Yadkin shareholders be entitled to receive in the merger?

A:	Yadkin shareholders will not be entitled to receive any merger consideration and will continue to hold the shares of Yadkin common stock that they held immediately prior to the completion of the merger.

Q:	How will the merger affect NewBridge equity awards?

A:	The NewBridge equity awards will be affected as follows:

Restricted Stock Units: At the effective time, each restricted stock award and restricted stock unit award granted by NewBridge will be converted into a number of restricted stock units of Yadkin common stock equal to the product of (i) the number of shares of NewBridge common stock subject to such award multiplied by (ii) the exchange ratio.

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Stock Options: Also at the effective time, each stock option granted by NewBridge will be assumed and converted into an option to purchase a number of shares of Yadkin common stock (rounded down to the nearest whole share) determined by multiplying (i) the number of shares of NewBridge common stock subject to such stock option multiplied by (ii) the exchange ratio, at a per share exercise price (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (a) the aggregate exercise price for the shares of NewBridge common stock subject to such stock option by (b) the aggregate number of shares of Yadkin common stock to be subject to such stock option after giving effect to the adjustments described above.

Q:	Will the value of the merger consideration change between the date of this joint proxy statement/prospectus and the time the merger is completed?

A:	Although the number of shares of Yadkin common stock that NewBridge shareholders will be entitled to receive is fixed, the value of the merger consideration will fluctuate between the date of this joint proxy statement/prospectus and the completion of the merger based upon the market value for Yadkin common stock. Any fluctuation in the market price of Yadkin common stock after the date of this joint proxy statement/prospectus will change the value of the shares of Yadkin common stock that NewBridge shareholders will be entitled to receive.

Q:	How does the Yadkin board recommend that I vote at the Yadkin special meeting?

A:	The Yadkin board unanimously recommends that you vote “FOR” the Yadkin share issuance proposal and “FOR” the Yadkin adjournment proposal.

Q:	How does the NewBridge board recommend that I vote at the NewBridge special meeting?

A:	The NewBridge board unanimously recommends that you vote “FOR” the NewBridge merger proposal, “FOR” the NewBridge merger-related compensation proposal and “FOR” the NewBridge adjournment proposal.

Q:	When and where are the meetings?

A:	The Yadkin special meeting will be held at [•] on [•], at [•] local time.

The NewBridge special meeting will be held at [•] on [•], at [•] local time.

Q:	What do I need to do now?

A:	After you have carefully read this entire joint proxy statement/prospectus and have decided how you wish to vote your shares, please vote your shares promptly so that your shares are represented and voted at your special meeting. If you hold your shares in your name as a shareholder of record, you must complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible. Alternatively, you may vote through the Internet or by telephone. Information and applicable deadlines for voting through the Internet or by telephone are set forth in the enclosed proxy card instructions. If you hold your shares in “street name” through a bank or broker, you must direct your bank or broker how to vote in accordance with the instructions you have received from your bank or broker. “Street name” shareholders who wish to vote in person at their special meeting will need to obtain a legal proxy from the institution that holds their shares.

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Q:	What constitutes a quorum for the Yadkin special meeting?

A:	The presence at the Yadkin special meeting, in person or by proxy, of holders representing at least a majority of the outstanding shares of Yadkin common stock entitled to be voted at the Yadkin special meeting will constitute a quorum for the transaction of business at the Yadkin special meeting. Once a share is represented for any purpose at the Yadkin special meeting, it is deemed present for quorum purposes for the remainder of the Yadkin special meeting or for any adjournment(s) thereof. Abstentions and broker non-votes, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum.

Q:	What constitutes a quorum for the NewBridge special meeting?

A:	The presence at the NewBridge special meeting, in person or by proxy, of holders representing at least a majority of the issued and outstanding shares of each class of NewBridge common stock entitled to be voted at the NewBridge special meeting will constitute a quorum with respect to such class for the transaction of business at the NewBridge special meeting. Once a share is represented for any purpose at the NewBridge special meeting, it is deemed present for quorum purposes for the remainder of the NewBridge special meeting or for any adjournment(s) thereof. Abstentions and broker non-votes, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum.

Q:	What is the vote required to approve each proposal at the Yadkin special meeting?

A:	Yadkin share issuance proposal:

•	Standard: Approval of the Yadkin share issuance proposal requires the affirmative vote of a majority of the votes cast by the holders of Yadkin’s voting common stock at the Yadkin special meeting.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy with respect to the Yadkin share issuance proposal, it will have the same effect as a vote “AGAINST” the proposal. If you fail to submit a proxy or vote in person at the Yadkin special meeting, or fail to instruct your bank or broker how to vote with respect to the Yadkin share issuance proposal, it will have no effect on the Yadkin share issuance proposal.

Yadkin adjournment proposal:

•	Standard: The Yadkin adjournment proposal will be approved if a majority of the votes cast by the holders of Yadkin’s voting common stock at the Yadkin special meeting are voted in favor of the Yadkin adjournment proposal.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the Yadkin special meeting, or fail to instruct your bank or broker how to vote with respect to the Yadkin adjournment proposal, it will have no effect on the proposal.

Q:	What is the vote required to approve each proposal at the NewBridge special meeting?

A:	NewBridge merger proposal:

•	Standard: Approval of the NewBridge merger proposal requires the affirmative vote of a majority of the outstanding Class A and Class B shares of NewBridge common stock, with each such class voting separately.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the NewBridge special meeting, or fail to instruct your bank or broker how to vote with respect to the NewBridge merger proposal, it will have the same effect as a vote “AGAINST” the NewBridge merger proposal.

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NewBridge merger-related compensation proposal:

•	Standard: The NewBridge merger-related compensation proposal will be approved if a majority of the votes cast on such proposal at the NewBridge special meeting are voted in favor of such proposal.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the NewBridge special meeting or fail to instruct your bank or broker how to vote with respect to the NewBridge merger-related compensation proposal, it will have no effect on such proposal.

NewBridge adjournment proposal:

•	Standard: The NewBridge adjournment proposal will be approved if a majority of the votes cast on such proposal at the NewBridge special meeting are voted in favor of such proposal.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the NewBridge special meeting or fail to instruct your bank or broker how to vote with respect to the NewBridge adjournment proposal, it will have no effect on such proposal.

Q:	Why is my vote important?

A:	If you do not vote, it will be more difficult for Yadkin or NewBridge to obtain the necessary quorum to hold their respective special meetings. In addition, if you are a NewBridge shareholder, your failure to submit a proxy or vote in person, or failure to instruct your bank or broker how to vote, or abstention with respect to the NewBridge merger proposal will have the same effect as a vote “AGAINST” approval of the merger agreement by the NewBridge shareholders. Separately, if you are a Yadkin shareholder, your failure to submit a proxy or vote in person, or failure to instruct your bank or broker how to vote with respect to the Yadkin share issuance proposal will not be counted as a vote in favor of approving the Yadkin share issuance, and such approval is a condition to the completion of the merger. If you are a Yadkin shareholder and you mark “ABSTAIN” on your proxy with respect to the Yadkin share issuance proposal, it will have the same effect as a vote “AGAINST” the proposal. The merger agreement must be approved by the affirmative vote of at least a majority of the outstanding Class A and Class B shares of NewBridge common stock, with each such class voting separately. The Yadkin share issuance must be approved by the affirmative vote of at least a majority of the votes cast by the Yadkin shareholders at the Yadkin special meeting. The Yadkin board unanimously recommends that the Yadkin shareholders vote “FOR” the Yadkin share issuance proposal and the NewBridge board unanimously recommends that the NewBridge shareholders vote “FOR” the NewBridge merger proposal.

Q:	If my shares of common stock are held in “street name” by my bank or broker, will my bank or broker automatically vote my shares for me?

A:	No. Your bank or broker cannot vote your shares without instructions from you. You should instruct your bank or broker how to vote your shares in accordance with the instructions provided to you. Please check the voting form used by your bank or broker.

Q:	How do I vote if I own shares of NewBridge common stock through the Computershare Investment Plan or the NewBridge 401(k) Plan, as applicable?

A:	If you are a participant in NewBridge’s Computershare Investment Plan, which is a direct stock purchase and dividend investment plan (which we refer to as the “CIP”) or a participant in the NewBridge Bank Employees’ 401(k) Plan (which we refer to as the “401(k) Plan”), the proxy card reflects the number of shares in your CIP account or in your account under the 401(k) Plan, as applicable, and the number of shares held of record directly by you. Shares allocated to a participant’s account in the 401(k) Plan will be voted by the participant of the 401(k) Plan in accordance with the instructions received from the participant if such participant timely returns his or her proxy card or timely indicates his or her voting instructions pursuant to the Internet or telephone voting procedures.

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Q:	Can I attend the meeting and vote my shares in person?

A:	Yes. All shareholders of Yadkin and NewBridge, including shareholders of record and shareholders who hold their shares “in street name” through banks, brokers, nominees or any other holder of record, are invited to attend their respective meetings. Holders of record of Yadkin and NewBridge common stock can vote in person at the Yadkin special meeting and NewBridge special meeting, respectively. If you are not a shareholder of record, you must obtain a proxy card, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at your meeting. If you plan to attend your meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted. Yadkin and NewBridge reserve the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the special meetings is prohibited without Yadkin’s or NewBridge’s express written consent, respectively.

Q:	Can I change my vote?

A:	Yadkin shareholders: Yes. If you are a holder of record of Yadkin common stock, you may change your vote or revoke any proxy at any time before it is voted by (i) signing and returning a proxy card with a later date, (ii) delivering a written revocation letter to Yadkin’s corporate secretary, (iii) attending the Yadkin special meeting in person, notifying the corporate secretary and voting by ballot at the Yadkin special meeting or (iv) voting by telephone or the Internet at a later time. Attendance at the Yadkin special meeting will not automatically revoke your proxy. A revocation or later-dated proxy received by Yadkin after the vote will not affect the vote. Yadkin’s corporate secretary’s mailing address is: Corporate Secretary, Yadkin Financial Corporation, 3600 Glenwood Avenue, Suite 300, Raleigh, North Carolina 27612.

NewBridge shareholders: Yes. If you are a holder of record of NewBridge common stock, you may change your vote or revoke any proxy at any time before it is voted by (i) signing and returning a proxy card with a later date, (ii) delivering a written revocation letter to NewBridge’s corporate secretary, (iii) attending the NewBridge special meeting in person, notifying the corporate secretary and voting by ballot at the NewBridge special meeting or (iv) voting by telephone or the Internet at a later time. Attendance at the NewBridge special meeting by itself will not automatically revoke your proxy. A revocation or later-dated proxy received by NewBridge after the vote will not affect the vote. NewBridge’s corporate secretary’s mailing address is: Corporate Secretary, NewBridge Bancorp, 1501 Highwoods Boulevard, Suite 400, Greensboro, North Carolina 27410.

If you hold your shares of Yadkin common stock or NewBridge common stock in “street name” through a bank or broker, you should contact your bank or broker to change your vote or revoke your proxy.

Q:	Will Yadkin be required to submit the Yadkin share issuance proposal to its shareholders even if the Yadkin board has withdrawn, modified or qualified its recommendation?

A:	Yes. Unless the merger agreement is terminated before the Yadkin special meeting, Yadkin is required to submit the Yadkin share issuance proposal to its shareholders even if the Yadkin board has withdrawn, modified or qualified its recommendation.

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Q:	Will NewBridge be required to submit the NewBridge merger proposal to its shareholders even if the NewBridge board has withdrawn, modified or qualified its recommendation?

A:	Yes. Unless the merger agreement is terminated before the NewBridge special meeting, NewBridge is required to submit the NewBridge merger proposal to its shareholders even if the NewBridge board has withdrawn, modified or qualified its recommendation.

Q:	What are the U.S. federal income tax consequences of the integrated mergers to NewBridge shareholders?

A:	Holders of NewBridge common stock are not expected to recognize gain or loss for U.S. federal income tax purposes on the exchange of their NewBridge common stock for Yadkin common stock in the integrated mergers, except with respect to any cash received in lieu of fractional shares of Yadkin common stock. The obligations of NewBridge and Yadkin to complete the integrated mergers are subject to, among other conditions described in this joint proxy statement/prospectus, the receipt by each of NewBridge and Yadkin of the opinion of its counsel to the effect that the integrated mergers together will be treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”).

You should read the section of this joint proxy statement/prospectus entitled “U.S. Federal Income Tax Consequences of the Integrated Mergers” beginning on page [•] for a more complete discussion of the U.S. federal income tax consequences of the integrated mergers. Tax matters can be complicated and the tax consequences of the integrated mergers to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the integrated mergers to you.

Q:	Are NewBridge shareholders entitled to dissenters’ rights?

A:	No, NewBridge shareholders are not expected to be entitled to dissenters’ rights. For further information, see “The Merger—Dissenters’ Rights in the Merger” beginning on page [•].

Q:	If I am a NewBridge shareholder, should I send in my NewBridge stock certificates now?

A:	No. Please do not send in your NewBridge stock certificates with your proxy. After the merger, an exchange agent will send you instructions for exchanging NewBridge stock certificates for the merger consideration. See “The Merger Agreement—Conversion of Shares; Exchange of Certificates” beginning on page [•].

Q:	What should I do if I hold my shares of NewBridge common stock in book-entry form?

A:	You are not required to take any special additional actions if your shares of NewBridge common stock are held in book-entry form. After the completion of the merger, shares of NewBridge common stock held in book-entry form automatically will be exchanged for shares of Yadkin common stock in book-entry form and cash to be paid in exchange for fractional shares, if any.

Q:	Whom may I contact if I cannot locate my NewBridge stock certificate(s)?

A:	If you are unable to locate your original NewBridge stock certificate(s), you should contact [•], NewBridge’s transfer agent, at ([•])[•]-[•].

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Q:	What should I do if I receive more than one set of voting materials?

A:	Yadkin shareholders and NewBridge shareholders may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold shares of Yadkin and/or NewBridge common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a holder of record of Yadkin common stock or NewBridge common stock and your shares are registered in more than one name, you will receive more than one proxy card. In addition, if you are a holder of both Yadkin common stock and NewBridge common stock, you will receive one or more separate proxy cards or voting instruction cards for each company. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this joint proxy statement/prospectus to ensure that you vote every share of Yadkin common stock and/or NewBridge common stock that you own.

Q:	When do you expect to complete the merger?

A:	Yadkin and NewBridge currently expect to complete the merger early in the second calendar quarter of 2016. However, neither Yadkin nor NewBridge can assure you of when or if the merger will be completed. Yadkin must obtain the approval of Yadkin shareholders for the Yadkin share issuance proposal, NewBridge must obtain the approval of NewBridge shareholders for the NewBridge merger proposal and the parties must obtain necessary regulatory approvals and satisfy certain other customary closing conditions.

Q:	What happens if the merger is not completed?

A:	If the merger is not completed, NewBridge shareholders will not receive any consideration for their shares in connection with the merger. Instead, NewBridge will remain an independent public company and its Class A common stock will continue to be listed and traded on the NASDAQ Global Select Market (which we refer to as the “NASDAQ”). In addition, if the merger agreement is terminated in certain circumstances, a termination fee plus documented out-of-pocket transaction expenses may be required to be paid by either Yadkin or NewBridge. For a more detailed discussion of the circumstances under which such payments will be required to be paid, please see the section of this joint proxy statement/prospectus entitled “The Merger Agreement—Termination Fee” beginning on page [•].

Q:	Whom should I call with questions?

A:	Yadkin shareholders: If you have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus or need help voting your shares of Yadkin common stock, please contact Investor Relations at (919) 659-9000.

NewBridge shareholders: If you have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus or need help voting your shares of NewBridge common stock, please contact Investor Relations at (800) 456-6505 or NewBridge’s proxy solicitor, [•], at [•], or toll-free at [•].

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SUMMARY

This summary highlights selected information from this joint proxy statement/prospectus. It may not contain all of the information that is important to you. We urge you to read carefully the entire joint proxy statement/prospectus, including the annexes, and the other documents to which we refer in order to fully understand the merger. See “Where You Can Find More Information” beginning on page [•]. Each item in this summary refers to the page of this joint proxy statement/prospectus on which that subject is discussed in more detail.

In the Merger, NewBridge Common Shareholders will be Entitled to Receive Shares of Yadkin Common Stock (page [•])

Yadkin and NewBridge are proposing a strategic merger. If the merger is completed, NewBridge common shareholders will be entitled to receive 0.50 shares of Yadkin common stock for each share of NewBridge common stock they hold immediately prior to the merger. Yadkin will not issue any fractional shares of Yadkin common stock in the merger. NewBridge shareholders who would otherwise be entitled to a fraction of a share of Yadkin common stock upon the completion of the merger will instead be entitled to receive an amount in cash, rounded to the nearest whole cent, determined by multiplying the fraction of a share (rounded to the nearest thousandth when expressed as a decimal form) of Yadkin common stock to which the holder would otherwise be entitled by the average closing-sale price per share of Yadkin common stock for the 10 full trading days ending on the day preceding the day on which the merger is completed.

Yadkin common stock is listed on the NYSE under the symbol “YDKN” and NewBridge common stock is listed on the NASDAQ under the symbol “NBBC.” The following table shows the closing sale prices of Yadkin common stock and NewBridge common stock as reported on the NYSE and the NASDAQ, respectively, on October 12, 2015, the last full trading day before the public announcement of the merger agreement, and on [•] the last practicable trading day before the printing of this joint proxy statement/prospectus. This table also shows the implied value of the merger consideration payable for each share of NewBridge common stock, which was calculated by multiplying the closing price of Yadkin common stock on those dates by the exchange ratio of 0.50.

	Yadkin Common Stock		NewBridge Common Stock		Implied Value of One Share of NewBridge Common Stock
October 12, 2015		$22.79		$8.87		$11.40
[•]	$	[•]	$	[•]	$	[•]

The merger agreement governs the merger. The merger agreement is included in this joint proxy statement/prospectus as Annex A. All descriptions in this summary and elsewhere in this joint proxy statement/prospectus of the terms and conditions of the merger are qualified by reference to the merger agreement. Please read the merger agreement carefully for a more complete understanding of the merger.

The Yadkin Board Unanimously Recommends that Yadkin Shareholders Vote “FOR” the Yadkin Share Issuance Proposal and the Other Proposal Presented at the Yadkin Special Meeting (page [•])

The Yadkin board has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement, including the Yadkin share issuance, are advisable and in the best interests of Yadkin and its shareholders and has unanimously approved the merger agreement. The Yadkin board unanimously recommends that Yadkin shareholders vote “FOR” the Yadkin share issuance proposal and “FOR” the other proposal presented at the Yadkin special meeting. For the factors considered by the Yadkin board in reaching its decision to approve the merger agreement, see the section of this joint proxy statement/prospectus entitled “The Merger—Yadkin’s Reasons for the Merger; Recommendation of the Yadkin Board” beginning on page [•].

Each of Yadkin’s directors and executive officers, and other Yadkin shareholders, have entered into separate voting agreements with NewBridge, solely in his or her or its capacity as a Yadkin shareholder, pursuant to which they have agreed to vote in favor of the Yadkin share issuance proposal. For more information regarding the voting agreements, see the section of this joint proxy statement/prospectus entitled “The Merger Agreement—Voting Agreements” beginning on page [•].

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The NewBridge Board Unanimously Recommends that NewBridge Shareholders Vote “FOR” the NewBridge Merger Proposal and the Other Proposals Presented at the NewBridge Special Meeting (page [•])

The NewBridge board has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of NewBridge and its shareholders and has unanimously approved the merger agreement. The NewBridge board unanimously recommends that NewBridge shareholders vote “FOR” the NewBridge merger proposal and “FOR” the other proposals presented at the NewBridge special meeting. For the factors considered by the NewBridge board in reaching its decision to approve the merger agreement, see the section of this joint proxy statement/prospectus entitled “The Merger—NewBridge’s Reasons for the Merger; Recommendation of the NewBridge Board” beginning on page [•].

Each of NewBridge’s directors and executive officers, and other NewBridge shareholders, have entered into separate voting agreements with Yadkin, solely in his or her or its capacity as a NewBridge shareholder, pursuant to which they have agreed to vote in favor of the merger agreement and certain related matters and against alternative transactions. For more information regarding the voting agreements, see the section of this joint proxy statement/prospectus entitled “The Merger Agreement—Voting Agreements” beginning on page [•].

Opinion of NewBridge’s Financial Advisor (page [•] and Annex D)

Sandler O’Neill & Partners, L.P. (which we refer to as “Sandler O’Neill”) delivered its opinion to the NewBridge board that, based upon and subject to the assumptions, limitations, qualifications and conditions set forth in its written opinion, as of October 12, 2015, the exchange ratio of 0.50 of a share of Yadkin common stock for each share of NewBridge common stock to be paid by Yadkin to NewBridge shareholders in the merger was fair to the holders of NewBridge’s common stock from a financial point of view. The full text of the written opinion of Sandler O’Neill, dated October 12, 2015, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex D. Sandler O’Neill’s written opinion is addressed to the NewBridge board (in its capacity as such), is directed only to the fairness, from financial point of view, of the exchange ratio to the holders of NewBridge common stock, and does not constitute a recommendation as to how any holder of NewBridge’s common stock should vote with respect to the merger or any other matter. For a further discussion of Sandler O’Neill’s opinion, see the section of this joint proxy statement/prospectus entitled “The Merger—Opinion of NewBridge’s Financial Advisor” beginning on page [•].

Opinion of Yadkin’s Financial Advisor (page [•] and Annex E)

In connection with the merger, Yadkin’s financial advisor, Keefe, Bruyette & Woods, Inc. (which we refer to as “KBW”) delivered a written opinion, dated October 12, 2015, to the Yadkin board as to the fairness, from a financial point of view and as of the date of the opinion, to Yadkin of the exchange ratio in the merger. The full text of KBW’s opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion, is attached as Annex E to this joint proxy statement/prospectus. The opinion was for the information of, and was directed to, the Yadkin board (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion did not address the underlying business decision of Yadkin to engage in the merger or enter into the merger agreement or constitute a recommendation to the Yadkin board in connection with the merger, and it does not constitute a recommendation to any holder of Yadkin common stock or any shareholder of any other entity as to how to vote in connection with the Yadkin share issuance, the merger or any other matter. For a further discussion of KBW’s opinion, see the section of this joint proxy statement/prospectus entitled “The Merger—Opinion of Yadkin’s Financial Advisor” beginning on page [•].

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What Holders of NewBridge Equity-Based Awards will be Entitled to Receive (page [•])

Restricted Stock Units: At the effective time, each restricted stock award and restricted stock unit award granted by NewBridge will be converted into a number of restricted stock units of Yadkin common stock equal to the product of (i) the number of shares of NewBridge common stock subject to such award multiplied by (ii) the exchange ratio.

Stock Options: Also at the effective time, each stock option granted by NewBridge will be assumed and converted into an option to purchase a number of shares of Yadkin common stock (rounded down to the nearest whole share) determined by multiplying (i) the number of shares of NewBridge common stock subject to such stock option multiplied by (ii) the exchange ratio, at a per share exercise price (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (a) the aggregate exercise price for the shares of NewBridge common stock subject to such stock option by (b) the aggregate number of shares of Yadkin common stock to be subject to such stock option after giving effect to the adjustments described above.

How the NewBridge TRUPS and the NewBridge Subordinated Debt will be Treated (page [•])

In 2005, NewBridge issued $25.8 million in subordinated debentures in connection with the issuance of trust preferred securities by its trust subsidiary, FNB Financial Services Capital Trust I (which we refer to as the “NewBridge TRUPS”). In addition, on March 14, 2014, NewBridge issued an aggregate of $15,500,000 of subordinated notes to certain accredited investors (which we refer to as the “NewBridge subordinated debt”). Immediately prior to and contingent upon the occurrence of the closing, Yadkin will assume the NewBridge TRUPS and the NewBridge subordinated debt, in each case, in accordance with the terms, documents and agreements related thereto.

Yadkin Will Hold the Yadkin Special Meeting on [•] (page [•])

The Yadkin special meeting will be held on [•], at [•] local time, at [•]. At the Yadkin special meeting, Yadkin shareholders will be asked to approve the Yadkin share issuance proposal and approve the Yadkin adjournment proposal.

Only holders of record of Yadkin common stock at the close of business on [•], the Yadkin record date, will be entitled to vote at the Yadkin special meeting. Each share of Yadkin common stock is entitled to one vote on each proposal to be considered at the Yadkin special meeting. As of the Yadkin record date, there were [•] shares of Yadkin common stock entitled to vote at the Yadkin special meeting.

As of the Yadkin record date, the directors and executive officers of Yadkin and their affiliates beneficially owned and were entitled to vote approximately [•] shares of Yadkin common stock representing approximately [•]% of the shares of Yadkin common stock outstanding on that date. As of the Yadkin record date, Lightyear Fund II, L.P., Lightyear Co-Invest Partnership II, L.P. and their affiliates beneficially owned and were entitled to vote approximately 2,295,629 shares of Yadkin common stock representing approximately [•]% of the shares of Yadkin common stock outstanding on that date. As of the Yadkin record date, Trident IV, L.P., Trident IV Professionals Fund, L.P. and their affiliates beneficially owned and were entitled to vote approximately 2,295,628 shares of Yadkin common stock representing approximately [•]% of the shares of Yadkin common stock outstanding on that date.

Certain Yadkin shareholders, including each of the directors and executive officers of Yadkin, Lightyear Fund II, L.P., Lightyear Co-Invest Partnership II, L.P., Trident IV, L.P. and Trident IV Professionals Fund, L.P., have entered into separate voting agreements with NewBridge, solely in his or her or its capacity as a Yadkin shareholder, pursuant to which they have agreed to vote in favor the Yadkin share issuance proposal.

To approve the Yadkin share issuance proposal, at least a majority of the votes cast by the holders of Yadkin’s voting common stock at the Yadkin special meeting must be voted in favor of such proposal. If you mark “ABSTAIN” on your proxy with respect to the Yadkin share issuance proposal, it will have the same effect as a vote “AGAINST” the proposal. If you fail to submit a proxy or vote in person at the Yadkin special meeting, or fail to instruct your bank or broker how to vote with respect to the Yadkin share issuance proposal, it will have no effect on the Yadkin share issuance proposal.

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The Yadkin adjournment proposal will be approved if a majority of the votes cast by the holders of Yadkin’s voting common stock at the Yadkin special meeting are voted in favor of such proposal. If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the Yadkin special meeting or fail to instruct your bank or broker how to vote with respect to the Yadkin adjournment proposal, it will have no effect on the proposal.

NewBridge Will Hold the NewBridge Special Meeting on [•] (page [•])

The NewBridge special meeting will be held on [•], at [•] local time, at [•]. At the NewBridge special meeting, NewBridge shareholders will be asked to approve the NewBridge merger proposal, approve the NewBridge merger-related compensation proposal and approve the NewBridge adjournment proposal.

Only holders of record of NewBridge common stock at the close of business on [•], the NewBridge record date, will be entitled to vote at the NewBridge special meeting. Each share of NewBridge common stock is entitled to one vote on each proposal to be considered at the NewBridge special meeting. As of the NewBridge record date, there were [•] Class A shares and [•] Class B shares of NewBridge common stock entitled to vote at the NewBridge special meeting.

As of the NewBridge record date, the directors and executive officers of NewBridge and their affiliates beneficially owned and were entitled to vote approximately [•] Class A shares of NewBridge common stock representing approximately [•]% of the Class A shares of NewBridge common stock outstanding on that date. As of the NewBridge record date, Endicott Opportunity Partners III, L.P. (which we refer to as “Endicott”) or its controlled affiliates owned beneficially and of record all of the outstanding Class B shares of NewBridge common stock and [2,504,500] Class A shares of NewBridge common stock representing approximately [•]% of the Class A shares of NewBridge common stock outstanding on that date.

Certain NewBridge shareholders, including each of the directors and executive officers of NewBridge, and Endicott, have entered into separate voting agreements with Yadkin, solely in his or her or its capacity as a NewBridge shareholder, pursuant to which they have agreed to vote in favor the NewBridge merger proposal.

To approve the NewBridge merger proposal, at least a majority of the outstanding Class A and Class B shares of NewBridge common stock, with each such class voting separately, must be voted in favor of such proposal. If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the NewBridge special meeting, or fail to instruct your bank or broker how to vote with respect to the NewBridge merger proposal, it will have the same effect as a vote “AGAINST” the proposal.

The NewBridge merger-related compensation proposal and the NewBridge adjournment proposal will each be approved if a majority of the votes cast on each such proposal at the NewBridge special meeting are voted in favor of each such proposal at the NewBridge special meeting. If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the NewBridge special meeting or fail to instruct your bank or broker how to vote with respect to either such proposal, it will have no effect on the NewBridge merger-related compensation proposal or the NewBridge adjournment proposal.

U.S. Federal Income Tax Consequences of the Integrated Mergers (page [•])

Holders of NewBridge common stock are not expected to recognize gain or loss for U.S. federal income tax purposes on the exchange of their NewBridge common stock for Yadkin common stock in the integrated mergers, except with respect to any cash received in lieu of fractional shares of Yadkin common stock. The obligations of NewBridge and Yadkin to complete the integrated mergers are subject to, among other conditions described in this joint proxy statement/prospectus, the receipt by each of NewBridge and Yadkin of the opinion of its counsel to the effect that the integrated mergers together will be treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.

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You should read the section of this joint proxy statement/prospectus entitled “U.S. Federal Income Tax Consequences of the Integrated Mergers” beginning on page [•] for a more complete discussion of the U.S. federal income tax consequences of the integrated mergers. Tax matters can be complicated and the tax consequences of the integrated mergers to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the integrated mergers to you.

NewBridge’s Officers and Directors Have Financial Interests in the Merger that Differ from Your Interests (page [•])

NewBridge’s shareholders should be aware that some of NewBridge’s directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of NewBridge shareholders generally. The NewBridge board was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement, and in recommending that NewBridge shareholders vote in favor of approving the NewBridge merger proposal.

The material interests considered by the NewBridge board were as follows:

•	The terms of the restricted stock, restricted stock unit and stock option awards held by NewBridge executive officers provide for accelerated vesting of the awards upon a qualifying termination of employment following a change in control such as the merger.

•	NewBridge previously entered into amended and restated employment and change of control agreements with its named executive officers, which entitle each of them to certain payments and benefits upon a qualifying termination in connection with a change in control such as the merger.

•	In connection with the execution of the merger agreement, Yadkin, Yadkin Bank and Pressley A. Ridgill, President and Chief Executive Officer of NewBridge and NewBridge Bank, entered into a consulting agreement, which entitles him to the receipt of consulting fees and a monthly stipend for a period of three years following the effective time of the merger, and additional change in control benefits upon the occurrence of a change in control.

•	NewBridge’s supplemental deferred compensation agreement with Mr. Ridgill provides for accelerated vesting of retirement benefits upon a qualifying termination of employment following a change in control such as the merger.

•	Five current NewBridge directors will join the boards of Yadkin and Yadkin Bank upon completion of the merger. Yadkin will also appoint an appropriate number of such current NewBridge board members to the Yadkin Executive Committee such that, the pro forma representation of the Yadkin board and the Yadkin Executive Committee are equivalent with the foregoing, or as close as possible to equivalent. Members of the Yadkin board are expected to receive compensation consistent with the compensation paid to current non-employee directors of Yadkin, as described in the definitive proxy statement for Yadkin’s 2015 annual meeting of shareholders, which was filed with the SEC on April 10, 2015, and is incorporated by reference into this joint proxy statement/prospectus. During 2015, such compensation included an annual retainer fee of $48,000 and per-meeting fees. Directors are also eligible to receive equity awards. As of the date of this joint proxy statement/prospectus, NewBridge and Yadkin had not yet identified which of the current NewBridge directors will join the boards of Yadkin and Yadkin Bank upon completion of the merger.

Subject to the assumptions and limitations discussed in this section and in this joint proxy statement/prospectus under the section “The Merger—Merger-Related Compensation for NewBridge’s Named Executive Officers,” and assuming the effective time of the merger occurs on May 1, 2016 and a per share price of NewBridge common stock of $10.53, the average closing price per share over the first five business days following the announcement of the merger agreement, the aggregate value of the benefits and amounts that will be received by NewBridge’s directors and executive officers as a consequence of the merger is up to approximately $6.7 million. Of this amount, each of NewBridge’s executive officers would be entitled to receive the following approximate amounts: Pressley A. Ridgill - $3,254,001; Ramsey K. Hamadi -$982,045; Spence H. Broadhurst - $717,407; William W. Budd, Jr. - $871,727; and Robin S. Hager - $887,592. For a more complete description of these interests, see the section of this joint proxy statement/prospectus entitled “The Merger—Interests of NewBridge’s Directors and Executive Officers in the Merger” beginning on page [•].

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NewBridge Shareholders Are NOT Expected To Be Entitled To Assert Dissenters’ Rights (page [•])

Under the North Carolina Business Corporation Act (which we refer to as the “NCBCA”), which is the law under which NewBridge is incorporated, the NewBridge shareholders will not be entitled to any appraisal rights or dissenters’ rights in connection with the merger because, on the NewBridge record date, the NewBridge common stock and Yadkin’s voting common stock are both listed on a national securities exchange. NewBridge common stock is currently listed on the NASDAQ, a national securities exchange, and was so listed on the NewBridge record date. Yadkin’s voting common stock is currently listed on the NYSE, a national securities exchange, and was so listed on the NewBridge record date. For more information, see the section of this joint proxy statement/prospectus entitled “The Merger—Dissenters’ Rights in the Merger” beginning on page [•].

Conditions that Must Be Satisfied or Waived for the Merger To Occur (page [•])

Currently, NewBridge and Yadkin expect to complete the merger early in the second calendar quarter of 2016. As more fully described in this joint proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include (i) approval of the merger agreement by NewBridge’s shareholders and approval of the issuance of shares of Yadkin common stock in connection with the merger by Yadkin’s shareholders, (ii) authorization for listing on the NYSE of the shares of Yadkin common stock to be issued in the merger, (iii) the receipt of required regulatory approvals, including the approval of the Board of Governors of the Federal Reserve System (which we refer to as the “Federal Reserve Board”), the Federal Deposit Insurance Corporation (which we refer to as the “FDIC”) and the Office of the Commissioner of Banks of the State of North Carolina (which we refer to as the “NC Commissioner”), (iv) effectiveness of the registration statement of which this joint proxy statement/prospectus is a part, (v) the absence of any order, injunction or other legal restraint preventing the completion of the merger or making the completion of the merger illegal, (vi) subject to the materiality standards provided in the merger agreement, the accuracy of the representations and warranties of Yadkin and NewBridge in the merger agreement, (vii) performance in all material respects by each of Yadkin and NewBridge of its obligations under the merger agreement and (viii) receipt by each of Yadkin and NewBridge of an opinion from its counsel as to certain tax matters.

Neither NewBridge nor Yadkin can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Termination of the Merger Agreement (page [•])

The merger agreement can be terminated at any time prior to completion of the merger in the following circumstances:

•	by mutual written consent of Yadkin and NewBridge, if the board of directors of each so determines by a vote of a majority of the members of the entire board;

•	by the Yadkin board or the NewBridge board if any governmental entity that must grant a requisite regulatory approval has denied approval of the transactions contemplated by the merger agreement and such denial has become final and nonappealable or any governmental entity of competent jurisdiction has issued a final nonappealable order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by the merger agreement, unless the failure to obtain a requisite regulatory approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement;

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•	by the Yadkin board or the NewBridge board if the merger has not been completed on or before the one year anniversary of the date of the merger agreement (which we refer to as the “termination date”), unless the failure of the merger to be completed by such date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement;

•	by the Yadkin board or the NewBridge board (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement) if there is a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty ceases to be true) set forth in the merger agreement on the part of the other party which either individually or in the aggregate would constitute, if occurring or continuing on the date the merger is completed, the failure of a closing condition of the terminating party and which is not cured within 45 days following written notice to the party committing such breach, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the termination date);

•	by NewBridge, if the Yadkin board (i) fails to recommend in this joint proxy statement/prospectus that the Yadkin shareholders approve the Yadkin share issuance, or withdraws, modifies or qualifies such recommendation in a manner adverse to NewBridge, or resolves to do so, or fails to reaffirm such recommendation within two business days after NewBridge requests in writing that such action be taken, or fails to recommend against acceptance of a tender offer or exchange offer for outstanding Yadkin common stock that has been publicly disclosed (other than by NewBridge or an affiliate of NewBridge) within 10 business days after the commencement of such tender or exchange offer, in any such case, whether or not permitted by the terms of the merger agreement, (ii) recommends or endorses an acquisition proposal, or (iii) breaches certain obligations, including with respect to calling a meeting of its shareholders and recommending that they approve the Yadkin share issuance, in any material respect;

•	by Yadkin, if the NewBridge board (i) fails to recommend in this joint proxy statement/prospectus that the NewBridge shareholders approve the merger agreement, or withdraws, modifies or qualifies such recommendation in a manner adverse to Yadkin, or resolves to do so, or fails to reaffirm such recommendation within two business days after Yadkin requests in writing that such action be taken, or fails to recommend against acceptance of a tender offer or exchange offer for outstanding NewBridge common stock that has been publicly disclosed (other than by Yadkin or an affiliate of Yadkin) within 10 business days after the commencement of such tender or exchange offer, (ii) recommends or endorses an acquisition proposal, or (iii) breaches certain obligations, including with respect to the non-solicitation of acquisition proposals or calling a meeting of its shareholders and recommending that they approve the merger agreement, in any material respect; and

•	by Yadkin or by NewBridge, if the other party has failed to obtain the shareholder vote necessary for the approval and enactment of the transactions contemplated in the merger agreement at the respective shareholder meeting or any adjournment thereof.

Termination Fee (page [•])

If the merger agreement is terminated under certain circumstances, including circumstances involving alternative acquisition proposals with respect to NewBridge, changes in the recommendation of the NewBridge board or changes in the recommendation of the Yadkin board, NewBridge or Yadkin, as applicable, may be required to pay to the other party a termination fee equal to $18 million (which we refer to as the “termination fee”) plus documented out-of-pocket transaction expenses. These termination fees could discourage other companies from seeking to acquire or merge with NewBridge or Yadkin.

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Regulatory Approvals Required for the Merger (page [•])

Subject to the terms of the merger agreement, both NewBridge and Yadkin have agreed to cooperate with each other and use their reasonable best efforts to obtain all regulatory approvals necessary or advisable to complete the transactions contemplated by the merger agreement. These approvals include approvals from, among others, the Federal Reserve Board, the FDIC and the NC Commissioner. Yadkin and NewBridge have filed applications and notifications to obtain regulatory approvals from the Federal Reserve Board, the FDIC and the NC Commissioner.

Although neither NewBridge nor Yadkin knows of any reason why it cannot obtain these regulatory approvals in a timely manner, NewBridge and Yadkin cannot be certain when or if they will be obtained.

The Rights of NewBridge Shareholders Will Change as a Result of the Merger (page [•])

The rights of NewBridge shareholders will change as a result of the merger due to differences in Yadkin’s and NewBridge’s governing documents. The rights of NewBridge shareholders are governed by NewBridge’s articles of incorporation and bylaws, each as amended to date. Upon the completion of the merger, NewBridge shareholders will become shareholders of Yadkin, as the surviving legal entity in the integrated mergers, and the rights of NewBridge shareholders will therefore be governed by Yadkin’s articles of incorporation and bylaws.

See “Comparison of Shareholders’ Rights” for a description of the material differences in shareholders’ rights under each of the Yadkin and NewBridge governing documents.

Information About the Companies (page [•])

Yadkin

Yadkin is the holding company for Yadkin Bank, a full-service state-chartered community bank providing services in 70 branches across North Carolina and upstate South Carolina. Serving over 80,000 customers, Yadkin has assets of approximately $4.3 billion. Yadkin Bank’s primary business is providing banking, mortgage, investment and insurance services to residents and businesses across the Carolinas. Yadkin Bank provides mortgage-lending services through its mortgage division, Yadkin Mortgage, headquartered in Greensboro, NC. Yadkin Bank’s SBA Lending (Government Guaranteed Lending) is headquartered in Charlotte, NC. Yadkin’s website is www.yadkinbank.com.

Yadkin’s common stock is traded on the NYSE under the symbol “YDKN.”

Yadkin’s principal executive office is located at 3600 Glenwood Avenue, Suite 300 Raleigh, North Carolina 27612 and its telephone number at that location is (919) 659-9000. Additional information about Yadkin and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See the sections of this joint proxy statement/prospectus entitled “Information About Yadkin” beginning on page [•] and “Where You Can Find More Information” beginning on page [•].

Merger Sub

Merger Sub is a North Carolina corporation and a wholly-owned subsidiary of Yadkin. Merger Sub was formed by Yadkin for the sole purpose of consummating the merger. See the section of this joint proxy statement/prospectus entitled “Information About Merger Sub” beginning on page [•].

NewBridge

NewBridge is the holding company for NewBridge Bank, a community focused bank headquartered in Greensboro, North Carolina with approximately $2.8 billion in assets. Through 42 branches, NewBridge Bank provides a comprehensive array of personal financial solutions including banking, lending and wealth management services. NewBridge Bank’s commercial teams provide customized lending services, including SBA loans, along with sophisticated deposit and treasury management solutions to small businesses and middle market corporations. With continuous operations dating back to 1910 in the Piedmont Triad Region of North Carolina (Greensboro-Winston-Salem-High Point), NewBridge Bank’s served markets have expanded to also include Charlotte-Gastonia-Concord, Raleigh-Durham-Chapel Hill, and Wilmington in North Carolina, and Greenville-Spartanburg and Charleston in South Carolina. NewBridge’s website is www.newbridgebank.com.

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NewBridge’s common stock is traded on the NASDAQ under the symbol “NBBC.”

NewBridge’s principal executive offices are located 1501 Highwoods Boulevard, Suite 400 Greensboro, North Carolina 27410 and its telephone number at that location is (336) 369-0900. Additional information about NewBridge and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See the sections of this joint proxy statement/prospectus entitled “Information About NewBridge” beginning on page [•] and “Where You Can Find More Information” beginning on page [•].

Litigation Relating to the Merger (page [•])

In connection with the transactions contemplated by the merger agreement, a purported shareholder of NewBridge served a shareholder litigation demand letter on the NewBridge board. The demand letter generally alleged that the members of the NewBridge board breached their fiduciary duties to NewBridge’s shareholders by approving the merger agreement because the transaction is procedurally and financially unfair, the deal protection devices are unreasonable, and the members of the NewBridge board are not disinterested or independent. The shareholder further alleged that Yadkin and Merger Sub aided and abetted these alleged breaches of fiduciary duties. The shareholder demanded that the NewBridge board immediately investigate and commence legal action against the officers and/or directors of NewBridge, Yadkin and Merger Sub.

On October 29, 2015, the shareholder filed a lawsuit in the Superior Court of the State of North Carolina, Guilford County, against NewBridge, members of the NewBridge board, Yadkin and Merger Sub, captioned Parshall v. Albert, et al., Case No. 15-CVS-9251. The lawsuit purports to allege class claims on behalf of all NewBridge shareholders, or alternatively, derivatively on behalf of the corporation, and incorporates the allegations set forth in the shareholder’s demand letter. The lawsuit seeks, among other remedies, to enjoin the transaction contemplated by the merger agreement; rescission or rescissory damages in the event that the transaction is consummated; to direct defendants to account for unspecified damages; and costs, attorneys’ fees and experts’ fees.

Risk Factors (page [•])

You should consider all the information contained in or incorporated by reference into this joint proxy statement/prospectus in deciding how to vote for the proposals presented in this joint proxy statement/prospectus. In particular, you should consider the factors described under “Risk Factors” beginning on page [•].

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SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF YADKIN

The following table summarizes financial results achieved by Yadkin for the periods and the dates indicated and should be read in conjunction with Yadkin’s consolidated financial statements and the notes to the consolidated financial statements contained in reports that Yadkin has previously filed with the SEC. See “Where You Can Find More Information.”

	As of or for the Nine Months Ended September 30,		As of or for the Year Ended December 31,
(Dollars in thousands, except per share data)	2015	2014	2014	2013	2012	2011	2010
Operating Data
Interest income	$132,381	$89,276	$134,548	$79,090	$48,092	$14,057	$3,381
Interest expense	14,573	9,499	13,980	8,653	6,804	2,756	642
Net interest income	117,808	79,777	120,568	70,437	41,288	11,301	2,739
Provision for loan losses	3,531	2,570	3,413	5,469	5,354	1,621	2,376
Net interest income after provision for loan losses	114,277	77,207	117,155	64,968	35,934	9,680	363
Non-interest income	30,437	19,355	28,917	24,789	11,983	1,710	572
Non-interest expense	92,122	85,362	118,954	81,870	50,345	17,569	6,801
Income (loss) before income taxes	52,592	11,200	27,118	7,887	(2,428)	(6,179)	(5,866)
Provision for income taxes	19,813	4,806	5,413	2,014	(3,216)	188	—
Net income (loss)	32,779	6,394	21,705	5,873	788	(6,367)	(5,866)
Preferred stock dividends	822	630	1,269	—	—	—	—
Net income (loss) attributable to non-controlling interests	—	2,466	2,466	3,601	1,935	(424)	(1,076)
Net income (loss) to common shareholders	$31,957	$3,298	$17,970	$2,272	$(1,147)	$(5,943)	$(4,790)
Per Common Share
Net income (loss), basic	$1.01	$0.20	$0.88	$0.25	$(0.12)	$(2.21)	$(6.19)
Net income (loss), diluted	1.01	0.20	0.88	0.25	(0.12)	(2.21)	(6.19)
Book value	17.56	16.26	16.75	15.27	15.40	15.26	20.98
Tangible book value	12.31	10.89	11.44	12.83	12.59	12.46	20.68
Cash dividends declared	0.10	—	—	—	—	—	—
Weighted-average number of shares outstanding:
Basic	31,608,287	16,760,777	20,500,519	9,219,406	9,219,406	2,689,301	773,778
Diluted	31,647,866	16,762,304	20,505,142	9,219,406	9,219,406	2,689,301	773,778
Number of shares outstanding	31,711,901	31,598,907	31,599,150	9,219,406	9,219,406	9,219,406	998,841
Selected Balance Sheet Data
Total assets	$4,362,226	$4,181,840	$4,266,309	$2,122,713	$1,089,808	$1,101,373	$98,235
Cash and cash equivalents	77,755	91,075	132,365	100,780	50,513	58,666	4,287
Investment securities (1)	752,784	734,721	712,041	404,888	136,491	169,708	10,079
Loans (2)	3,008,741	2,846,638	2,918,471	1,401,496	784,648	740,608	67,554
Allowance for loan losses	9,000	7,641	7,817	7,043	3,998	1,081	2,083
Deposits	3,247,769	3,184,939	3,247,364	1,672,231	870,962	885,507	63,777
Long-term debt	129,859	210,154	180,164	72,921	19,864	24,216	3,000
Shareholders’ equity	556,797	542,330	557,802	238,059	180,722	183,510	25,037
Selected Performance Ratios
Return on average assets (annualized)	1.02%	0.31%	0.70%	0.33%	0.07%	(2.10)%	(7.14)%
Return on average shareholders’ equity (annualized)	7.84%	2.60%	5.74%	2.61%	0.43%	(12.52)%	(37.64)%
Net interest margin	4.27%	4.42%	4.43%	4.44%	4.44%	4.35%	3.89%
Efficiency ratio (3)	62.14%	86.11%	79.58%	85.97%	94.51%	135.03%	205.41%
Asset Quality Ratios
Net charge-offs to average loans (annualized)	0.12%	0.09%	0.12%	0.20%	0.33%	1.29%	0.49%
Allowance for loan losses to loans	0.30%	0.27%	0.27%	0.51%	0.52%	0.15%	3.08%
Nonperforming loans to loans	1.25%	0.90%	0.92%	1.52%	1.93%	3.56%	3.73%
Nonperforming assets to total assets	1.12%	0.88%	0.93%	1.49%	1.89%	3.44%	3.47%
Capital Ratios
Total risk-based capital (4)	12.00%	12.36%	12.18%	12.70%	14.96%	16.47%	N/A
Tier 1 risk-based capital (4)	10.55%	10.81%	11.82%	11.85%	13.66%	15.56%	N/A
Common equity Tier 1 (5)	10.50%	N/A	N/A	N/A	N/A	N/A	N/A
Tier 1 leverage (4)	9.33%	9.40%	10.13%	10.16%	11.45%	19.55%	N/A
Tangible common equity to tangible assets (6)	9.30%	8.58%	8.82%	9.85%	14.33%	14.40%	25.11%

(1)	Investment securities include available-for-sale and held-to-maturity securities.
(2)	Loans include loans held for sale.
(3)	Efficiency ratio is non-interest expense divided by the sum of net interest income and non-interest income.
(4)	Piedmont Community Bank Holdings, Inc. (accounting predecessor to Yadkin) was not required to report consolidated regulatory capital ratios for 2010; therefore, capital ratios have been omitted for this year.
(5)	Yadkin became subject to new Basel III regulatory capital rules in Q1 2015. The Common equity Tier 1 ratio was not reported in prior periods.
(6)	Tangible common equity to tangible assets is total Shareholders’ equity less goodwill and other intangible assets divided by total assets less goodwill and other intangible assets.

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SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF NEWBRIDGE

The following table summarizes financial results achieved by NewBridge for the periods and the dates indicated and should be read in conjunction with NewBridge’s consolidated financial statements and the notes to the consolidated financial statements contained in reports that NewBridge has previously filed with the SEC. See “Where You Can Find More Information.”

	As of or for the Nine Months Ended September 30,		As of or for the Year Ended December 31,
(Dollars in thousands, except per share data)	2015	2014	2014	2013	2012	2011	2010
Operating Data
Total interest income	74,132	62,566	$85,816	$68,819	$71,080	$79,445	$89,913
Total interest expense	6,682	5,199	7,145	5,643	7,514	12,319	20,454
Net interest income	67,450	57,367	78,671	63,176	63,566	67,126	69,459
Provision for loan losses	120	833	883	2,691	35,893	16,785	21,252
Net interest income after provision for loan losses	67,330	56,534	77,788	60,485	27,673	50,341	48,207
Non-interest income	13,511	12,636	16,713	17,454	16,888	18,393	21,323
Non-interest expenses	57,325	54,098	72,706	60,384	72,413	62,607	66,397
Income (loss) before income taxes	23,516	15,072	21,795	17,555	(27,852)	6,127	3,133
Provision for income taxes	8,173	5,361	7,819	(3,216)	(2,598)	1,449	(247)
Net income (loss)	15,343	9,711	13,976	20,771	(25,254)	4,678	3,380
Dividends and accretion on preferred stock	—	(337)	(337)	(1,854)	(2,918)	(2,917)	(2,919)
Net income (loss) to common shareholders	$15,343	$9,374	$13,639	$18,917	$(28,172)	$1,761	$461
Per Share Data
Net income (loss), basic	$0.40	$0.27	$0.39	$0.71	$(1.80)	$0.11	$0.03
Net income (loss), diluted	0.39	0.27	0.38	0.65	(1.80)	0.11	0.03
Cash dividends declared	0.045	—	—	—	—	—	—
Book value per share	6.69	6.14	6.22	5.33	5.58	7.09	7.25
Tangible book value per share	5.95	5.41	5.50	5.04	5.38	6.85	6.96
Weighted-Average Number of Shares Outstanding:
Basic	38,660,400	34,186,201	34,944,660	26,643,820	15,655,868	15,655,868	15,655,868
Diluted	39,128,134	34,721,577	35,466,430	29,070,127	15,655,868	16,573,064	16,097,680
Selected Balance Sheet Data
Investments	$513,106	$496,914	$496,798	$368,866	$393,815	$337,811	$325,129
Loans held for investment, net of unearned income	2,025,155	1,720,964	1,804,406	1,416,703	1,155,421	1,200,070	1,260,585
Assets	2,772,444	2,442,750	2,520,232	1,965,232	1,708,707	1,734,564	1,809,891
Deposits	2,001,417	1,825,134	1,832,564	1,553,996	1,332,493	1,418,676	1,452,995
Shareholders’ equity	261,406	228,431	231,355	166,792	196,014	163,387	165,918
Selected Ratios
Return (loss) on average assets	0.76%	0.57%	0.60%	1.17%	(1.46)%	0.27%	0.18%
Return (loss) on average equity	8.24%	6.23%	6.53%	11.75%	(15.18)%	2.81%	2.00%
Average equity to average assets	9.21%	9.16%	9.18%	9.94%	9.65%	9.51%	8.81%
Average tangible equity to average tangible assets	8.24%	8.31%	8.29%	9.73%	9.47%	9.29%	8.58%

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SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

The following table shows selected unaudited pro forma condensed combined financial information about the financial condition and results of operations of Yadkin giving effect to the merger with NewBridge. The selected unaudited pro forma condensed combined financial information assumes that the merger is accounted for under the acquisition method of accounting with Yadkin treated as the acquirer. Under the acquisition method of accounting, the assets and liabilities of NewBridge, as of the effective date of the merger, will be recorded by Yadkin at their respective estimated fair values and the excess of the merger consideration over the fair value of NewBridge's net assets will be allocated to goodwill.

The table sets forth the information as if the merger had become effective on September 30, 2015, with respect to financial condition data, and on January 1, 2014, with respect to the results of operations data. The selected unaudited pro forma condensed combined financial data has been derived from and should be read in conjunction with the unaudited pro forma condensed combined financial information, including the notes thereto, which is included in this joint proxy statement/prospectus under "Unaudited Pro Forma Condensed Combined Financial Statements."

The selected unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented. The selected unaudited pro forma condensed combined financial information also does not consider any potential impacts of current market conditions on revenues, potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors. Further, as explained in more detail in the notes accompanying the more detailed unaudited pro forma condensed combined financial information included under "Unaudited Pro Forma Condensed Combined Financial Information," the pro forma allocation of purchase price reflected in the selected unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the merger is completed. Additionally, the adjustments made in the unaudited pro forma condensed financial information, which are described in those notes, are preliminary and may be revised.

(Dollars in thousands)	As of September 30, 2015

Pro Forma Condensed Consolidated Combined Balance Sheet Data
Investment securities	$1,268,117
Loans, net of allowance for loan losses	4,977,965
Total assets	7,349,199
Deposits	5,249,786
Borrowings and debt	1,007,495
Shareholders' equity	1,036,270

(Dollars in thousands)	Nine months ended September 30, 2015	Year ended December 31, 2014

Pro Forma Condensed Consolidated Combined Income Statement Data
Net interest income	$189,476	$254,713
Provision for loan losses	3,651	2,948
Non-interest income	44,053	54,936
Non-interest expense	151,131	231,986
Net income before income taxes	78,747	74,715
Net income	49,660	51,233
Net income available to common shareholders	48,838	48,460

Pro Forma Condensed Consolidated Combined Per Share Data
Net income per common share - basic	$0.96	$0.98
Net income per common share - diluted	0.95	0.97

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RISK FACTORS

In addition to general investment risks and the other information contained in or incorporated by reference into this joint proxy statement/prospectus, including the matters addressed under the section “Cautionary Statement Regarding Forward-Looking Statements” beginning on page [•] you should carefully consider the following risk factors in deciding how to vote for the proposals presented in this joint proxy statement/prospectus. You should also consider the other information in this joint proxy statement/prospectus and the other documents incorporated by reference into this joint proxy statement/prospectus. See the section of this joint proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page [•].

Because the market price of Yadkin common stock will fluctuate, NewBridge shareholders cannot be certain of the market value of the merger consideration they will be entitled to receive.

If the merger is completed, each share of NewBridge common stock, except for certain shares of NewBridge common stock owned by NewBridge or Yadkin, will be converted into the right for each NewBridge shareholder to receive a number of shares of Yadkin common stock equal to the exchange ratio multiplied by the number of such shares of NewBridge common stock held by such NewBridge shareholder immediately prior to the effective time and an amount of cash in lieu of any fraction of a share of Yadkin common stock. The market value of the merger consideration will vary from the closing price of Yadkin common stock on the date Yadkin and NewBridge announced the merger, on the date that this joint proxy statement/prospectus is mailed to NewBridge shareholders, on the date of the special meeting of the NewBridge shareholders and on the date the merger is completed and thereafter. Any change in the market price of Yadkin common stock prior to the completion of the merger will affect the market value of the merger consideration that NewBridge shareholders will be entitled to receive upon completion of the merger, and there will be no adjustment to the merger consideration for changes in the market price of either shares of Yadkin common stock or shares of NewBridge common stock. Stock price changes may result from a variety of factors that are beyond the control of Yadkin and NewBridge, including, but not limited to, general market and economic conditions, changes in our respective businesses, operations and prospects and regulatory considerations. Therefore, at the time of the NewBridge special meeting you will not know the precise market value of the consideration you will be entitled to receive at the effective time. You should obtain current market quotations for shares of Yadkin common stock and for shares of NewBridge common stock.

The market price of Yadkin common stock after the merger may be affected by factors different from those affecting the shares of NewBridge or Yadkin currently.

Upon completion of the merger, NewBridge shareholders will become Yadkin shareholders. Yadkin’s business differs in important respects from that of NewBridge, and, accordingly, the results of operations of the combined company and the market price of Yadkin common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of Yadkin and NewBridge. For a discussion of the businesses of Yadkin and NewBridge and of some important factors to consider in connection with those businesses, see the documents incorporated by reference in this joint proxy statement/prospectus and referred to under “Where You Can Find More Information.”

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or that could have an adverse effect on the combined company following the merger.

Before the merger and the bank merger may be completed, Yadkin and NewBridge must obtain approvals from the Federal Reserve Board, the FDIC and the NC Commissioner. Other approvals, waivers or consents from regulators may also be required. In determining whether to grant these approvals the regulators consider a variety of factors, including the regulatory standing of each party and the factors described under the section of this joint proxy statement/prospectus entitled “The Merger—Regulatory Approvals Required for the Completion of the Merger” beginning on page [•]. An adverse development in either party’s regulatory standing or these factors could result in an inability to obtain approval or delay their receipt. These regulators may impose conditions on the completion of the merger or the bank merger or require changes to the terms of the merger or the bank merger. Such conditions or changes could have the effect of delaying or preventing completion of the merger or the bank merger or imposing additional costs on or limiting the revenues of the combined company following the merger and the bank merger, any of which might have an adverse effect on the combined company following the merger. For more information, see the section of this joint proxy statement/prospectus entitled “The Merger—Regulatory Approvals Required for the Merger” beginning on page [•].

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Combining the two companies may be more difficult, costly or time consuming than expected and the anticipated benefits and cost savings of the merger may not be realized.

Yadkin and NewBridge have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger, including anticipated benefits and cost savings, will depend, in part, on Yadkin’s ability to successfully combine and integrate the businesses of Yadkin and NewBridge in a manner that permits growth opportunities and does not materially disrupt the existing customer relations nor result in decreased revenues due to loss of customers. It is possible that the integration process could result in the loss of key employees, the disruption of either company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the merger. The loss of key employees could adversely affect Yadkin’s ability to successfully conduct its business, which could have an adverse effect on Yadkin’s financial results and the value of its common stock. If Yadkin experiences difficulties with the integration process, the anticipated benefits of the merger may not be realized fully or at all, or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause Yadkin and/or NewBridge to lose customers or cause customers to remove their accounts from Yadkin and/or NewBridge and move their business to competing financial institutions. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of NewBridge and Yadkin during this transition period and for an undetermined period after completion of the merger on the combined company. In addition, the actual cost savings of the merger could be less than anticipated.

The unaudited pro forma condensed combined financial statements included in this document are preliminary and the actual financial condition and results of operations after the merger may differ materially.

The unaudited pro forma condensed combined financial statements in this joint proxy statement/prospectus are presented for illustrative purposes only and are not necessarily indicative of what Yadkin’s actual financial condition or results of operations would have been had the merger been completed on the dates indicated. The unaudited pro forma condensed combined financial statements reflect adjustments to illustrate the effect of the merger had it been completed on the dates indicated, which are based upon preliminary estimates, to record the NewBridge identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation for the merger reflected in this joint proxy statement/prospectus is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of NewBridge as of the date of the completion of the merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this joint proxy statement/prospectus. For more information, see the section of this joint proxy statement/prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page [•].

Certain of NewBridge’s directors and executive officers have interests in the merger that may differ from the interests of NewBridge’s shareholders.

NewBridge’s shareholders should be aware that some of NewBridge’s directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of NewBridge shareholders generally. The NewBridge board was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement, and in recommending that NewBridge shareholders vote in favor of the NewBridge merger proposal.

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The material interests considered by the NewBridge board were as follows:

•	The terms of the restricted stock, restricted stock unit and stock option awards held by NewBridge executive officers provide for accelerated vesting of the awards upon a qualifying termination of employment following a change in control such as the merger.

•	NewBridge previously entered into amended and restated employment and change of control agreements with its named executive officers, which entitle each of them to certain payments and benefits upon a qualifying termination in connection with a change in control such as the merger.

•	In connection with the execution of the merger agreement, Yadkin, Yadkin Bank and Pressley A. Ridgill, President and Chief Executive Officer of NewBridge and NewBridge Bank, entered into a consulting agreement, which entitles him to the receipt of consulting fees and a monthly stipend for a period of three years following the effective time of the merger, and additional change in control benefits upon the occurrence of a change in control.

•	NewBridge’s supplemental deferred compensation agreement with Mr. Ridgill provides for accelerated vesting of retirement benefits in connection with a change in control such as the merger.

•	Five current NewBridge directors will join the boards of Yadkin and Yadkin Bank upon completion of the merger. Yadkin will also appoint an appropriate number of such current NewBridge board members to the Yadkin Executive Committee such that, the pro forma representation of the Yadkin board and the Yadkin Executive Committee are equivalent with the foregoing, or as close as possible to equivalent. Members of the Yadkin board are expected to receive compensation consistent with the compensation paid to current non-employee directors of Yadkin, as described in the definitive proxy statement for Yadkin’s 2015 annual meeting of shareholders, which was filed with the SEC on April 10, 2015, and is incorporated by reference into this joint proxy statement/prospectus. During 2015, such compensation included an annual retainer fee of $48,000 and per-meeting fees. Directors are also eligible to receive equity awards. As of the date of this joint proxy statement/prospectus, NewBridge and Yadkin had not yet identified which of the current NewBridge directors will join the boards of Yadkin and Yadkin Bank upon completion of the merger.

For a more complete description of these interests, see the section of this joint proxy statement/prospectus entitled “The Merger—Interests of NewBridge’s Directors and Executive Officers in the Merger” beginning on page [•].

Termination of the merger agreement could negatively impact NewBridge or Yadkin.

If the merger agreement is terminated, there may be various consequences. For example, NewBridge’s or Yadkin’s businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. Additionally, if the merger agreement is terminated, the market price of NewBridge’s or Yadkin’s common stock could decline to the extent that the current market prices reflect a market assumption that the merger will be completed. If the merger agreement is terminated under certain circumstances, NewBridge or Yadkin may be required to pay to the other party a termination fee of $18 million plus documented out-of-pocket transaction expenses.

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NewBridge and Yadkin will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on NewBridge or Yadkin. These uncertainties may impair NewBridge’s or Yadkin’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with NewBridge or Yadkin to seek to change existing business relationships with NewBridge or Yadkin. Retention of certain employees by NewBridge or Yadkin may be challenging while the merger is pending, as certain employees may experience uncertainty about their future roles with Yadkin. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with NewBridge or Yadkin, NewBridge’s business or Yadkin’s business could be harmed. In addition, subject to certain exceptions, NewBridge has agreed to operate its business in the ordinary course prior to closing, and each of NewBridge and Yadkin has agreed to certain restrictive covenants. See the section of this joint proxy statement/prospectus entitled “The Merger Agreement—Covenants and Agreements” beginning on page [•] for a description of the restrictive covenants applicable to NewBridge and Yadkin.

If the merger is not completed, Yadkin and NewBridge will have incurred substantial expenses without realizing the expected benefits of the merger.

Each of Yadkin and NewBridge has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of filing, printing and mailing this joint proxy statement/prospectus and all filing and other fees paid to the SEC in connection with the merger. If the merger is not completed, Yadkin and NewBridge would have to recognize these expenses without realizing the expected benefits of the merger.

The merger agreement limits NewBridge’s ability to pursue acquisition proposals and requires either company to pay a termination fee of $18 million under limited circumstances, including circumstances relating to acquisition proposals for NewBridge. Additionally, certain provisions of NewBridge’s articles of incorporation and bylaws may deter potential acquirers.

The merger agreement prohibits NewBridge from initiating, soliciting, knowingly encouraging or knowingly facilitating certain third-party acquisition proposals. See the section of this joint proxy statement/prospectus entitled “The Merger Agreement—Agreement Not to Solicit Other Offers” beginning on page [•]. In addition, unless the merger agreement has been terminated in accordance with its terms, NewBridge has an unqualified obligation to submit the NewBridge merger proposal to a vote by NewBridge shareholders, even if NewBridge receives a proposal that the NewBridge board believes is superior to the merger. See the section of this joint proxy statement/prospectus entitled “The Merger Agreement—Shareholder Meetings and Recommendation of the Boards of Directors of NewBridge and Yadkin” beginning on page [•]. The merger agreement also provides that Yadkin or NewBridge must pay a termination fee in the amount of $18 million in the event that the merger agreement is terminated under certain circumstances, including involving NewBridge’s failure to abide by certain obligations not to solicit acquisition proposals. See the section of this joint proxy statement/prospectus entitled “The Merger Agreement—Termination Fee” beginning on page [•]. These provisions might discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of NewBridge from considering or proposing such an acquisition. Certain NewBridge shareholders, including each director and executive officer of NewBridge and Endicott, solely in his or her or its capacity as a NewBridge shareholder, has entered into separate voting agreements and has agreed to vote his or her or its shares of NewBridge common stock in favor of the merger agreement and certain related matters and against alternative transactions. The NewBridge shareholders that are party to these voting agreements beneficially own and are entitled to vote in the aggregate approximately [•]% of the outstanding Class A shares of NewBridge common stock as of the NewBridge record date. Endicott beneficially owns and is entitled to vote in the aggregate all of the outstanding Class B shares of NewBridge common stock as of the NewBridge record date. See the section of this joint proxy statement/prospectus entitled “The Merger Agreement—Voting Agreements” beginning on page [•]. Additionally, certain provisions of NewBridge’s articles of incorporation or bylaws or of the NCBCA could make it more difficult for a third-party to acquire control of NewBridge or may discourage a potential competing acquirer.

The shares of Yadkin common stock to be received by NewBridge shareholders as a result of the merger will have different rights from the shares of NewBridge common stock.

Upon completion of the merger, NewBridge shareholders will become Yadkin shareholders and their rights as shareholders will be governed by the NCBCA and the Yadkin articles of incorporation and bylaws. The rights associated with NewBridge common stock are different from the rights associated with Yadkin common stock. See the section of this joint proxy statement/prospectus entitled “Comparison of Shareholders’ Rights” beginning on page [•] for a discussion of the different rights associated with Yadkin common stock.

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Holders of NewBridge and Yadkin common stock will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

Holders of NewBridge and Yadkin common stock currently have the right to vote in the election of the board of directors and on other matters affecting NewBridge and Yadkin, respectively. Upon the completion of the merger, each NewBridge shareholder who receives shares of Yadkin common stock will become a Yadkin shareholder with a percentage ownership of Yadkin that is smaller than the shareholder’s percentage ownership of NewBridge. It is currently expected that the former NewBridge shareholders as a group will receive shares in the merger constituting approximately [•]% of the outstanding shares of Yadkin common stock immediately after the merger. As a result, current Yadkin shareholders as a group will own approximately [•]% of the outstanding shares of Yadkin common stock immediately after the merger. Because of this, NewBridge shareholders may have less influence on the management and policies of Yadkin than they now have on the management and policies of NewBridge and current Yadkin shareholders may have less influence than they now have on the management and policies of Yadkin. Effective as of the effective time, Yadkin will increase the size of the Yadkin board to 15 members and appoint five current members of the NewBridge board, as designated by NewBridge and approved by Yadkin, to the boards of directors of Yadkin and Yadkin Bank for the period until the next annual meeting of Yadkin shareholders.

NewBridge shareholders are not expected to have dissenters’ or appraisal rights in the merger.

Dissenters’ rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Under the NCBCA, a shareholder may not dissent from a merger if, as of record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the merger, the merging corporation’s shares are listed on a national securities exchange and, pursuant to the merger, they are exchanged for a combination of cash and/or shares that are also listed on a national securities exchange.

Because NewBridge common stock is listed on the NASDAQ, a national securities exchange, and was so listed on the NewBridge record date, and Yadkin common stock is listed on the NYSE, a national securities exchange, and was so listed on the NewBridge record date, and because the merger otherwise satisfies the foregoing requirements of the NCBCA, NewBridge shareholders will not be entitled to dissenters’ or appraisal rights in the merger with respect to their shares of NewBridge common stock.

Pending litigation against NewBridge and Yadkin could result in an injunction preventing the completion of the merger or a judgment resulting in the payment of damages.

The outcome of any such litigation is uncertain. If the cases are not resolved, these lawsuits could prevent or delay completion of the merger and result in substantial costs to Yadkin and NewBridge, including any costs associated with the indemnification of directors and officers. Plaintiffs may file additional lawsuits against Yadkin and NewBridge and/or the directors and officers of either corporation in connection with the merger. The defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is completed may adversely affect Yadkin's business, financial condition, results of operations and cash flows. See “The Merger—Litigation Relating to the Merger” beginning on page [•].

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this joint proxy statement/prospectus are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Yadkin’s and NewBridge’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Yadkin and NewBridge, including future financial and operating results, expected cost savings, expected impact on future earnings, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time.

In addition to factors previously disclosed in Yadkin’s and NewBridge’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Yadkin and NewBridge shareholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the Yadkin and NewBridge businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; the reaction to the transaction of the companies’ customers, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

For any forward-looking statements made in this joint proxy statement/prospectus or in any documents incorporated by reference into this joint proxy statement/prospectus, Yadkin and NewBridge claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this joint proxy statement/prospectus or the date of the applicable document incorporated by reference in this joint proxy statement/prospectus. Yadkin and NewBridge do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward- looking statements are made. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this joint proxy statement/prospectus and attributable to Yadkin, NewBridge or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this joint proxy statement/prospectus.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of Yadkin following the completion of the merger. The unaudited pro forma condensed combined financial statements are based upon the historical financial statements of Yadkin and NewBridge, as applicable, after giving effect to the merger and adjustments described in the following footnotes, and are intended to reflect the impact of the proposed merger on Yadkin.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the realization of potential cost savings, revenue synergies or any potential restructuring costs. Certain cost savings and revenue synergies may result from the merger. However, there can be no assurance that these cost savings or revenue synergies will be achieved. Cost savings, if achieved, could result from, among other things, the reduction of operating expenses, changes in corporate infrastructure and governance, the elimination of duplicative operating systems, and the combination of regulatory and financial reporting requirements under one state-chartered bank. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the merger been completed at the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the combined company after completion of the merger.

The unaudited pro forma condensed combined balance sheets relating to the merger reflect the merger as if it had been consummated on September 30, 2015 and includes pro forma adjustments for preliminary valuations of certain tangible and intangible assets by Yadkin management pursuant to certain purchase accounting guidance. These adjustments are subject to further revision upon completion of the contemplated transaction and related intangible asset valuations. The merger will be accounted for using the acquisition method of accounting, in accordance with the provisions of FASB ASC Topic 805-10, Business Combinations. See “Accounting Treatment” beginning on page [—] of this joint proxy statement/prospectus.

The unaudited pro forma condensed combined statements of operations reflect the merger as if it had been consummated on January 1, 2014 and combine Yadkin’s historical results for the nine months ended September 30, 2015 and the year ended December 31, 2014 with NewBridge’s historical results for the same periods. The unaudited pro forma condensed combined statements of operations also include adjustments giving effect to Yadkin's reverse mergers with Piedmont Community Bank Holdings, Inc. and VantageSouth Bancshares, Inc. as if they had occurred on January 1, 2014 and include adjustments giving effect to NewBridge's acquisitions of Premier Commercial Bank and CapStone Bank as if they had occurred on January 1, 2014.

Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price of NewBridge, including issuance of newly issued shares of our common stock pursuant to the merger, amounts related to NewBridge’s net tangible and intangible assets at an amount equal to the preliminary estimate of their fair values, along with the amortization expense related to the estimated identifiable intangible assets and stock-based compensation, changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets and to reflect the income tax effect related to the pro forma adjustments.

The pro forma adjustments reflecting the completion of the merger is based upon the acquisition method of accounting in accordance with Section 805 of the FASB Codification and upon the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation of the estimated purchase price to identifiable net assets acquired. The estimated purchase price was calculated based upon $24.54 per share, the closing trading price of Yadkin’s common stock on November 13, 2015, which was the latest practicable trading date before the date of this document. The final allocation of the purchase price will be determined after the completion of the merger. This allocation is dependent upon certain valuations and other studies that have not progressed to a stage where sufficient information is available to make a definitive allocation. The purchase price allocation adjustments and related amortization reflected in the following unaudited pro forma combined financial statements are preliminary and have been made solely for the purpose of preparing these statements.

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The pro forma adjustments are based upon available information and certain assumptions that Yadkin and NewBridge believe are reasonable under the circumstances. A final determination of the fair value of the assets acquired and liabilities assumed, which cannot be made prior to the completion of the acquisition, may differ materially from the preliminary estimates. The final valuation may change the purchase price allocation, which could affect the fair value assigned to the assets acquired and liabilities assumed and could result in a change to the unaudited pro forma combined financial statements.

Yadkin expects to incur costs associated with integrating NewBridge. The unaudited pro forma condensed combined financial statements do not reflect nonrecurring merger costs, the cost of any integration activities, or benefits that may result from synergies that may be derived from any integration activities.

You should read this information in conjunction with the:

•	accompanying notes to the unaudited pro forma combined financial statements included in this joint proxy statement/prospectus;

•	separate historical audited consolidated financial statements of NewBridge as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, incorporated by reference in this joint proxy statement/prospectus;

•	separate historical audited consolidated financial statements of Yadkin as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, incorporated by reference in this joint proxy statement/prospectus.

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YADKIN FINANCIAL CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2015

REFLECTING THE INTEGRATED MERGERS

(Dollars in thousands)	Yadkin Financial Corporation (As Reported)	NewBridge Bancorp (As Reported)	Adjustments to Reflect Acquisition of NewBridge Bancorp		Yadkin Financial Corporation (Pro Forma)
Assets
Cash and due from banks	$54,667	38,412	$—		$93,079
Interest-earning deposits with banks	23,088	3,458	—		26,546
Investments in certificates of deposit	—	11,729	—		11,729
Investment securities	752,784	513,106	2,227	(a)	1,268,117
Loans held for sale	37,962	10,562	—		48,524
Loans, net of allowance for loan losses	2,970,779	2,003,832	3,354	(b)	4,977,965
Deferred tax asset, net	54,402	26,612	(8,058	)(c)	72,956
Goodwill	152,152	24,716	204,921	(d)	381,789
Other intangible assets, net	14,324	4,215	12,085	(e)	30,624
Other assets	302,068	135,802	—		437,870
Total assets	$4,362,226	2,772,444	$214,529		$7,349,199
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$730,928	377,175	$—		$1,108,103
Interest bearing	2,516,841	1,624,242	600	(f)	4,141,683
Total deposits	3,247,769	2,001,417	600		5,249,786
Borrowings and debt	525,359	491,274	(9,138	)(g)	1,007,495
Accrued interest payable and other liabilities	32,301	18,347	5,000	(h)	55,648
Total liabilities	3,805,429	2,511,038	(3,538)		6,312,929
Shareholders’ equity
Common stock	31,712	291,269	(271,731	)(i)	51,250
Common stock warrants	717	—	—		717
Additional paid-in capital	492,387	—	459,935	(j)	952,322
Retained earnings (accumulated deficit)	36,109	(29,655)	29,655	(k)	36,109
Accumulated other comprehensive loss	(4,128)	(208)	208	(l)	(4,128)
Total shareholders’ equity	556,797	261,406	218,067		1,036,270
Total liabilities and shareholders’ equity	$4,362,226	2,772,444	$214,529		$7,349,199

See “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” below for additional information.

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YADKIN FINANCIAL CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015

REFLECTING THE INTEGRATED MERGERS

(Dollars in thousands)	Yadkin Financial Corporation (As Reported)	NewBridge Bancorp (As Reported)	Adjustments to Reflect Acquisition of NewBridge Bancorp		Premier Commercial Bank (As Reported for Period from January 1 to February 27, 2015)	Adjustments to Reflect Acquisition of Premier Commercial Bank		Yadkin Financial Corporation (Pro Forma)
Interest income
Loans	$120,500	$60,956	$3,832	(j)	$807	$(376	)(j)	$185,719
Investment securities	11,739	13,065	—		156	—		24,960
Federal funds sold and interest-earning deposits	142	111	—		3	(1	)(k)	255
Total interest income	132,381	74,132	3,832		966	(377)		210,934
Interest expense
Deposits	9,059	3,843	(200	)(l)	158	34	(l)	12,894
Borrowings and debt	5,514	2,839	116	(m)	95	—		8,564
Total interest expense	14,573	6,682	(84)		253	34		21,458
Net interest income	117,808	67,450	3,916		713	(411)		189,476
Provision for loan losses	3,531	120	—		—	—		3,651
Net interest income after provision for loan losses	114,277	67,330	3,916		713	(411)		185,825
Non-interest income
Service charges and fees	10,314	6,703	—		9	—		17,026
Government guaranteed lending	9,559	—	—		—	—		9,559
Mortgage banking	4,686	1,327	—		97	—		6,110
Wealth management services	905	2,250	—		—	—		3,155
Bank-owned life insurance	1,407	1,772	—		—	—		3,179
Gain on sales of available for sale securities	85	—	—		—	—		85
Other	3,481	1,459	—		(1)	—		4,939
Total non-interest income	30,437	13,511	—		105	—		44,053
Non-interest expense
Salaries and employee benefits	45,121	30,434	—		377	—		75,932
Occupancy and equipment	14,077	7,172	—		90	—		21,339
Merger and conversion costs	299	2,534	—		265	—		3,098
Restructuring charges	3,251	—	—		—	—		3,251
Amortization of other intangible assets	2,353	1,371	629	(n)	—	14	(n)	4,367
Other	27,021	15,814	—		309	—		43,144
Total non-interest expense	92,122	57,325	629		1,041	14		151,131
Net income before income taxes	52,592	23,516	3,287		(223)	(425)		78,747
Income tax expense	19,813	8,173	1,249	(o)	14	(162	)(o)	29,087
Net income	32,779	15,343	2,038		(237)	(263)		49,660
Dividends and accretion on preferred stock	822	—	—		—	—		822
Net income available to common shareholders	$31,957	$15,343	$2,038		$(237)	$(263)		$48,838
Net income per common share
Basic	$1.01	$0.40						$0.96
Diluted	$1.01	$0.39						$0.95
Weighted average common shares
Basic	31,608,287	38,660,400	(19,422,377	)(q)	1,925,247	(1,740,893	)(q)	51,030,664
Diluted	31,647,866	39,128,134	(19,656,244	)(q)	1,925,247	(1,740,893	)(q)	51,304,110

See “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” below for additional information.

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YADKIN FINANCIAL CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2014

REFLECTING THE Integrated MERGERS

(Dollars in thousands)	Yadkin Financial Corporation (As Reported)	Yadkin Financial Corporation (As Reported by Legacy Yadkin for Period from January 1 to July 4, 2014, Prior to Reverse Mergers with Piedmont/ VantageSouth)	Adjustments to Reflect Reverse Mergers		Yadkin Financial Corporation (Pro Forma for Reverse Mergers)	NewBridge Bancorp (As Reported)	Adjustments to Reflect Yadkin Acquisition of NewBridge Bancorp		Premier Commercial Bank (As Reported for 2014)	Adjustments to Reflect Acquisition of Premier Commercial Bank		Capstone Bank (As Reported for Period from January 1 to April 1, 2014)	Adjustments to Reflect Acquisition of Capstone Bank		Yadkin Financial Corporation (Pro Forma)
Interest income
Loans	$122,613	$33,889	$4,705	(j)	$161,207	$71,230	$6,387	(j)	$4,649	$609	(j)	$3,617	$131	(j)	$247,830
Investment securities	11,791	3,319	—		15,110	14,468	—		963	—		347	—		30,888
Federal funds sold and interest-earning deposits	144	26	—		170	118	—		102	3	(k)	85	(43	)(k)	435
Total interest income	134,548	37,234	4,705		176,487	85,816	6,387		5,714	612		4,049	88		279,153
Interest expense
Deposits	8,404	3,269	(1,554	)(l)	10,119	4,000	(400	)(l)	996	(138	)(l)	312	(25	)(l)	14,864
Borrowings and debt	5,576	776	91	(m)	6,443	3,145	(405	)(m)	292	—		101	—		9,576
Total interest expense	13,980	4,045	(1,463)		16,562	7,145	(805)		1,288	(138)		413	(25)		24,440
Net interest income	120,568	33,189	6,168		159,925	78,671	7,192		4,426	750		3,636	113		254,713
Provision for loan losses	3,413	(1,351)	—		2,062	883	—		3	—		—	—		2,948
Net interest income after provision for loan losses	117,155	34,540	6,168		157,863	77,788	7,192		4,423	750		3,636	113		251,765
Non-interest income
Service charges and fees	9,574	3,897	—		13,471	10,424	—		63	—		39	—		23,997
Government guaranteed lending	9,450	—	—		9,450	—	—		—	—		—	—		9,450
Mortgage banking	3,370	1,791	—		5,161	870	—		583	—		10	—		6,624
Wealth management services	1,023	859	—		1,882	2,919	—		—	—		—	—		4,801
Bank-owned life insurance	1,784	274	—		2,058	1,385	—		—	—		18	—		3,461
Gain on sales of available for sale securities	126	1,131	—		1,257	—	—		31	—		—	—		1,288
Other	3,590	236	—		3,826	1,115	—		207	—		167	—		5,315
Total non-interest income	28,917	8,188	—		37,105	16,713	—		884	—		234	—		54,936
Non-interest expense
Salaries and employee benefits	51,342	15,285	—		66,627	36,617	—		2,487	—		1,280	—		107,011
Occupancy and equipment	15,075	3,505	—		18,580	8,716	—		726	—		209	—		28,231
Merger and conversion costs	22,136	2,001	—		24,137	5,081	—		294	—		1,317	—		30,829
Amortization of other intangible assets	2,157	309	1,226	(n)	3,692	1,599	1,365	(n)	—	235	(n)	29	135	(n)	7,055
Other	28,244	8,115	—		36,359	20,693	—		1,418	—		390	—		58,860
Total non-interest expense	118,954	29,215	1,226		149,395	72,706	1,365		4,925	235		3,225	135		231,986
Net income before income taxes	27,118	13,513	4,942		45,573	21,795	5,827		382	515		645	(22)		74,715
Income tax expense	5,413	5,217	1,878	(o)	12,508	7,819	2,214	(o)	300	196	(o)	453	(8	)(o)	23,482
Net income	21,705	8,296	3,064		33,065	13,976	3,613		82	319		192	(14)		51,233
Dividends and accretion on preferred stock	1,269	1,167	—		2,436	337	—		—	—		—	—		2,773
Net income available to common shareholders	20,436	7,129	3,064		30,629	13,639	3,613		82	319		192	(14)		48,460
Net income attributable to non-controlling interests	2,466	—	(2,466	)(p)	—	—	—		—	—		—	—		—
Net income available to controlling interests	$17,970	$7,129	$5,530		$30,629	$13,639	$3,613		$82	$319		$192	$(14)		$48,460
Net income per common share
Basic	$0.88				$0.98	$0.39									$0.98
Diluted	$0.88				$0.98	$0.38									$0.97
Weighted average common shares
Basic	20,500,519		10,795,043	(q)	31,295,562	34,944,660	(18,403,920	)(q)	1,925,247	(1,057,514	)(q	3,588,525	(2,593,078	)(q)	49,699,482
Diluted	20,505,142		10,870,443	(q)	31,375,585	35,446,430	(18,685,592	)(q)	1,925,247	(1,057,514	)(q)	3,810,495	(2,753,474	)(q)	50,061,177

See “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” below for additional information.

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Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Presentation

The unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the SEC. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been omitted pursuant to such rules and regulations. However, management believes that the disclosures are adequate to make the information presented not misleading.

2.	Pro Forma Adjustments

Below is a summary of the adjustments made to develop these unaudited pro forma condensed combined financial statements.

(a)	Adjustment reflects the fair value premium on investment securities held to maturity.
(b)	Adjustment reflects elimination of NewBridge's historical allowance for loan losses of $21.3 million, the elimination of $11.0 million of NewBridge's unaccreted fair value discounts recorded in earlier acquisitions, the elimination of $3.0 million of net deferred costs, and recognition of a current fair value discount of $26.0 million on NewBridge loans.
(c)	Adjustment reflects the tax impact of pro forma acquisition accounting fair value adjustments.
(d)	Adjustment reflects the excess of the purchase price over the fair value of net assets acquired, net of NewBridge's existing goodwill balance. The purchase price was calculated based upon $24.54 per share, the closing trading price of Yadkin’s common stock on November 13, 2015, which was the latest practicable trading date before the date of this document. The purchase price will not be finalized until the merger is completed and will be based on the share price of Yadkin on that date. See 'Purchase Price Allocation' below for more information regarding the allocation of the estimated Yadkin purchase price.
(e)	Adjustment reflects the fair value of the acquired core deposit intangible, net of NewBridge's existing core deposit intangible. The core deposit intangible is calculated as the present value of the difference between a market participant's cost of obtaining alternative funds and the cost to maintain the acquired deposit base. Deposit accounts that are evaluated as part of the core deposit intangible include demand deposit, money market and savings accounts.
(f)	Adjustment reflects the fair value premium on time deposits, which was calculated by discounting future contractual payments at a current market interest rate.
(g)	Adjustment reflects the fair value discount on junior subordinated debt to unconsolidated trusts ("trust preferred securities"), which was calculated by discounting future contractual payments at current market interest rates to issue similar securities.
(h)	Adjustment reflects an increase to the obligation for NewBridge's defined benefit plans due to certain differences in valuation assumptions between NewBridge’s valuation model and Yadkin’s preliminary valuation. Differing assumptions in Yadkin’s preliminary valuation include adoption of a more current mortality table, a lower discount rate and a lower estimated return on plan assets.
(i)	Adjustment reflects elimination of NewBridge's historical accumulated deficit and accumulated other comprehensive loss, an increase in common stock to reflect the par value of pro forma outstanding common shares following the merger, and an increase in additional paid-in-capital to reflect the adjusted common equity in the combined equity based on the purchase price.
(j)	Interest income on loans was adjusted to reflect the difference between the contractual interest earned on loans and estimated income accretion over the remaining life of the acquired loans based on current market yields for similar loans. Income accretion was estimated on a level yield basis.
(k)	Interest income on fed funds sold and interest-earning deposits was adjusted to reflect the amortization of the fair value premium over the remaining life of the deposits.
(l)	Interest expense on deposits was adjusted to reflect the amortization of the estimated time deposit fair value premium over the remaining life of the deposits.
(m)	Interest expense on borrowings and debt was adjusted to reflect the amortization (accretion) of the estimated fair value premium (discount) on FHLB advances over the remaining life of the advances and the accretion of the estimated fair value discounts on trust preferred securities over the remaining life of the associated junior subordinated debentures.

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(n)	Adjustment reflects the amortization of core deposit intangibles identified as a result of mergers. Amortization expense is based on an estimated ten year useful life and is calculated on a declining balance method.
(o)	Adjustment reflects the tax impact of pro forma acquisition accounting adjustments on the pro forma condensed combined statement of operations.
(p)	Adjustment reflects the elimination of non-controlling interests in Yadkin’s reverse mergers with Piedmont Community Bank Holdings, Inc. and VantageSouth Bancshares, Inc.
(q)	Adjustment reflects the conversion of pro forma weighted average shares (basic and diluted) reported by NewBridge and other previously acquired companies into equivalent shares of Yadkin common stock based on the respective merger exchange ratios.

3.	Purchase Price Allocation

Below is a summary of the purchase price allocation used to develop the pro forma condensed combined balance sheet.

(Dollars in thousands)	NewBridge Bancorp (As Reported)	Adjustments to Reflect Acquisition of NewBridge Bancorp	NewBridge Bancorp (As Adjusted for Acquisition Accounting)
Fair value of assets acquired:
Cash and cash equivalents	$38,412	$—	$38,412
Interest-earning deposits with banks	3,458	—	3,458
Investments in certificates of deposit	11,729	—	11,729
Investment securities	513,106	2,227	515,333
Loans held for sale	10,562	—	10,562
Loans	2,003,832	3,354	2,007,186
Deferred tax asset, net	26,612	(8,058)	18,554
Other intangibles, net	4,215	12,085	16,300
Accrued interest receivable and other assets	135,802	—	135,802
Total assets acquired	2,747,728	9,608	2,757,336
Fair value of liabilities acquired:
Deposits	2,001,417	600	2,002,017
Borrowings and debt	491,274	(9,138)	482,136
Accrued interest payable and other liabilities	18,347	5,000	23,347
Total liabilities acquired	2,511,038	(3,538)	2,507,500
Net assets acquired	236,690	13,146	249,836
Purchase price			479,473
Goodwill			$229,637

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UNAUDITED COMPARATIVE PER SHARE DATA

Presented below for Yadkin and NewBridge is historical, unaudited pro forma combined and pro forma equivalent per share financial data. The information presented below should be read together with the historical consolidated financial statements of Yadkin and NewBridge, including the related notes, filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information.”

The unaudited pro forma and pro forma equivalent per share information gives effect to the merger as if it had been effective on September 30, 2015 in the case of the book value data, and as if the merger had been effective as of January 1, 2014, in the case of the earnings per share and the cash dividends data. The unaudited pro forma data combines the historical results of NewBridge into Yadkin’s consolidated statement of income. While certain adjustments were made for the estimated impact of fair value adjustments and other acquisition-related activity, they are not indicative of what could have occurred had the acquisition taken place on January 1, 2014.

In addition, the unaudited pro forma data includes adjustments, which are preliminary and may be revised. The unaudited pro forma data, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the impact of factors that may result as a consequence of the mergers or consider any potential impacts of current market conditions or the merger on revenues, expense efficiencies, asset dispositions and share repurchases, among other factors, nor the impact of possible business model changes. As a result, unaudited pro forma data is presented for illustrative purposes only and does not represent an attempt to predict or suggest future results.

	Historical		Yadkin Pro Forma	Per Equivalent NBBC
	Yadkin	NewBridge	Combined	Share(1)
Basic Income from Continuing Operations
For the nine months ended September 30, 2015	$1.01	$0.40	$0.96	$0.48
For the year ended December 31, 2014	0.88	0.39	0.98	0.49
Diluted Income from Continuing Operations
For the nine months ended September 30, 2015	$1.01	$0.39	$0.95	$0.48
For the year ended December 31, 2014	0.88	0.38	0.97	0.49
Cash Dividends
For the nine months ended September 30, 2015	$0.10	$0.045	$0.095	$0.047
For the year ended December 31, 2014	—	—	—	—
Book Value per common share
For the nine months ended September 30, 2015	$17.56	$6.69	$20.22	$10.11
For the year ended December 31, 2014	16.75	6.22	19.50	9.75
Market Value
As of October 12, 2015(2)	$22.79	$8.87	$22.79	$11.40
As of [—](3)	[—	[—	[—	[—

(1)	Reflects NewBridge shares at the exchange ratio of 0.50.
(2)	Business date immediately prior to the public announcement of the merger.
(3)	A recent date before the date of this joint proxy statement/prospectus.

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THE NEWBRIDGE SPECIAL MEETING

This section contains information for NewBridge shareholders about the NewBridge special meeting that NewBridge has called to allow its shareholders to consider and vote on the NewBridge merger proposal, the NewBridge merger-related compensation proposal and the NewBridge adjournment proposal. NewBridge is mailing this joint proxy statement/prospectus to you, as a NewBridge shareholder, on or about [•]. This joint proxy statement/prospectus is accompanied by a notice of the NewBridge special meeting and a form of proxy card that the NewBridge board is soliciting for use at the NewBridge special meeting and at any adjournments or postponements of the NewBridge special meeting.

Date, Time and Place of the NewBridge Special Meeting

The NewBridge special meeting will be held at [•], at [•] local time, on [•]. On or about [•], NewBridge commenced mailing this joint proxy statement/prospectus and the enclosed form of proxy card to its shareholders entitled to vote at the NewBridge special meeting.

Matters to Be Considered

At the NewBridge special meeting, NewBridge shareholders will be asked to consider and vote upon the following matters:

•	the NewBridge merger proposal;

•	the NewBridge merger-related compensation proposal; and

•	the NewBridge adjournment proposal.

Recommendation of the NewBridge Board

The NewBridge board has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of NewBridge and its shareholders, has unanimously approved the merger agreement and unanimously recommends that the NewBridge shareholders vote “FOR” the NewBridge merger proposal, “FOR” the NewBridge merger-related compensation proposal and “FOR” the NewBridge adjournment proposal. See the section of this joint proxy statement/prospectus entitled “The Merger—NewBridge’s Reasons for the Merger; Recommendation of the NewBridge Board” beginning on page [•] for a more detailed discussion of the NewBridge board’s recommendation.

NewBridge Record Date and Quorum

The NewBridge board has fixed the close of business on [•] as the NewBridge record date for determining the NewBridge shareholders entitled to receive notice of and to vote at the NewBridge special meeting.

As of the NewBridge record date, there were [•] Class A shares of NewBridge common stock outstanding and entitled to vote at the NewBridge special meeting held by [•] holders of record and [•] Class B shares of NewBridge common stock outstanding and entitled to vote at the NewBridge special meeting held by one holder of record, Endicott. Each share of NewBridge common stock entitles the holder to one vote at the NewBridge special meeting on each proposal to be considered at the NewBridge special meeting.

The presence (in person or by proxy) of holders representing at least a majority of the issued and outstanding shares of each class of NewBridge common stock entitled to be voted at the NewBridge special meeting constitutes a quorum with respect to such class for transacting business at the NewBridge special meeting. All shares of NewBridge common stock present in person or represented by proxy, including abstentions and broker non-votes, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the NewBridge special meeting.

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Required Vote; Treatment of Abstentions, Broker Non-Votes and Failure to Vote

NewBridge merger proposal:

•	Standard: Approval of the NewBridge merger proposal requires the affirmative vote of a majority of the outstanding Class A and Class B shares of NewBridge common stock, with each such class voting separately.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the NewBridge special meeting or fail to instruct your bank or broker how to vote with respect to the NewBridge merger proposal, it will have the same effect as a vote “AGAINST” the proposal.

NewBridge merger-related compensation proposal:

•	Standard: The NewBridge merger-related compensation proposal will be approved if a majority of the votes cast on such proposal at the NewBridge special meeting are voted in favor of such proposal.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the NewBridge special meeting or fail to instruct your bank or broker how to vote with respect to the NewBridge merger-related compensation proposal, it will have no effect on such proposal.

NewBridge adjournment proposal:

•	Standard: The affirmative vote of a majority of votes cast for the NewBridge adjournment proposal at the NewBridge special meeting is required to approve the proposal.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the NewBridge special meeting or fail to instruct your bank or broker how to vote with respect to the NewBridge adjournment proposal, it will have no effect on the proposal.

Shares Held by Officers, Directors and Certain Shareholders

As of the NewBridge record date, the directors and executive officers of NewBridge and their affiliates owned and were entitled to vote [•] Class A shares of NewBridge common stock, representing approximately [•]% of the Class A shares of NewBridge common stock outstanding on that date. As of the NewBridge record date, Endicott or its controlled affiliates owned beneficially and of record all of the outstanding Class B shares of NewBridge common stock and [2,504,500] Class A shares of NewBridge common stock representing approximately [•]% of the Class A shares of NewBridge common stock outstanding on that date. Certain NewBridge shareholders, including each of the directors and executive officers of NewBridge and Endicott, have entered into separate voting agreements with Yadkin, solely in his or her or its capacity as a NewBridge shareholder, pursuant to which they have agreed to vote in favor of the merger agreement and certain related matters and against alternative transactions. The NewBridge shareholders that are party to these voting agreements beneficially own and are entitled to vote in the aggregate approximately [•]% of the outstanding Class A shares of NewBridge common stock as of the NewBridge record date. Endicott beneficially owns and is entitled to vote in the aggregate all of the outstanding Class B shares of NewBridge common stock as of the NewBridge record date. For more information regarding the voting agreements, see the section of this joint proxy statement/prospectus entitled “The Merger Agreement—Voting Agreements” beginning on page [•]. As of the NewBridge record date, Yadkin beneficially held [•] shares of NewBridge common stock.

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Voting on Proxies; Incomplete Proxies

A NewBridge shareholder may vote by proxy or in person at the NewBridge special meeting. If you hold your shares of NewBridge common stock in your name as a shareholder of record, to submit a proxy, you, as a NewBridge shareholder, may use one of the following methods:

•	By telephone: by calling the toll-free number indicated on your proxy card and following the recorded instructions.

•	Through the Internet: by visiting the website indicated on your proxy card and following the instructions.

•	Complete and return the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

NewBridge requests that NewBridge shareholders vote by telephone, over the Internet or by completing and signing the accompanying proxy card and returning it to NewBridge as soon as possible in the enclosed postage-paid envelope. When the accompanying proxy card is returned properly executed, the shares of NewBridge common stock represented by it will be voted at the NewBridge special meeting in accordance with the instructions contained on the proxy card. If any proxy card is returned without indication as to how to vote, the shares of NewBridge common stock represented by the proxy card will be voted as recommended by the NewBridge board.

If a NewBridge shareholder’s shares are held in “street name” by a broker, bank, or other nominee, the shareholder should check the voting form used by that firm to determine whether it may vote by telephone or the Internet.

Every NewBridge shareholder’s vote is important. Accordingly, each NewBridge shareholder should sign, date and return the enclosed proxy card, or vote via the Internet or by telephone, whether or not the NewBridge shareholder plans to attend the NewBridge special meeting in person. Sending in your proxy card or voting by telephone or on the Internet will not prevent you from voting your shares personally at the meeting, since you may revoke your proxy at any time before it is voted.

Shares Held in “Street Name”

If you are a NewBridge shareholder and your shares are held in “street name” through a bank, broker or other holder of record, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the bank or broker. You may not vote shares held in street name by returning a proxy card directly to NewBridge or by voting in person at the NewBridge special meeting unless you obtain a “legal proxy” from your broker, bank or other nominee. Furthermore, brokers, banks or other nominees who hold shares of NewBridge common stock on behalf of their customers will not vote your shares of NewBridge common stock or give a proxy to NewBridge to vote those shares with respect to the NewBridge merger proposal without specific instructions from you, as brokers, banks and other nominees do not have discretionary voting power on such proposal.

Revocability of Proxies and Changes to a NewBridge Shareholder’s Vote

You have the power to change your vote at any time before your shares of NewBridge common stock are voted at the NewBridge special meeting by:

•	attending and voting in person at the NewBridge special meeting;

•	giving notice of revocation of the proxy at the NewBridge special meeting;

•	voting by telephone or the Internet at a later time; or

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•	delivering to the Corporate Secretary of NewBridge at 1501 Highwoods Boulevard, Suite 400 Greensboro, North Carolina 27410 (i) a written notice of revocation or (ii) a duly executed proxy card relating to the same shares, bearing a date later than the proxy card previously executed.

Attendance at the NewBridge special meeting will not in and of itself constitute a revocation of a proxy.

If you choose to send a completed proxy card bearing a later date than your original proxy card, the new proxy card must be received before the beginning of the NewBridge special meeting. If you have instructed a bank, broker or other nominee to vote your shares of NewBridge common stock, you must follow the directions you receive from your bank, broker or other nominee in order to change or revoke your vote.

Solicitation of Proxies

In addition to solicitation by mail, directors, officers and employees of NewBridge may solicit proxies by personal interview, telephone, or electronic mail. NewBridge reimburses brokerage houses, custodians, nominees, and fiduciaries for their expenses in forwarding proxies and proxy material to their principals. NewBridge has retained [•] to assist in the solicitation of proxies, which firm will, by agreement, receive compensation of $[•], plus reimbursement of expenses, for these services. NewBridge will bear the entire cost of soliciting proxies from you.

Attending the NewBridge Special Meeting

If you hold your shares of NewBridge common stock in your name as a shareholder of record and you wish to attend the NewBridge special meeting, please bring your proxy card and evidence of your stock ownership, such as your most recent account statement, to the NewBridge special meeting. You should also bring valid picture identification.

If your shares of NewBridge common stock are held in “street name” in a stock brokerage account or by a bank or nominee and you wish to attend the NewBridge special meeting, you need to bring a copy of a bank or brokerage statement to the NewBridge special meeting reflecting your stock ownership as of the record date. You should also bring valid picture identification.

Delivery of Proxy Materials to NewBridge Shareholders Sharing an Address

As permitted by the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), only one copy of this joint proxy statement/prospectus is being delivered to multiple NewBridge shareholders sharing an address unless NewBridge has previously received contrary instructions from one or more such shareholders. This is referred to as “householding.” NewBridge shareholders who hold their shares in “street name” can request further information on householding through their banks, brokers or other holders of record. On written or oral request to Investor Relations at (800) 456-6505, or NewBridge’s proxy solicitor, [•], at [•], or toll-free at [•], NewBridge will promptly deliver a separate copy of this joint proxy statement/prospectus to a shareholder at a shared address to which a single copy of the document was delivered.

Assistance

If you need assistance in completing your proxy card, have questions regarding NewBridge’s special meeting or would like additional copies of this joint proxy statement/prospectus, please contact Investor Relations at the following address 1501 Highwoods Boulevard Greensboro, North Carolina 27401 or by telephone at (800) 456-6505, or NewBridge’s proxy solicitor, [•], at the following address or phone number: [•], or toll-free: [•].

38

NEWBRIDGE PROPOSALS

Proposal No. 1 NewBridge Merger Proposal

NewBridge is asking its shareholders to approve the merger agreement and approve the transactions contemplated thereby, including in the merger. NewBridge shareholders should read this joint proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A.

After careful consideration, the NewBridge board unanimously approved the merger agreement and declared the merger agreement and the transactions contemplated thereby, including the merger, to be advisable and in the best interest of NewBridge and the NewBridge shareholders. See the section of this joint proxy statement/prospectus entitled “The Merger—NewBridge’s Reasons for the Merger; Recommendation of the NewBridge Board” beginning on page [•] for a more detailed discussion of the NewBridge board’s recommendation.

The NewBridge board unanimously recommends a vote “FOR” the NewBridge merger proposal.

Proposal No. 2 NewBridge Merger-Related Compensation Proposal

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) of the Exchange Act, NewBridge is seeking non-binding, advisory shareholder approval of the compensation of NewBridge’s named executive officers that is based on or otherwise relates to the merger, as disclosed in “The Merger—Interests of NewBridge Directors and Executive Officers in the Merger—Merger-Related Compensation for NewBridge’s Named Executive Officers” beginning on page [•]. The proposal gives NewBridge’s shareholders the opportunity to express their views on the merger-related compensation of NewBridge’s named executive officers. Accordingly, NewBridge is requesting that shareholders adopt the following resolution, on a non-binding, advisory basis:

“RESOLVED, that the compensation that may be paid or become payable to NewBridge’s named executive officers in connection with the merger and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in “The Merger—Interests of NewBridge Directors and Executive Officers in the Merger—Merger-Related Compensation for NewBridge’s Named Executive Officers,” are hereby APPROVED.”

Approval of this proposal is not a condition to completion of the merger, and the vote with respect to this proposal is advisory only and will not be binding on NewBridge or Yadkin. If the merger is completed, the merger-related compensation may be paid to NewBridge’s named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if NewBridge shareholders fail to approve the advisory vote regarding merger-related compensation.

The NewBridge board unanimously recommends a vote “FOR,” on an advisory basis, the NewBridge merger-related compensation proposal.

Proposal No. 3 NewBridge Adjournment Proposal

The NewBridge special meeting may be adjourned to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the NewBridge special meeting to approve the NewBridge merger proposal.

If, at the NewBridge special meeting, the number of shares of NewBridge common stock present or represented by proxy and voting in favor of the NewBridge merger proposal is insufficient to approve the NewBridge merger proposal, NewBridge intends to move to adjourn the NewBridge special meeting in order to enable the NewBridge board to solicit additional proxies for approval of the NewBridge merger proposal. In that event, NewBridge will ask its shareholders to vote upon the NewBridge adjournment proposal, but not the NewBridge merger proposal or the NewBridge merger-related compensation proposal.

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In this proposal, NewBridge is asking its shareholders to authorize the holder of any proxy solicited by the NewBridge board on a discretionary basis to vote in favor of adjourning the NewBridge special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from NewBridge shareholders who have previously voted.

The NewBridge board unanimously recommends a vote “FOR” the NewBridge adjournment proposal.

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THE YADKIN SPECIAL MEETING

This section contains information for Yadkin shareholders about the Yadkin special meeting that Yadkin has called to allow its shareholders to consider and vote on the Yadkin share issuance proposal and the Yadkin adjournment proposal. Yadkin is mailing this joint proxy statement/prospectus to you, as a Yadkin shareholder, on or about [•]. This joint proxy statement/prospectus is accompanied by a notice of the special meeting of Yadkin shareholders and a form of proxy card that the Yadkin board is soliciting for use at the Yadkin special meeting and at any adjournments or postponements of the Yadkin special meeting.

Date, Time and Place of the Yadkin Special Meeting

The Yadkin special meeting will be held on [•] at [•], at [•] local time. On or about [•], Yadkin commenced mailing this document and the enclosed form of proxy card to its shareholders entitled to vote at the Yadkin special meeting.

Matters to Be Considered

At the Yadkin special meeting, you, as a Yadkin shareholder, will be asked to consider and vote upon the following matters:

•	the Yadkin share issuance proposal; and

•	the Yadkin adjournment proposal.

Recommendation of the Yadkin Board

The Yadkin board has determined that the merger agreement and the transactions contemplated thereby, including the merger and the Yadkin share issuance, are advisable and in the best interests of Yadkin and its shareholders, has unanimously approved the merger agreement and unanimously recommends that Yadkin shareholders vote “FOR” the Yadkin share issuance proposal and “FOR” the Yadkin adjournment proposal. See the section of this joint proxy statement/prospectus entitled “The Merger—Yadkin’s Reasons for the Merger; Recommendation of the Yadkin Board” beginning on page [•] for a more detailed discussion of the Yadkin board’s recommendation.

Yadkin Record Date and Quorum

The Yadkin board has fixed the close of business on [•] as the Yadkin record date for determining the Yadkin shareholders entitled to receive notice of and to vote at the Yadkin special meeting.

As of the Yadkin record date, there were [•] shares of Yadkin common stock outstanding and entitled to vote at the Yadkin special meeting held by approximately [•] holders of record. Each share of Yadkin common stock entitles the holder to one vote at the Yadkin special meeting on each proposal to be considered at the Yadkin special meeting.

The presence at the Yadkin special meeting, in person or by proxy, of holders of a majority of the outstanding shares of Yadkin common stock entitled to vote at the Yadkin special meeting will constitute a quorum for the transaction of business. All shares of Yadkin common stock present in person or represented by proxy, including abstentions and broker non-votes, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Yadkin special meeting.

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Required Vote; Treatment of Abstentions, Broker Non-Votes and Failure to Vote

Yadkin share issuance proposal:

•	Standard: Approval of the Yadkin share issuance proposal requires the affirmative vote of a majority of the votes cast by the holders of Yadkin’s voting common stock at the Yadkin special meeting.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy with respect to the Yadkin share issuance proposal, it will have the same effect as a vote “AGAINST” the proposal. If you fail to submit a proxy or vote in person at the Yadkin special meeting, or fail to instruct your bank or broker how to vote with respect to the Yadkin share issuance proposal, it will have no effect on the Yadkin share issuance proposal.

Yadkin adjournment proposal:

•	Standard: The Yadkin adjournment proposal will be approved if a majority of the votes cast by the holders of Yadkin’s voting common stock at the Yadkin special meeting are voted in favor of the proposal.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the Yadkin special meeting, or fail to instruct your bank or broker how to vote with respect to the Yadkin adjournment proposal, it will have no effect on the proposal.

Shares Held by Officers, Directors and Certain Shareholders

As of the Yadkin record date, there were [•] shares of Yadkin common stock entitled to vote at the Yadkin special meeting. As of the record date, the directors and executive officers of Yadkin and their affiliates beneficially owned and were entitled to vote approximately [•] shares of Yadkin common stock representing approximately [•]% of the shares of Yadkin common stock outstanding on that date. As of the Yadkin record date, Lightyear Fund II, L.P., Lightyear Co-Invest Partnership II, L.P. and their affiliates beneficially owned and were entitled to vote approximately 2,295,629 shares of Yadkin common stock representing approximately [•]% of the shares of Yadkin common stock outstanding on that date. As of the Yadkin record date, Trident IV, L.P., Trident IV Professionals Fund, L.P. and their affiliates beneficially owned and were entitled to vote approximately 2,295,628 shares of Yadkin common stock representing approximately [•]% of the shares of Yadkin common stock outstanding on that date.

Certain Yadkin shareholders, including each of the directors and executive officers of Yadkin, Lightyear Fund II, L.P., Lightyear Co-Invest Partnership II, L.P., Trident IV, L.P. and Trident IV Professionals Fund, L.P., have entered into separate voting agreements with NewBridge, solely in his or her or its capacity as a Yadkin shareholder, pursuant to which they have agreed to vote in favor the Yadkin share issuance proposal. The Yadkin shareholders that are party to these voting agreements beneficially own and are entitled to vote in the aggregate approximately [•]% of the outstanding shares of Yadkin common stock as of the Yadkin record date. For more information regarding the voting agreements, see the section of this joint proxy statement/prospectus entitled “The Merger Agreement—Voting Agreements” beginning on page [•]. As of the Yadkin record date, NewBridge beneficially held [•] shares of Yadkin common stock.

Voting of Proxies; Incomplete Proxies

A Yadkin shareholder may vote by proxy or in person at the Yadkin special meeting. If you hold your shares of Yadkin common stock in your name as a shareholder of record, to submit a proxy, you, as a Yadkin shareholder, may use one of the following methods:

•	By telephone: by calling the toll-free number indicated on your proxy card and following the recorded instructions.

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•	Through the Internet: by visiting the website indicated on your proxy card and following the instructions.

•	Complete and return the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

Yadkin requests that Yadkin shareholders vote by telephone, over the Internet or by completing and signing the accompanying proxy card and returning it to Yadkin as soon as possible in the enclosed postage-paid envelope. When the accompanying proxy card is returned properly executed, the shares of Yadkin common stock represented by it will be voted at the Yadkin special meeting in accordance with the instructions contained on the proxy card. If any proxy card is returned without indication as to how to vote, the shares of Yadkin common stock represented by the proxy card will be voted as recommended by the NewBridge board.

If a Yadkin shareholder’s shares are held in “street name” by a broker, bank, or other nominee, the shareholder should check the voting form used by that firm to determine whether it may vote by telephone or the Internet.

Every Yadkin shareholder’s vote is important. Accordingly, each Yadkin shareholder should sign, date and return the enclosed proxy card, or vote via the Internet or by telephone, whether or not the Yadkin shareholder plans to attend the Yadkin special meeting in person. Sending in your proxy card or voting by telephone or on the Internet will not prevent you from voting your shares personally at the meeting, since you may revoke your proxy at any time before it is voted.

Shares Held in “Street Name”

If you are a Yadkin shareholder and your shares are held in “street name” through a bank, broker or other holder of record, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the bank or broker. You may not vote shares held in street name by returning a proxy card directly to Yadkin or by voting in person at the Yadkin special meeting unless you obtain a “legal proxy” from your broker, bank or other nominee. Furthermore, brokers, banks or other nominees who hold shares of Yadkin common stock on behalf of their customers will not vote your shares of Yadkin common stock or give a proxy to Yadkin to vote those shares with respect to the Yadkin merger proposal without specific instructions from you, as brokers, banks and other nominees do not have discretionary voting power on such proposal.

Revocability of Proxies and Changes to a Yadkin Shareholder’s Vote

You have the power to change your vote at any time before your shares of Yadkin common stock are voted at the Yadkin special meeting by:

•	attending and voting in person at the Yadkin special meeting;

•	giving notice of revocation of the proxy at the Yadkin special meeting;

•	voting by telephone or the Internet at a later time; or

•	delivering to the Corporate Secretary of Yadkin at 3600 Glenwood Avenue, Suite 300, Raleigh, North Carolina 27612 (i) a written notice of revocation or (ii) a duly executed proxy card relating to the same shares, bearing a date later than the proxy card previously executed.

Attendance at the Yadkin special meeting will not in and of itself constitute a revocation of a proxy.

If you choose to send a completed proxy card bearing a later date than your original proxy card, the new proxy card must be received before the beginning of the Yadkin special meeting. If you have instructed a bank, broker or other nominee to vote your shares of Yadkin common stock, you must follow the directions you receive from your bank, broker or other nominee in order to change or revoke your vote.

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Solicitation of Proxies

Yadkin is soliciting your proxy in conjunction with the Yadkin share issuance. Yadkin will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, Yadkin will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Yadkin common stock and secure their voting instructions. Yadkin will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, Yadkin may use its directors and several of its regular employees, who will not be specially compensated, to solicit proxies from the Yadkin shareholders, either personally or by telephone, facsimile, letter or electronic means.

Attending the Yadkin Special Meeting

All Yadkin shareholders, including holders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the Yadkin special meeting. Yadkin shareholders of record can vote in person at the Yadkin special meeting. If you are not a Yadkin shareholder of record, you must obtain a proxy executed in your favor from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the Yadkin special meeting. If you plan to attend the Yadkin special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted. Yadkin reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the Yadkin special meeting is prohibited without Yadkin’s express written consent.

Delivery of Proxy Materials to Yadkin Shareholders Sharing an Address

As permitted by the Exchange Act, only one copy of this joint proxy statement/prospectus is being delivered to multiple Yadkin shareholders sharing an address unless Yadkin has previously received contrary instructions from one or more such shareholders. This is referred to as “householding.” Yadkin shareholders who hold their shares in “street name” can request further information on householding through their banks, brokers or other holders of record. On written or oral request to Investor Relations at (919) 659-9000 Yadkin will deliver promptly a separate copy of this joint proxy statement/prospectus to a shareholder at a shared address to which a single copy of the document was delivered.

Assistance

If you have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus or need help voting your shares of Yadkin common stock, please contact Investor Relations at the following address 3600 Glenwood Avenue, Suite 300, Raleigh, North Carolina 27612, or by telephone at (919) 659-9000.

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YADKIN PROPOSALS

Proposal No. 1 Yadkin Share Issuance Proposal

Yadkin is asking its shareholders to approve the Yadkin share issuance. Yadkin shareholders should read this joint proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement, the merger and the Yadkin share issuance. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A.

After careful consideration, the Yadkin board unanimously approved the merger agreement and declared the merger agreement and the transactions contemplated thereby, including the merger and the Yadkin share issuance, to be advisable and in the best interests of Yadkin and the Yadkin shareholders. See the section of this joint proxy statement/prospectus entitled “The Merger—Yadkin’s Reasons for the Merger; Recommendation of the Yadkin Board” beginning on page [•] for a more detailed discussion of the Yadkin board’s recommendation.

The Yadkin board unanimously recommends that Yadkin shareholders vote “FOR” the Yadkin share issuance proposal.

Proposal No. 2 Yadkin Adjournment Proposal

The Yadkin special meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the Yadkin share issuance proposal.

If, at the Yadkin special meeting, the number of shares of Yadkin common stock present or represented by proxy and voting in favor of the Yadkin share issuance proposal is insufficient to approve such proposal, Yadkin intends to move to adjourn the Yadkin special meeting in order to solicit additional proxies for the approval of the Yadkin share issuance. In that event, Yadkin will ask its shareholders to vote upon the Yadkin adjournment proposal, but not the Yadkin share issuance proposal.

In this proposal, Yadkin is asking its shareholders to authorize the holder of any proxy solicited by the Yadkin board on a discretionary basis to vote in favor of adjourning the Yadkin special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from Yadkin shareholders who have previously voted.

The Yadkin board unanimously recommends that Yadkin shareholders vote “FOR” the Yadkin adjournment proposal.

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INFORMATION ABOUT YADKIN

Yadkin is the holding company for Yadkin Bank, a full-service state-chartered community bank providing services in 70 branches across North Carolina and upstate South Carolina. Serving over 80,000 customers, Yadkin has assets of approximately $4.3 billion. Yadkin Bank’s primary business is providing banking, mortgage, investment and insurance services to residents and businesses across the Carolinas. Yadkin Bank provides mortgage-lending services through its mortgage division, Yadkin Mortgage, headquartered in Greensboro, NC. Yadkin Bank’s SBA Lending (Government Guaranteed Lending) is headquartered in Charlotte, NC. Yadkin’s website is www.yadkinbank.com.

Yadkin’s common stock is traded on the NYSE under the symbol “YDKN.”

Yadkin’s principal executive office is located at 3600 Glenwood Avenue, Suite 300 Raleigh, North Carolina 27612 and its telephone number at that location is (919) 659-9000. Additional information about Yadkin and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See the section of this joint proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page [•].

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INFORMATION ABOUT MERGER SUB

Merger Sub is a North Carolina corporation and a wholly-owned subsidiary of Yadkin. Merger Sub was formed by Yadkin for the sole purpose of consummating the merger.

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INFORMATION ABOUT NEWBRIDGE

NewBridge is the holding company for NewBridge Bank, a community focused bank headquartered in Greensboro, North Carolina with approximately $2.8 billion in assets. Through 42 branches, NewBridge Bank provides a comprehensive array of personal financial solutions including banking, lending and wealth management services. NewBridge Bank’s commercial teams provide customized lending services, including SBA loans, along with sophisticated deposit and treasury management solutions to small businesses and middle market corporations. With continuous operations dating back to 1910 in the Piedmont Triad Region of North Carolina (Greensboro-Winston-Salem-High Point), NewBridge Bank’s served markets have expanded to also include Charlotte-Gastonia-Concord, Raleigh-Durham-Chapel Hill, and Wilmington in North Carolina, and Greenville-Spartanburg and Charleston in South Carolina. NewBridge’s website is www.newbridgebank.com.

NewBridge’s common stock is traded on the NASDAQ under the symbol “NBBC.”

NewBridge’s principal executive offices are located 1501 Highwoods Boulevard, Suite 400 Greensboro, North Carolina 27410 and its telephone number at that location is (336) 369-0900. Additional information about NewBridge and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See the section of this joint proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page [•].

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THE MERGER

 The following discussion contains certain information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement attached as Annex A to this joint proxy statement/prospectus and incorporated herein by reference. We urge you to read carefully this entire joint proxy statement/prospectus, including the merger agreement attached as Annex A, for a more complete understanding of the merger.

Terms of the Merger

Each of the Yadkin board and the NewBridge board has unanimously approved the merger agreement. The merger agreement provides that (i) Merger Sub will merge with and into NewBridge, with NewBridge continuing as the surviving corporation in the merger and as a wholly-owned subsidiary of Yadkin, (ii) immediately thereafter, NewBridge will merge with and into Yadkin, with Yadkin continuing as the surviving corporation in the second-step merger and (iii) immediately following the completion of the integrated mergers, NewBridge Bank will merge with and into Yadkin Bank, with Yadkin Bank being the surviving entity in the bank merger.

In the merger, each issued and outstanding Class A and Class B share of NewBridge common stock, except for certain specified shares owned by Yadkin or NewBridge, will be converted into the right to receive 0.50 shares of Yadkin common stock. No fractional shares of Yadkin common stock will be issued in connection with the merger, and NewBridge shareholders will instead be entitled to receive cash in lieu thereof.

NewBridge shareholders are being asked to approve the merger agreement and Yadkin shareholders are being asked to approve the Yadkin share issuance. See the section of this joint proxy statement/prospectus entitled “The Merger Agreement” beginning on page [•] for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the completion of the merger and the provisions for terminating or amending the merger agreement.

Background of the Merger

The NewBridge board has regularly reviewed and discussed NewBridge’s business strategy, performance and prospects in the context of developments in the banking industry, the regulatory environment and the competitive landscape. Among other things, these discussions have included possible strategic alternatives available to NewBridge, such as potential acquisitions or business combinations involving other financial institutions. In connection with the evaluation of these strategic alternatives, Pressley A. Ridgill, President and Chief Executive Officer of NewBridge, has had, from time to time, informal discussions with representatives of other financial institutions. Discussions with one prospective strategic partner led in early 2015 to the NewBridge board’s consideration of a merger of equals agreement with that financial institution. Over a series of meetings the NewBridge board evaluated the characteristics and terms of the proposed combination. The NewBridge board ultimately determined to advise the prospective strategic partner that the NewBridge board could not reach a conclusion that the proposed merger was in the best interests of NewBridge’s shareholders. The prospective partner and NewBridge agreed to terminate further discussions.

In May and June of 2015, Mr. Ridgill received contacts from executives of other financial institutions expressing possible interest in NewBridge. The levels of interest varied. Mr. Ridgill reported these contacts to the NewBridge board. The NewBridge board authorized Mr. Ridgill to respond to such contacts with requests for greater detail and clarification of the level of interest.

In June, 2015, at the invitation of Scott M. Custer, President and Chief Executive Officer of Yadkin, Mr. Ridgill met with Mr. Custer, who expressed interest in exploring a possible combination of Yadkin and NewBridge. Mr. Ridgill and Mr. Custer agreed to meet again to discuss a possible transaction.

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In late July, 2015, Mr. Custer, Terry S. Earley, Executive Vice President and Chief Financial Officer of Yadkin, and Jonathan Hornaday, Director of Strategy and Corporate Development, of Yadkin, met with Mr. Ridgill and Ramsey K. Hamadi, Senior Executive Vice President and Chief Financial Officer of NewBridge. Representatives of Sandler O’Neill were also present. At this meeting, the parties held preliminary and general discussions regarding Yadkin’s and NewBridge’s respective businesses, strategies and management backgrounds as well as the potential operational and cultural fit between the two companies. At a high level, the executives discussed efficiencies that may be achieved by a combination of the companies.

On August 10, 2015, with the approval of the executive committee of the NewBridge board (which we refer to as the “NewBridge Executive Committee”), NewBridge formally engaged Sandler O’Neill to serve as its financial advisor in connection with the NewBridge board’s consideration of strategic alternatives, including the potential combination with Yadkin. Sandler O’Neill was selected to act as financial advisor to NewBridge in connection with NewBridge’s consideration of a possible business combination based on, among other factors, Sandler O’Neill’s reputation as a nationally recognized investment bank with a specialty in financial institutions, its experience in mergers and acquisitions, valuations, financing and capital markets and, having provided investment banking services to NewBridge in the past, Sandler O’Neill’s familiarity with NewBridge and NewBridge’s strategic goals, and the industries in which it competes. Because of Sandler O’Neill’s strong qualifications and its significant knowledge of NewBridge and the financial institutions mergers and acquisitions environment, the NewBridge board determined not to interview or engage with other investment banking firms in selecting a financial advisor for the proposed transaction.

Also on August 10, 2015, NewBridge and Yadkin entered into a mutual confidentiality agreement, so that both parties could commence a mutual due diligence investigation and engage in meaningful discussions on pricing and other material terms of a possible transaction. Over the next several weeks, the parties began conducting their due diligence investigations. Additionally, both directly in conversations with Mr. Custer and through representatives of Sandler O’Neill, discussions in general terms of a combination of NewBridge and Yadkin occurred. The NewBridge Executive Committee met a number of times during this period to evaluate the content of the discussions and provide guidance, as necessary. Also a number of financial analyses utilizing publicly available information and analysts’ estimates were provided to the NewBridge Executive Committee.

At the regularly scheduled meeting of the NewBridge board on August 19, 2015, Mr. Ridgill provided an update on recent calls he had received from several financial institutions expressing interest in a possible combination with NewBridge. Mr. Ridgill advised the board that one financial institution, Yadkin, had expressed a more definitive interest, that discussions were continuing and that if these discussions progressed to a sufficiently serious level warranting formal consideration, he would ask the chairman to call meetings of the board to discuss and evaluate options.

On August 19, the Yadkin board met to discuss the potential transaction with NewBridge. Members of Yadkin’s management team informed the Yadkin board of the status of discussions with NewBridge regarding a potential transaction and discussed potential transaction assumptions, structures and pricing.

On August 26, 2015, Yadkin presented NewBridge with a non-binding letter of intent relating to the possible acquisition of NewBridge by Yadkin. The letter of intent outlined the terms of the proposed combination, including Yadkin’s proposed exchange ratio range of 0.481 to 0.504, depending on the results of Yadkin’s due diligence review of NewBridge as well as other considerations including matters relating to employees and corporate governance. The NewBridge Executive Committee reviewed and considered all of the terms of Yadkin’s letter of intent, including the exchange ratio range and Mr. Ridgill’s ongoing role in the combined company. The NewBridge Executive Committee also directed representatives of Sandler O’Neill to contact a number of potential alternative merger partners, which it did shortly after initially receiving Yadkin’s letter of intent.

On September 1, the Yadkin board met to discuss preliminary due diligence findings and transaction structures relating to the proposed transaction. Representatives of KBW also attended the meeting. The Yadkin board expressed support for management to submit a revised non-binding letter of intent with a fixed exchange ratio of 0.50 shares of Yadkin common stock for each share of NewBridge common stock, subject to Yadkin’s intent to pay a special cash dividend before closing of up to $0.51 per share to Yadkin shareholders, and that prior to closing both companies would be permitted to continue to pay regular quarterly dividends at the current level.

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Over the next several weeks, NewBridge representatives negotiated for an improvement in the exchange ratio range and, on September 14, 2015, Yadkin presented a revised letter of intent to NewBridge. The revised letter of intent provided for a fixed exchange ratio of 0.50 shares of Yadkin common stock for each share of NewBridge common stock, expressed Yadkin’s intent to pay a special cash dividend before closing of up to $0.51 per share to Yadkin shareholders, and further provided that prior to closing both companies would be permitted to continue to pay regular quarterly dividends at the current level. The NewBridge Executive Committee communicated to Yadkin that it was willing to present the revised letter of intent to the NewBridge board with its favorable recommendation. Yadkin delivered an executed version of the revised letter of intent to NewBridge on September 15, 2015.

On September 16, 2015, the NewBridge board held a specially-called meeting, which was also attended by representatives of Sandler O’Neill and a representative of NewBridge’s legal counsel, Brooks, Pierce, McLendon, Humphrey and Leonard, L.L.P. (which we refer to as “Brooks Pierce”). At the meeting, Mr. Ridgill provided the directors with Yadkin’s revised letter of intent and a chronology of the events leading up to the consideration of a potential transaction with Yadkin. The NewBridge board and representatives of Sandler O’Neill engaged in a detailed review and discussion of Yadkin’s revised letter of intent and presentation materials that representatives of Sandler O’Neill had distributed to the directors. Representatives of Sandler O’Neill discussed, and the NewBridge board considered, the transaction multiples and ratios applicable to Yadkin’s proposal, compared those multiples and ratios to relevant precedent transactions in the Southeast from January 1, 2010 to date, and Sandler O’Neill’s net present value analysis of NewBridge. Sandler O’Neill’s representatives also discussed with the directors the strategic rationale for a combination with Yadkin and the pro forma characteristics the combined company would have, and provided an overview of Yadkin’s business, performance, competitive positioning and valuation metrics.

At that meeting, the representatives of Sandler O’Neill also reported on Sandler O’Neill’s efforts to contact potential alternative merger partners in accordance with the NewBridge Executive Committee’s previous direction. Representatives of Sandler O’Neill reported that the potential alternative merger partners who Sandler O’Neill contacted were evaluated based on their perceived capacity to offer merger considerations of at least as much as was being proposed by Yadkin, their current acquisition activities, the likely attractiveness of NewBridge’s franchise to them and other relevant factors. From this initial pool, representatives of Sandler O’Neill identified three financial institutions which it believed were able to offer, and reasonably likely to consider offering, a level of consideration equal to or greater than that proposed by Yadkin. Representatives of Sandler O’Neill reported that one company stated that its current acquisition activities made it impossible for it to consider an acquisition of a company having more than $2.0 billion in assets; and that the remaining companies expressed interest, engaged in initial information reviews, but indicated the likelihood of a level of merger consideration lower than that proposed by Yadkin. Representatives of Sandler O’Neill, the NewBridge Executive Committee and the NewBridge board also discussed the level of interest that other potential strategic partners might have in proceeding with a transaction at a level of consideration equal to or greater than that proposed by Yadkin. Representatives of Sandler O’Neill advised that, based on its analysis of publicly available financial information, market stock prices and other relevant data, the receipt of comparable or better offers was not reasonably likely.

Also at that meeting, a representative of Brooks Pierce discussed the NewBridge board’s fiduciary duties in connection with its evaluation of the Yadkin proposal and other strategic alternatives. Management, representatives of Sandler O’Neill and Brooks Pierce discussed with the board the potential benefits and risks related to a transaction with Yadkin. Following evaluation and consideration of these discussions, the NewBridge board authorized management to execute the revised letter of intent on behalf of NewBridge and move forward with a due diligence investigation of Yadkin and the negotiation of a definitive merger agreement. Following the meeting, NewBridge executed the revised letter of intent and delivered it to Yadkin.

On September 22 and 23, 2015, NewBridge held its annual board retreat, which was also attended by members of NewBridge’s management team, Sandler O’Neill and Brooks Pierce, among others. Representatives of Sandler O’Neill made a presentation to the board on the proposed combination with Yadkin. Mr. Custer attended the retreat on September 23, 2015, and presented Yadkin’s current business model, lines of business and Yadkin’s vision for the combined company.

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On September 22, 2015, Brooks Pierce received an initial draft of the merger agreement from Yadkin’s legal counsel, Skadden, Arps, Slate, Meagher & Flom LLP (which we refer to as “Skadden”). Between September 22, 2015, and October 7, 2015, Brooks Pierce and Skadden exchanged several drafts of the merger agreement and Skadden provided drafts of the other transaction documents, including a draft voting agreement and draft consulting agreement to be entered into between Yadkin and Mr. Ridgill in connection with the merger agreement, and engaged in numerous telephone conference calls as they negotiated the terms in the merger agreement and the other transaction documents. Wachtell, Lipton, Rosen & Katz (which we refer to as “Wachtell”), which had previously been engaged by NewBridge to provide additional legal assistance, also separately reviewed the draft merger agreement and related transaction documents. Brooks Pierce and Skadden also negotiated the disclosure schedules of each of Yadkin and NewBridge to the merger agreement. Also during this same time period, the parties worked to complete their respective due diligence reviews, which included on-site meetings and document review at both NewBridge’s and Yadkin’s principal executive offices. Throughout this time, Mr. Ridgill and Brooks Pierce regularly consulted with and updated the NewBridge Executive Committee on the status of the negotiations.

On October 7, 2015, the NewBridge board held a meeting to evaluate and consider the current proposed terms of the transaction with Yadkin. Members of NewBridge’s management team and representatives from Sandler O’Neill and Brooks Pierce were also in attendance. At the meeting, Mr. Ridgill updated the NewBridge board on the status of the proposed merger, and reviewed the strategic rationale and the anticipated benefits of the proposed transaction. Representatives of management, Sandler O’Neill and Brooks Pierce provided input on the results of the due diligence conducted on Yadkin. Representatives of Sandler O’Neill reviewed the financial aspects of the proposed merger, including the various financial methodologies used in its analysis. Representatives of Brooks Pierce provided an update on the status of the merger agreement and related transaction documents, and discussed with the board the directors’ fiduciary duties and the risks related to a transaction with Yadkin. The NewBridge board evaluated and discussed the current proposed terms of the transaction, including the material terms of the draft merger agreement and related transaction documents. Following these discussions, the board authorized management and counsel to continue negotiations regarding the merger agreement and related transaction documents, and authorized management to execute an extension to the letter of intent. Following the meeting, NewBridge executed the extension to the letter of intent and delivered it to Yadkin.

Between October 7, 2015 and October 12, 2015, Brooks Pierce continued to negotiate the outstanding terms of the merger agreement and related transaction documents at the direction of the NewBridge Executive Committee.

On October 9, 2015, the Yadkin board held an informational meeting to evaluate and consider the current proposed terms of the transaction with NewBridge. Members of Yadkin’s management team, representatives of Yadkin’s financial advisor, KBW, and representatives of Skadden were also in attendance. At the meeting, Mr. Custer updated the Yadkin board on the status of the proposed merger, and reviewed the strategic rationale and the anticipated benefits of the proposed transaction. Representatives of management provided input on the results of the due diligence conducted on NewBridge. Representatives of KBW and the Yadkin board discussed financial aspects of the proposed merger. Representatives of Skadden provided a detailed review of the terms and conditions of the merger agreement and related transaction documents. The Yadkin board evaluated and discussed the current proposed terms of the transaction, including the material terms of the draft merger agreement and related transaction documents.

On October 12, 2015, the NewBridge board held a meeting to further evaluate and consider the terms of the proposed transaction with Yadkin, and the adoption of the merger agreement and related transaction documents. Members of NewBridge’s management team and representatives from Sandler O’Neill, Brooks Pierce and Wachtell were also in attendance. At the meeting, Sandler O’Neill rendered its oral opinion to the NewBridge board, which was subsequently confirmed in writing, to the effect that, as of that date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Sandler O’Neill as set forth in such opinion, the exchange ratio in the merger was fair, from a financial point of view, to the holders of NewBridge common stock. See the section of this joint proxy statement/prospectus entitled “—Opinion of NewBridge’s Financial Advisor” beginning on page [•] for more information. Mr. Ridgill updated the NewBridge board on the status of the proposed merger. Representatives of Brooks Pierce and Wachtell discussed the terms of the merger agreement and related transaction documents (including the voting agreements and consulting agreement) with the board and further advised the board on its fiduciary duties. After considering the proposed terms of the merger agreement and related transaction documents and the various presentations of its financial and legal advisors, and taking into consideration the matters discussed during that meeting and prior meetings of the NewBridge board, including the strategic alternatives discussed at those meetings and the factors described under the section of this joint proxy statement/prospectus entitled “—NewBridge’s Reasons for the Merger; Recommendation of the NewBridge Board” beginning on page [•], the NewBridge board unanimously determined the merger, the merger agreement and the other transactions contemplated by the merger agreement, to be in the best interests of NewBridge and its shareholders, and the directors unanimously approved and adopted the merger agreement and the transactions contemplated by it and unanimously determined to recommend that NewBridge’s shareholders approve the merger agreement.

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Also on October 12, 2015, the Yadkin board held a meeting to further evaluate and consider the terms of the proposed transaction with NewBridge, and the adoption of the merger agreement and the related transaction documents. Members of Yadkin’s management team and representatives of KBW and Skadden were also in attendance. At the meeting, KBW reviewed the financial aspects of the merger and rendered to the Yadkin board an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in such opinion, the exchange ratio in the merger was fair, from a financial point of view, to Yadkin. See the section of this joint proxy statement/prospectus entitled “—Opinion of Yadkin’s Financial Advisor” beginning on page [•] for more information. Representatives of Skadden provided an update on the status of the merger agreement and related transaction documents. After considering the proposed terms of the merger agreement and related transaction documents and the various presentations of Yadkin’s financial and legal advisors, and taking into consideration the matters discussed during that meeting and prior meetings of the Yadkin board, including the factors described under the section of this joint proxy statement/prospectus entitled “—Yadkin’s Reasons for the Merger; Recommendation of the Yadkin Board” beginning on page [•], the Yadkin board unanimously approved and adopted the merger agreement and the transactions contemplated by it, including the Yadkin share issuance, and unanimously determined to recommend that Yadkin’s shareholders approve the Yadkin share issuance.

Subsequently, the merger agreement and related transaction documents were executed and delivered and the transaction announced on the morning of October 13, 2015 in a press release issued jointly by Yadkin and NewBridge.

NewBridge’s Reasons for the Merger; Recommendation of the NewBridge Board

After careful consideration, the NewBridge board, at a meeting held on October 12, 2015, determined that the merger agreement is in the best interests of NewBridge and its shareholders. Accordingly, the NewBridge board approved the merger agreement and unanimously recommends that NewBridge shareholders vote “FOR” the NewBridge merger proposal.

In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to recommend that its shareholders approve the NewBridge merger proposal, the NewBridge board evaluated the merger agreement, the merger and such other transactions in consultation with NewBridge management, as well as its legal counsel and financial advisor, and considered a number of factors in favor of the merger, including the following material factors, which are not presented in order of priority:

•	the NewBridge board’s familiarity with and review of NewBridge’s business, financial condition, results of operations and prospects, including, but not limited to, its business plan and its potential for growth, development, productivity and profitability;

•	the current and prospective environment in which NewBridge operates, including national and local economic conditions, the competitive environment for financial institutions generally, the increased regulatory burden on financial institutions generally and the trend toward consolidation in the financial services industry;

•	the NewBridge board’s belief that significant growth is required for NewBridge to be in a position to deliver a competitive return to its shareholders;

•	the NewBridge board’s review, with the assistance of NewBridge’s management and legal and financial advisors, of strategic alternatives to the merger, including the possibility of remaining independent;

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•	the NewBridge board’s review, based in part on the due diligence performed by NewBridge in connection with the transaction, of Yadkin’s business, financial condition, results of operations and management; the performance of Yadkin’s common stock on both a historical and prospective basis; the strategic fit between the parties; the potential synergies expected from the merger; the geographic fit between NewBridge’s and Yadkin’s service areas; and the business risks associated with the merger;

•	the expectation that the merger will provide holders of NewBridge common stock the opportunity to receive a substantial premium over the historical trading prices for their shares and that the exchange of shares of Yadkin common stock for NewBridge common stock is expected to be tax-free for U.S. federal income tax purposes;

•	the expected pro forma financial impact of the transaction, taking into account anticipated cost savings and other factors, on both NewBridge shareholders and Yadkin shareholders;

•	the NewBridge board’s expectation that the combined company will have a strong capital position upon completion of the transaction;

•	the structure of the transaction as a stock-for-stock merger following which NewBridge’s existing shareholders will continue to participate in the future success of the combined company and reap the benefits of any synergies achieved or any future transactions that might be pursued by the combined company;

•	the fact that the exchange ratio is fixed, which the NewBridge board believes is consistent with market practice for transactions of this type and with the strategic purpose of the transaction;

•	the lack of prospects for a superior offer for a strategic combination;

•	the NewBridge board’s review with its legal and financial advisors of the financial and other terms of the merger agreement, including the fixed exchange ratio, expected tax treatment, and deal protection and termination fee provisions;

•	the opinion, dated October 12, 2015, of Sandler O’Neill to the NewBridge board as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of NewBridge common stock of the exchange ratio in the merger, as more fully described below under the section of this joint proxy statement/prospectus entitled “—Opinion of NewBridge’s Financial Advisor” on page [•];

•	the similarity between NewBridge’s and Yadkin’s management philosophies, approaches and commitments to the communities, customers and shareholders they each serve and their respective employees;

•	the effects of the merger on NewBridge’s employees, including the prospects for continued employment and the severance and other benefits agreed to be provided by Yadkin;

•	the impact of the merger on depositors, customers and communities served by NewBridge and the expectation that the combined entity will continue to provide quality service to the communities and customers currently served by NewBridge; and

•	The enhanced likelihood of realizing the strategic benefits of the proposed combination that the NewBridge board believes will result from the continuity provided to NewBridge shareholders by the corporate governance aspects of the proposed combination including the consulting agreement to be entered into between Yadkin and Mr. Ridgill and Yadkin’s agreement, upon the closing of the merger, to appoint five current members of the NewBridge board as directors of Yadkin and Yadkin Bank and make appointments to the Yadkin Executive Committee so as to establish equivalent pro forma representation.

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The NewBridge board also considered potential risks relating to the merger, including the following:

•	the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions;

•	the potential for diversion of management and employee attention, and for employee attrition, during the period prior to the completion of the merger and the potential effect on NewBridge’s business and relations with customers, service providers and other stakeholders, whether or not the merger is completed;

•	the merger agreement provisions generally requiring NewBridge to conduct its business in the ordinary course and the other restrictions on the conduct of NewBridge’s business prior to completion of the merger, which may delay or prevent NewBridge from undertaking business opportunities that may arise pending completion of the merger;

•	with stock consideration based on a fixed exchange ratio, the risk that the consideration to be paid to NewBridge shareholders could be adversely affected by a decrease in the trading price of Yadkin common stock during the pendency of the merger;

•	legal claims from purported shareholders challenging the merger;

•	expected benefits and synergies sought in the merger, including cost savings and Yadkin’s ability to successfully market its financial products to NewBridge’s customers, may not be realized or may not be realized within the expected time period;

•	the challenges of integrating the businesses, operations and employees of NewBridge and Yadkin;

•	certain provisions of the merger agreement prohibit NewBridge from soliciting, and limit its ability to respond to, proposals for alternative transactions;

•	NewBridge’s obligation to pay Yadkin a termination fee of $18 million and documented out-of-pocket expenses in certain circumstances, as described in the section entitled “The Merger Agreement—Termination Fee” on page [•], may deter others from proposing an alternative transaction that may be more advantageous to NewBridge’s shareholders;

•	NewBridge’s directors and executive officers may have interests in the merger that are different from or in addition to those of its shareholders generally, as described in the section entitled “Interests of Certain Persons in the Merger—Interests of NewBridge Executive Officers and Directors in the Merger” on page [•]; and

•	the other risks described in the section of this joint proxy statement/prospectus entitled “Risk Factors” beginning on page [•] and the risks of investing in Yadkin common stock identified in the Risk Factors sections of Yadkin’s periodic reports filed with the SEC and incorporated by reference herein.

In reaching its decision to recommend approval of the NewBridge merger-related compensation proposal to NewBridge shareholders, the NewBridge board, considered, among other things, (i) that the various plans and arrangements pursuant to which change of control, equity acceleration and other payments are required by their terms to be made, have previously formed part of NewBridge’s overall compensation program for its named executive officers, which program has been disclosed to NewBridge shareholders as required by the rules of the SEC in the Compensation Discussion and Analysis and related sections of NewBridge’s annual proxy statements and which received non-binding shareholder approval at NewBridge’s annual meetings since 2011, and (ii) the necessity of preserving NewBridge’s business prior to the closing of the merger and in the event the merger is not completed.

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The foregoing discussion of the factors considered by the NewBridge board is not intended to be exhaustive, but, rather, includes the material factors considered by the NewBridge board. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the NewBridge board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The NewBridge board considered all these factors as a whole, including discussions with, and questioning of, NewBridge’s management and NewBridge’s financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination. It should be noted that this explanation of the NewBridge board’s reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section of this joint proxy statement/prospectus entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page [•].

For the reasons set forth above, the NewBridge board determined that the merger agreement and the transactions contemplated thereby are advisable and in the best interests of NewBridge and its shareholders, and approved the merger agreement. The NewBridge board recommends that the NewBridge shareholders vote “FOR” the NewBridge merger proposal.

Opinion of NewBridge’s Financial Advisor

By letter dated August 10, 2015, NewBridge retained Sandler O’Neill to act as financial advisor to the NewBridge board in connection with NewBridge’s consideration of a possible business combination. Sandler O’Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

Sandler O’Neill acted as financial advisor in connection with the proposed merger and participated in certain of the negotiations leading to the execution of the merger agreement. At the October 12, 2015 meeting at which the NewBridge board considered and discussed the terms of the merger agreement and the merger, Sandler O’Neill delivered to the NewBridge board its oral opinion, which was subsequently confirmed in writing, that, as of such date, the exchange ratio was fair to the holders of NewBridge common stock from a financial point of view. The full text of Sandler O’Neill’s opinion is attached as Annex D to this joint proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Holders of NewBridge common stock are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.

Sandler O’Neill’s opinion speaks only as of the date of the opinion. The opinion was directed to the NewBridge board in connection with its consideration of the merger and is directed only to the fairness, from a financial point of view, of the exchange ratio to the holders of NewBridge common stock. Sandler O’Neill’s opinion does not constitute a recommendation to any holder of NewBridge common stock as to how such holder of NewBridge common stock should vote with respect to the merger or any other matter. It does not address the underlying business decision of NewBridge to engage in the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for NewBridge or the effect of any other transaction in which NewBridge might engage. Sandler O’Neill did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by NewBridge’s officers, directors, or employees, or class of such persons, relative to the merger consideration to be received by NewBridge’s common shareholders. Sandler O’Neill’s opinion was approved by Sandler O’Neill’s fairness opinion committee.

In connection with rendering its opinion, Sandler O’Neill reviewed, among other things:

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•	a draft of the merger agreement, dated October 9, 2015;

•	certain publicly available financial statements and other historical financial information of NewBridge that Sandler O’Neill deemed relevant;

•	certain publicly available financial statements and other historical financial information of Yadkin that Sandler O’Neill deemed relevant;

•	publicly available mean and median analyst earnings per share estimates for NewBridge for the years ending December 31, 2015 and December 31, 2016 and an estimated long-term annual balance sheet and earnings growth rate and dividend per share payout for the years thereafter as reviewed with and confirmed by the senior management of NewBridge;

•	publicly available mean and median analyst earnings per share estimates for Yadkin for the years ending December 31, 2015 and December 31, 2016 and an estimated long-term annual balance sheet and earnings growth rate and dividend per share payout for the years thereafter as reviewed with and confirmed by the senior management of Yadkin;

•	the relative contributions of assets, liabilities, equity and earnings of NewBridge and Yadkin to the combined entity;

•	the pro forma financial impact of the merger on Yadkin based on certain assumptions relating to transaction expenses, an extraordinary dividend of $0.50 per share of Yadkin common stock prior to the effective time of the merger (which we refer to as the “Yadkin special dividend”) and certain cost savings, as provided by the senior management of Yadkin, as well as certain assumptions relating to purchase accounting adjustments, as provided by the senior managements NewBridge of Yadkin;

•	a comparison of certain stock trading, financial and other information for NewBridge and Yadkin with similar publicly available information for certain other banking institutions, the securities of which are publicly traded;

•	the publicly disclosed financial terms of certain other recent merger and acquisition transactions in the banking sector;

•	the current market environment generally and the banking environment in particular; and

•	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O’Neill considered relevant.

Sandler O’Neill also discussed with certain members of senior management of NewBridge the business, financial condition, results of operations and prospects of NewBridge and held similar discussions with the senior management of Yadkin regarding the business, financial condition, results of operations and prospects of Yadkin.

In performing its review, Sandler O’Neill relied upon, without independent verification, the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by NewBridge and Yadkin or that was otherwise reviewed by it and Sandler O’Neill assumed such accuracy and completeness for purposes of preparing its opinion. Sandler O’Neill further relied on the assurances of the respective managements of NewBridge and Yadkin that they were not aware of any facts or circumstances that would have made any of such information inaccurate or misleading in any material respect. Sandler O’Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of NewBridge or Yadkin or any of their respective subsidiaries. Sandler O’Neill did not make an independent evaluation of the adequacy of the allowance for loan losses of NewBridge, Yadkin or the combined entity after the merger and did not review any individual credit files relating to NewBridge or Yadkin. Sandler O’Neill assumed, with NewBridge’s consent, that the respective allowances for loan losses for both NewBridge and Yadkin were adequate to cover such losses and would be adequate on a pro forma basis for the combined entity.

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In preparing its analyses, Sandler O’Neill used publicly available mean and median analyst earnings per share estimates for NewBridge for the years ending December 31, 2015 and December 31, 2016, and an estimated long-term annual balance sheet and earnings growth rate and dividend per share payout for the years thereafter as reviewed with and confirmed by the senior management of NewBridge. In addition, in preparing its analyses, Sandler O’Neill used publicly available mean and median analyst earnings per share estimates for Yadkin for the years ending December 31, 2015 and December 31, 2016, and an estimated long-term annual balance sheet and earnings growth rate and dividend per share payout for the years thereafter as reviewed with and confirmed by the senior management of Yadkin. Sandler O’Neill also received and used in its analyses certain assumptions related to transaction expenses, the Yadkin special dividend and certain cost savings, as provided by the senior management of Yadkin, as well as certain assumptions related to purchase accounting adjustments, as provided by the senior managements of NewBridge and Yadkin. With respect to those estimates, the senior managements of NewBridge and Yadkin confirmed to Sandler O’Neill that they reflected the best currently available estimates of the managements of NewBridge and Yadkin, respectively, and Sandler O’Neill assumed that such estimates would be achieved. Sandler O’Neill expressed no opinion as to such estimates or the assumptions on which they were based. Sandler O’Neill assumed that there had been no material change in the respective assets, financial condition, results of operations, business or prospects of NewBridge or Yadkin since the date of the most recent financial statements made available to it. Sandler O’Neill also assumed in all respects material to its analysis that NewBridge and Yadkin would remain as going concerns for all periods relevant to its analyses. Sandler O’Neill expressed no opinion as to any of the legal, accounting and tax matters relating to the merger and any other transactions contemplated in connection therewith.

Sandler O’Neill also assumed, with NewBridge’s consent, that (i) each of the parties to the merger agreement would comply in all material respects with all material terms of the merger agreement, that all of the representations and warranties contained in the merger agreement were true and correct in all material respects, that each of the parties to the merger agreement would perform in all material respects all of the covenants required to be performed by such party under the merger agreement and that the conditions precedent in the merger agreement were not waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the merger, no material delay, limitation, restriction or condition would be imposed that would have an adverse effect on NewBridge, Yadkin or the merger, and (iii) the merger and any related transaction would be consummated in accordance with the terms of the merger agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements.

Sandler O’Neill’s analyses and the views expressed therein are necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to Sandler O’Neill as of, the date of its opinion. Events occurring after the date of the opinion could materially affect Sandler O’Neill’s views. Sandler O’Neill has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date thereof.

In rendering its opinion, Sandler O’Neill performed a variety of financial analyses. The summary below is not a complete description of all the analyses underlying Sandler O’Neill’s opinion or the presentation made by Sandler O’Neill to the NewBridge board, but is a summary of the material analyses performed and presented by Sandler O’Neill. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O’Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O’Neill’s comparative analyses described below is identical to NewBridge or Yadkin and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of NewBridge and Yadkin and the companies to which they are being compared. In arriving at its opinion, Sandler O’Neill did not attribute any particular weight to any analysis or factor that it considered. Rather, Sandler O’Neill made qualitative judgments as to the significance and relevance of each analysis and factor. Sandler O’Neill did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion, rather, Sandler O’Neill made its determination as to the fairness of the merger consideration on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole.

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In performing its analyses, Sandler O’Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of NewBridge, Yadkin and Sandler O’Neill. The analyses performed by Sandler O’Neill are not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Sandler O’Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the NewBridge board at its October 12, 2015, meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O’Neill’s analyses do not necessarily reflect the value of NewBridge common stock or the prices at which NewBridge or Yadkin common stock may be sold at any time. The analyses of Sandler O’Neill and its opinion were among a number of factors taken into consideration by the NewBridge board in making its determination to approve the merger agreement and the analyses described below should not be viewed as determinative of the decision of the NewBridge board or management with respect to the fairness of the merger.

Summary of Proposed Merger Consideration and Implied Transaction Metrics

Sandler O’Neill reviewed the financial terms of the proposed merger. As described in the merger agreement, each share of NewBridge common stock outstanding immediately prior to the effective time of the merger, other than certain shares described in the merger agreement, will be converted into the right to receive 0.50 shares of the voting common stock of Yadkin. Using the closing stock price of Yadkin common stock on the NYSE as of October 9, 2015, or $22.61, Sandler O’Neill calculated an aggregate implied transaction value of approximately $452.7 million, or a transaction price per share of approximately $11.31. Based upon financial information for NewBridge as of or for the twelve months ended June 30, 2015 (unless otherwise indicated), Sandler O’Neill calculated the following implied transaction metrics:

Transaction Price / Tangible Book Value Per Share:	195%
Transaction Price / LTM Earnings Per Share:	22.6	x
Transaction Price / 2015 Analyst Estimated Earnings Per Share(¹):	18.9	x
Tangible Book Premium / Core Deposits(²):	13.8%
One Day Market Premium(³):	27.6%

(1)	Based on median analyst earnings per share estimates as reported by Bloomberg.
(2)	Tangible book premium to core deposits calculated as (deal value – tangible equity) / (core deposits); Core Deposits defined as deposits, less time deposit accounts with balances over $100,000, foreign deposits and unclassified deposits.
(3)	Based upon the closing price for NewBridge common stock on October 9, 2015.

Stock Trading History

Sandler O’Neill reviewed the historical publicly reported trading prices of NewBridge common stock and Yadkin common stock for the three-year period ended October 9, 2015. Sandler O’Neill then compared the relationship between the movements in the price of NewBridge and Yadkin common stock, respectively, to movements in their respective peer groups (as described on pages [•] and [•]) as well as certain stock indices.

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NewBridge’s Three-Year Stock Performance

	Beginning Value October 9, 2012	Ending Value October 9, 2015
NewBridge	100%	188.0%
NewBridge Peers	100%	127.8%
NASDAQ Bank Index	100%	148.4%
S&P 500 Index	100%	139.8%

Yadkin’s Three-Year Stock Performance

	Beginning Value October 9, 2012	Ending Value October 9, 2015
Yadkin	100%	130.5%
Yadkin Peers	100%	184.4%
NASDAQ Bank Index	100%	148.4%
S&P 500 Index	100%	139.8%

Comparable Company Analyses

Sandler O’Neill used publicly available information to compare selected financial information for NewBridge with a group of financial institutions selected by Sandler O’Neill. The NewBridge peer group consisted of major exchange traded banks headquartered in Virginia and North Carolina with assets between $1.5 billion and $5.0 billion, excluding announced merger targets. The NewBridge peer group consisted of the following companies:

Yadkin Financial Corporation	BNC Bancorp
Cardinal Financial Corporation	First Bancorp
HomeTrust Bancshares, Inc.	First Community Bancshares, Inc.
Park Sterling Corporation	CommunityOne Bancorp
Hampton Roads Bankshares, Inc.	WashingtonFirst Bankshares, Inc.
American National Bankshares, Inc.

The analysis compared publicly available financial information for NewBridge with corresponding data for the NewBridge peer group as of or for the twelve months ended June 30, 2015 (unless otherwise indicated), with pricing data as of October 9, 2015. The table below sets forth the data for NewBridge and the median, mean, high and low data for the NewBridge peer group.

NewBridge Comparable Company Analysis

	NewBridge		Peer Group Median		Peer Group Mean		Peer Group High		Peer Group Low
Total assets (in millions)	$2,779		$2,492		$2,785		$4,327		$1,524
Tangible common equity/Tangible assets	8.23%		9.97%		9.70%		12.62%		7.66%
Leverage ratio	8.92%		10.60%		10.33%		11.91%		8.31%
Total risk-based capital ratio	12.00%		14.37%		14.21%		17.03%		11.30%
LTM Return on average assets	0.75%		0.87%		1.37%		7.13%		0.32%
LTM Return on average equity	8.09%		6.73%		13.84%		82.69%		2.12%
LTM Net interest margin	3.67%		3.76%		3.83%		4.43%		3.22%
LTM Efficiency ratio	65.9%		66.2%		68.3%		87.0%		56.3%
Loan loss reserves/Gross loans	1.06%		1.21%		1.06%		1.74%		0.28%
Non-performing assets¹/Total assets	0.32%		1.48%		1.54%		4.10%		0.03%
Net charge-offs/Average loans	0.12%		0.07%		0.13%		0.81%		(0.15)%
Price/Tangible book value	153%		143%		154%		226%		104%
Price/LTM Earnings per share	17.7	x	16.2	x	17.1	x	21.4	x	13.9	x
Price/2015 Earnings per share²	15.4	x	15.2	x	18.0	x	29.4	x	13.3	x
Price/2016 Earnings per share²	12.7	x	13.5	x	16.0	x	25.4	x	12.1	x
Current Dividend Yield	0.7%		1.7%		1.5%		3.8%		0.0%
LTM Dividend Ratio	9.0%		17.1%		21.3%		61.3%		0.0%
Market value (in millions)	$346		$341		$426		$851		$194

(1)	Nonperforming assets include nonaccrual loans and leases, renegotiated loans and leases and real estate owned.
(2)	Based on median analyst earnings per share estimates as reported by FactSet.

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Sandler O’Neill used publicly available information to perform a similar analysis for Yadkin and a group of financial institutions as selected by Sandler O’Neill. The Yadkin peer group consisted of major exchange traded banks headquartered in Alabama, Arkansas, Florida, Georgia, Mississippi, North Carolina, South Carolina Tennessee, Virginia, or West Virginia with assets between $3.0 billion and $6.0 billion, excluding targets of announced transactions. The Yadkin peer group consisted of the following companies:

Renasant Corporation	Ameris Bancorp
ServisFirst Bancshares, Inc.	BNC Bancorp
CenterState Banks, Inc.	Cardinal Financial Corporation
City Holding Company	Fidelity Southern Corporation
State Bank Financial Corporation	Seacoast Banking Corporation of Florida
First Bancorp

The analysis compared publicly available financial information for Yadkin with corresponding data for the Yadkin peer group as of or for the twelve months ended June 30, 2015 (unless otherwise indicated), with pricing data as of October 9, 2015. The table below sets forth the data for Yadkin and the median, mean, high and low data for the Yadkin peer group.

Yadkin Comparable Company Analysis

	Yadkin		Peer Group Median		Peer Group Mean		Peer Group High		Peer Group Low
Total assets (in millions)	$4,327		$3,765		$4,013		$5,899		$3,212
Tangible common equity/Tangible assets	9.16%		8.85%		9.26%		14.81%		7.46%
Leverage ratio	9.22%		10.21%		10.52%		14.92%		8.31%
Total risk-based capital ratio	11.85%		13.71%		14.34%		20.28%		11.30%
LTM Return on average assets	0.89%		0.93%		1.03%		1.62%		0.45%
LTM Return on average equity	6.73%		8.64%		9.47%		14.79%		4.36%
LTM Net interest margin	4.43%		4.10%		4.06%		5.04%		3.40%
LTM Efficiency ratio	59.4%		61.6%		60.5%		72.9%		38.7%
Loan loss reserves/Gross loans	0.28%		0.93%		0.97%		1.40%		0.61%
Non-performing assets¹/Total assets	0.96%		1.30%		1.26%		2.68%		0.03%
Net charge-offs/Average loans	0.12%		0.06%		0.15%		0.81%		(0.15)%
Price/Tangible book value	188%		208%		199%		256%		132%
Price/LTM Earnings per share	20.6	x	18.0	x	18.6	x	28.0	x	12.5	x
Price/2015 Earnings per share²	15.2	x	16.5	x	17.3	x	28.0	x	11.7	x
Price/2016 Earnings per share²	13.5	x	14.6	x	14.3	x	16.9	x	12.0	x
Current Dividend Yield	1.8%		1.3%		1.4%		3.5%		0.0%
LTM Dividend Ratio	9.1%		22.6%		22.0%		45.4%		0.0%
Market value (in millions)	$717		$750		$763		$1,385		$341

(1)	Nonperforming assets include nonaccrual loans and leases, renegotiated loans and leases and real estate owned.
(2)	Based on median analyst earnings per share estimates as reported by FactSet.

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Analysis of Selected Merger Transactions

Sandler O’Neill reviewed two groups of recent merger and acquisition transactions. The first group consisted of twelve regional bank and thrift transactions announced between January 1, 2013 and October 9, 2015, with deal values between $200 million and $500 million (which we refer to as the “Regional Precedent Transactions”).

The Regional Precedent Transactions group was composed of the following transactions:

Buyer	Target
Valley National Bancorp	CNLBancshares Inc.
United Community Banks Inc.	Palmetto Bancshares Inc.
Renasant Corp.	Heritage Financial Group Inc.
IBERIABANK Corp.	Old Florida Bancshares Inc.
Valley National Bancorp	1st United Bancorp Inc.
Simmons First National Corp.	Community First Bancshares Inc
Bank of the Ozarks Inc.	Summit Bancorp Inc.
Yadkin Financial Corporation	VantageSouth Bancshares
Home BancShares Inc.	Liberty Bancshares Inc
Union First Market Bkshs Corp.	StellarOne Corp.
SCBT Financial Corp.	First Financial Holdings Inc.
United Bankshares Inc.	Virginia Commerce Bancorp Inc.

Using the latest publicly available information prior to the announcement of the relevant transaction, Sandler O’Neill reviewed the following transaction metrics: transaction price to last-twelve-months earnings per share, transaction price to estimated earnings per share, transaction price to tangible book value per share, tangible book premium to core deposits, and 1-day market premium. Sandler O’Neill compared the indicated transaction metrics for the merger to the median, mean, high and low metrics of the Regional Precedent Transactions group.

	NewBridge/ Yadkin		Median Precedent Transactions		Mean Precedent Transactions		High Precedent Transactions		Low Precedent Transactions
Transaction price/LTM earnings per share	22.6	x	21.6	x	23.1	x	53.1	x	11.9	x
Transaction price/Estimated earnings per share¹:	18.9	x	18.8	x	19.6	x	24.0	x	15.3	x
Transaction price/Tangible book value per share:	195%		171%		166%		185%		132%
Core deposit premium²:	13.8%		10.3%		9.1%		12.2%		3.4%
1-Day market premium:	27.6%		16.8%		20.6%		72.1%		(3.2)%

1)	Based on median analyst earnings per share estimates as reported by FactSet. Estimated EPS data was not publicly available for the Valley National Bancorp./ CNLBancshares Inc. transaction, the IBERIABANK Corp./ Old Florida Bancshares Inc. transaction, the Simmons First National Corp. / Community First Bancshares Inc transaction, the Bank of the Ozarks Inc./ Summit Bancorp Inc. transaction, and the Home BancShares Inc. / Liberty Bancshares Inc transaction.
(2)	Tangible book premium to core deposits calculated as (deal value – tangible equity) / (core deposits); core deposits defined as deposits, less time deposit accounts with balances over $100,000, foreign deposits and unclassified deposits.

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Sandler O’Neill reviewed a second group of selected merger and acquisition transactions. The group consisted of nineteen nationwide bank and thrift transactions announced between January 1, 2014 and October 9, 2015, with deal values between $200 million and $500 million (which we refer to as the “Nationwide Precedent Transactions”).

The Nationwide Precedent Transactions group was composed of the following transactions:

Buyer	Target
F.N.B. Corp.	Metro Bancorp Inc.
Valley National Bancorp	CNLBancshares Inc.
United Community Banks Inc.	Palmetto Bancshares Inc.
Western Alliance Bancorp	Bridge Capital Holdings
Renasant Corp.	Heritage Financial Group Inc.
WesBanco Inc.	ESB Financial Corp.
IBERIABANK Corp.	Old Florida Bancshares Inc.
Ford Financial Fund II L.P.	Mechanics Bank
BB&T Corp.	Bank of Kentucky Finl Corp.
Bank of the Ozarks Inc.	Intervest Bancshares Corp.
TowneBank	Franklin Financial Corp.
Simmons First National Corp.	Liberty Bancshares Inc.
Valley National Bancorp	1st United Bancorp Inc.
Simmons First National Corp.	Community First Bancshares Inc.
Southside Bancshares Inc.	OmniAmerican Bancorp Inc.
Bank of the Ozarks Inc.	Summit Bancorp Inc.
Yadkin Financial Corporation	VantageSouth Bancshares
BancorpSouth Inc.	Central Community Corp.
Center Bancorp Inc.	ConnectOne Bancorp Inc.

Using the latest publicly available information prior to the announcement of the relevant transaction, Sandler O’Neill reviewed the following transaction metrics: transaction price to last-twelve-months earnings per share, transaction price to estimated earnings per share, transaction price to tangible book value per share, tangible book premium to core deposits, and 1-day market premium. Sandler O’Neill compared the indicated transaction metrics for the merger to the median, mean, high and low metrics of the Nationwide Precedent Transactions group.

	NewBridge/ Yadkin		Median Precedent Transactions		Mean Precedent Transactions		High Precedent Transactions		Low Precedent Transactions
Transaction price/LTM earnings per share	22.6	x	22.5	x	23.8	x	53.1	x	11.9	x
Transaction price/Estimated earnings per share¹:	18.9	x	21.0	x	21.7	x	32.5	x	16.9	x
Transaction price/Tangible book value per share:	195%		176%		175%		222%		111%
Core deposit premium²:	13.8%		11.5%		11.6%		18.3%		2.8%
1-Day market premium:	27.6%		18.9%		26.7%		72.1%		(3.2)%

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(1)	Based on median analyst earnings per share estimates as reported by FactSet. Estimated EPS data was not publicly available for the Valley National Bancorp./ CNLBancshares Inc. transaction, the WesBanco Inc./ ESB Financial Corp. transaction, the IBERIABANK Corp./ Old Florida Bancshares Inc. transaction, the Ford Financial Fund II L.P./ Mechanics Bank transaction, the Bank of the Ozarks Inc./ Intervest Bancshares Corp. transaction, the Simmons First National Corp. / Liberty Bancshares Inc. transaction, the Simmons First National Corp./ Community First Bancshares Inc transaction, the Bank of the Ozarks Inc./ Summit Bancorp Inc. transaction, and the BancorpSouth Inc. / Central Community Corp. transaction.
(2)	Tangible book premium to core deposits calculated as (deal value – tangible equity) / (core deposits); core deposits defined as deposits, less time deposit accounts with balances over $100,000, foreign deposits and unclassified deposits.

Net Present Value Analyses

Sandler O’Neill performed an analysis that estimated the net present value per share of NewBridge common stock, assuming NewBridge performed in accordance with publicly available median analyst earnings estimates for NewBridge for the years ending December 31, 2015 and December 31, 2016 and earnings estimates for NewBridge for the years ending December 31, 2017 and December 31, 2018 calculated based on an estimated long-term annual balance sheet and earnings growth rate and dividend per share payout as reviewed with and confirmed by the senior management of NewBridge. To approximate the terminal value of NewBridge common stock at December 31, 2018, Sandler O’Neill applied price to 2018 earnings multiples ranging from 14.0x to 19.0x and multiples of December 31, 2018 tangible book value ranging from 100% to 200%. The terminal values were then discounted to present values using different discount rates ranging from 10.0% to 14.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of NewBridge common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of NewBridge common stock of $7.61 to $11.61 when applying multiples of earnings and $5.38 to $11.95 when applying multiples of tangible book value.

Earnings Per Share Multiples

Discount Rate	14.0x	15.0x	16.0x	17.0x	18.0x	19.0x
10.0%	$8.61	$9.21	$9.81	$10.41	$11.01	$11.61
11.0%	$8.34	$8.93	$9.51	$10.09	$10.67	$11.25
12.0%	$8.09	$8.65	$9.22	$9.78	$10.34	$10.90
13.0%	$7.84	$8.39	$8.94	$9.48	$10.03	$10.57
14.0%	$7.61	$8.14	$8.67	$9.20	$9.72	$10.25

Tangible Book Value Multiples

Discount Rate	100%	120%	140%	160%	180%	200%
10.0%	$6.08	$7.26	$8.43	$9.60	$10.78	$11.95
11.0%	$5.90	$7.03	$8.17	$9.31	$10.44	$11.58
12.0%	$5.72	$6.82	$7.92	$9.02	$10.12	$11.22
13.0%	$5.54	$6.61	$7.68	$8.75	$9.81	$10.88
14.0%	$5.38	$6.41	$7.45	$8.48	$9.52	$10.55

Sandler O’Neill also considered and discussed with the NewBridge board how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis, assuming NewBridge’s net income varied from 30% above estimates to 30% below estimates. This analysis resulted in the following range of per share values for NewBridge common stock, applying the price to 2018 earnings multiples range of 14.0x to 19.0x referred to above and a discount rate of 13.94%.

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Earnings Per Share Multiples

Annual Estimate Variance	14.0x	15.0x	16.0x	17.0x	18.0x	19.0x
(30.0)%	$5.72	$6.12	$6.51	$6.91	$7.30	$7.70
(20.0)%	$6.51	$6.96	$7.41	$7.86	$8.31	$8.76
(10.0)%	$7.30	$7.81	$8.31	$8.82	$9.33	$9.83
0.0%	$8.09	$8.65	$9.22	$9.78	$10.34	$10.90
10.0%	$8.88	$9.50	$10.12	$10.74	$11.35	$11.97
20.0%	$9.67	$10.34	$11.02	$11.69	$12.37	$13.04
30.0%	$10.45	$11.19	$11.92	$12.65	$13.38	$14.11

Sandler O’Neill also performed an analysis that estimated the net present value per share of Yadkin common stock, assuming that Yadkin performed in accordance with publicly available median analyst earnings per share estimates for Yadkin for the years ending December 31, 2015 and December 31, 2016 and earnings estimates for Yadkin for the years ending December 31, 2017 and December 31, 2018 calculated based on an estimated long-term annual balance sheet and earnings growth rate and dividend per share payout as reviewed with and confirmed by the senior management of Yadkin. To approximate the terminal value of Yadkin common stock at December 31, 2018, Sandler O’Neill applied price to 2018 earnings multiples ranging from 13.0x to 21.0x and multiples of December 31, 2018 tangible book value ranging from 140% to 260%. The terminal values were then discounted to present values using different discount rates ranging from 9.0% to 13.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Yadkin common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of Yadkin common stock of $18.24 to $32.61 when applying earnings multiples and $16.96 to $34.59 when applying multiples of tangible book value.

Earnings Per Share Multiples

Discount Rate	13.0x	15.0x	17.0x	19.0x	21.0x
9.0%	$20.65	$23.64	$26.63	$29.62	$32.61
10.0%	$20.01	$22.90	$25.80	$28.70	$31.59
11.0%	$19.40	$22.20	$25.01	$27.81	$30.62
12.0%	$18.81	$21.53	$24.25	$26.97	$29.68
13.0%	$18.24	$20.88	$23.52	$26.15	$28.79

Tangible Book Value Multiples

Discount Rate	140%	170%	200%	230%	260%
9.0%	$19.19	$23.04	$26.89	$30.74	$34.59
10.0%	$18.60	$22.33	$26.06	$29.79	$33.52
11.0%	$18.03	$21.64	$25.26	$28.87	$32.48
12.0%	$17.48	$20.98	$24.49	$27.99	$31.49
13.0%	$16.96	$20.35	$23.75	$27.14	$30.54

Sandler O’Neill also considered and discussed with the NewBridge board how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming Yadkin’s net income varied from 30% above estimates to 30% below estimates. This analysis resulted in the following range of per share values for Yadkin common stock, applying the price to 2018 earnings multiples range of 13.0x to 21.0x referred to above and a discount rate of 12.18%.

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Earnings Per Share Multiples

Annual Estimate Variance	13.0x	15.0x	17.0x	19.0x	21.0x
(30.0)%	$13.93	$15.89	$17.85	$19.82	$21.78
(20.0)%	$15.75	$17.99	$20.24	$22.48	$24.73
(10.0)%	$17.57	$20.10	$22.62	$25.15	$27.67
0.0%	$19.40	$22.20	$25.01	$27.81	$30.62
10.0%	$21.22	$24.31	$27.39	$30.48	$33.56
20.0%	$23.04	$26.41	$29.78	$33.14	$36.51
30.0%	$24.87	$28.51	$32.16	$35.81	$39.46

In connection with its analyses, Sandler O’Neill considered and discussed with the NewBridge board how the present value analyses would be affected by changes in the underlying assumptions. Sandler O’Neill noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

Pro Forma Merger Analysis

Sandler O’Neill analyzed certain potential pro forma effects of the merger, based on the following assumptions: (i) the merger closes in the second calendar quarter of 2016; (ii) 100% of the outstanding shares of NewBridge common stock are converted into the stock consideration at the Exchange Ratio; and (iii) all outstanding NewBridge stock options will convert into Yadkin options in accordance with the merger agreement. Sandler O’Neill also utilized the following: (a) estimated earnings per share for Yadkin, based on median analyst consensus estimates; (b) estimated earnings per share for NewBridge, based on median analyst consensus estimates, (c) purchase accounting adjustments consisting of (1) a credit mark on loans, provided by Yadkin management, (2) a mark on held-to-maturity securities, based on current market value of each CUSIP sourced from Bloomberg, and (3) an interest rate mark on time deposits, a repurchase agreement mark, a trust preferred securities mark, a pension plan mark, and a subordinated note mark, each based on discussions with senior management of Yadkin; (d) estimated cost savings provided by Yadkin management; and (e) pre-tax one-time transaction costs and expenses estimates provided by Yadkin management. The analysis indicated that the merger could be accretive to Yadkin’s estimated earnings per share (excluding one-time transaction costs and expenses) in 2016 and dilutive to estimated tangible book value per share at close and at the year-end of 2016.

In connection with this analysis, Sandler O’Neill considered and discussed with the NewBridge board how the analysis would be affected by changes in the underlying assumptions, including the impact of final purchase accounting adjustments determined at the closing of the transaction, and noted that the actual results achieved by the combined company may vary from projected results and the variations may be material.

Sandler O’Neill’s Relationship

Sandler O’Neill is acting as NewBridge’s financial advisor in connection with the merger and a significant portion of Sandler O’Neill’s fee is contingent upon the closing of the merger. Sandler O’Neill’s fee is equal to 0.90% of the aggregate purchase price, $1.0 million of which was paid to Sandler O’Neill upon NewBridge’s entry into the merger agreement and the remainder is due and payable upon closing of the merger. Sandler O’Neill also received a fee of $500,000 from NewBridge as a result of rendering its opinion which opinion fee will be credited in full towards the portion of Sandler O’Neill’s fee that will become payable on the day of closing of the merger. NewBridge has also agreed to indemnify Sandler O’Neill against certain liabilities arising out of Sandler O’Neill’s engagement.

In the two years preceding the date of its opinion, Sandler O’Neill provided certain other investment banking services for NewBridge and received fees for such services. Sandler O’Neill also acted as financial advisor to VantageSouth Bancshares, Inc. in connection with its sale to Yadkin Financial Corporation, which transaction closed on July 4, 2014. In addition, in the ordinary course of Sandler O’Neill’s business as a broker-dealer, Sandler O’Neill may purchase securities from and sell securities to NewBridge and Yadkin and their affiliates. Sandler O’Neill may also actively trade the equity and debt securities of NewBridge, Yadkin or their affiliates for its own account and for the accounts of its customers.

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Yadkin’s Reasons for the Merger; Recommendation of the Yadkin Board

After careful consideration, the Yadkin board, at a meeting held on October 12, 2015, unanimously determined that the merger agreement is in the best interests of Yadkin and its shareholders. Accordingly, the Yadkin board approved the merger agreement and unanimously recommends that Yadkin shareholders vote “FOR” the Yadkin share issuance proposal.

In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to recommend that its shareholders approve the Yadkin share issuance, the Yadkin board evaluated the merger agreement, the merger and such other transactions in consultation with Yadkin management, as well as Yadkin’s legal counsel and financial advisor, and considered a number of factors in favor of the merger, including the following material factors, which are not presented in order of priority:

•	each of Yadkin’s and NewBridge’s businesses, operations, financial condition, asset quality, earnings and prospects, including the view of Yadkin’s board that NewBridge’s business and operations complement Yadkin’s existing operations and lines of business and strengthen Yadkin as the largest community bank headquartered in North Carolina;

•	the current and prospective environment in which Yadkin and NewBridge operate, including national, regional and local economic conditions, the competitive environment for financial institutions generally, and the likely effect of these factors on Yadkin both with and without the proposed transaction;

•	its review and discussions with Yadkin’s management and its legal counsel concerning the due diligence investigation of NewBridge;

•	the complementary nature of the cultures of the two companies, which management believes should facilitate integration and implementation of the transaction;

•	management’s expectation that Yadkin will retain its strong capital position upon completion of the transaction;

•	the opportunity to build a greater recognition and awareness of the Yadkin brand;

•	the financial presentation, dated October 12, 2015, of KBW to the Yadkin board and the opinion, dated October 12, 2015, of KBW to the Yadkin board as to the fairness, from a financial point of view and as of the date of the opinion, to Yadkin of the exchange ratio in the proposed merger, as more fully described below under “Opinion of Yadkin’s Financial Advisor;”

•	the terms of the merger agreement, including the expected tax treatment and deal protection and termination fee provisions, which it reviewed with Yadkin’s outside legal and financial advisors;

•	the potential risk of diverting management attention and resources from the operation of Yadkin’s business and towards the completion of the merger;

•	the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating NewBridge’s business, operations and workforce with those of Yadkin; and

•	the regulatory and other approvals required in connection with the merger and the expectation that such regulatory and other approvals will be received in a timely manner and without the imposition of unacceptable conditions.

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The foregoing discussion of the factors considered by the Yadkin board is not intended to be exhaustive, but, rather, includes the material factors considered by the Yadkin board. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Yadkin board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Yadkin board considered all these factors as a whole and overall considered the factors to be favorable to, and to support, its determination. It should be noted that this explanation of the Yadkin board’s reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section of this joint proxy statement/prospectus entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page [•].

For the reasons set forth above, the Yadkin board determined that the merger agreement and the transactions contemplated thereby are advisable and in the best interests of Yadkin and its shareholders, and approved the merger agreement. The Yadkin board recommends that the Yadkin shareholders vote “FOR” the Yadkin share issuance proposal and “FOR” the Yadkin adjournment proposal.

Opinion of Yadkin’s Financial Advisor

Yadkin engaged KBW to render financial advisory and investment banking services to Yadkin, including an opinion to the Yadkin board as to the fairness, from a financial point of view, to Yadkin of the exchange ratio in the merger. Yadkin selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, KBW is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.

As part of its engagement, representatives of KBW attended the meeting of the Yadkin board held on October 12, 2015 at which the Yadkin board evaluated the merger. At this meeting, KBW reviewed the financial aspects of the merger and rendered an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in such opinion, the exchange ratio in the merger was fair, from a financial point of view, to Yadkin. The Yadkin board approved the merger agreement at this meeting.

The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex E to this joint proxy statement/prospectus and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion.

KBW’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the Yadkin board (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion addressed only the fairness, from a financial point of view, of the exchange ratio in the merger to Yadkin. It did not address the underlying business decision of Yadkin to engage in the merger or enter into the merger agreement or constitute a recommendation to the Yadkin board in connection with the merger, and it does not constitute a recommendation to any holder of Yadkin common stock or any shareholder of any other entity as to how to vote in connection with the Yadkin share issuance or any other matter, nor does it constitute a recommendation as to whether or not any such shareholder should enter into a voting, shareholders’, or affiliates’ agreement with respect to the merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder.

KBW’s opinion was reviewed and approved by KBW’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

In connection with the opinion, KBW reviewed, analyzed and relied upon material bearing upon the merger and upon the financial and operating condition of Yadkin and NewBridge, including, among other things:

•	a draft of the merger agreement, dated October 9, 2015 (the most recent draft then made available to KBW);

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•	the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2014 of Yadkin;

•	the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015 and June 30, 2015 for Yadkin;

•	the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2014 of NewBridge;

•	the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015 and June 30, 2015 for NewBridge;

•	certain regulatory filings of Yadkin and NewBridge, including the quarterly Call Reports on Form FRY-9C filed with respect to each quarter during the period beginning January 1, 2012 and ended June 30, 2015;

•	certain other interim reports and other communications of Yadkin and NewBridge to their respective shareholders; and

•	other financial information concerning the businesses and operations of Yadkin and NewBridge furnished to KBW by Yadkin and NewBridge or which KBW was otherwise directed to use for purposes of its opinion and analyses.

KBW’s consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:

•	the historical and current financial position and results of operations of Yadkin and NewBridge;

•	the assets and liabilities of Yadkin and NewBridge;

•	the nature and terms of certain other merger transactions and business combinations in the banking industry;

•	a comparison of certain financial and stock market information of Yadkin and NewBridge with similar information for certain other companies the securities of which are publicly traded;

•	the publicly available consensus “street estimates” of Yadkin for fiscal 2015 through 2017, as well as assumed Yadkin long term growth rates based thereon, all of which information was discussed with KBW by Yadkin management and used and relied upon by KBW at the direction of such management with the consent of the Yadkin board;

•	the publicly available consensus “street estimates” of NewBridge for fiscal 2015 through 2017, as well as assumed NewBridge long term growth rates that were provided to us by Yadkin management, all of which information was discussed with KBW by Yadkin management and used and relied upon by KBW at the direction of such management with the consent of the Yadkin board; and

•	estimates regarding certain pro forma financial effects of the merger on Yadkin (including but not limited to the cost savings and related expenses expected to result or be derived from the merger) that were prepared by Yadkin management, provided to and discussed with KBW by such management, and used and relied upon by KBW at the direction of such management with the consent of the Yadkin board.

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KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. KBW also held discussions with senior management of Yadkin and NewBridge regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as KBW deemed relevant to its inquiry.

In conducting its review and arriving at its opinion, KBW has relied upon and assumed the accuracy and completeness of all of the financial and other information provided to KBW or publicly available and KBW did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon the management of Yadkin as to the reasonableness and achievability of the publicly available consensus “street estimates” and long term growth rates of Yadkin and NewBridge referred to above that were provided to or otherwise discussed with KBW by such management, and that in each case KBW was directed by such management to use. KBW further relied upon such management as to the reasonableness and achievability of the estimates regarding certain pro forma financial effects of the merger on Yadkin (and the assumptions and bases therefor) that were prepared by, and provided to and discussed with KBW by, such management and that KBW was directed by such management to use. KBW assumed, at the direction of Yadkin, that all of the foregoing forecasts, projections and estimates reflected, or in the case of the Yadkin and NewBridge publicly available “street estimates” referred to above were consistent with, the best currently available estimates and judgments of Yadkin management, and that such forecasts, projections and estimates would be realized in the amounts and in the time periods estimated.

It is understood that the forecasts, projections and estimates of Yadkin and NewBridge referred to above that were provided to KBW were not prepared with the expectation of public disclosure, that all such information, together with the publicly available consensus “street estimates” of Yadkin and NewBridge referred to above, were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in such forecasts, projections and estimates. KBW assumed, based on discussions with management of Yadkin and with the consent of the Yadkin board, that all such information provided a reasonable basis upon which KBW could form its opinion and KBW expressed no view as to any such information or the assumptions or bases therefor. KBW relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

KBW also assumed, and relied upon the assurances of the managements of Yadkin and NewBridge, that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Yadkin or NewBridge since the date of the last financial statements of each such entity that were made available to KBW. KBW is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and KBW assumed, without independent verification and with Yadkin’s consent, that the aggregate allowances for loan and lease losses for Yadkin and NewBridge were adequate to cover such losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals or physical inspection of the bank branches, other property, assets or liabilities (contingent or otherwise) of Yadkin or NewBridge, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did KBW examine any individual loan or credit files, nor did KBW evaluate the solvency, financial capability or fair value of Yadkin or NewBridge under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, KBW assumed no responsibility or liability for their accuracy.

KBW assumed that, in all respects material to its analyses:

•	the merger would be completed substantially in accordance with the terms set forth in the merger agreement (the final terms of which KBW assumed would not differ in any respect material to its analyses from the draft version of the merger agreement that had been reviewed by KBW) with no adjustments to the exchange ratio and with no other consideration or payments in respect of the NewBridge common stock;

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•	that any related transactions (including the bank merger, and the Yadkin special dividend) would be completed as contemplated by the merger agreement and as described to KBW by representatives of Yadkin;

•	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement were true and correct;

•	each party to the merger agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

•	there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the merger or any related transactions and that all conditions to the completion of the merger and any related transactions would be satisfied without any waivers or modifications to the merger agreement; and

•	in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger and any related transactions, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of Yadkin, NewBridge or the pro forma entity or the contemplated benefits of the merger, including the cost savings and related expenses expected to result or be derived from the merger.

KBW assumed that the merger would be consummated in a manner that complied with the applicable provisions of the Securities Act of 1933, as amended, the Exchange Act, as amended, and all other applicable federal and state statutes, rules and regulations. KBW was further advised by representatives of Yadkin that Yadkin relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Yadkin, NewBridge, the merger and any related transaction (including the bank merger and the Yadkin special dividend), and the merger agreement. KBW did not provide advice with respect to any such matters. In addition, at the direction of Yadkin KBW assumed, for purposes of certain of its analyses in all respects material to such analyses, the cash payment of the Yadkin special dividend.

KBW’s opinion addressed only the fairness, from a financial point of view, as of the date of such opinion, of the exchange ratio in the merger to Yadkin. KBW expressed no view or opinion as to any other terms or aspects of the merger or any term or aspect of any related transaction (including the bank merger and the Yadkin special dividend), including without limitation, the form or structure of the merger or any related transaction, any consequences of the merger to Yadkin, its shareholders, creditors or otherwise, or any terms, aspects or implications of any employment, voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the merger, any related transaction, or otherwise. KBW’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through such date. It is understood that subsequent developments may affect the conclusion reached in KBW’s opinion and that KBW does not have an obligation to update, revise or reaffirm its opinion. KBW’s opinion did not address, and KBW expressed no view or opinion with respect to:

•	the underlying business decision of Yadkin to engage in the merger or enter into the merger agreement;

•	the relative merits of the merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by Yadkin or the Yadkin board;

•	the fairness of the amount or nature of any compensation to any of Yadkin’s officers, directors or employees, or any class of such persons, relative to any compensation to the holders of Yadkin common stock or relative to the exchange ratio;

•	the effect of the merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of Yadkin or NewBridge or any other party to any other transaction contemplated by the merger agreement;

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•	the actual value of Yadkin common stock to be issued in the merger;

•	the prices, trading range or volume at which Yadkin common stock or NewBridge common stock may trade following the public announcement of the merger or the prices, trading range or volume at which Yadkin common stock may trade following the consummation of the merger;

•	whether Yadkin has sufficient cash, available lines of credit or other sources of funds to enable it to pay the Yadkin special dividend;

•	any advice or opinions provided by any other advisor to any of the parties to the merger or any other transaction contemplated by the merger agreement; or

•	any legal, regulatory, accounting, tax or similar matters relating to Yadkin, NewBridge, any of their respective shareholders, or relating to or arising out of or as a consequence of the merger or any other related transaction (including the bank merger and the Yadkin special dividend), including whether or not the integrated mergers would qualify as a tax-free reorganization for United States federal income tax purposes.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, Yadkin and NewBridge. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by the Yadkin board in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the Yadkin board with respect to the fairness of the merger consideration. The type and amount of consideration payable in the merger were determined through negotiation between Yadkin and NewBridge and the decision to enter into the merger agreement was solely that of the Yadkin board.

The following is a summary of the material financial analyses presented by KBW to the Yadkin board in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by KBW to the Yadkin board, but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.

For purposes of the financial analyses described below, KBW utilized an implied transaction value for the proposed merger of $452.0 million (not reflecting any impact of the Yadkin special dividend), or $11.31 per outstanding share of NewBridge common stock, based on the 0.50x exchange ratio in the merger and the closing price of Yadkin common stock on October 9, 2015. In addition to the financial analyses described below, KBW reviewed with the Yadkin board for informational purposes, among other things, the implied transaction multiple for the proposed merger of 16.6x NewBridge’s estimated 2016 earnings per share (“EPS”) using consensus “street estimates” for NewBridge and based on the implied transaction value for the proposed merger of $452.0 million (not reflecting any impact of the Yadkin special dividend).

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Selected Companies Analysis

Using publicly available information, KBW compared the financial performance, financial condition and market performance of Yadkin and NewBridge to 15 major exchange traded banks and bank holding companies (referred to as the selected companies) headquartered in North Carolina, South Carolina, Tennessee, Virginia, Maryland and West Virginia with total assets between $2.0 billion and $10.0 billion. Merger targets were excluded from the selected companies.

The selected companies were:

WesBanco, Inc.	Cardinal Financial Corporation
South State Corporation	City Holding Company
Union Bankshares Corporation	First Bancorp
Pinnacle Financial Partners, Inc.	HomeTrust Bancshares, Inc.
TowneBank	First Community Bancshares, Inc.
Eagle Bancorp, Inc.	Park Sterling Corporation
Sandy Spring Bancorp, Inc.	CommunityOne Bancorp
BNC Bancorp

To perform this analysis, KBW used profitability data and other financial information as of, or for the most recent available quarter (which we refer to as “MRQ”) ended June 30, 2015 and market price information as of October 9, 2015. KBW also used 2015 and 2016 earnings per share (“EPS”) estimates taken from consensus “street estimates” for Yadkin, NewBridge and the selected companies. Certain financial data prepared by KBW, as referenced in the tables presented below, may not correspond to the data presented in Yadkin’s and NewBridge’s respective historical financial statements, or the data prepared by Sandler O’Neill presented under the section of this joint proxy statement/prospectus entitled “The Merger — Opinion of NewBridge’s Financial Advisor,” as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning the financial performance of Yadkin, NewBridge and the selected companies:

			Selected Companies
					25th	75th
	Yadkin	NewBridge	Mean	Median	Percentile	Percentile
MRQ Core Return on Average Assets (%) (1)	1.19	0.90	1.03	1.11	0.83	1.25
MRQ Core Return on Average Equity (%) (1)	9.07	9.71	8.37	8.35	6.48	10.65
MRQ Net Interest Margin (%)	4.28	3.63	3.80	3.77	3.43	4.05
MRQ Fee Income / Revenue Ratio (%) (2)	21.4	16.2	22.8	22.7	17.7	26.5
MRQ Efficiency Ratio (%)	57.3	64.1	61.3	59.9	68.6	54.9

(1)	Core income excludes extraordinary items, nonrecurring revenue/expenses, gain/loss on sale of securities and amortization of intangibles.
(2)	Excludes gain/loss on sale of securities.

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KBW’s analysis also showed the following concerning the financial condition of Yadkin, NewBridge and the selected companies:

			Selected Companies
					25th	75th
	Yadkin	NewBridge	Mean	Median	Percentile	Percentile
Tangible Common Equity / Tangible Assets (%)	9.16	8.23	9.67	9.82	8.93	10.17
Total Risk Based Capital Ratio (%)	11.85	12.00	14.17	14.28	13.28	15.18
Loans / Deposits (%)	91.1	100.5	90.5	90.9	87.6	94.8
Loan Loss Reserve / Gross Loans (%)	0.28	1.06	0.99	0.93	0.81	1.23
Nonperforming Assets / Loans + OREO (%)	1.38	0.44	1.71	1.35	2.17	0.96
MRQ Net Charge ? Offs / Average Loans (%)	0.12	0.12	0.15	0.12	0.19	0.05

In addition, KBW’s analysis showed the following concerning the market performance of Yadkin, NewBridge and the selected companies (excluding the impact of the 2015 estimated selected company EPS multiple of one of the selected companies, which multiple was not considered to be meaningful because it was greater than 30.0x):

			Selected Companies
					25th	75th
	Yadkin	NewBridge	Mean	Median	Percentile	Percentile
One – Year Stock Price Change (%)	21.9	15.8	26.8	25.8	13.3	41.0
One – Year Total Return (%)	22.5	16.4	29.1	25.9	17.0	43.3
Year-to-date (“YTD”) Stock Price Change (%)	15.1	1.7	11.1	8.7	1.1	23.5
Stock Price / Book Value per Share (x)	1.31	1.35	1.45	1.26	1.09	1.81
Stock Price / Tangible Book Value per Share (x)	1.88	1.53	1.88	1.68	1.36	2.22
Stock Price / 2015 EPS (x)	15.3	15.5	16.9	15.9	15.0	17.8
Stock Price / 2016 EPS (x)	13.3	13.0	16.1	14.8	13.5	16.6
Dividend Yield (%)	1.8	0.7	1.8	1.9	0.9	2.8
2015 Dividend Payout (%)	27.1	10.5	27.2	29.6	16.2	40.2

No company used as a comparison in the above selected companies analysis is identical to Yadkin or NewBridge. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Select Transactions Analysis

KBW reviewed publicly available information related to 15 selected U.S. bank transactions announced after January 1, 2013, with announced deal values between $200 million and $1.0 billion and in which the acquired company’s assets were between 25% and 50% of the combined company assets. Transactions where the acquired company was a mutual holding company were excluded from the selected transactions. The selected transactions included:

Acquiror	Acquired Company
Banner Corporation	Starbuck Bancshares, Inc.
Sterling Bancorp	Hudson Valley Holding Corp.
First Citizens BancShares, Inc.	First Citizens Bancorporation, Inc.
Simmons First National Corporation	Community First Bancshares, Inc.
Southside Bancshares, Inc.	OmniAmerican Bancorp, Inc.

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Acquiror	Acquired Company
Center Bancorp, Inc.	ConnectOne Bancorp, Inc.
View Point Financial Group, Inc.	LegacyTexas Group, Inc.
Heritage Financial Corporation	Washington Banking Company
Cascade Bancorp	Home Federal Bancorp, Inc.
MB Financial, Inc.	Taylor Capital Group, Inc.
Home BancShares, Inc.	Liberty Bancshares, Inc.
Union First Market Bankshares Corporation	StellarOne Corporation
Provident New York Bancorp	Sterling Bancorp
SCBT Financial Corporation	First Financial Holdings, Inc.
United Bankshares, Inc.	Virginia Commerce Bancorp, Inc.

For each selected transaction, KBW derived the following implied transaction statistics, in each case based on the transaction consideration value paid for the acquired company and using financial data based on the acquired company’s then latest publicly available financial statements and forward year EPS consensus “street estimates” prior to the announcement of the acquisition:

•	Price per common share to tangible book value per share of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by total tangible common equity);

•	Tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) of the acquired company, referred to as core deposit premium;

•	Price per common share to latest 12 months (“LTM”) EPS of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by LTM net income); and

•	Price per common share to estimated EPS of the acquired company for each selected transaction in which the acquired company was publicly traded.

KBW also reviewed the price per common share paid for the acquired company for each selected transaction in which the acquired company was publicly traded as a premium to the closing price of the acquired company one day prior to the announcement of the acquisition (expressed as a percentage and referred to as the one-day market premium). The above transaction statistics for the selected transactions were compared with the corresponding transaction statistics for the proposed merger based on the implied transaction value for the proposed merger of $452.0 million (not reflecting any impact of the Yadkin special dividend) and using historical financial information for NewBridge as of June 30, 2015 and 2015 EPS consensus “street estimates” for NewBridge.

The results of the analysis are set forth in the following table (excluding the impact of LTM EPS and estimated EPS multiples for certain selected transactions, which multiples were not considered to be meaningful because they were negative or greater than 75.0x):

		Selected Transactions
	The			25th	75th
Transaction Price to	Merger	Mean	Median	Percentile	Percentile
Price to Tangible Book Value (x)	1.95	1.65	1.62	1.48	1.81
Core Deposit Premium (%)	13.5	9.3	9.3	6.9	12.3
Price to LTM EPS (x)	22.6	19.7	17.0	12.7	21.0
Price to Estimated EPS (x)	19.8	21.2	17.0	15.4	18.8
One - Day Market Premium (%)	27.6	20.7	18.0	14.9	22.5

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KBW also reviewed the stock price of the acquiror in each selected transaction as a multiple of the acquiror’s tangible book value per share using financial data based on the closing stock price of the acquiror one day prior to the announcement of the acquisition and the acquiror’s then latest publicly available financial statements. The resulting mean, median, 25th percentile and 75th percentile stock price to tangible book value per share multiples for the acquirors in the selected transactions were 1.81x, 1.85x, 1.44x and 2.09x, respectively, as compared to the corresponding multiple for Yadkin of 1.88x using the closing price of Yadkin common stock on October 9, 2015 and financial information for Yadkin as of June 30, 2015.

KBW then reviewed publicly available information related to 37 selected U.S. bank transactions announced after January 1, 2013 with announced deal values between $200 million and $1.0 billion, which included the 15 selected transactions described above in which the acquired company’s assets were between 25% and 50% of the combined company assets as well as 22 additional selected transactions. Transactions where the acquired company was a mutual holding company were excluded from the selected transactions. The selected transactions included:

Acquiror	Acquired Company
F.N.B. Corporation	Metro Bancorp, Inc.
Valley National Bancorp	CNLBancshares, Inc.
United Community Banks, Inc.	Palmetto Bancshares, Inc.
Western Alliance Bancorporation	Bridge Capital Holdings
PacWest Bancorp	Square 1 Financial, Inc.
Renasant Corporation	Heritage Financial Group, Inc.
Banner Corporation	Starbuck Bancshares, Inc.
Sterling Bancorp	Hudson Valley Holding Corp.
WesBanco, Inc.	ESB Financial Corporation
IBERIABANK Corporation	Old Florida Bancshares, Inc.
BB&T Corporation	Bank of Kentucky Financial Corporation
Bank of the Ozarks, Inc.	Intervest Bancshares Corporation
TowneBank	Franklin Financial Corporation
First Citizens BancShares, Inc.	First Citizens Bancorporation, Inc.
Simmons First National Corporation	Liberty Bancshares, Inc.
Valley National Bancorp	1st United Bancorp, Inc.
Simmons First National Corporation	Community First Bancshares, Inc.
Southside Bancshares, Inc.	OmniAmerican Bancorp, Inc.
Bank of the Ozarks, Inc.	Summit Bancorp, Inc.
Yadkin Financial Corporation	VantageSouth Bancshares, Inc.
BancorpSouth, Inc.	Central Community Corporation
Center Bancorp, Inc.	ConnectOne Bancorp, Inc.
ViewPoint Financial Group, Inc.	LegacyTexas Group, Inc.
Rockville Financial, Inc.	United Financial Bancorp, Inc.
Cascade Bancorp	Home Federal Bancorp, Inc.
Heritage Financial Corporation	Washington Banking Company
East West Bancorp, Inc.	MetroCorp Bancshares, Inc.
Prosperity Bancshares, Inc.	F & M Bancorporation Inc.
Cullen/Frost Bankers, Inc.	WNB Bancshares, Inc.
MB Financial, Inc.	Taylor Capital Group, Inc.
Prosperity Bancshares, Inc.	FVNB Corp.
Home BancShares, Inc.	Liberty Bancshares, Inc
Union First Market Bankshares Corporation	StellarOne Corporation
Banco de Credito e Inversiones SA	CM Florida Holdings, Inc.
Provident New York Bancorp	Sterling Bancorp
SCBT Financial Corporation	First Financial Holdings, Inc.
United Bankshares, Inc.	Virginia Commerce Bancorp, Inc.

For each selected transaction, KBW derived the following implied transaction statistics, in each case based on the transaction consideration value paid for the acquired company and using financial data based on the acquired company’s then latest publicly available financial statements and forward year EPS consensus “street estimates” prior to the announcement of the acquisition:

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•	Price per common share to tangible book value per share of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by total tangible common equity);

•	Core deposit premium of the acquired company;

•	Price per common share to LTM EPS of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by LTM net income); and

•	Price per common share to estimated EPS of the acquired company for each selected transaction in which the acquired company was publicly traded.

KBW also reviewed the one-day market premium for each selected transaction. The above transaction statistics for the 37 selected transactions were compared with the corresponding transaction statistics for the proposed merger based on the implied transaction value for the proposed merger of $452.0 million (not reflecting any impact of the Yadkin special dividend) and using historical financial information for NewBridge as of June 30, 2015 and 2015 EPS consensus “street estimates” for NewBridge.

The results of the analysis are set forth in the following table (excluding the impact of LTM EPS and estimated EPS multiples for certain selected transactions, which multiples were not considered to be meaningful because they were negative or greater than 75.0x):

		Selected Transactions
	The			25th	75th
Transaction Price to	Merger	Mean	Median	Percentile	Percentile
Price to Tangible Book Value (x)	1.95	1.79	1.76	1.49	1.96
Core Deposit Premium (%)	13.5	10.7	11.1	7.8	13.2
Price to LTM EPS (x)	22.6	21.8	19.8	14.6	23.6
Price to Estimated EPS (x)	19.8	21.2	19.5	17.0	23.5
One - Day Market Premium (%)	27.6	22.8	18.5	14.5	32.1

No company or transaction used as a comparison in the above selected transactions analysis is identical to NewBridge or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Relative Contribution Analysis

KBW analyzed the relative standalone contribution of Yadkin and NewBridge to various pro forma balance sheet and income statement items and the pro forma market capitalization of the combined entity. This analysis did not include purchase accounting adjustments or cost savings or reflect any impact of the Yadkin special dividend. To perform this analysis, KBW used (i) balance sheet data for Yadkin and NewBridge as of June 30, 2015, (ii) estimated earnings data for Yadkin and NewBridge taken from consensus “street estimates” for Yadkin and NewBridge, and (iii) market price data as of October 9, 2015. The results of KBW’s analysis are set forth in the following table, which also compares the results of KBW’s analysis with the implied pro forma ownership percentages of Yadkin and NewBridge shareholders in the combined company based on the 0.50x exchange ratio in the merger:

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	Yadkin	NewBridge
	as a % of	as a % of
	Total	Total
Ownership
Ownership at 0.50x exchange ratio	61.3%	38.7%
Balance Sheet
Assets	61%	39%
Gross Loans	60%	40%
Deposits	62%	38%
Tangible Common Equity	63%	37%
Income Statement
2015 Est. GAAP Net Income	68%	32%
2016 Est. GAAP Net Income	67%	33%
2017 Est. GAAP Net Income	66%	34%
Market Capitalization
Pre-Deal Market Capitalization	67%	33%

Pro Forma Financial Impact Analysis

KBW performed a pro forma financial impact analysis that combined projected income statement and balance sheet information of Yadkin and NewBridge. Using closing balance sheet estimates as of June 30, 2016 for Yadkin (pro forma for the cash payment of the Yadkin special dividend) and NewBridge provided by Yadkin management, EPS consensus “street estimates” for Yadkin and NewBridge and pro forma assumptions (including, without limitation, the cost savings and related expenses expected to result from the merger as well as certain accounting adjustments assumed with respect thereto) provided by Yadkin management, KBW analyzed the estimated financial impact of the merger on certain projected financial results. This analysis indicated that the merger could be accretive to Yadkin’s 2017 estimated EPS and dilutive to Yadkin’s estimated tangible book value per share as of June 30, 2016. Furthermore, the analysis indicated that, pro forma for the merger, each of Yadkin’s tangible common equity to tangible assets ratio, leverage ratio, Tier 1 Risk Based Capital Ratio and Total Risk Based Capital Ratio as of June 30, 2016 could be lower. For all of the above analysis, the actual results achieved by Yadkin following the merger may vary from the projected results, and the variations may be material.

Discounted Cash Flow Analysis

KBW performed a discounted cash flow analysis to estimate a range for the implied equity value of NewBridge, taking into account the cost savings and related expenses expected to result from the merger as well as certain accounting adjustments assumed with respect thereto. In this analysis, KBW used EPS consensus “street estimates” of NewBridge for 2015 through 2017, assumed long term growth rates that were provided to KBW by Yadkin management, and estimated cost savings and related expenses and accounting adjustments that were provided by Yadkin management. KBW assumed discount rates ranging from 9.0% to 13.0%. The ranges of values were derived by adding (i) the present value of the estimated free cash flows that NewBridge could generate over the five year period from 2016 to 2021, (ii) the present value of NewBridge’s implied terminal value at the end of such period, and (iii) the present value of estimated cost savings and related expenses and accounting adjustments. KBW assumed that NewBridge would maintain a tangible common equity to tangible assets ratio of 8.00% and would retain sufficient earnings to maintain that level based on these assumptions. In calculating the terminal value of NewBridge, KBW applied a range of 12.0x to 16.0x estimated 2021 net income. This discounted cash flow analysis resulted in a range of implied values per share of NewBridge common stock of $13.31 per share to $19.42 per share.

The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The analysis did not purport to be indicative of the actual values or expected values of NewBridge.

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Miscellaneous

KBW acted as financial advisor to Yadkin in connection with the proposed merger and did not act as an advisor to or agent of any other person. As part of its investment banking business, KBW is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker dealer, KBW may from time to time purchase securities from, and sell securities to, Yadkin and NewBridge. In addition, further to an existing sales and trading relationship between Yadkin and a KBW affiliated broker-dealer, such affiliate from time to time purchases securities from, and sells securities to, Yadkin. As a market maker in securities, KBW and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of Yadkin and NewBridge for their own accounts and for the accounts of their customers. KBW employees may also from time to time maintain individual positions in Yadkin common stock and NewBridge common stock. As Yadkin had previously been informed by KBW, such positions included and currently include an individual position in shares of NewBridge common stock held by a senior member of the KBW advisory team providing services to Yadkin in connection with the proposed merger.

Pursuant to the KBW engagement agreement, Yadkin agreed to pay KBW a non-refundable cash fee equal to $2,500,000, $300,000 of which became payable concurrently with the rendering of KBW’s opinion and the balance of which is contingent upon the consummation of the merger. Yadkin also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its engagement and to indemnify KBW against certain liabilities relating to or arising out of KBW’s engagement or KBW’s role in connection therewith. In addition to KBW’s present engagement, in the two years preceding the date of KBW’s opinion, KBW provided investment banking and financial advisory services to Yadkin and received compensation for such services. KBW served as financial advisor to Yadkin in connection with its concurrent acquisitions of VantageSouth Bancshares, Inc. and Piedmont Community Bank Holdings, Inc. in January 2014. In the two years preceding the date of KBW’s opinion, KBW has not provided investment banking and financial advisory services to NewBridge. KBW may in the future provide investment banking and financial advisory services to Yadkin or NewBridge and receive compensation for such services.

Interests of NewBridge’s Directors and Executive Officers in the Merger

In considering the recommendations of the NewBridge board with respect to the merger, you should be aware that executive officers and members of the NewBridge board have agreements or arrangements that provide them with interests in the merger, including financial interests, which may be different from, or in addition to, the interests of the other shareholders of NewBridge. The NewBridge board was aware of these interests during its deliberations of the merits of the merger and in determining to recommend to NewBridge shareholders that they vote for the NewBridge merger proposal. The amounts set forth in the discussions below regarding director and executive officer compensation are based on compensation levels as of the date of this proxy statement/prospectus unless otherwise specified.

Subject to the assumptions and limitations discussed in this section and in this joint proxy statement/prospectus under the section “The Merger—Merger-Related Compensation for NewBridge’s Named Executive Officers,” and assuming the effective time of the merger occurs on May 1, 2016 and a per share price of NewBridge common stock of $10.53, the average closing price per share over the first five business days following the announcement of the merger agreement, the aggregate value of the benefits and amounts that each of NewBridge’s executive officers would be entitled to receive in the event of a qualifying termination of employment as a result of the merger are approximately as follows: Pressley A. Ridgill - $3,254,001; Ramsey K. Hamadi -$982,045; Spence H. Broadhurst - $717,407; William W. Budd, Jr. - $871,727; and Robin S. Hager - $887,592.

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NewBridge Equity-Based Awards

Restricted Stock Units

Directors and executive officers hold outstanding awards of restricted stock and restricted stock units that were granted under the NewBridge equity plans. Under the merger agreement, each such award will be converted at the effective time into a number of restricted stock units of Yadkin common stock equal to the product of (i) the number of shares of NewBridge common stock subject to such award multiplied by (ii) the exchange ratio. These converted awards will otherwise be subject to the same terms and conditions as were applicable under the initial NewBridge awards, including any applicable change in control or other accelerated vesting provisions. The merger will constitute a change in control and therefore, in the event of a qualifying termination of employment, any unvested awards held by NewBridge’s executive officers will accelerate under applicable change in control provisions.

Stock Options

Directors and executive officers also hold outstanding stock options that were granted under the NewBridge equity plans. Under the merger agreement, each stock option granted by NewBridge will be assumed and converted into an option to purchase a number of shares of Yadkin common stock (rounded down to the nearest whole share) determined by multiplying (i) the number of shares of NewBridge common stock subject to such stock option multiplied by (ii) the exchange ratio, at a per share exercise price (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (a) the aggregate exercise price for the shares of NewBridge common stock subject to such stock option by (b) the aggregate number of shares of Yadkin common stock to be subject to such stock option after giving effect to the adjustments described above. These converted stock options will otherwise be subject to the same terms and conditions as were applicable under the initial NewBridge awards, including any applicable change in control or other accelerated vesting provisions. The merger will constitute a change in control and therefore, in the event of a qualifying termination of employment, any unvested stock options held by NewBridge’s executive officers will accelerate under applicable change in control provisions.

Equity Awards Held by NewBridge’s Executive Officers and Directors.

For an estimate of the value of the equity awards held by the NewBridge’s named executive officers for which vesting will be accelerated, see “Merger-Related Compensation for NewBridge’s Named Executive Officers—Golden Parachute Compensation” below. NewBridge’s 16 non-employee directors do not hold any equity awards for which vesting will be accelerated as a consequence of the merger.

Change in Control Agreements with NewBridge Bank’s Executive Officers

NewBridge and NewBridge Bank previously entered into amended and restated employment and change of control agreements with Pressley A. Ridgill, Ramsey K. Hamadi, Spence H. Broadhurst, William W. Budd, Jr. and Robin S. Hager. Pursuant to the merger agreement, Yadkin has agreed to honor in accordance with their terms all benefits payable under each of these employment and change of control agreements, which provide certain benefits in the event the executive officer’s employment is terminated under specified circumstances and within a specified period of time following a change in control, such as the merger.

Mr. Ridgill’s agreement provides for an initial three year term beginning as of September 1, 2014, which automatically renews for an additional year on each anniversary, unless notice of non-renewal has been delivered at least 90 days prior to the applicable renewal date. Mr. Ridgill’s agreement provides for an initial base salary of $566,500 per year. Mr. Hamadi’s agreement provides for a term ending on March 29, 2018, and an initial base salary of $310,000 per year. Each of Mr. Broadhurst, Mr. Budd and Ms. Hager’s agreement provides for a term ending on March 31, 2017, and an initial base salary of $295,000 per year.

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Each of the employment and change of control agreements provide that in the event NewBridge terminates the employment of a named executive officers Without Cause (as defined in the employment and change of control agreements), or the officer terminates his or her employment for Good Reason (as defined in the employment and change of control agreements), in any such case at the time of or within one year after a “change of control” (as defined in the employment and change of control agreements), the officer will be entitled to receive the following payments and benefits, subject to reduction by the NewBridge to ensure that the aggregate value of all payments, distributions and benefits received by the officer will not constitute an “excess parachute payment” within the meaning of Section 280G of the Code subject to the excise tax imposed by Section 4999 of the Code: (i) NewBridge will pay the officer a lump sum equal to the aggregate of the following amounts: (a) the sum of his or her accrued obligations; (b) the greater of his or her base salary, divided by 365 and multiplied by the number of days remaining in the employment period, or an amount equal to 2.99 times his or her base salary; and (c) the product of his or her aggregate cash bonus for the last completed fiscal year, and a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365; (ii) for the number of days remaining in the employment period from and after the change of control termination date, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, NewBridge will continue benefits to the officer and/or his or her family at least equal to those which would have been provided in accordance with applicable benefit plans if his or her employment had not been terminated; provided, however, that if the officer becomes reemployed with another employer and is eligible to receive substantially the same benefits under the other employer’s plans as he or she would receive under the benefit plans, the benefits provided by NewBridge will be secondary to those provided under such other plans during such applicable period of eligibility; and (iii) all options previously granted to the officer that are unvested as of the change of control termination date will be deemed vested, fully exercisable and non-forfeitable as of the change of control termination date (provided, however, that options granted less than six months before the change of control termination date will not be exercisable until the first day subsequent to the six months following their dates of grant) and all previously granted options that are vested, but unexercised, on the change of control termination date will remain exercisable, in each case for the period during which they would have been exercisable absent the termination of his or her employment, except as otherwise specifically provided by the Code; and (iv) his or her benefits under all benefit plans that are non-qualified plans will be 100% vested, regardless of his or her age or years of service, as of the change of control termination date. Each of the employment and change of control agreements also includes customary confidentiality, noncompetition, nonsolicitation, and indemnification covenants.

If the named executive officers are terminated on May 1, 2016, Without Cause or for Good Reason at the time of or within one year after a “change of control”, Mr. Ridgill, Mr. Hamadi, Mr. Broadhurst, Mr. Budd and Ms. Hager will be entitled to receive compensation of approximately, $3,254,001, $982,045, $717,407, $871,727, and $887,592, respectively, pursuant to their amended and restated employment and change of control agreements.

Consulting Agreement with Pressley A. Ridgill

In connection with the execution of the merger agreement, Yadkin, Yadkin Bank and Pressley A. Ridgill, President and Chief Executive Officer of NewBridge and NewBridge Bank, entered into a consulting agreement, dated as of October 12, 2015, which is attached to this joint proxy statement/prospectus as Annex F and is incorporated by reference into this joint proxy statement/prospectus, pursuant to which Mr. Ridgill will provide consulting services and advice to Yadkin and Yadkin Bank (which are referred to as the “Yadkin Group”) for a period of three years following the effective time of the merger, which is the effective date of the consulting agreement. The consulting agreement, which contains customary confidentiality, noncompetition, nonsolicitation, and cooperation covenants, provides that Mr. Ridgill will receive a consulting fee at a rate of $1,000,000 per year as compensation for the consulting services and all work performed by him for the Yadkin Group. Mr. Ridgill will also receive a monthly stipend toward his business expenses in the amount of $1,600.

If the consulting agreement is terminated by the Yadkin Group Without Cause or terminated by Mr. Ridgill for Good Reason (but for purposes of clarity, not due to termination by the Yadkin Group for Cause, termination by Mr. Ridgill Without Good Reason, or Mr. Ridgill’s death or Disability), the Yadkin Group will continue to pay to Mr. Ridgill the consulting fee until the end of the earlier of (i) the three year anniversary of the effective date and (ii) the date of the occurrence of a change in control.

The consulting agreement also provides that the Yadkin Group will pay Mr. Ridgill a lump sum equal to 2.99 times his annual consulting fee upon (i) the occurrence of a change in control after the effective date but before the third anniversary of the effective date or (ii) the occurrence of a change in control publicly announced before the third anniversary of the effective date but which is consummated after such third anniversary. Mr. Ridgill’s right to receive these change in control benefits is conditioned upon (i) his engagement not having been terminated by Yadkin Bank or Yadkin for Cause, by him Without Good Reason or due to his death or Disability prior to the occurrence of such change in control, (ii) his compliance with the consulting agreement and (iii) his executing and delivering a release to Yadkin Group.

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The consulting agreement also includes restrictive covenants in favor of the Yadkin Group, including an indefinite restriction on the disclosure of confidential information and noncompetition and nonsolicitation covenants. The noncompetition and nonsolicitation covenants apply until the earlier of (i) the sixth anniversary of the effective date of the consulting agreement or (i) three years following the termination of the consulting agreement. In the event Mr. Ridgill breaches any of the restrictive covenants in any material respect, (i) he will forfeit any future severance and/or change in control payments, (ii) he will be required to repay to the Yadkin Group any such payments received during any period he is determined by a court of competent jurisdiction to have been in breach of any such restrictive covenants in any material respect, and (iii) the Yadkin Group will, in addition to any other rights, remedies or damages available to Yadkin Group at law or in equity, be entitled to seek injunctive relief in order to restrain any such breach by Mr. Ridgill.

New Arrangements with NewBridge Executive Officers

Prior to and from time to time since execution of the merger agreement, Yadkin has engaged, and it expects to continue to engage, in discussions with certain of NewBridge’s executive officers (other than Messrs. Ridgill and Hamadi) about potential roles with the combined company after the consummation of the merger. There is at this time no assurance that those discussions will result in any additional agreements with Yadkin or, if so, what the terms and conditions of any such agreements would be.

Supplemental Deferred Compensation Agreement with Pressley A. Ridgill

In 2014, NewBridge Bank established a non-qualified supplemental retirement plan and entered into a participation agreement with Pressley A. Ridgill. Mr. Ridgill’s participation agreement provides for an annual retirement benefit of $200,000, payable over a period of 10 years, commencing upon the later of (i) retirement age, which is the later of Mr. Ridgill’s 65th birthday and the fifth anniversary of the participation agreement, and (ii) the termination of Mr. Ridgill’s employment. Mr. Ridgill’s interest in the supplemental retirement benefit vests over a five-year period; however, the participation agreement provides that if Mr. Ridgill were Separated from Service on without Cause or for Good Reason within one year of a Change in Control (as each of these terms is defined in the 2014 supplemental retirement plan), he would become fully vested in his supplemental retirement benefit. Based on an assumed effective date of the merger on May 1, 2016, the present value of Mr. Ridgill’s supplemental retirement benefit will be $1,193,457.

Appointment of NewBridge Directors

As of the effective time of the merger, Yadkin will increase the size of the Yadkin board to 15 members and appoint five current members of the NewBridge board, as designated by NewBridge and approved by Yadkin, to the boards of directors of Yadkin and Yadkin Bank. Yadkin will also appoint an appropriate number of such current NewBridge board members to the Yadkin Executive Committee such that, the pro forma representation of the Yadkin board and the Yadkin Executive Committee are equivalent with the foregoing, or as close as possible to equivalent. Members of the Yadkin board are expected to receive compensation consistent with the compensation paid to current non-employee directors of Yadkin, as described in the definitive proxy statement for Yadkin’s 2015 annual meeting of shareholders, which was filed with the SEC on April 10, 2015, and is incorporated by reference into this joint proxy statement/prospectus. During 2015, such compensation included an annual retainer fee of $48,000 and per-meeting fees. Directors are also eligible to receive equity awards. As of the date of this joint proxy statement/prospectus, NewBridge and Yadkin had not yet identified which of the current NewBridge directors will join the boards of Yadkin and Yadkin Bank upon completion of the merger.

Merger-Related Compensation for NewBridge’s Named Executive Officers

Golden Parachute Compensation

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of NewBridge that is based on or otherwise relates to the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section, we use such term to describe the merger-related compensation payable to NewBridge’s named executive officers. The “golden parachute” compensation payable to these individuals is subject to a non-binding advisory vote of NewBridge shareholders, as described above in “NewBridge Merger-Related Proposals—Proposal No. 2: NewBridge Merger-Related Compensation Proposal.”

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The terms of the merger agreement provide for the conversion of (i) outstanding awards of restricted stock and restricted stock units of NewBridge common stock into restricted stock units of Yadkin common stock and (ii) outstanding NewBridge stock options into Yadkin stock options. For a description of the treatment of outstanding equity awards held by NewBridge directors and executive officers, see “The Merger—Interests of NewBridge’s Directors and Executive Officers in the Merger.”

The named executive officers are entitled to “double-trigger” severance payments and benefits, which are paid upon a qualifying termination of employment occurring within one year following a change in control, in each case, pursuant to the amended and restated employment and change of control agreements described above in “The Merger—Interests of NewBridge’s Directors and Executive Officers in the Merger—Change in Control Agreements with NewBridge Bank’s Executive Officers.” The merger-related compensation described below is based on the existing agreements with NewBridge and does not include compensation that may be paid or become payable to Mr. Ridgill pursuant to a new consulting agreement between Mr. Ridgill and the Yadkin Group, which will become effective following the effective time of the merger. For additional details regarding the terms of the payments that Mr. Ridgill may be entitled to receive under the new consulting agreement with the Yadkin Group, see the discussion under the heading “The Merger—Interests of NewBridge’s Directors and Executive Officers in the Merger—Yadkin Consulting Agreement with Pressley A. Ridgill” above.

The following table sets forth the amount of payments and benefits that were or may be paid or become payable to each of the named executive officers in connection with the merger pursuant to their change in control arrangements with NewBridge, assuming: (i) the effective time of the merger occurs on May 1, 2016; (ii) a per share price of NewBridge common stock of $10.53, the average closing price per share over the first five business days following the announcement of the merger agreement; and (iii) each named executive officer experiences a qualifying termination of employment on May 1, 2016. The amounts shown below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement/prospectus, and do not reflect certain compensation actions that may occur before the completion of the merger. As a result, the actual amounts to be received by a named executive officer may differ materially from the amounts set forth below.

Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Pension NQDC ($)(3)	Perquisites/ Benefits ($)(4)	Tax Reimbursement ($)	Other ($)	Total ($)
Pressley A. Ridgill	331,878	1,682,336	1,239,787	17,901	—	—	3,254,001
Ramsey K. Hamadi	861,150	120,895	—	24,896	—	—	982,045
David P. Barksdale(5)	—	—	—	—	—	—	—
Spence H. Broadhurst	612,107	105,300	—	24,896	—	—	717,407
William W. Budd, Jr.	766,427	105,300	—	13,862	—	—	871,727
Robin S. Hager	782,292	105,300	—	9,841	—	—	887,592

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(1)	Assumes a reduction in the cash payment due Mr. Ridgill, Mr. Hamadi, Mr. Broadhurst, Mr. Budd and Ms. Hager of $1,439,972, $91,585, $292,443, $138,123 and $122,258, respectively under their amended and restated employment and change of control agreements in order to cause all golden parachute payments and benefits to be received by each of them to be less than the Code Section 280G limitation of three times his or her annual average base compensation over the five complete years preceding the year in which the merger occurs.
(2)	Represents the value of the accelerated awards of restricted stock and restricted stock units of NewBridge common stock and NewBridge stock options.
(3)	Represents the value of the accelerated supplemental retirement benefits payable to Mr. Ridgill under the 2014 supplemental retirement plan.
(4)	Represents the reimbursement of monthly premium payments by the executive for health care insurance premiums for a period of 18 months following termination of employment.
(5)	Mr. Barksdale resigned as Senior Executive Vice President and Chief Strategy Officer of NewBridge on January 30, 2015. Accordingly, Mr. Barksdale is not entitled to receive any payments or other benefits in connection with the merger pursuant to his prior change in control arrangements with NewBridge.

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Public Trading Markets

Yadkin common stock is listed for trading on the NYSE under the symbol “YDKN” and NewBridge common stock is listed on the NASDAQ under the symbol “NBBC.” Upon completion of the merger, NewBridge common stock will no longer be listed on the NASDAQ and will be de-registered under the Exchange Act. It is a condition to each party’s obligations to complete the merger that the Yadkin common stock to be issued pursuant to the merger agreement be authorized for listing on the NYSE (subject to official notice of issuance). Following the merger, shares of Yadkin common stock will continue to be traded on the NYSE under the symbol “YDKN.”

Yadkin’s Dividend Policy

Subject to the approval of the board of directors of the surviving corporation, it is the current intention of Yadkin that, following the completion of the merger, the quarterly dividend of $0.10 on Yadkin common stock will remain unchanged. However, the Yadkin board may change its dividend policy at any time and no assurances can be given that dividends will continue to be paid by the surviving corporation or that dividends, if paid, will not be reduced or eliminated in future periods because any such dividend would be dependent upon the surviving corporation’s future earning, capital requirements and financial condition. In addition, the payment of dividends by bank holding companies is subject to legal and regulatory limitations. Special cash dividends, stock dividends or returns of capital may, to the extent permitted by the policies and regulations of the Federal Reserve Board, be paid in addition to, or in lieu of, regular cash dividends. Dividends from Yadkin will depend, in large part, upon receipt of dividends from Yadkin Bank, and any other banks which Yadkin acquires, because Yadkin will have limited sources of income other than dividends from Yadkin Bank. Prior to the effective time, Yadkin intends to declare and pay the Yadkin special dividend. For further information, see the section of this joint proxy statement/prospectus entitled “Comparative Market Prices and Dividends” beginning on page [•].

Dissenters’ Rights in the Merger

Under the NCBCA, which is the law under which NewBridge is incorporated, NewBridge shareholders will not be entitled to any appraisal rights or dissenters’ rights in connection with the merger if, on the NewBridge record date, the NewBridge common stock and the Yadkin common stock are each listed on a national securities exchange. NewBridge common stock is currently listed on the NASDAQ, a national securities exchange, and was so listed on the NewBridge record date. Yadkin common stock is currently listed on the NYSE, a national securities exchange, and was so listed on the NewBridge record date. Accordingly, NewBridge shareholders are not expected to be entitled to any appraisal rights or dissenters’ rights in connection with the merger.

Regulatory Approvals Required for the Merger

Completion of the merger is subject to receipt of certain approvals and consents from applicable governmental and regulatory authorities, without certain conditions being imposed by any governmental authority as part of a regulatory approval that would reasonably be expected to have a material adverse effect (measured on a scale relative to NewBridge) on any of Yadkin, NewBridge or the surviving corporation, after giving effect to the merger (which we refer to as a “materially burdensome regulatory condition”). Subject to the terms and conditions of the merger agreement, Yadkin and NewBridge have agreed to use their reasonable best efforts and cooperate to promptly prepare and file all necessary documentation and to obtain as promptly as practicable all regulatory approvals necessary or advisable to complete the transactions contemplated by the merger agreement. These approvals include, among others, approval from the Federal Reserve Board, the FDIC and the NC Commissioner. Yadkin submitted applications and notifications to the Federal Reserve Board, the FDIC and the NC Commissioner on November 12, 2015.

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Federal Reserve Board

Yadkin is a bank holding company regulated and supervised by the Federal Reserve Board under the Bank Holding Company Act of 1956 (which we refer to as the “BHC Act”). Unless granted an exemption by the Federal Reserve Board, the transactions contemplated by the merger agreement require prior approval of the Federal Reserve Board under the BHC Act. In evaluating an application for such approval, the Federal Reserve Board takes into consideration a number of factors, including (i) the competitive impact of the transaction; (ii) the financial condition and future prospects, including capital positions and managerial resources of the institutions, on both a current and pro forma basis; (iii) the convenience and needs of the communities to be served and the record of the insured depository institution subsidiaries of the bank holding companies under the Community Reinvestment Act of 1977 (which we refer to as the “CRA”); (iv) the effectiveness of the companies and the depository institutions concerned in combating money laundering activities and (v) the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. In connection with its review, the Federal Reserve Board provides an opportunity for public comment on the application and is authorized to hold a public meeting or other proceeding if it determines that such meeting or other proceeding would be appropriate.

Federal Deposit Insurance Corporation

Yadkin Bank is an insured depository institution regulated and supervised by the FDIC. The merger of NewBridge Bank with and into Yadkin Bank requires prior approval of the FDIC under the Bank Merger Act. In evaluating an application for such approval, the FDIC takes into consideration a number of factors, including (i) the competitive impact of the transaction; (ii) financial and managerial resources of the bank parties to the bank merger or merger both on a current and pro forma basis; (iii) the convenience and needs of the community to be served and the record of the banks under the CRA, including their CRA ratings; (iv) the banks’ effectiveness in combating money laundering activities and (v) the extent to which the bank merger or merger would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. In connection with its review, the FDIC provides an opportunity for public comment on the application and is authorized to hold a public meeting or other proceeding if it determines that would be appropriate.

North Carolina Office of the Commissioner of Banks

Yadkin Bank is a state bank chartered, regulated and supervised by the NC Commissioner. The transactions contemplated by the merger agreement require prior approval of the NC Commissioner under applicable North Carolina banking laws. The matters to be addressed in the application to the NC Commissioner are generally the same as the matters to be addressed in the applications to the Federal Reserve Board and FDIC. In connection with its review, the NC Commissioner provides an opportunity for public comment on the application, and the North Carolina Banking Commission will meet publicly to consider and issue final approval of the integrated mergers.

Additional Regulatory Approvals and Notices

Notifications and/or applications requesting approval may be submitted to various other federal and state regulatory authorities and self-regulatory organizations.

Yadkin and NewBridge believe that the merger does not raise substantial antitrust or other significant regulatory concerns and that we will be able to obtain all requisite regulatory approvals. However, neither Yadkin nor NewBridge can assure you that all of the regulatory approvals described above will be obtained and, if obtained, we cannot assure you as to the timing of any such approvals, our ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. In addition, there can be no assurance that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a materially burdensome regulatory condition.

Neither Yadkin nor NewBridge is aware of any material governmental approvals or actions that are required for completion of the merger other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

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Litigation Relating to the Merger

In connection with the transactions contemplated by the merger agreement, a purported shareholder of NewBridge served a shareholder litigation demand letter on the NewBridge board. The demand letter generally alleged that the members of the NewBridge board breached their fiduciary duties to NewBridge’s shareholders by approving the merger agreement because the transaction is procedurally and financially unfair, the deal protection devices are unreasonable, and the members of the NewBridge board are not disinterested or independent. The shareholder further alleged that Yadkin and Merger Sub aided and abetted these alleged breaches of fiduciary duties. The shareholder demanded that the NewBridge board immediately investigate and commence legal action against the officers and/or directors of NewBridge, Yadkin and Merger Sub.

On October 29, 2015, the shareholder filed a lawsuit in the Superior Court of the State of North Carolina, Guilford County, against NewBridge, members of the NewBridge board, Yadkin and Merger Sub, captioned Parshall v. Albert, et al., Case No. 15-CVS-9251. The lawsuit purports to allege class claims on behalf of all NewBridge shareholders, or alternatively, derivatively on behalf of the corporation, and incorporates the allegations set forth in the shareholder’s demand letter. The lawsuit seeks, among other remedies, to enjoin the transaction contemplated by the merger agreement; rescission or rescissory damages in the event that the transaction is consummated; to direct defendants to account for unspecified damages; and costs, attorneys’ fees and experts’ fees.

THE MERGER AGREEMENT

The following describes certain aspects of the merger, including certain material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference into this joint proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

Structure of the Merger

Each of the Yadkin board and the NewBridge board has unanimously approved the merger agreement. The merger agreement provides for (i) the merger of Merger Sub with and into NewBridge, with NewBridge continuing as the surviving corporation in the merger and as a wholly-owned subsidiary of Yadkin, (ii) immediately following the completion of the merger, NewBridge will merge with and into Yadkin, with Yadkin continuing as the surviving corporation in the merger and (iii) immediately following the completion of the integrated mergers, NewBridge Bank, a wholly owned bank subsidiary of NewBridge, will merge with and into Yadkin Bank, a wholly owned bank subsidiary of Yadkin, with Yadkin Bank continuing as the surviving entity in the bank merger.

Prior to the completion of the merger, NewBridge and Yadkin may, by mutual agreement, change the method or structure of effecting the combination of NewBridge and Yadkin, except that no such change may (i) alter or change the exchange ratio or the number of shares of Yadkin common stock received by NewBridge shareholders in exchange for each share of NewBridge common stock, (ii) adversely affect the tax treatment of NewBridge’s shareholders or Yadkin’s shareholders, (iii) adversely affect the tax treatment of NewBridge or Yadkin or (iv) materially impede or delay the consummation of the transactions contemplated by the merger agreement in a timely manner.

Merger Consideration

Subject to the terms and conditions of the merger agreement, at the effective time, each share of NewBridge common stock issued and outstanding immediately prior to the completion of the merger, except for specified shares of NewBridge common stock owned by NewBridge or Yadkin, will be converted into the right to receive 0.50 shares of Yadkin common stock.

If the outstanding shares of Yadkin common stock or NewBridge common stock is increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there is any extraordinary dividend or distribution, an appropriate and proportionate adjustment will be made to the exchange ratio.

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Fractional Shares

Yadkin will not issue any fractional shares of Yadkin common stock in the merger. Instead, a NewBridge shareholder who otherwise would have been entitled to receive a fraction of a share of Yadkin common stock will instead be entitled to receive an amount in cash, rounded to the nearest whole cent, determined by multiplying the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Yadkin common stock to which the holder would otherwise be entitled by the average closing-sale price per share of Yadkin common stock for the 10 full trading days ending on the day preceding the day on which the merger is completed.

Governing Documents; Directors and Officers; Governance Matters

Upon completion of the integrated mergers, the articles of incorporation and bylaws of Yadkin in effect immediately prior to the effective time will be the articles of incorporation and bylaws of the surviving corporation after completion of the integrated mergers, until thereafter amended in accordance with applicable law.

Effective as of the effective time, Yadkin will (i) increase the size of the Yadkin board to 15 members, (ii) appoint five current members of the NewBridge board, as designated by NewBridge and approved by Yadkin, to the boards of directors of Yadkin and Yadkin Bank for the period until the next annual meeting of Yadkin shareholders, (iii) if the effective time occurs prior to the 2016 annual meeting of Yadkin shareholders, subject to the good faith consideration by the Nominating, Compensation, and Governance Committee of the Yadkin board of the selection criteria set forth in its charter, nominate such individuals to sit for election by the Yadkin shareholders to a regular term on the Yadkin board at the 2016 annual meeting of Yadkin shareholders, and if so elected, cause such individuals to be appointed to the board of directors of Yadkin Bank, in each case, to continue to serve until immediately before the 2017 annual meeting of Yadkin shareholders, and (iv) appoint an appropriate number of such individuals to the Yadkin Executive Committee such that, until immediately before the 2017 annual meeting of Yadkin shareholders, the pro forma representation of the Yadkin board and the Yadkin Executive Committee are equivalent with the foregoing, or as close as possible to equivalent.

Treatment of NewBridge Equity-Based Awards

Restricted Stock/Restricted Stock Units

At the effective time, each restricted stock award and/or restricted stock unit award in respect of shares of NewBridge common stock granted under a NewBridge equity plan will be converted into a number of restricted stock units of Yadkin common stock equal to the product of (i) the number of shares of NewBridge common stock subject to such award and (ii) the exchange ratio.

Stock Options

Also at the effective time, each stock option granted by NewBridge will be assumed and converted into an option to purchase from Yadkin, on the same terms and conditions as were applicable under such NewBridge stock option, the number of shares of Yadkin common stock (rounded down to the nearest whole share) determined by multiplying (i) the number of shares of NewBridge common stock subject to such NewBridge stock option immediately prior to the effective time by (ii) the exchange ratio, at a per share exercise price (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (a) the aggregate exercise price for the shares of NewBridge common stock subject to such NewBridge stock options by (b) the aggregate number of shares of Yadkin common stock to be subject to such NewBridge stock options after giving effect to the adjustments described above.

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Treatment of NewBridge TRUPS and NewBridge Subordinated Debt

In 2005, NewBridge issued $25.8 million in subordinated debentures in connection with the issuance of the NewBridge TRUPS by its trust subsidiary, FNB Financial Services Capital Trust I. In addition, on March 14, 2014, NewBridge issued an aggregate of $15,500,000 of NewBridge subordinated debt. Immediately prior to and contingent upon the occurrence of the closing, Yadkin will assume the NewBridge TRUPS and the NewBridge subordinated debt, in each case, in accordance with the terms, documents and agreements related thereto.

Closing and Effective Time

The merger will be completed only if all conditions to the merger discussed in this joint proxy statement/prospectus and set forth in the merger agreement are either satisfied or waived. See the section of this joint proxy statement/prospectus entitled “—Conditions to Complete the Merger.”

The merger will become effective as set forth in the articles of merger to be filed with the North Carolina Secretary of State. The closing of the merger will occur at 10:00 a.m., New York City time, on a date no later than five business days after the satisfaction or waiver of the last to occur of the conditions set forth in the merger agreement, unless extended by mutual agreement of the parties. It currently is anticipated that the completion of the merger will occur early in the second calendar quarter of 2016, subject to the receipt of regulatory approvals and the satisfaction of other closing conditions set forth in the merger agreement, but neither NewBridge nor Yadkin can guarantee when or if the merger will be completed.

Conversion of Shares; Exchange of Certificates

The conversion of NewBridge common stock into the right to receive the merger consideration will occur automatically at the effective time. After completion of the merger, the exchange agent will exchange certificates representing shares of NewBridge common stock for the merger consideration to be received pursuant to the terms of the merger agreement.

Letter of Transmittal

As promptly as practicable after the completion of the merger, and in any event within 10 days thereafter, the exchange agent will mail to each holder of record of NewBridge common stock immediately prior to the effective time a letter of transmittal and instructions on how to surrender shares of NewBridge common stock in exchange for the merger consideration the holder is entitled to receive under the merger agreement.

If a certificate for NewBridge common stock has been lost, stolen or destroyed, the exchange agent will issue the merger consideration upon receipt of (i) an affidavit of that fact by the claimant and (ii) if required by Yadkin, the posting of a bond in an amount as Yadkin may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such certificate.

After completion of the merger, there will be no further transfers on the stock transfer books of NewBridge of shares of NewBridge common stock that were issued and outstanding immediately prior to the effective time.

Withholding

Yadkin and the exchange agent will be entitled to deduct and withhold from any cash in lieu of fractional shares, cash dividends or distributions payable or any other cash amount payable under the merger agreement (including any NewBridge equity awards) to any person the amounts they are required to deduct and withhold under the Code or any provision of state, local or foreign tax law. If any such amounts are withheld and paid over to the appropriate governmental authority, these amounts will be treated for all purposes of the merger agreement as having been paid to the shareholders from whom they were withheld.

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Dividends and Distributions

No dividends or other distributions declared with respect to Yadkin common stock will be paid to the holder of any unsurrendered certificates of NewBridge common stock until the holder surrenders such certificate in accordance with the merger agreement. After the surrender of a certificate in accordance with the merger agreement, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest, which had previously become payable with respect to the whole shares of Yadkin common stock which the shares of NewBridge common stock represented by such certificate have been converted into the right to receive under the merger agreement.

Representations and Warranties

The representations, warranties and covenants described below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, are solely for the benefit of Yadkin and NewBridge, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between Yadkin and NewBridge rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. You should not rely on the representations, warranties, covenants or any description thereof as characterizations of the actual state of facts or condition of Yadkin, NewBridge or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by Yadkin or NewBridge. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this joint proxy statement/prospectus and in the documents incorporated by reference into this joint proxy statement/prospectus. See the section of this joint proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page [•].

The merger agreement contains customary representations and warranties of each of Yadkin and NewBridge relating to their respective businesses. The representations and warranties in the merger agreement do not survive the effective time.

The merger agreement contains representations and warranties made by NewBridge relating to a number of matters, including the following:

•	corporate matters, including due organization and qualification and subsidiaries;

•	capitalization;

•	authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

•	required governmental and other regulatory filings and consents and approvals in connection with the merger;

•	reports to regulatory authorities;

•	financial statements, internal controls, books and records, and absence of undisclosed liabilities;

•	broker’s fees payable in connection with the merger;

•	the absence of certain changes or events;

•	legal proceedings;

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•	tax matters;

•	employee and employee benefit matters;

•	SEC reports;

•	compliance with applicable laws;

•	certain material contracts;

•	absence of agreements with regulatory authorities;

•	derivative instruments and transactions;

•	environmental matters;

•	investment securities;

•	real property;

•	intellectual property;

•	related party transactions;

•	inapplicability of takeover statutes;

•	absence of action or circumstance that could reasonably be expected to prevent the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•	opinion from its financial advisor;

•	the accuracy of information supplied for inclusion in this joint proxy statement/prospectus and other similar documents;

•	loan matters;

•	insurance matters;

•	absence of dissenter’s or appraisal rights; and

•	regulatory approval.

The merger agreement contains representations and warranties made by Yadkin relating to a number of matters, including the following:

•	corporate matters, including due organization and qualification and subsidiaries;

•	capitalization;

•	authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

•	required governmental and other regulatory filings and consents and approvals in connection with the merger;

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•	reports to regulatory authorities;

•	financial statements, internal controls, books and records, and absence of undisclosed liabilities;

•	broker’s fees payable in connection with the merger;

•	the absence of certain changes or events;

•	legal proceedings;

•	tax matters;

•	employee and employee benefit matters;

•	SEC reports;

•	compliance with applicable laws;

•	certain material contracts;

•	absence of agreements with regulatory authorities;

•	derivative instruments and transactions;

•	related party transactions;

•	inapplicability of takeover statutes;

•	absence of action or circumstance that could reasonably be expected to prevent the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•	opinion from its financial advisor;

•	the accuracy of information supplied for inclusion in this joint proxy statement/prospectus and other similar documents.

•	insurance matters; and

•	regulatory approval.

Certain representations and warranties of Yadkin and NewBridge are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect,” when used in reference to either NewBridge, Yadkin or the combined company, means a material adverse effect on (i) the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries taken as a whole (provided that in the case of clause (i), a material adverse effect will not be deemed to include the impact of (a) changes, after the date of the merger agreement, in U.S. generally accepted accounting principles or applicable regulatory accounting requirements, (b) changes, after the date of the merger agreement, in laws, rules or regulations of general applicability to companies in the industries in which such party and its subsidiaries operate, or interpretations thereof by courts or governmental entities, (c) changes, after the date of the merger agreement, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market conditions affecting the financial services industry generally, or (d) public disclosure of the transactions contemplated by the merger agreement or actions expressly required by the merger agreement or actions or omissions that are taken with the prior written consent of the other party in contemplation of the transactions contemplated by the merger agreement; except, with respect to subclauses (a), (b), or (c), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate) or (ii) the ability of such party to timely consummate the transactions contemplated by the merger agreement.

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Covenants and Agreements

Conduct of Businesses Prior to the Completion of the Merger

NewBridge has agreed that, prior to the effective time (or earlier termination of the merger agreement), subject to specified exceptions, it will, and will cause its subsidiaries to, conduct its business in the ordinary course in all material respects, use commercially reasonable efforts to maintain and preserve intact its business organization, employees, independent contractors and advantageous business relationships, and take no action that would reasonably be expected to adversely affect or delay its ability to obtain any necessary approvals of any governmental entity or regulatory agency required for the transactions contemplated by the merger agreement or to perform its covenants and agreements under the merger agreement or to consummate the transactions contemplated thereby on a timely basis.

Additionally, prior to the effective time (or earlier termination of the merger agreement), subject to specified exceptions, NewBridge may not, and may not permit any of its subsidiaries to, without the prior written consent of Yadkin (such consent not to be unreasonably withheld), undertake the following actions:

•	other than in the ordinary course of business, incur any indebtedness for borrowed money (other than indebtedness of NewBridge or any of its wholly owned subsidiaries to NewBridge or any of its subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

•	adjust, split, combine or reclassify any of its capital stock;

•	make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (i) regular quarterly cash dividends by NewBridge at a rate not in excess of $0.015 per share of NewBridge common stock, (ii) dividends paid by any of the subsidiaries of NewBridge to NewBridge or any of its wholly owned subsidiaries, or (iii) the acceptance of shares of NewBridge common stock as payment for the exercise price of stock options or for withholding taxes incurred in connection with the exercise of stock options or the vesting or settlement of equity compensation awards, in each case in accordance with past practice and the terms of the applicable award agreements);

•	grant any stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity or equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;

•	issue, sell or otherwise permit to become outstanding any additional shares of capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of capital stock, except pursuant to the exercise of stock options or the settlement of equity compensation awards outstanding as of the date of the merger agreement in accordance with their terms;

•	sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets or any business to any individual, corporation or other entity other than a wholly owned subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business or pursuant to certain specified contracts or agreements in force at the date of the merger agreement;

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•	except in the ordinary course of business, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly owned subsidiary of NewBridge;

•	terminate, materially amend, or waive any material provision of, certain material contracts or make any change in any instrument or agreement governing the terms of any of its securities, or material lease or contract, other than normal renewals of contracts and leases without material adverse changes of terms with respect to NewBridge, or enter into certain material contracts;

•	subject to certain exceptions, including as required under applicable law or the terms of any NewBridge benefit plans existing as of the date of the merger agreement, (i) enter into, adopt or terminate any employee benefit or compensation plan, program, practice, policy, contract or arrangement for the benefit or welfare of any current or former employee, officer, director, independent contractor or consultant (or spouse or dependent of such individual), (ii) amend (whether in writing or through the interpretation of) any NewBridge benefit plan, (iii) increase the compensation or benefits payable to any current or former employee, officer, director, independent contractor or consultant (or spouse or dependent of such individual), except for annual base salary or wage increases for employees (other than directors or executive officers) in the ordinary course of business, consistent with past practice, that do not exceed, with respect to any such individual that is party to an employment agreement, three percent (3%) of such individual’s base salary or wage rate in effect as of the date of the merger agreement and, with respect to all such individuals that are not party to an employment agreement, an average of three percent (3%) of such individuals’ base salaries or wage rates in effect as of the date of the merger agreement, (iv) pay or award, or commit to pay or award, any bonuses or incentive compensation, (v) grant or accelerate the vesting of any equity or equity-based awards or other compensation, (vi) negotiate or enter into any new, or amend any existing, employment, severance, change in control, retention, bonus guarantee, collective bargaining agreement or similar agreement or arrangement, (vii) fund any rabbi trust or similar arrangement, (viii) terminate the employment or services of any officer or any employee whose target total annual compensation is greater than $150,000, other than for cause, (ix) hire any officer, employee, independent contractor or consultant who has target total annual compensation greater than $150,000, or (x) waive, release or limit any restrictive covenant obligation of any current or former employee or contractor of NewBridge or any of its subsidiaries;

•	settle any material claim, suit, action or proceeding, except in the ordinary course of business in an amount not in excess of $100,000 individually or in the aggregate and that would not impose any material restriction on the business of it or its subsidiaries or the combined company;

•	take any action, or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the integrated mergers, taken together, from being treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code;

•	amend its articles of incorporation, its bylaws or comparable governing documents of its subsidiaries;

•	merge or consolidate itself or any of its subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its subsidiaries;

•	materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported or purchase any security rated below investment grade;

•	take any action that is intended or reasonably expected to result in any of its representations and warranties being or becoming untrue in any material respect, or in any of the conditions to the merger not being satisfied or in a violation of any provision of the merger agreement, except as may be required by applicable law or applicable rules, regulations and policies of any regulatory agency;

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•	take any action that is intended or reasonably expected to prevent, materially impede, materially impact or materially delay the ability of the parties to obtain any of the requisite regulatory approvals;

•	implement or adopt any change in its accounting principles, practices or methods, other than as required by GAAP, applicable law or applicable rules, regulations and policies of any regulatory agency;

•	enter into any new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by applicable law, regulation or policies imposed by any governmental entity;

•	make any loans or extensions of credit except in the ordinary course of business consistent with past practice, provided that any individual unsecured loan or extension of credit that is not as of the date of the merger agreement approved and committed in excess of $500,000 or any individual secured loan or extension of credit in excess of $5,000,000 will require the prior written approval of the Chief Credit Officer of Yadkin or another officer designated by Yadkin, which approval or rejection will be given in writing within two business days after the loan package is delivered to such individual;

•	make any material changes in its policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service, loans or (ii) its hedging practices and policies, in each case except as required by applicable law or applicable rules, regulations and policies of any regulatory agency;

•	make, or commit to make, any capital expenditures in excess of $100,000 in the aggregate;

•	make, change or revoke any tax election, adopt or change any tax accounting method, file any amended tax return, settle or compromise any tax liability, claim or assessment or agree to an extension or waiver of the limitation period to any material tax claim or assessment, grant any power of attorney with respect to material taxes, enter into any closing agreement with respect to any material tax or refund or amend any material tax return, in each case, in excess of $50,000 in the aggregate;

•	make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility of it or its subsidiaries; or

•	agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing.

Yadkin has agreed that, prior to the effective time (or earlier termination of the merger agreement), subject to specified exceptions, Yadkin may not, and may not permit any of its subsidiaries to, without the prior written consent of NewBridge (such consent not to be unreasonably withheld), undertake the following actions:

•	amend its articles of incorporation or bylaws in a manner that would adversely affect the economic benefits of the merger to the NewBridge shareholders;

•	adjust, split, combine or reclassify any of its capital stock;

•	make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (i) regular quarterly cash dividends by Yadkin at a rate not in excess of $0.10 per share of Yadkin common stock, (ii) the Yadkin special dividend, (iii) dividends paid by any of the subsidiaries of Yadkin to Yadkin or any of its wholly-owned subsidiaries, or (iv) the acceptance of shares of Yadkin common stock as payment for the exercise price of Yadkin stock options or for withholding taxes incurred in connection with the exercise of Yadkin stock options or the vesting or settlement of Yadkin equity awards, in each case in accordance with past practice and the terms of the applicable award agreements);

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•	take any action that is intended or reasonably expected to result in any of its representations and warranties being or becoming untrue in any material respect, or in any of the conditions to the merger not being satisfied or in a violation of any provision of the merger agreement, except as may be required by applicable law or applicable rules, regulations and policies of any regulatory agency;

•	take any action that is intended or reasonably expected to prevent, materially impede, materially impact or materially delay the ability of the parties to obtain any of the requisite regulatory approvals;

•	take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the integrated mergers, taken together, from being treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code; or

•	agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing.

Regulatory Matters

Yadkin and NewBridge have agreed to use their respective reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain all permits, consents, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by the merger agreement. However, in no event will Yadkin or NewBridge be required to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the required permits, consents, approvals and authorizations of governmental entities that would reasonably be expected to result in a materially burdensome regulatory condition. Yadkin and NewBridge have also agreed to furnish each other with all information reasonably necessary or advisable in connection with any statement, filing, notice or application to any governmental entity in connection with the merger, as well as to keep each other apprised of the status of matters related to the completion of the transactions contemplated by the merger agreement.

Employee Benefit Matters

Yadkin has agreed that, for the period commencing on the effective time and ending on the first anniversary of the effective time, Yadkin will cause the surviving corporation to provide the continuing employees of NewBridge or its subsidiaries, while employed by Yadkin or its subsidiaries, with base salaries, wages and employee benefits (excluding equity and equity based compensation) that are substantially comparable in the aggregate to the base salaries, wages and employee benefits provided to similarly situated employees of Yadkin and its subsidiaries; except that Yadkin may satisfy this obligation by providing such continuing employees with base salaries, wages and employee benefits that are substantially comparable in the aggregate to the base salaries, wages and employee benefits provided by NewBridge or its subsidiaries to such continuing employees immediately prior to the effective time.

The merger agreement requires that, if a continuing employee who does not have an employment, change-of-control or severance agreement with NewBridge (i) is terminated by Yadkin or any of its subsidiaries following the effective time due to a permanent or indefinite reduction in staff resulting in job elimination, reduction of a position (including a position that had been held at NewBridge) as a result of the merger or an or an organizational or business restructuring or the integration of NewBridge with Yadkin or any of its subsidiaries, discontinuance of an operation, relocation of all or a part of Yadkin’s or its subsidiaries’ business, sale of an operation to another company, or sale or other change in ownership of all or a part of Yadkin’s or its subsidiaries’ business or (ii) voluntarily resigns after being notified that, as a condition of employment, such continuing employee’s base salary, wages and employee benefits will be materially decreased, in any case or both cases, during the period beginning at the effective time and ending one year following the effective time, such continuing employee shall be entitled to receive severance payments (conditioned on such continuing employee’s execution and non-revocation of a release of claims in a form acceptable to Yadkin) equal to one week of pay for every year of service with NewBridge (including service with the surviving corporation and its subsidiaries), with a minimum of four weeks and a maximum of twenty-six weeks of pay for those continuing employees with one year or more of service with NewBridge (including service with the surviving corporation and its subsidiaries). Those continuing employees with less than one year of service with NewBridge (including service with the surviving corporation and its subsidiaries) will be entitled to receive severance payments equal to four weeks of pay.

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The merger agreement requires the surviving corporation to use commercially reasonable efforts to do the following with respect to the continuing employees:

•	to waive all exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents under any benefit plans of the surviving corporation, subject to certain limitations;

•	to provide each such employee and their eligible dependents with credit for any co-payments and deductibles paid prior to the effective time under a benefit plan sponsored by NewBridge to the same extent that such credit was given under the analogous NewBridge benefit plan prior to the effective time the merger; and

•	to recognize all service of such employees with NewBridge and its subsidiaries, for all purposes in any plan of the surviving corporation to the same extent that such service was taken into account under the analogous NewBridge benefit plan prior to the effective time, subject to certain limitations.

Effective prior to the closing, unless Yadkin requests otherwise in writing, NewBridge will terminate the NewBridge Bank Employees’ 401(k) Plan (the “terminated plan”) in accordance with the terms of the merger agreement. As soon as practicable following the effective time, Yadkin will permit or cause its subsidiaries to permit the continuing employees to roll over their account balances and outstanding loan balances, if any, under the terminated plan into an “eligible retirement plan” within the meaning of Section 402(c)(8)(B) of the Code maintained by Yadkin or its subsidiaries.

Director and Officer Indemnification and Insurance

The merger agreement provides that after the completion of the merger, Yadkin and the surviving corporation will indemnify and hold harmless all present and former directors, officers and employees of NewBridge and its subsidiaries against all costs and liabilities arising out of the fact that such person is or was a director, officer or employee of NewBridge or its subsidiaries and pertaining to matters existing or occurring at or prior to the effective time, to the same extent as such persons are indemnified as of the date of the merger agreement by NewBridge pursuant to its articles of incorporation or bylaws or the governing or organizational documents of any subsidiary of NewBridge, and will also advance expenses to such persons to the same extent as they are entitled to advancement of expenses by NewBridge or its subsidiaries as of the date of the merger agreement, provided that, if required, such person provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

The merger agreement requires the surviving corporation to maintain for a period of six years after completion of the merger NewBridge’s existing directors’ and officers’ liability insurance policy, or policies with a substantially comparable insurer of at least the same coverage and amounts and containing terms and conditions that are no less advantageous to the insured, with respect to claims arising from facts or events that occurred at or prior to the completion of the merger. However, the surviving corporation is not required to spend annually more than 200% of the current annual premium paid as of the date of the merger agreement by NewBridge for such insurance (which we refer to as the “premium cap”), and if such premiums for such insurance would at any time exceed that amount, then the surviving corporation will maintain policies of insurance which, in its good faith determination, provide the maximum coverage available at an annual premium equal to the premium cap. In lieu of the foregoing, NewBridge, in consultation with Yadkin, may (and at the request of Yadkin, NewBridge will use its reasonable best efforts to) obtain at or prior to the effective time a six year “tail” policy under NewBridge’s existing directors and officers insurance policy providing equivalent coverage to that described in the preceding sentence if such a policy can be obtained for an amount that, in the aggregate, does not exceed the premium cap.

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Restructuring Efforts

The merger agreement provides that if either NewBridge or Yadkin fails to obtain the required vote of its shareholders to approve the merger agreement or approve the Yadkin share issuance, as applicable, each of the parties will in good faith use its reasonable best efforts to negotiate a restructuring of the transaction (provided that neither party will have any obligation to alter or change any material terms, including the amount or kind of the consideration to be issued to holders of the capital stock of NewBridge as provided for in the merger agreement, in a manner adverse to such party or its shareholders) and/or resubmit the merger agreement or the transactions contemplated thereby (or as restructured) to its respective shareholders for approval.

Certain Additional Covenants

The merger agreement also contains additional covenants, including, among others, covenants relating to the filing of this joint proxy statement/prospectus, obtaining required consents, the listing of the shares of Yadkin common stock to be issued in the merger, access to information of the other company, exemption from takeover laws and public announcements with respect to the transactions contemplated by the merger agreement.

Shareholder Meetings and Recommendation of the Boards of Directors of NewBridge and Yadkin

Each of NewBridge and Yadkin has agreed to hold a meeting of its shareholders for the purpose of voting upon approval of the merger agreement, in the case of NewBridge shareholders, and upon the Yadkin share issuance, in the case of Yadkin shareholders, in each case, as soon as reasonably practicable. NewBridge has agreed to use its reasonable best efforts to obtain from its shareholders the vote required to approve the merger agreement, including by communicating to its shareholders its recommendation (and including such recommendation in this joint proxy statement/prospectus) that they approve the merger agreement and the transactions contemplated thereby and Yadkin has made similar covenants with respect to the Yadkin share issuance. However, if the board of directors of NewBridge or Yadkin, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would be reasonably likely to result in a violation of its fiduciary duties under applicable law to continue to recommend the merger agreement, then it may (but will not be required to) submit the merger agreement to its shareholders without recommendation and may communicate the basis for its lack of a recommendation to its shareholders to the extent required by law, provided that (i) it gives the other party at least three business days’ prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action (including, in the event such action is taken by the NewBridge board in response to an acquisition proposal, the latest material terms and conditions of, and the identity of the third-party making, any such acquisition proposal, or any amendment or modification thereof, or describe in reasonable detail such other event or circumstances) and (ii) at the end of such notice period, the board of directors takes into account any amendment or modification to the merger agreement proposed by the other party and after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would nevertheless be reasonably likely to result in a violation of its fiduciary duties under applicable law to continue to recommend the merger agreement. Any material amendment to any acquisition proposal will require a new notice period.

Notwithstanding any change in recommendation by the board of directors of NewBridge or Yadkin, unless the merger agreement has been terminated in accordance with its terms, each party is required to convene a meeting of its shareholders and to submit the merger agreement to such shareholders for the purpose of voting on the approval of the merger agreement, in the case of NewBridge shareholders, and the Yadkin share issuance, in the case of the Yadkin shareholders. Yadkin and NewBridge must adjourn such meeting if there are insufficient shares of Yadkin common stock or NewBridge common stock, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting NewBridge or Yadkin, as applicable, it has not received proxies representing a sufficient number of shares necessary for approval of the merger agreement by the NewBridge shareholders or approval of the issuance of shares of Yadkin common stock in connection with the merger by the Yadkin shareholders.

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Agreement Not to Solicit Other Offers

NewBridge has agreed that it will not, and will cause its subsidiaries and its and their officers, directors, agents, advisors and representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to, (ii) engage or participate in any negotiations with any person concerning, or (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to, any acquisition proposal except to notify such person of the existence of these non-solicit provisions of the merger agreement. For purposes of the merger agreement, an “acquisition proposal” means, other than the transactions contemplated by the merger agreement, any offer, proposal or inquiry relating to, or any third-party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 25% or more of the consolidated assets of NewBridge and its subsidiaries or 25% or more of any class of equity or voting securities of NewBridge or its subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of NewBridge, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third-party beneficially owning 25% or more of any class of equity or voting securities of NewBridge or its subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of NewBridge, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving NewBridge or its subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of NewBridge.

However, in the event NewBridge receives an unsolicited bona fide written acquisition proposal prior to the approval of the merger agreement by the NewBridge shareholders, it may, and may permit its subsidiaries and its and its subsidiaries’ officers, directors, agents, advisors and representatives to, furnish or cause to be furnished nonpublic information or data and participate in negotiations or discussions to the extent that the NewBridge board concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisors) that failure to take such actions would be reasonably likely to result in a violation of its fiduciary duties under applicable law, provided that, prior to providing any such nonpublic information, NewBridge enters into a confidentiality agreement with such third-party on terms no less favorable to it than the confidentiality agreement between Yadkin and NewBridge, and which confidentiality agreement does not provide such person with any exclusive right to negotiate with NewBridge.

NewBridge has also agreed to, and to cause its officers, directors, agents, advisors and representatives to, immediately cease and terminate any activities, discussions or negotiations conducted before the date of the merger agreement with any person other than Yadkin, with respect to any acquisition proposal. In addition, NewBridge has agreed to (i) promptly (and within 24 hours) advise Yadkin following receipt of any acquisition proposal or any inquiry which could reasonably be expected to lead to an acquisition proposal, and the substance thereof (including the identity of the person making such inquiry or acquisition proposal and copies of any written acquisition proposal), and to keep Yadkin apprised of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the terms of such inquiry or acquisition proposal, and (ii) use its reasonable best efforts, subject to applicable law, to (a) to enforce any confidentiality, standstill or similar agreement relating to an acquisition proposal and (b) within 10 business days after the date of the merger agreement, request and confirm the return or destruction of any confidential information provided to any person (other than Yadkin) pursuant to such agreement.

Conditions to Complete the Merger

Yadkin’s and NewBridge’s respective obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

•	the approval of the merger agreement by NewBridge’s shareholders and the approval of the Yadkin share issuance by Yadkin’s shareholders;

•	the authorization for listing on the NYSE, subject to official notice of issuance, of the Yadkin common stock to be issued pursuant to the merger agreement;

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•	the receipt of necessary regulatory approvals, including from the Federal Reserve Board, the FDIC and the NC Commissioner and certain other approvals necessary to consummate the transactions contemplated by the merger agreement, and the expiration of all statutory waiting periods in respect thereof, without the imposition of a materially burdensome regulatory condition;

•	the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part with respect to the Yadkin common stock to be issued upon the consummation of the merger, and the absence of any stop order (or proceedings for that purpose initiated or threatened and not withdrawn);

•	the absence of any order, injunction, or decree by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the merger or the other transactions contemplated by the merger agreement, and the absence of any statute, rule, regulation, order, injunction or decree enacted, entered, promulgated or enforced by any governmental entity which prohibits or makes illegal consummation of the merger;

•	the accuracy of the representations and warranties of the other party contained in the merger agreement as of the date on which the merger agreement was entered into and (except to the extent such representations and warranties speak as of an earlier date) as of the date on which the merger is completed, subject to the materiality standards provided in the merger agreement (and the receipt by each party of an officers’ certificate from the other party to such effect);

•	the performance by the other party in all material respects of all obligations required to be performed by it under the merger agreement at or prior to the date on which the merger is completed (and the receipt by each party of an officers’ certificate from the other party to such effect);

•	receipt by such party of an opinion of legal counsel to the effect that on the basis of facts, representations and assumptions set forth or referred to in such opinion, the integrated mergers will together be treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code; and

•	receipt by Yadkin of a duly executed certificate stating that NewBridge is not, and has not been during the relevant period, a “United States real property holding corporation”.

Neither NewBridge nor Yadkin can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party.

Termination of the Merger Agreement

The merger agreement can be terminated at any time prior to completion of the merger in the following circumstances:

•	by mutual written consent of Yadkin and NewBridge, if the board of directors of each so determines by a vote of a majority of the members of its entire board;

•	by the Yadkin board or the NewBridge board, if any governmental entity that must grant a requisite regulatory approval has denied approval of the transactions contemplated by the merger agreement and such denial has become final and nonappealable or any governmental entity of competent jurisdiction has issued a final nonappealable order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by the merger agreement, unless the failure to obtain a requisite regulatory approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement;

•	by the Yadkin board or the NewBridge board if the merger has not been completed on or before the termination date, which is the one year anniversary of the date of the merger agreement, unless the failure of the merger to be completed by such date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement;

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•	by the Yadkin board or the NewBridge board (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), if there is a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty ceases to be true) set forth in the merger agreement on the part of the other party which either individually or in the aggregate would constitute, if occurring or continuing on the closing date, the failure of a closing condition of the terminating party and which is not cured within 45 days following written notice to the party committing such breach, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the termination date);

•	by NewBridge, if the Yadkin board (i) fails to recommend in this joint proxy statement/prospectus that the Yadkin shareholders approve the Yadkin share issuance, or withdraws, modifies or qualifies such recommendation in a manner adverse to NewBridge, or resolves to do so, or fails to reaffirm such recommendation within two business days after NewBridge requests in writing that such action be taken, or fails to recommend against acceptance of a tender offer or exchange offer for outstanding Yadkin common stock that has been publicly disclosed (other than by NewBridge or an affiliate of NewBridge) within 10 business days after the commencement of such tender or exchange offer, in any such case whether or not permitted by the terms of the merger agreement, (ii) recommends or endorses an acquisition proposal, or (iii) breaches certain obligations, including with respect to calling a meeting of its shareholders and recommending that they approve the Yadkin share issuance, in any material respect;

•	by Yadkin, if the NewBridge board (i) fails to recommend in this joint proxy statement/prospectus that the NewBridge shareholders approve the merger agreement, or withdraws, modifies or qualifies such recommendation in a manner adverse to Yadkin, or resolves to do so, or fails to reaffirm such recommendation within two business days after Yadkin requests in writing that such action be taken, or fails to recommend against acceptance of a tender offer or exchange offer for outstanding NewBridge common stock that has been publicly disclosed (other than by Yadkin or an affiliate of Yadkin) within 10 business days after the commencement of such tender or exchange offer, (ii) recommends or endorses an acquisition proposal, or (iii) breaches certain obligations, including with respect to the non-solicitation of acquisition proposals or calling a meeting of its shareholders and recommending that they approve the merger agreement, in any material respect;

•	by Yadkin, if NewBridge shall have failed to obtain the requisite vote of NewBridge shareholders at the duly convened NewBridge shareholders meeting or at any adjournment thereof at which a vote on the approval of the merger agreement was taken; or

•	by NewBridge, if Yadkin shall have failed to obtain the requisite vote of Yadkin shareholders at the duly convened Yadkin shareholders meeting or at any adjournment thereof at which a vote on the approval of the Yadkin share issuance was taken.

Effect of Termination

If the merger agreement is terminated, it will become void and have no effect, except that (i) each of Yadkin and NewBridge will remain liable for any liabilities or damages arising out of its willful and material breach of any provision of the merger agreement and (ii) designated provisions of the merger agreement will survive the termination, including those relating to payment of termination fees and expenses and the confidential treatment of information.

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Termination Fee

In the event that, after the date of the merger agreement and prior to the termination of the merger agreement, a bona fide acquisition proposal has been made known to senior management or the NewBridge board or has been made directly to its shareholders generally or any person has publicly announced (and not withdrawn) an acquisition proposal with respect to NewBridge and (i) thereafter the merger agreement is terminated by either Yadkin or NewBridge because the merger has not been completed prior to the termination date, and NewBridge has failed to obtain the required vote of its shareholders at the duly convened NewBridge shareholder meeting or any adjournment thereof at which a vote on the approval of the merger agreement is taken or (ii) thereafter the merger agreement is terminated by Yadkin based on a breach of the merger agreement by NewBridge that would constitute the failure of a closing condition and that has not been cured during the permitted time period or by its nature cannot be cured during such period, and (iii) within 12 months after the date of such termination, NewBridge enters into a definitive agreement or consummates a transaction with respect to an acquisition proposal (whether or not the same acquisition proposal as that referred to above), then NewBridge will, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay Yadkin, by wire transfer of same day funds, (a) an $18 million termination fee (provided that for purposes of the foregoing, all references in the definition of acquisition proposal to “25%” will instead refer to “50%”) and (b) an amount equal to the documented out-of –pocket expenses actually incurred by Yadkin in connection with the transactions contemplated by the merger agreement, including the execution, negotiation and diligence thereof (which we refer to as the “Yadkin expenses”).

In the event that the merger agreement is terminated by Yadkin based on the NewBridge board having (i) failed to recommend in this joint proxy statement/prospectus that the NewBridge shareholders approve the merger agreement, or withdrawn, modified or qualified such recommendation in a manner adverse to Yadkin, or resolved to do so, or failed to reaffirm such recommendation within two business days after Yadkin has requested in writing that such action be taken, or failed to recommend against acceptance of a tender offer or exchange offer for outstanding NewBridge common stock that has been publicly disclosed (other than by Yadkin or an affiliate of Yadkin) within 10 business days after the commencement of such tender or exchange offer, (ii) recommended or endorsed an acquisition proposal, or (iii) breached certain obligations, including with respect to the non-solicitation of acquisition proposals or calling a meeting of its shareholders and recommending that the NewBridge shareholders approve the merger agreement, in any material respect, then NewBridge will pay Yadkin, by wire transfer of same day funds, an $18 million termination fee and the Yadkin expenses, on the date of termination.

Yadkin will pay NewBridge, by wire transfer of same day funds on the date of termination, an $18 million termination fee and an amount equal to the documented out-of–pocket expenses actually incurred by NewBridge in connection with the transactions contemplated by the merger agreement, including the execution, negotiation and diligence thereof (which we refer to as the “NewBridge expenses”), in the event that the merger agreement is terminated by NewBridge based on the Yadkin board having (i) failed to recommend in this joint proxy statement/prospectus that the Yadkin shareholders approve the Yadkin share issuance, or withdrawn, modified or qualified such recommendation in a manner adverse to NewBridge, or resolved to do so, or failed to reaffirm such recommendation within two business days after NewBridge requests in writing that such action be taken, or failed to recommend against acceptance of a tender offer or exchange offer for outstanding Yadkin common stock that has been publicly disclosed (other than by NewBridge or an affiliate of NewBridge) within 10 business days after the commencement of such tender or exchange offer, in any such case whether or not permitted by the terms of the merger agreement, (ii) recommended or endorsed an acquisition proposal, or (iii) breached certain obligations, including with respect to calling a meeting of its shareholders and recommending that they approve the Yadkin share issuance, in any material respect.

If Yadkin or NewBridge terminates the merger agreement because the other party has failed obtain such party’s requisite shareholder approval, then such other party will reimburse the terminating party for the Yadkin expenses or the NewBridge expenses, as applicable.

Expenses and Fees

All costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expense, except that the costs and expenses of printing and mailing this joint proxy statement/prospectus and all filing and other fees paid to the SEC in connection with the merger will be borne equally by Yadkin and NewBridge.

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Amendment, Waiver and Extension of the Merger Agreement

Subject to compliance with applicable law, the merger agreement may be amended by the parties at any time before or after approval of the matters presented in connection with merger by the shareholders of Yadkin and NewBridge, except that after approval of the merger agreement by the NewBridge shareholders or the approval of the issuance of shares of Yadkin common stock in connection with the merger by the Yadkin shareholders, there may not be, without further approval of such shareholders, any amendment of the merger agreement that requires further approval under applicable law.

At any time prior to the completion of the merger, the parties may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, and waive compliance with any of the agreements or satisfaction of any conditions contained in the merger agreement, except that after approval of the merger agreement by the NewBridge shareholders or the approval of the issuance of shares of Yadkin common stock in connection with the merger by the Yadkin shareholders, there may not be, without further approval of such shareholders, any extension or waiver of the merger agreement or any portion thereof that requires further approval under applicable law.

Voting Agreements

NewBridge Voting Agreements

Simultaneously with the execution of the merger agreement, each of NewBridge’s directors and executive officers (Michael S. Albert, Robert A. Boyette, J. David Branch, C. Arnold Britt, Robert C. Clark, Alex A. Diffey, Jr., Barry Z. Dodson, Donald P. Johnson, Joseph H. Kinnarney, Michael S. Patterson, Pressley A. Ridgill, Mary E. Rittling, E. Reid Teague, Richard A. Urquhart, III, G. Alfred Webster, Kenan C. Wright, Julius S. Young, Jr., Spence H. Broadhurst, William W. Budd, Jr., Robin S. Hager and Ramsey K. Hamadi,) and Endicott, solely in their capacities as NewBridge shareholders, separately entered into voting agreements with Yadkin (which we refer to as the “NewBridge voting agreements”) in which they agreed, among other things, to vote all shares of NewBridge common stock that they own of record or beneficially, and that they subsequently acquire, in favor of the approval of the merger agreement and the approval of the merger and the other transactions contemplated by the merger agreement, and any other matter that is required to be approved by the NewBridge shareholders to facilitate the transactions contemplated by the merger agreement. These shareholders also agreed to vote against (i) any acquisition proposal made in opposition to or otherwise in competition or inconsistent with the merger or the transactions contemplated by the merger agreement, (ii) any agreement, amendment of any agreement (including the NewBridge charter and bylaws), or any other action that is intended or would reasonably be expected to prevent, impede, or, in any material respect, interfere with, delay, postpone, or discourage the transactions contemplated by the merger agreement, and (iii) any action, agreement, transaction or proposal that would reasonably be expected to result in a breach of any representation, warranty, covenant, agreement or other obligation of NewBridge in the merger agreement. As of the NewBridge record date, these shareholders beneficially owned and were entitled to vote, in the aggregate, [•] Class A shares of the NewBridge common stock, allowing them to exercise approximately [•]% of the voting power of the Class A shares of NewBridge common stock outstanding as of the NewBridge record date. As of the NewBridge record date, all of the outstanding Class B shares of NewBridge common stock were owned beneficially and of record by Endicott or its controlled affiliates.

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Each NewBridge shareholder who executed a NewBridge voting agreement agreed, in such NewBridge shareholder’s capacity as a NewBridge shareholder, not to, directly or indirectly, (i) solicit, initiate, encourage or knowingly facilitate any inquiries, proposals or offers with respect to, or the making or completion of, any proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal, (ii) provide or cause to be provided any nonpublic information or data relating to NewBridge in connection with, or have any discussions with, any person relating to or in connection with an actual or proposed acquisition proposal (except to disclose the existence of these restrictions), (iii) engage in any discussions or negotiations concerning an acquisition proposal (provided that such NewBridge shareholder may refer any such person or entity to these restrictions) or otherwise take any action to encourage or knowingly facilitate any effort or attempt to make or implement an acquisition proposal, (iv) approve, recommend, agree to or accept, or propose publicly to approve, recommend, agree to or accept, any acquisition proposal, (v) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in the Exchange Act) with respect to an acquisition proposal or otherwise encourage or assist any party in taking or planning any action that would reasonably be expected to compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the merger in accordance with the terms of the merger agreement, (vi) initiate a shareholders’ vote or action by consent of NewBridge shareholders with respect to an acquisition proposal, (vii) except by reason of the NewBridge voting agreement, become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of NewBridge that takes any action in support of an acquisition proposal, or (viii) approve, endorse or recommend, agree to or accept, or propose to approve, endorse, recommend, agree to or accept, or execute or enter into, any letter of intent, agreement in principle, merger agreement, investment agreement, acquisition agreement, option agreement or other similar agreement related to any acquisition proposal.

The foregoing description of the NewBridge voting agreements is subject to, and qualified in its entirety by reference to, the NewBridge voting agreements, a form of which is attached to this joint proxy statement/prospectus as Annex B and is incorporated by reference into this joint proxy statement/prospectus.

Yadkin Voting Agreements

Simultaneously with the execution of the merger agreement, each of Yadkin’s directors and executive officers (Joseph H. Towell, Scott M. Custer, J. Adam Abram, David S. Brody, Harry M. Davis, Thomas J. Hall, James A. Harrell, Jr., Larry S. Helms, Dan W. Hill, III, Thierry Ho, Harry C. Spell, Nick Zerbib, Alan N. Colner, Steven J. Lerner, Wm. Mark DeMarcus, Terry S. Earley, Edwin H. Shuford and Steven W. Jones), Lightyear Fund II, L.P., Lightyear Co-Invest Partnership II, L.P., Trident IV, L.P. and Trident IV Professionals Fund, L.P., solely in their capacities as Yadkin shareholders, separately entered into voting agreements with NewBridge (which we refer to as the “Yadkin voting agreements”) in which they agreed, among other things, to vote all shares of Yadkin common stock that they own of record or beneficially, and that they subsequently acquire, in favor of the approval of the Yadkin share issuance. As of the Yadkin record date, these shareholders beneficially owned and were entitled to vote, in the aggregate, [•] shares of Yadkin common stock, allowing them to exercise approximately [•]% of the voting power of Yadkin common stock outstanding as of the Yadkin record date.

Each Yadkin shareholder who executed a Yadkin voting agreement agreed, in such shareholder’s capacity as a Yadkin shareholder, not to, and to use such shareholder’s reasonable best efforts to cause such shareholder’s affiliates and each of their respective officers, directors, employees and representatives not to, directly or indirectly, solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in the Exchange Act) or otherwise encourage or assist any party in taking or planning any action that would reasonably be expected to compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the merger in accordance with the terms of the merger agreement.

The foregoing description of the Yadkin voting agreements is subject to, and qualified in its entirety by reference to, the Yadkin voting agreements, a form of which is attached to this joint proxy statement/prospectus as Annex C and is incorporated by reference into this joint proxy statement/prospectus.

ACCOUNTING TREATMENT

The merger will be accounted for using the acquisition method of accounting, in accordance with the provisions of FASB ASC Topic 805-10, Business Combinations. Under the acquisition method of accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of NewBridge as of the effective date of the merger will be recorded at their respective fair values and added to those of Yadkin. Any excess of the purchase price over the fair values of assets acquired and liabilities assumed will be recorded as goodwill. Financial statements of Yadkin issued after the merger will reflect these fair values and will not be restated retroactively to reflect the historical financial position or results of operations of NewBridge before the merger.

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U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE INTEGRATED MERGERS

The following is a general discussion of the U.S. federal income tax consequences of the integrated mergers to “U.S. holders” (as defined below) of NewBridge common stock that exchange their NewBridge common stock for Yadkin common stock in the integrated mergers. The following discussion is based upon the Code, Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings and decisions, all as in effect as of the date of this joint proxy statement/prospectus. These authorities may change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 nor does it address any tax consequences arising under the laws of any state, local or foreign jurisdiction or under any U.S. federal laws other than those pertaining to the income tax.

The following discussion applies only to U.S. holders of NewBridge common stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their particular circumstances and does not apply to U.S. holders subject to special treatment under the U.S. federal income tax laws (such as, for example, dealers or brokers in securities, commodities or foreign currencies, traders in securities that elect to apply a mark-to-market method of accounting, banks and certain other financial institutions, insurance companies, mutual funds, tax-exempt organizations, holders subject to the alternative minimum tax provisions of the Code, partnerships, S corporations or other pass-through entities or investors in partnerships, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, former citizens or residents of the United States, holders whose functional currency is not the U.S. dollar, holders who hold shares of NewBridge common stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, holders who acquired NewBridge common stock pursuant to the exercise of employee stock options, through a tax qualified retirement plan or otherwise as compensation, holders who exercise appraisal rights, or holders who actually or constructively own more than five percent of NewBridge common stock).

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of NewBridge common stock that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes or (iv) an estate, the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds NewBridge common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds NewBridge common stock, and any partners in such partnership, should consult their tax advisors regarding the tax consequences of the integrated mergers to their specific circumstances.

Determining the actual tax consequences of the integrated mergers to you may be complex and will depend on your specific situation and on factors that are not within our control. You should consult your tax advisor as to the specific tax consequences of the integrated mergers in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign and other tax laws and of changes in those laws.

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It is a condition to the obligation of Yadkin and New Bridge to complete the integrated mergers that they receive a written opinion from their counsel, dated the closing date of the integrated mergers, to the effect that the integrated mergers will together be treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code. These opinions of counsel will be given in reliance on facts and representations contained in representation letters provided by Yadkin and NewBridge and on customary assumptions. These opinions will not be binding on the Internal Revenue Service (which we refer to in this joint proxy statement/prospectus as the “IRS”) or any court. Yadkin and NewBridge have not sought and will not seek any ruling from the IRS regarding any matters relating to the integrated mergers and, as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which those opinions are based are inconsistent with the actual facts, the U.S. federal income tax consequences of the integrated mergers could be adversely affected. Assuming that, in accordance with the opinions described above, the integrated mergers will together be treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences of the integrated mergers will be as follows:

Upon exchanging your NewBridge common stock for Yadkin common stock and any cash in lieu of fractional shares of Yadkin common stock, you will generally not recognize gain or loss, except with respect to such cash (as discussed below). The aggregate tax basis in the Yadkin common stock that you receive in the integrated mergers (including any fractional shares deemed received) will equal your aggregate adjusted tax basis in the shares of NewBridge common stock you surrender in the integrated mergers. Your holding period for the shares of Yadkin common stock that you receive in the integrated mergers (including any fractional share deemed received) will include your holding period for the shares of NewBridge common stock that you surrender in the integrated mergers. If you acquired different blocks of NewBridge common stock at different times or at different prices, the Yadkin common stock you receive will be allocated pro rata to each block of NewBridge common stock, and the basis in and holding period for each block of Yadkin common stock you receive will be determined on a block-for-block basis depending on the basis in and holding period for the blocks of NewBridge common stock exchanged for such Yadkin common stock.

Cash In Lieu of Fractional Shares

If you receive cash in lieu of a fractional share of Yadkin common stock, you will be treated as having received such fractional share of Yadkin common stock in the integrated mergers and then as having sold such fractional share of Yadkin common stock for cash. As a result, you will generally recognize capital gain or loss equal to the difference between the amount of cash received for such fractional share and your basis in the fractional share of Yadkin common stock as set forth above. Such capital gain or loss will generally be long-term capital gain or loss if, as of the effective date of the integrated mergers, your holding period for such fractional share exceeds one year. Long-term capital gains of individuals are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

This discussion of U.S. federal income tax consequences is for general information purposes only and is not intended to be, and should not be construed as, tax advice. Holders of NewBridge common stock should consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

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DESCRIPTION OF CAPITAL STOCK OF YADKIN

The following is a brief description of the terms of the capital stock of Yadkin. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the NCBCA, federal law, Yadkin’s articles of incorporation, as amended, and Yadkin’s amended and restated bylaws. Copies of Yadkin’s articles of incorporation and amended and restated bylaws have been filed with the SEC and are also available upon request from Yadkin. To find out where copies of these documents can be obtained, see the section of this joint proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page [•].

Authorized Capital Stock

Yadkin’s authorized capital stock consists of 75,000,000 shares of common stock, $1.00 par value per share, 1,666,666 of which are designated as non-voting common stock, and 1,000,000 shares of preferred stock, no par value per share.

Common Stock

Yadkin’s articles of incorporation currently authorize the issuance of up to 75,000,000 shares of common stock, of which [•] shares were outstanding as of the Yadkin record date. Yadkin’s common stock consists of two classes, of which 73,333,334 shares are designated as voting common stock, and 1,666,666 shares are designated as non-voting common stock. As of the Yadkin record date, there were (i) [•] shares of Yadkin common stock issued and outstanding, including [•] shares of Yadkin common stock issued in respect of outstanding awards of restricted Yadkin common stock under Yadkin stock plans, (ii) [•] shares of Yadkin common stock reserved for issuance upon the exercise of outstanding stock options to purchase shares of Yadkin common stock granted under such Yadkin stock plans, (iii) [•] shares of Yadkin common stock reserved for issuance pursuant to future grants under such Yadkin stock plans and (iv) [•] shares of Yadkin non-voting common stock issued and outstanding.

Yadkin’s voting common stock is currently listed for quotation on the NYSE under the symbol “YDKN.” Yadkin’s non-voting common stock is not listed on any exchange, and Yadkin does not intend to list its non-voting common stock on any exchange. Outstanding shares of Yadkin’s voting common stock and non-voting common stock are validly issued, fully paid, and non-assessable. Except for voting privileges, non-voting common stock carries the same rights and privileges as voting common stock (including in respect of dividends and in respect of distributions upon Yadkin’s dissolution, liquidation or winding up) and is treated the same as voting common stock (including in any merger, consolidation, share exchange or other similar transaction).

Voting Common Stock

Preemptive Rights; Redemption Rights; Terms of Conversion; Sinking Fund and Redemption Provision

Yadkin’s voting common stock does not have preemptive rights, redemption rights, conversion rights, sinking fund, or redemption provisions.

Voting Rights

Each holder of Yadkin voting common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the such shareholders, unless such matter relates solely to the terms of one or more classes of preferred stock, in which case holders of voting common stock will only be permitted to vote as required by law. Yadkin shareholders are not entitled to cumulate their votes for the election of directors. Yadkin’s bylaws currently provide that the Yadkin board shall consist of a minimum of five and a maximum of 25 directors, with the exact number fixed from time to time by a board resolution adopted by a majority of the entire board of directors prior to the annual meeting at which such directors are to be elected. In addition, Yadkin shareholders may authorize up to two additional directorships at any shareholder meeting, with the additional seats filled at the discretion of Yadkin directors. The Yadkin board currently has 14 directors that serve one-year terms. Directors are elected by a plurality of votes cast.

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Liquidation Rights

In the event of Yadkin’s liquidation, dissolution or winding up, holders of voting and non-voting common stock are entitled to share ratably in all of Yadkin’s assets remaining after payment of liabilities, including but not limited to Yadkin’s outstanding subordinated debentures, and the liquidation preference of any then outstanding preferred stock. Because Yadkin is a bank holding company, its rights and the rights of its creditors and shareholders to receive the assets of any subsidiary upon liquidation or recapitalization may be subject to prior claims of its subsidiary’s creditors, except to the extent that Yadkin may be a creditor with recognized claims against its subsidiary.

Dividend Rights

Holders of Yadkin voting common stock are entitled to receive ratably such dividends as may be declared by the Yadkin board out of legally available funds. If a distribution is declared and paid with respect to voting common stock, then the Yadkin board will declare and pay an equivalent distribution, on a per share basis, on non-voting common stock. Likewise, if the Yadkin board declares and pays a distribution on non-voting common stock, it will declare and pay an equivalent distribution, on a per share basis, on voting common stock. Notwithstanding the foregoing, no distribution payable in voting common stock will be declared on non-voting common stock and no dividend payable in non-voting common stock will be declared on voting common stock, but instead, in the case of such a dividend, each class will receive such dividend in like stock. The ability of the Yadkin board to declare and pay dividends on Yadkin’s voting common stock is subject to the terms of applicable North Carolina law and banking regulations. For more information regarding Yadkin’s ability to pay dividends, see the sections of this joint proxy statement/prospectus entitled “Dividend Policy” beginning on page [•] and “Where You Can Find More Information” beginning on page [•]. Yadkin’s principal source of income is dividends that are declared and paid by Yadkin Bank on its capital stock. Therefore, Yadkin’s ability to pay dividends is dependent upon the receipt of dividends from the Yadkin Bank. Insured depository institutions such as Yadkin Bank are prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized,” as such term is defined in the applicable law and regulations. North Carolina law states that, provided a bank does not make distributions that reduce its capital below its applicable required capital, the board of directors of a bank chartered under the laws of North Carolina, such as Yadkin Bank, may declare such distributions as the directors deem proper. In addition, Yadkin may not pay dividends on its capital stock if Yadkin is in default or has elected to defer payments of interest under its junior subordinated debentures. In the future, any declaration and payment of cash dividends will be subject to the Yadkin board’s evaluation of Yadkin’s operating results, financial condition, future growth plans, general business and economic conditions, and tax and other relevant considerations. The payment of cash dividends by Yadkin in the future will also be subject to certain other legal and regulatory limitations (including the requirement that Yadkin’s capital be maintained at certain minimum levels) and ongoing review by the Yadkin’s banking regulators.

Transfer Agent and Registrar

The transfer agent and registrar for Yadkin’s voting common stock is Computershare.

Restrictions on Ownership

The BHC Act requires any “bank holding company,” as defined in the BHC Act, to obtain the approval of the Federal Reserve Board before acquiring 5% or more of Yadkin’s voting common stock. Any person, other than a bank holding company, is required to obtain the approval of the Federal Reserve Board before acquiring 10% or more of Yadkin’s voting common stock under the Change in Bank Control Act. Any holder of 25% or more of Yadkin’s voting common stock, a holder of 33% or more of Yadkin’s total equity or a holder of 5% or more of Yadkin’s voting common stock if such holder otherwise exercises a “controlling influence” over Yadkin, is subject to regulation as a bank holding company under the BHC Act.

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Non-Voting Common Stock

Preemptive Rights; Redemption Rights; Terms of Conversion; Sinking Fund and Redemption Provision

Yadkin’s non-voting common stock does not have preemptive rights, redemption rights, sinking fund, or redemption provisions but does possess conversion rights. Any holder of non-voting common stock may convert any number of shares of non-voting common stock into an equal number of shares of voting common stock at the option of the holder; provided, however, that each share of non-voting common stock is not convertible at the election of the initial holder or any affiliate thereof and may only be converted in connection with or after a transfer to a third party unaffiliated with such initial holder. The non-voting common stock may only be transferred through one or more of the following alternatives: (i) to an affiliate of the holder or to Yadkin; (ii) in a widely distributed public offering of voting common stock; (iii) in a transfer that is part of a private placement of common stock in which no one transferee (or group of associated transferees) acquires the rights to purchase in excess of 2% of Yadkin’s voting securities then outstanding (including pursuant to a related series of transfers); (iv) in a transfer of voting common stock to an underwriter for the purpose of conducting a widely distributed public offering; or (v) a transaction approved by the Federal Reserve Board or, if the Federal Reserve Board is not the relevant regulatory authority, any other regulatory authority with the relevant jurisdiction.

Voting Rights

The holders of non-voting common stock do not have any voting power and are not entitled to vote on any matter except as otherwise required by law.

Liquidation Rights

In the event of Yadkin’s liquidation, dissolution or winding up, holders of voting and non-voting common stock are entitled to share ratably in all of Yadkin’s assets remaining after payment of liabilities, including but not limited to its outstanding subordinated debentures, and the liquidation preference of any then outstanding preferred stock. Because Yadkin is a bank holding company, Yadkin’s rights and the rights of its creditors and shareholders to receive the assets of any subsidiary upon liquidation or recapitalization may be subject to prior claims of its subsidiary’s creditors, except to the extent that Yadkin may be a creditor with recognized claims against its subsidiary.

Dividend Rights

Holders of Yadkin’s non-voting common stock are entitled to receive ratably such dividends as may be declared by the Yadkin board out of legally available funds. If a distribution is declared and paid with respect to voting common stock, then the Yadkin board will declare and pay an equivalent distribution, on a per share basis, on non-voting common stock. Likewise, if the Yadkin board declares and pays a distribution on non-voting common stock, it will declare and pay an equivalent distribution, on a per share basis, on voting common stock. Notwithstanding the foregoing, no distribution payable in voting common stock will be declared on non-voting common stock and no dividend payable in non-voting common stock will be declared on voting common stock, but instead, in the case of such a dividend, each class will receive such dividend in like stock. The ability of the Yadkin board to declare and pay dividends on Yadkin’s non-voting common stock is subject to the terms of applicable North Carolina law and banking regulations. For more information regarding Yadkin’s ability to pay dividends, see the sections of this joint proxy statement/prospectus entitled “Dividend Policy” beginning on page [•] and “Where You Can Find More Information” beginning on page [•]. Yadkin’s principal source of income is dividends that are declared and paid by Yadkin Bank on its capital stock. Therefore, Yadkin’s ability to pay dividends is dependent upon the receipt of dividends from Yadkin Bank. Insured depository institutions such as Yadkin Bank are prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized,” as such term is defined in the applicable law and regulations. North Carolina law states that, provided a bank does not make distributions that reduce its capital below its applicable required capital, the board of directors of a bank chartered under the laws of North Carolina, such as Yadkin Bank, may declare such distributions as the directors deem proper. In addition, Yadkin may not pay dividends on its capital stock if Yadkin is in default or has elected to defer payments of interest under its junior subordinated debentures. In the future, any declaration and payment of cash dividends will be subject to the Yadkin board’s evaluation of Yadkin’s operating results, financial condition, future growth plans, general business and economic conditions, tax, and other relevant considerations. The payment of cash dividends by Yadkin in the future will also be subject to certain other legal and regulatory limitations (including the requirement that Yadkin’s capital be maintained at certain minimum levels) and ongoing review by Yadkin’s banking regulators.

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Transfer Agent and Registrar

The transfer agent and registrar for Yadkin’s non-voting common stock is Computershare.

Restrictions on Ownership

Any holder of 33% or more of Yadkin’s total equity (including non-voting common stock) or a holder of Yadkin’s non-voting common stock if such holder otherwise exercises a “controlling influence” over Yadkin, is subject to regulation as a bank holding company under the BHC Act.

Preferred Stock

Yadkin’s articles of incorporation authorize the Yadkin board, without further shareholder action, to issue up to 1,000,000 shares of preferred stock. As of the Yadkin record date, there were no shares of Yadkin preferred stock outstanding.

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COMPARISON OF SHAREHOLDERS’ RIGHTS

If the merger is completed, NewBridge shareholders will be entitled to receive shares of Yadkin common stock in exchange for their shares of NewBridge common stock. Both Yadkin and NewBridge are organized under the laws of the State of North Carolina. The following is a summary of the material differences between (1) the current rights of NewBridge shareholders under NewBridge’s restated articles of incorporation and amended and restated bylaws and (2) the current rights of Yadkin shareholders under Yadkin’s articles of incorporation and amended and restated bylaws.

Yadkin and NewBridge believe that this summary describes the material differences between the rights of Yadkin shareholders as of the date of this joint proxy statement/prospectus and the rights of NewBridge shareholders as of the date of this joint proxy statement/prospectus; however, it does not purport to be a complete description of those differences. Copies of Yadkin’s and NewBridge’s governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see the section of this joint proxy statement entitled “Where You Can Find More Information” beginning on page [•].

YADKIN	NEWBRIDGE

AUTHORIZED CAPITAL STOCK
Yadkin’s articles of incorporation authorizes it to issue up to 75,000,000 shares of common stock, par value $1.00 per share, and 1,000,000 shares of preferred stock, no par value per share. As of the Yadkin record date, there were [•] shares of Yadkin common stock outstanding, and no shares of Yadkin preferred stock outstanding.	NewBridge’s articles of incorporation authorizes it to issue up to 90,000,000 Class A shares of common stock, no par value per share, up to 10,000,000 Class B shares of common stock, no par value per share, and up to 30,000,000 shares of preferred stock, no par value per share. As of the NewBridge record date, there were [•] Class A shares of NewBridge common stock outstanding, [•] Class B shares of NewBridge common stock outstanding, and no shares of NewBridge preferred stock outstanding.

SIZE OF THE BOARD OF DIRECTORS

Under Yadkin’s bylaws, the number of directors shall not be less than five nor more than 25 persons, each of whom shall be a shareholder of Yadkin. The exact number of directors, within the minimum and maximum limitations of the preceding sentence, shall be fixed from time to time by the board pursuant to a resolution adopted by a majority of the entire board prior to the annual meeting of the shareholders at which such directors are to be elected. In addition to the foregoing relating to the determination of the number and election of directors, the shareholders, at any meeting thereof, may authorize not more than two additional directorships, which may be left unfilled by the shareholders at such meeting, to be filled in the discretion of the directors during the interval between meetings of the shareholders.

In the merger agreement, Yadkin has agreed to increase the size of the Yadkin board from 14 to 15 members, appoint five current members of the NewBridge board, as designated by NewBridge and approved by Yadkin, to the Yadkin board, and take appropriate action to comply with such agreements.

NewBridge’s bylaws currently provide that the size of the NewBridge board shall consist of not less than 9 nor more than 30 directors, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the NewBridge board.

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YADKIN	NEWBRIDGE

DIRECTOR QUALIFICATIONS

No director may serve past the annual meeting of shareholders following the attainment of the age of seventy years or the date the director ceases to receive compensation for full-time employment regardless of the number of years remaining in his or her term; provided that any such director may continue to serve as an honorary director; provided further that any director serving on the board of directors of Yadkin’s predecessor on November 16, 2006, may continue in office until the annual meeting of shareholders following attainment of the age of 75 years,	No person other than an incumbent director or a person appointed or to be appointed to the NewBridge board in connection with a merger transaction with NewBridge will be eligible to stand for election as a director after the person shall have attained the age of 65, and no incumbent director or other appointed person will be eligible to stand for reelection as a director after he or she shall have attained the age of 70. A director who attains the age of 70 must retire from the NewBridge board at the end of the term for which the director was elected.

REMOVAL OF DIRECTORS

Subject to certain exceptions prescribed by Yadkin’s bylaws, any director may be removed from office at any time with or without cause by a vote of shareholders whenever the number of votes cast in favor of removal of the director exceeds the number of votes cast against such removal. A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director. If any directors are so removed, new directors may be elected at the same meeting to fill the unexpired term of the removed director.	Any or all of NewBridge’s directors may be removed with or without cause by the vote of a majority of the shares of NewBridge’s voting stock. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such director.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

A vacancy in the Yadkin board created by an increase in the authorized number of directors shall be filled only by election at an annual meeting of shareholders or at a special meeting of shareholders called for that purpose. Any vacancy in the Yadkin board created other than by an increase in the authorized number of directors may be filled by a majority of the remaining directors, even though less than a quorum, or by the sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. In the event of the resignation of a director to take effect at a future date either the Yadkin board or the shareholders, at any time after tender of such resignation, may elect a successor to such director to take office as of the effective date of such resignation. Any director elected to fill a vacancy shall be elected for the unexpired term of his predecessor.	All vacancies on the NewBridge board, including a vacancy resulting from the an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, may be filled by a majority of the remaining directors or the sole director remaining in office. The shareholders may elect a director at any time to fill a vacancy not filled by the directors. A director elected to fill a vacancy shall be elected to serve until the next annual shareholders’ meeting at which directors are elected.

SPECIAL MEETINGS OF SHAREHOLDERS

Special meetings of the shareholders may be called at any time by (i) the President of Yadkin, (ii) the Chairman of Yadkin, (iii) the Secretary of Yadkin or (iv) the Yadkin board.	Special meetings of the NewBridge shareholders may be called at any time by the Chief Executive Officer, the President or the NewBridge board.

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YADKIN	NEWBRIDGE

QUORUM

Yadkin’s bylaws provide that the presence in person or by proxy of holders of record of a majority of the shares entitled to vote shall be necessary to constitute a quorum for action on such matters; provided, however, that at any substitute annual shareholders’ meeting called in accordance with the bylaws, the shares entitled to vote there represented, in person or by proxy, shall constitute quorum.	NewBridge’s bylaws provide that a majority of the votes entitled to be cast by a voting group on a matter, represented in person or by proxy at a meeting of shareholders, shall constitute a quorum for that voting group for any action on that matter, unless the articles of incorporation provide otherwise or other quorum requirements are fixed by law, including by a court of competent jurisdiction acting pursuant to Section 55-7-03 of the North Carolina General Statutes.

NOTICE OF SHAREHOLDER MEETINGS

Yadkin’s bylaws provide that Yadkin must give written notice or printed notice of the time and place of a shareholder meeting to each shareholder entitled to vote thereat between 10 and 60 days prior to such meeting. For special meetings of shareholders or annual meetings of shareholders at which any business other than the election of directors is to be transacted, the notice must include a statement on the business to be so transacted.

At least 10 and no more than 60 days prior to any annual meeting or special meeting of shareholders, NewBridge shall notify shareholders of the date, time and place of the meeting and, in the case of a special or substitute annual meeting or where otherwise required by law, shall briefly describe the purpose or purposes of the meeting. Only business within the purpose or purposes described in the notice may be taken at a special meeting. If an annual or special shareholders’ meeting is adjourned to a different date, time or place, notice thereof need not be given if the new date time or place is announced at the meeting before adjournment; provided, however, that notice must be given if such meeting is adjourned to a date not more than 120 days after the date fixed for the original meeting or if a new record date is otherwise fixed for the adjourned meeting.

ADVANCE NOTICE OF SHAREHOLDER PROPOSALS

If a Yadkin shareholder desires to make a proposal at an annual meeting and does not intend to include the proposal in Yadkin’s annual proxy statement, then such Yadkin shareholder may present it at the meeting. However, pursuant to Yadkin’s bylaws, if the matter to be considered or acted upon (other than the election of directors) is one on which a vote of the shareholders is required under the NCBCA, then a specific statement thereof must be included in the notice of the meeting. In the latter case, Yadkin shareholders should notify the Yadkin board within the time specified for proposals for inclusion in such annual proxy statement.

In addition to any other applicable requirements for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder’s notice must be in writing and delivered or mailed to and received by the Secretary not less than 60 days before the first anniversary of the date of NewBridge’s proxy statement in connection with the last annual shareholders’ meeting. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address as they appear on NewBridge’s books of the shareholder proposing such business, (iii) the class, series, and number of NewBridge’s shares that are owned of record and beneficially by such shareholder, and (iv) any material interest of such shareholder in such business. No business shall be conducted at the annual meeting except in accordance with the procedures set forth in the bylaws; provided, however, that nothing in the bylaws shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting and provided further that the advanced notice section of the bylaws shall not apply to the nomination of directors by shareholders, which is governed by Article 3 of the bylaws. In the event that a shareholder attempts to bring business before an annual meeting without complying with the provisions of Article 2, Section 2 of the bylaws, the chairman of the meeting may, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the foregoing procedures, and, if the chairman shall so determine, the chairman shall so declare to the shareholders present at the meeting and any such business shall not be transacted. Notwithstanding the foregoing provisions of Article 2, Section 2 of the bylaws regarding shareholder proposals and the provisions of Article 3 regarding nominations of directors, a shareholder shall also comply with all the applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Article 2, Section 2 and Article 3 of the bylaws.

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YADKIN	NEWBRIDGE

ANTI-TAKEOVER PROVISIONS AND OTHER SHAREHOLDER PROTECTIONS

The provisions of Article 9 of the NCBCA apply to Yadkin.	Under the NewBridge bylaws, the provisions of Article 9 of the NCBCA are not applicable to NewBridge.

LIMITATION OF PERSONAL LIABILITY OF OFFICERS AND DIRECTORS

Yadkin’s articles of incorporation provide that no director shall be held liable in an action for monetary damages for breach of such person’s duty as a director; provided, however, that a director may be held liable for (i) acts or omissions not made in good faith that the director at the time of breach knew or believed were in conflict with the best interests of Yadkin; (ii) any liability under Section 55-8-33 of the NCBCA; or (iii) any transaction from which the director derived an improper personal benefit. If the NCBCA is amended after the effective date of Yadkin’s articles of incorporation, the Yadkin articles of incorporation provide that the liability of Yadkin directors shall be eliminated or limited to the fullest extent then permitted by North Carolina law. Yadkin’s bylaws also provide that each Yadkin director shall be immune from personal liability arising out of an action for breach of any duty as a director to the fullest extent permitted by law.	NewBridge’s articles of incorporation provide that, to the fullest extent provided by the NCBCA, no director or former director shall be personally liable to NewBridge or any of its shareholders or otherwise for monetary damages for breach of any duty as a director.

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YADKIN	NEWBRIDGE

INDEMNIFICATION OF DIRECTORS AND OFFICERS AND INSURANCE

Yadkin’s articles of incorporation provide that Yadkin shall indemnify and hold harmless to the fullest extent from time to time permitted by law any person who was or is a party or is threatened to be made a party to any legal proceeding and any appeal therein by reason of the fact that such person is or was a director, officer, employee, or agent of Yadkin. Yadkin’s bylaws likewise provide that Yadkin shall, to the fullest extent from time to time permitted by law, indemnify (i) all directors, officers, employees or agents of the Yadkin and (ii) any person who, at Yadkin’s request, is or was serving as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, against liability and expenses in any legal proceeding (including, without limitation, a proceeding brought by or on behalf of Yadkin itself) arising out of their status as such, or their activities in any of the foregoing capacities; provided, however, that Yadkin shall not indemnify or agree to indemnify any of the foregoing persons against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with Yadkin’s best interests. Yadkin’s bylaws further provide that Yadkin may purchase and maintain insurance on behalf of directors and officers against liability asserted or incurred by them in that capacity or arising from their status as such.	NewBridge’s bylaws provide for indemnification of its directors and officers to the fullest extent permitted by applicable law against liability and litigation expense arising out of such status or activities in such capacity; provided, however, that such indemnification shall not be available with respect to (i) that portion of any liabilities or litigation expenses with respect to which the claimant is entitled to receive payment under any insurance policy or (ii) any liabilities or litigation expenses incurred on account of any of the claimant’s activities which were at the time taken known or believed by the claimant to be clearly in conflict with the best interests of NewBridge.

AMENDMENTS TO ARTICLES OF INCORPORATION AND BYLAWS

The NCBCA provides that Yadkin’s articles of incorporation generally may be amended upon approval by the board of directors and the holders of a majority of the outstanding shares of Yadkin voting common stock entitled to vote on the amendment.

Subject to certain time-limited exceptions prescribed by Article VI of Yadkin’s bylaws, Yadkin’s bylaws may be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Yadkin board. Yadkin’s shareholders may make, alter, amend or repeal Yadkin’s bylaws at any annual meeting or at a special meeting called for such purpose, and bylaws adopted by the directors may be altered or repealed by the shareholders. No bylaw adopted or amended by the shareholders shall be altered or repealed by the board, unless specific authority to do so is provided to the board by the shareholders.

Under NewBridge’s bylaws, NewBridge’s shareholders may amend or repeal NewBridge’s bylaws. The NewBridge board may amend or repeal NewBridge’s bylaws, subject to the following: (i) the NewBridge board may not amend the bylaws to the extent otherwise provided in the articles of incorporation, a bylaw adopted by the shareholders or by the NCBCA; (ii) a bylaw adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the NewBridge board if neither the articles of incorporation nor a bylaw adopted by the shareholders authorized the NewBridge board to adopt, amend or repeal that particular bylaw or the bylaws generally; (iii) a bylaw that fixes a greater quorum or voting requirement for the NewBridge board may be amended or repealed: (a) if originally adopted by the shareholders, only by the shareholders, unless such bylaw as originally adopted by the shareholders provides that such bylaw may be amended or repealed by the NewBridge board; or (b) if originally adopted by the NewBridge board, either by the shareholders or by the NewBridge board.

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YADKIN	NEWBRIDGE

A bylaw that fixes a greater quorum or voting requirement for the NewBridge board may not be adopted by the NewBridge board by a vote less than a majority of the directors then in office and may not itself be amended by a quorum or vote of the directors less than the quorum or vote prescribed in such bylaw or prescribed by the shareholders.

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COMPARATIVE MARKET PRICES AND DIVIDENDS

Yadkin common stock is listed on the NYSE under the symbol “YDKN” and NewBridge voting common stock is listed on the NASDAQ under the symbol “NBBC.” The following table sets forth the high and low reported closing sale prices per share of Yadkin common stock and NewBridge voting common stock, and the cash dividends declared per share for the periods indicated.

	Yadkin Voting Common Stock			NewBridge Common Stock
	High	Low	Dividend	High	Low	Dividend
2013
Fourth Quarter	18.79	15.56	—	$7.92	$6.40	—
2014
First Quarter	22.02	16.62	—	7.62	6.55	—
Second Quarter	21.77	17.54	—	8.69	6.99	—
Third Quarter	19.50	17.50	—	8.46	7.20	—
Fourth Quarter	19.78	17.92	—	8.98	7.34	—
2015
First Quarter	20.64	18.00	—	9.18	7.78	0.015
Second Quarter	21.90	19.11	0.10	9.17	7.48	0.015
Third Quarter	23.00	18.80	0.10	8.99	7.82	0.015
Fourth Quarter (through [—], 2015)	[—]	[—]	[—]	[—]	[—]	[—]

On October 12, 2015, the last full trading day before the public announcement of the merger agreement, the high and low sales prices of shares of Yadkin voting common stock as reported on the NYSE were $22.90 and $22.52, respectively. On [—], 2015, the last practicable trading day prior to printing of this joint proxy statement/prospectus, the high and low sales prices of shares of Yadkin voting common stock as reported on the NYSE were $[—] and $[—], respectively.

On October 12, 2015, the last full trading day before the public announcement of the merger agreement, the high and low sales prices of shares of NewBridge voting common stock as reported on the NASDAQ were $8.97 and $8.78, respectively. On [—], 2015, the last practicable trading day prior to printing of this joint proxy statement/prospectus, the high and low sales prices of shares of NewBridge voting common stock as reported on the NASDAQ were $ [—] and $[—], respectively.

As of [—], 2015, the last date prior to printing this joint proxy statement/prospectus for which it was practicable to obtain this information for Yadkin and NewBridge, respectively, there were approximately [—] registered holders of Yadkin voting common stock and approximately [—] registered holders of NewBridge common stock.

Each of Yadkin’s and NewBridge’s shareholders are advised to obtain current market quotations for Yadkin voting common stock and NewBridge voting common stock. The market price of Yadkin voting common stock and NewBridge common stock will fluctuate between the date of this joint proxy statement/prospectus and the date of completion of the merger. No assurance can be given concerning the market price of Yadkin voting common stock or NewBridge voting common stock before or after the effective date of the merger. Changes in the market price of Yadkin voting common stock prior to the completion of the merger will affect the market value of the merger consideration that NewBridge shareholders will receive upon completion of the merger.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF YADKIN

The following table sets forth certain information as of November 5, 2015, unless otherwise specified, with respect to shares of Yadkin common stock beneficially owned by: (i) each person known to Yadkin to be the beneficial owner of more than 5% of Yadkin’s common stock; (ii) each director and each named executive officer of Yadkin as of November 5, 2015; and (iii) all Yadkin directors and executive officers as a group. This information has been provided by each of the directors and executive officers at Yadkin’s request or derived from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act. Beneficial ownership of securities means the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security). Unless otherwise indicated, to Yadkin’s knowledge the beneficial owner has sole voting and dispositive power over the shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares Beneficially Owned (1)

5% Shareholders:
Lightyear Capital LLC(2)	2,295,629	7.24%
Stone Point Capital LLC(3)	2,295,628	7.24%

Directors:
J. Adam Abram (4)	522,809	1.65%
David S. Brody (4)(5)	60,161	*
Alan N. Colner	32,534	*
Scott M. Custer (4)	110,228	*
Harry M. Davis	17,141	*
Thomas J. Hall (6)	21,664	*
James A. Harrell, Jr. (7)	27,929	*
Larry S. Helms (8)	9,625	*
Dan W. Hill, III	54,470	*
Thierry Ho	93	*
Steven J. Lerner (4)(9)	47,949	*
Harry C. Spell (10)	126,255	*
Joseph H. Towell (11)	102,252	*
Nicolas D. Zerbib	93	*

Named Executive Officers:
W. Mark DeMarcus (12)	40,331	*
Terry S. Earley (5)	17,687	*
Steven W. Jones (5)	27,000	*
Edwin H. Shuford, III	18,995	*

All Current Directors and Executive Officers, as a Group (18 persons) (13)	1,237,216	3.90%

*Less than 1% of outstanding shares

118

(1)	The percentage of Yadkin common stock beneficially owned was calculated based on 31,719,439 shares of common stock issued and outstanding as of November 5, 2015. The percentage treats as outstanding all shares underlying equity awards that are exercisable within 60 days after September 30, 2015 held by the directors and executive officers noted below, but not shares underlying equity awards that are exercisable by other shareholders.

(2)	The information regarding Lightyear Fund II, L.P. is based on a Schedule 13D filed with the SEC on July 14, 2014. Lightyear Fund II, a Delaware limited partnership (which we refer to as “Lightyear Fund II”), and Lightyear Co-Invest Partnership II, L.P., a Delaware limited partnership (which we refer to as “Lightyear Co-Invest II”), are private investment funds. Lightyear Fund II has sole voting authority and sole dispositive power over 2,290,462 shares of Yadkin common stock, and Lightyear Co-Invest II has sole voting authority and sole dispositive power over 5,167 shares of Yadkin common stock. Mr. Ho, a member of Yadkin’s board, is a Managing Director of Lightyear Capital LLC, an affiliate of Lightyear Fund II, L.P. The principal address is 9 West 57th St., 31st Floor, New York, New York 10019.

(3)	The information regarding Trident IV, L.P. is based on a Schedule 13D filed with the SEC on September 4, 2014. Trident IV, L.P. has shared voting authority over 2,295,628 shares and shared dispositive power over 2,295,628 shares of Yadkin common stock. Mr. Zerbib, a member of Yadkin’s board, is a Senior Principal with Trident IV, L.P. and is a member of its investment committee. The principal address is 20 Horseneck Lane, Greenwich, Connecticut 06830.

(4)	The amount of Yadkin common stock beneficially owned by Messrs. Abram, Brody, Custer, Lerner, Earley and Jones does not include shares that are held by the rabbi trust under the Piedmont Phantom Equity Plan.

(5)	Includes 18,239 shares held by a Trust in which Mr. Brody is Trustee, 9,119 shares held by a Foundation of which Mr. Brody is Co-president, 6,079 shares held by a limited liability company of which Mr. Brody holds a 25% interest, and 9,120 shares held by a GST Trust in which Mr. Brody is Trustee.

(6)	Includes 1,419 shares subject to vested stock options.

(7)	Includes 4,061 shares held by Yadkin’s Directors Deferred Compensation Trust, which is beneficially owned by its plan administrator.

(8)	Includes 1,419 shares subject to vested stock options.

(9)	Includes 31,429 shared held by the Lerner Family Irrevocable Trust.

(10)	Includes 1,812 shares held as custodian for Mr. Spell’s children, and 15,975 shares held by Spell Properties.

(11)	Includes 3,333 shares subject to vested stock options.

(12)	Includes 166 shares held by Mr. DeMarcus’s spouse, and 2,839 shares subject to vested stock options.

(13)	Includes all shares reflected in this table as beneficially owned by each director of Yadkin, and by Messrs. DeMarcus, Earley, Jones and Shuford, each of whom is an executive officer of Yadkin.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF NEWBRIDGE

The following tables set forth certain information as of November 3, 2015, unless otherwise specified, with respect to Class A shares of NewBridge common stock beneficially owned by: (i) each person known to NewBridge to be the beneficial owner of more than 5% of the Class A shares of NewBridge common stock; (ii) each director and each named executive officer of NewBridge as of November 3, 2015; and (iii) all NewBridge directors and executive officers as a group. This information has been provided by each of the directors and executive officers at NewBridge request or derived from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act. Beneficial ownership of securities means the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security). Unless otherwise indicated, to NewBridge’s knowledge the beneficial owner has sole voting and dispositive power over the shares.

119

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Class A Shares(2)

Michael S. Albert	54,021	(3)	*
David P. Barksdale	9,903	(4)	*
Robert A. Boyette	114,113	(5)	*
J. David Branch	48,149		*
C. Arnold Britt	54,407	(6)	*
Spence H. Broadhurst	28,677	(7)	*
William W. Budd, Jr.	42,775	(8)	*
Robert C. Clark	21,751		*
Alex A. Diffey, Jr.	30,701		*
Barry Z. Dodson	81,241	(9)	*
Robin S. Hager	37,531	(10)	*
Ramsey K. Hamadi	142,559	(11)	*
Donald P. Johnson	20,781		*
Joseph H. Kinnarney	77,549	(12)	*
Michael S. Patterson	532,702	(13)	1.42%
Pressley A. Ridgill	168,517	(14)	*
Mary E. Rittling	8,642	(15)	*
E. Reid Teague	40,860	(16)	*
Richard A. Urquhart, III	48,533	(17)	*
G. Alfred Webster	22,143		*
Kenan C. Wright	225,255		*
Julius S. Young, Jr.	109,661		*
Directors and Executive Officers as a Group (22 total)	1,920,471	(18)	5.11%

(1)	Unless otherwise noted, all shares are owned directly of record or are shares for which the named individual has sole voting and investment power.

(2)	The percentage is based upon 37,367,603 Class A shares outstanding as of November 3, 2015 and assumes the exercise of only those stock options held as of November 3, 2015, with respect to each designated recipient. For restricted stock units vesting on January 1, 2016, it also assumes 100% vesting for both time and performance criteria, with respect to each designated recipient.

(3)	With respect to Mr. Albert, the amount includes 799 shares held by Mr. Albert’s son.

(4)	Mr. Barksdale resigned as Senior Executive Vice President and Chief Strategy Officer of NewBridge on January 30, 2015.

(5)	With respect to Mr. Boyette, the amount includes (a) 40,090 stock options; (b) 73,710 shares held by Plantation Realty Company of which Mr. Boyette is a member; and (c) 43 shares held by Triangle Investment Club, of which Mr. Boyette is a member.

(6)	With respect to Mr. Britt, the amount includes 554 shares held by Mr. Britt’s wife.

(7)	With respect to Mr. Broadhurst, the amount includes 12,324 restricted stock units, assuming 100% vesting on January 1, 2016 for both time and performance criteria.

(8)	With respect to Mr. Budd, the amount includes (a) 5,350 stock options; and (b) 15,024 restricted stock units, assuming 100% vesting on January 1, 2016 for both time and performance criteria.

120

(9)	With respect to Mr. Dodson, the amount includes (a) 394 shares held jointly with Mr. Dodson’s wife; (b) 2,650 shares held by Mr. Dodson’s wife; (c) 8,577 shares held by a trust for the benefit of Mr. Dodson’s daughter, naming Mr. Dodson and his daughter as joint trustees; (d) 3,511 shares held by Mr. Dodson’s daughter; and (e) 4,562 shares held jointly with Mr. Dodson’s daughter.

(10)	With respect to Ms. Hager, the amount includes (a) 5,000 stock options; and (b) 15,024 restricted stock units, assuming 100% vesting on January 1, 2016 for both time and performance criteria.

(11)	With respect to Mr. Hamadi, the amount includes 16,464 restricted stock units, assuming 100% vesting on January 1, 2016 for both time and performance criteria.

(12)	Dr. Kinnarney has pledged 18,723 shares to secure a loan made by NewBridge Bank to Dr. Kinnarney in the ordinary course of business.

(13)	With respect to Mr. Patterson, the amount includes (a) 47,058 stock options; (b) 54,000 shares held by Mr. Patterson’s wife; and (c) 43 shares held by Triangle Investment Club, of which Mr. Patterson is a member.

(14)	With respect to Mr. Ridgill, the amount includes 42,303 restricted stock units, assuming 100% vesting on January 1, 2016 for both time and performance criteria.

(15)	With respect to Dr. Rittling, the amount includes 3,400 shares held by Dr. Rittling’s husband.

(16)	With respect to Mr. Teague, the amount includes (a) 835 shares held by Mr. Teague’s wife; and (b) 333 shares held by Mr. Teague’s daughter.

(17)	With respect to Mr. Urquhart, the amount includes (a) 14,629 stock options; and (b) 43 shares held by Triangle Investment Club, of which Mr. Urquhart is a member.

(18)	Includes 112,127 stock options that may be exercised by the directors and executive officers as of November 3, 2015 and 101,139 restricted stock units, assuming 100% vesting on January 1, 2016 for both time and performance criteria.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class A Shares (1)
Endicott Opportunity Partners III, L.P. 360 Madison Avenue, 21st Floor New York, NY 10017	2,504,500	(2)	6.70%

Basswood Capital Management, L.L.C. 645 Madison Avenue, 10th Floor New York, NY 10022	3,364,506	(3)	9.00%

FJ Capital Management, L.L.C. 1313 Dolley Madison Boulevard, Suite 306 McLean, VA 22101	1,905,829	(4)	5.10%

(1)	Based upon a total of 37,367,603 Class A shares of common stock outstanding as November 3, 2015.
(2)	Based on a Schedule 13D filed by Endicott on March 4, 2013.
(3)	Based on a Schedule 13G/A filed by Basswood Capital Management, L.L.C. on February 17, 2015.
(4)	Based on a Schedule 13G filed by FJ Capital Management, L.L.C. on October 23, 2015.

As of the NewBridge record date, Endicott or its controlled affiliates owned beneficially and of record all of the outstanding Class B shares of NewBridge common stock.

LEGAL MATTERS

The validity of the Yadkin common stock to be issued in connection with the merger will be passed upon for Yadkin by Wyrick Robbins Yates & Ponton LLP (Raleigh, North Carolina). Certain U.S. federal income tax consequences relating to the integrated mergers will be passed upon for Yadkin by Skadden, Arps, Slate, Meagher & Flom LLP (New York, New York) and for NewBridge by Brooks, Pierce, McLendon, Humphrey and Leonard L.L.P. (Greensboro, North Carolina).

EXPERTS

Yadkin

The consolidated balance sheets of Yadkin appearing in its Annual Report on Form 10-K as of December 31, 2014, and 2013, and for the three year period ended December 31, 2014, and the effectiveness of its internal control over financial reporting as of December 31, 2014, have been audited by Dixon Hughes Goodman LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

121

NewBridge

The consolidated balance sheets of NewBridge appearing in its Annual Report on Form 10-K as of December 31, 2014, and 2013, and for the three year period ended December 31, 2014, and the effectiveness of its internal control over financial reporting as of December 31, 2014, have been audited by Dixon Hughes Goodman LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

DEADLINES FOR SUBMITTING SHAREHOLDER PROPOSALS

Yadkin

It is presently anticipated that Yadkin’s 2016 annual meeting of Yadkin shareholders will be held in May 2016. In order for shareholder proposals to be included in the proxy materials solicited by the Yadkin board for that meeting, proposals (other than director nominations), must be received by Yadkin’s Corporate Secretary at 3600 Glenwood Avenue, Suite 300, Raleigh, North Carolina 27612, no later than January 21, 2016 and meet all other applicable requirements for inclusion in the proxy material. If the proposal is not received by January 21, 2016, the proposal will not be considered timely. To be considered for inclusion in the proxy materials solicited by the Yadkin board for Yadkin’s 2016 annual meeting, Yadkin shareholder proposals involving a director nomination must be received by Yadkin’s Corporate Secretary prior to March 21, 2016, but not earlier than February 20, 2016. To be included in the proxy materials, a proposal must be timely and comply with Yadkin’s bylaws, Rule 14a-8 and all other applicable provisions of Regulation 14 under the Exchange Act.

If a Yadkin shareholder desires to make a proposal at an annual meeting and does not intend to include the proposal in Yadkin’s annual proxy statement, then such Yadkin shareholder may present it at the meeting. However, pursuant to Yadkin’s bylaws, if the matter to be considered or acted upon (other than the election of directors) is one on which a vote of the shareholders is required under the NCBCA, then a specific statement thereof must be included in the notice of the meeting. In the latter case, Yadkin shareholders should notify the Yadkin board within the time specified for proposals for inclusion in such annual proxy statement. Furthermore, if Yadkin does not receive notice of the proposal on or before the applicable deadline, the proxy holders shall have the right to vote the proxies received using their judgment.

NewBridge

NewBridge will hold a 2016 annual meeting of shareholders only if the merger is not completed. However, if the merger is not completed, it is presently anticipated that NewBridge’s 2016 annual meeting of NewBridge shareholders will be held in May of 2016. If a NewBridge shareholder desires to submit a proposal for possible inclusion in NewBridge’s 2016 annual proxy statement and form of proxy card, including a shareholder nominee for director, the proposal must be received by the Secretary of NewBridge at 1501 Highwoods Boulevard, Suite 400, Greensboro, North Carolina 27410, by December 4, 2015 and meet all other applicable requirements for inclusion in NewBridge’s 2016 annual proxy statement.

In the alternative, if the merger is not completed and NewBridge holds its 2016 annual meeting, a NewBridge shareholder may commence such shareholder’s own proxy solicitation subject to the SEC’s rules on proxy solicitation and may present a proposal from the floor at NewBridge’s 2016 annual meeting. In order to do so, the NewBridge shareholder must notify the Secretary of NewBridge, in writing, of such shareholder’s proposal at NewBridge’s main office no later than February 17, 2016. If the Secretary of NewBridge is not notified of the NewBridge shareholder’s proposal by February 17, 2016, the NewBridge board may vote on the proposal pursuant to the discretionary authority granted by the proxies solicited by the NewBridge board for its 2016 annual meeting.

WHERE YOU CAN FIND MORE INFORMATION

Yadkin is filing with the SEC this registration statement under the Securities Act of 1933, as amended, to register the issuance of the shares of Yadkin common stock to be issued in connection with the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes the prospectus of Yadkin in addition to being a proxy statement for Yadkin and NewBridge shareholders. The registration statement, including this joint proxy statement/prospectus and the attached exhibits and schedules, contains additional relevant information about Yadkin and Yadkin common stock.

122

Yadkin and NewBridge also file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, such as Yadkin and NewBridge, who file electronically with the SEC. The address of the site is http://www.sec.gov. The reports and other information filed by Yadkin with the SEC are also available at Yadkin’s website at www.yadkinbank.com under the tab “About US,” and then under the heading “Investor Relations,” and then under the heading “Documents.” The reports and other information filed by NewBridge with the SEC are available at NewBridge’s website at www.newbridgebank.com under the tab “Investor Relations,” and then under the heading “SEC Reporting”. The web addresses of the SEC, Yadkin and NewBridge are included as inactive textual references only. Except as specifically incorporated by reference into this joint proxy statement/prospectus, information on those web sites is not part of this joint proxy statement/prospectus.

The SEC allows Yadkin and NewBridge to incorporate by reference information in this joint proxy statement/prospectus. This means that Yadkin and NewBridge can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this joint proxy statement/prospectus.

This joint proxy statement/prospectus incorporates by reference the documents listed below that Yadkin and NewBridge previously filed with the SEC. They contain important information about the companies and their financial condition.

Yadkin SEC Filings (SEC File No. 000-52099)	Period or Date Filed

Annual Report on Form 10-K	Year ended December 31, 2014

Annual Report on Form 11-K	Filed on June 26, 2015

Quarterly Reports on Form 10-Q	Quarters ended March 31, 2015, June 30, 2015 and September 30, 2015

Current Reports on Form 8-K	Filed on January 26, 2015, February 10, 2015, March 3, 2015, April 23, 2015, May 4, 2015, May 20, 2015, July 2, 2015, July 23, 2015, July 28, 2015, October 13, 2015, October 22, 2015, November 6, 2015 and November 10, 2015 (other than those portions of the documents deemed to be furnished and not filed)

Definitive Proxy Statement on Schedule 14A	Filed April 10, 2015

The description of Yadkin common stock set forth in its Registration Statement filed on Form S-3 (File No. 333-185058) and any amendment or report filed for the purpose of updating such description	Filed on November 20, 2012

NewBridge SEC Filings (SEC File No. 000-11448)	Period or Date Filed

Annual Report on Form 10-K	Year ended December 31, 2014

123

Annual Report on Form 11-K	Filed on June 29, 2015

Quarterly Reports on Form 10-Q	Quarters ended March 31, 2015, June 30, 2015 and September 30, 2015

Current Reports on Form 8-K	Filed on January 28, 2015, February 2, 2015, February 6, 2015, February 19, 2015, February 24, 2015, March 2, 2015, April 15, 2015, April 29, 2015, May 13, 2015, May 20, 2015, July 23, 2015, August 20, 2015, October 2, 2015, October 13, 2015 and October 22, 2015 (other than those portions of the documents deemed to be furnished and not filed)

Definitive Proxy Statement on Schedule 14A	Filed April 2, 2015

The description of NewBridge common stock set forth in its Registration Statement filed on Form S-4/A (File No. 333-200908) and any amendment or report filed for the purpose of updating such description	Filed on December 23, 2014

In addition, Yadkin and NewBridge also incorporate by reference additional documents filed with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and, in the case of Yadkin, the date of the Yadkin special meeting, and, in the case of NewBridge, the date of the NewBridge special meeting, provided that Yadkin and NewBridge are not incorporating by reference any information furnished to, but not filed with, the SEC.

Except where the context otherwise indicates, Yadkin has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Yadkin, and NewBridge has supplied all information contained or incorporated by reference relating to NewBridge.

Documents incorporated by reference are available from Yadkin and NewBridge without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this joint proxy statement/prospectus. You can obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following address and phone number:

Yadkin Financial Corporation 3600 Glenwood Avenue, Suite 300 Raleigh, North Carolina 27612 Attention: Investor Relations Telephone: (919) 659-9000	NewBridge Bancorp 1501 Highwoods Boulevard Greensboro, North Carolina 27401 Attention: Investor Relations Telephone: (800) 456-6505

Yadkin shareholders and NewBridge shareholders requesting documents must do so by [•] to receive them before their respective special meetings. You will not be charged for any of these documents that you request. If you request any incorporated documents from Yadkin or NewBridge, then Yadkin and NewBridge, respectively, will mail them to you by first class mail, or another equally prompt means, within one business day after receiving your request.

Neither Yadkin nor NewBridge has authorized anyone to give any information or make any representation about the merger or the companies that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that have been incorporated in this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/prospectus does not extend to you. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

124

ANNEX A

AGREEMENT AND PLAN OF MERGER

among

YADKIN FINANCIAL CORPORATION,

NAVY MERGER SUB CORP.

and

NEWBRIDGE BANCORP

______________________________

Dated as of October 12, 2015

A-i

A-ii

A-iii

A-iv

INDEX OF DEFINED TERMS

Page
Acquisition Proposal	A-56
affiliate	A-66
Agreement	A-1
Articles of Merger	A-2
Bank Merger	A-5
Bank Merger Agreement	A-5
Bank Merger Certificates	A-5
BHC Act	A-8
Certificate	A-2
certificates	A-6
Chosen Courts	A-66
Closing	A-64
Closing Date	A-64
Code	A-1
Confidentiality Agreement	A-49
Continuing Employees	A-51
Converted NewBridge Option	A-3
Converted NewBridge RSUs	A-4
Derivative Contract	A-23
DOL	A-17
Effective Time	A-2
Enforceability Exceptions	A-23
Environmental Laws	A-24
ERISA	A-17
Exchange Act	A-14
Exchange Agent	A-5
Exchange Fund	A-6
Exchange Ratio	A-2
FDIC	A-10
Federal Reserve Board	A-12
GAAP	A-9
Governmental Entity	A-12
Integrated Mergers	A-1
Intellectual Property	A-25
IRS	A-17
Joint Proxy Statement	A-12
knowledge	A-66
Liens	A-11
Loans	A-26
made available	A-66
Material Adverse Effect	A-9
Materially Burdensome Regulatory Condition	A-48
Merger	A-1
Merger Sub	A-1

A-v

Multiemployer Plan	A-18
Multiple Employer Plan	A-18
NC Commissioner	A-12
NC Secretary	A-2
NCBCA	A-2
NewBridge	A-1
NewBridge Bank	A-5
NewBridge Benefit Plans	A-17
NewBridge Bylaws	A-9
NewBridge Certificate	A-9
NewBridge Common Stock	A-2
NewBridge Contract	A-22
NewBridge Disclosure Schedule	A-8
NewBridge Equity Awards	A-4
NewBridge Equity Plans	A-4
NewBridge ERISA Affiliate	A-17
NewBridge Expenses	A-63
NewBridge Indemnified Parties	A-53
NewBridge Insiders	A-57
NewBridge Leased Properties	A-25
NewBridge Meeting	A-49
NewBridge Owned Properties	A-24
NewBridge Qualified Plans	A-18
NewBridge Real Property	A-25
NewBridge Regulatory Agreement	A-23
NewBridge Reports	A-20
NewBridge Restricted Stock Unit Award	A-4
NewBridge Stock Option	A-3
NewBridge Subsidiary	A-9
New Plans	A-52
NYSE	A-7
PBGC	A-17
Permitted Encumbrances	A-25
person	A-66
Premium Cap	A-53
Regulatory Agencies	A-12
Representatives	A-55
Requisite NewBridge Vote	A-11
Requisite Regulatory Approvals	A-48
Requisite Yadkin Vote	A-31
Restrictive Covenant	A-20
S-4	A-12
Sarbanes-Oxley Act	A-14
SEC	A-12
Second-Step Merger	A-1
Securities Act	A-20

A-vi

SRO	A-12
Subsidiary	A-9
Surviving Corporation	A-1
Takeover Statutes	A-26
Tax	A-16
Tax Return	A-16
Taxes	A-16
Terminated Plan	A-52
Termination Date	A-61
Termination Fee	A-62
Voting Agreements	A-1
Yadkin	A-1
Yadkin Benefit Plans	A-36
Yadkin Bylaws	A-29
Yadkin Certificate	A-29
Yadkin Common Stock	A-2
Yadkin Contract	A-39
Yadkin Disclosure Schedule	A-28
Yadkin Equity Awards	A-30
Yadkin ERISA Affiliate	A-36
Yadkin Expenses	A-62
Yadkin Meeting	A-49
Yadkin Non-Voting Common Stock	A-30
Yadkin Regulatory Agreement	A-40
Yadkin Reports	A-38
Yadkin Restricted Stock Award	A-30
Yadkin Stock Options	A-30
Yadkin Stock Plans	A-30
Yadkin Subsidiary	A-29

A-vii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of October 12, 2015 (this “Agreement”), among Yadkin Financial Corporation, a North Carolina corporation (“Yadkin”), Navy Merger Sub Corp., a North Carolina corporation and a wholly-own Subsidiary of Yadkin (“Merger Sub”) and NewBridge Bancorp, a North Carolina corporation (“NewBridge”).

WITNESSETH:

WHEREAS, the Boards of Directors of Yadkin and NewBridge have determined that it is in the best interests of their respective companies and their shareholders to consummate the strategic business combination transaction provided for herein, pursuant to which (i) Merger Sub will, subject to the terms and conditions set forth herein, merge with and into NewBridge (the “Merger”), so that NewBridge is the surviving corporation in the Merger and a wholly-owned Subsidiary of Yadkin and (ii) immediately thereafter, NewBridge will merge (the “Second-Step Merger”, and together with the Merger, the “Integrated Mergers”) with and into Yadkin, with Yadkin being the surviving corporation in the Integrated Mergers (hereinafter sometimes referred to in such capacity as the “Surviving Corporation”);

WHEREAS, for U.S. federal income tax purposes, it is intended that the Integrated Mergers shall together be treated as a single integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to be, and is adopted as, a plan of reorganization for purposes of Sections 354 and 361 of the Code and within the meaning of Treasury regulation section 1.368-2(g);

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and an inducement for each party to enter into this Agreement, certain shareholders of each of NewBridge and Yadkin have simultaneously herewith entered into a voting agreement (collectively, the “Voting Agreements”) in connection with the Merger; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE MERGER

1.1           The Merger. Subject to the terms and conditions of this Agreement, in accordance with applicable law including the bank and bank holding company laws of North Carolina (N.C.G.S. § 53C-7-201 et seq. and N.C.G.S. §53C-10-201 et seq.) and the North Carolina Business Corporation Act (the “NCBCA”), at the Effective Time, Merger Sub shall merge with and into NewBridge. NewBridge shall be the surviving corporation in the Merger, and shall continue its corporate existence under the laws of the State of North Carolina. Upon consummation of the Merger, the separate corporate existence of Merger Sub shall terminate.

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1.2           Effective Time. The Merger shall become effective as set forth in the articles of merger ( the “Articles of Merger”) to be filed with the North Carolina Secretary of State (the “NC Secretary”) on the Closing Date. The term “Effective Time” shall be the date and time when the Merger becomes effective, as set forth in the Articles of Merger.

1.3           Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the NCBCA and the bank and bank holding company laws of North Carolina. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of NewBridge and Merger Sub shall vest in the surviving corporation in the Merger, and all claims, obligations, debts, liabilities and duties of NewBridge and Merger Sub shall become the claims, obligations, debts, liabilities and duties of the surviving corporation in the Merger.

1.4           Conversion of NewBridge Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Yadkin, Merger Sub or NewBridge or the holders of any of the following securities:

(a)          Subject to Section 2.2(e), each Class A share of NewBridge’s common stock, no par value, and each Class B share of NewBridge’s non-voting common stock, no par value, issued and outstanding immediately prior to the Effective Time (such Class A and Class B shares, collectively, the “NewBridge Common Stock”), except for shares of NewBridge Common Stock owned by NewBridge or Yadkin (in each case other than in a fiduciary or agency capacity or as a result of debts previously contracted) shall be converted into the right to receive 0.50 shares (the “Exchange Ratio”) of the voting common stock, par value $1.00 per share, of Yadkin (the “Yadkin Common Stock”).

(b)          All of the shares of NewBridge Common Stock converted into the right to receive Yadkin Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, a “Certificate”, it being understood that any reference herein to “Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of NewBridge Common Stock) previously representing any such shares of NewBridge Common Stock shall thereafter represent only the right to receive (i) a certificate (or evidence of book-entry as determined by Yadkin in its sole discretion) representing the number of whole shares of Yadkin Common Stock which such shares of NewBridge Common Stock have been converted into the right to receive, (ii) cash in lieu of fractional shares which the shares of NewBridge Common Stock represented by such Certificate have been converted into the right to receive pursuant to this Section 1.4 and Section 2.2(e), without any interest thereon and (iii) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2. Certificates previously representing shares of NewBridge Common Stock shall be exchanged for certificates representing whole shares of Yadkin Common Stock (together with any dividends or distributions with respect thereto and cash in lieu of fractional shares issued in consideration therefor) upon the surrender of such Certificates in accordance with Section 2.2, without any interest thereon. If, prior to the Effective Time, the outstanding shares of Yadkin Common Stock or NewBridge Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there shall be any extraordinary dividend or distribution, in each case, except as otherwise permitted by this Agreement, an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

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(c)          Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of NewBridge Common Stock that are owned by NewBridge or Yadkin (in each case other than in a fiduciary or agency capacity or as a result of debts previously contracted) shall be cancelled and shall cease to exist and no stock of Yadkin or other consideration shall be delivered in exchange therefor.

1.5           Merger Sub and Yadkin Common Stock. At and after the Effective Time, (i) each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly and validly issued, fully paid and nonassessable share of the surviving corporation in the Merger and (ii) each share of Yadkin Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of Yadkin and shall not be affected by the Merger.

1.6           Treatment of NewBridge Equity Awards.

(a)          At the Effective Time, each option granted by NewBridge to purchase shares of NewBridge Common Stock under a NewBridge Equity Plan (as defined below), whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time (a “NewBridge Stock Option”) shall, without any further action on the part of any holder thereof, be assumed and converted into an option to purchase from Yadkin, on the same terms and conditions as were applicable under such NewBridge Stock Option immediately prior to the Effective Time, the number of shares of Yadkin Common Stock (rounded down to the nearest whole share) determined by multiplying (x) the number of shares of NewBridge Common Stock subject to such NewBridge Stock Option immediately prior to the Effective Time by (y) the Exchange Ratio, at a per share exercise price, (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (i) the aggregate exercise price for the shares of NewBridge Common Stock subject to such NewBridge Stock Options by (ii) the aggregate number of shares of Yadkin Common Stock to be subject to such NewBridge Stock Options after giving effect to the adjustments in this Section 1.6(a) (each, as so adjusted, a “Converted NewBridge Option”). All rounding described in this Section 1.6(a) shall be done on an aggregate basis.

(b)          The Converted NewBridge Options shall have the same vesting schedule (including any acceleration of vesting as provided in the NewBridge Equity Plans) as the NewBridge Stock Options and otherwise shall have the same terms and conditions as such NewBridge Stock Options; provided, that Yadkin shall convert NewBridge Stock Options into Converted NewBridge Options in a manner that would not cause the Converted NewBridge Options to be treated as the grant of a new stock right for purposes of Section 409A of the Code. After such assumption and conversion, the Converted NewBridge Options shall be subject to all of the terms and conditions of the plan and grant agreements under which the NewBridge Stock Options were originally issued (including any applicable change in control or other accelerated vesting provisions, and this transaction shall constitute a change in control for all relevant provisions).

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(c)          At the Effective Time, each restricted stock award and/or restricted stock unit award in respect of shares of NewBridge Common Stock granted under a NewBridge Equity Plan that is outstanding immediately prior to the Effective Time (a “NewBridge Restricted Stock Unit Award” and, together with the NewBridge Stock Options, the “NewBridge Equity Awards”) shall be converted into that number of restricted stock units of Yadkin Common Stock (“Converted NewBridge RSUs”) equal to the product of (x) the number of shares of NewBridge Common Stock subject to such NewBridge Restricted Stock Unit Award and (y) the Exchange Ratio. Any Converted NewBridge RSUs issued pursuant to this Section 1.6(c) shall be subject to the same terms and conditions as were applicable under such NewBridge Restricted Stock Unit Award (including any applicable change in control or other accelerated vesting provisions, and this transaction shall constitute a change in control for all relevant provisions).

(d)          At or prior to the Effective Time, NewBridge, the Board of Directors of NewBridge and its compensation committee, as applicable, shall adopt any resolutions and take any actions that are necessary, including obtaining any consents, to effectuate the provisions of this Section 1.6, and to ensure that following the Effective Time, there are no obligations with respect to NewBridge Equity Awards other than as set forth in this Section 1.6; provided, that no action taken by NewBridge shall be required to be irrevocable until immediately prior to the Effective Time.

(e)          For purposes of this Agreement, the following terms shall have the following meanings:

(i)          “NewBridge Equity Plans” means (1) the LSB Bancshares, Inc. 1996 Omnibus Stock Incentive Plan, as amended; (2) the FNB Financial Services Corporation Omnibus Equity Compensation Plan, as amended; (3) the NewBridge Amended and Restated Long-Term Stock Incentive Plan; (4) the NewBridge Amended and Restated Comprehensive Equity Compensation Plan for Directors and Employees; (5) the CapStone Bank 2006 Nonstatutory Stock Option Plan; (6) the CapStone Bank 2006 Incentive Stock Option Plan; (7) the Patriot State Bank 2007 Incentive Stock Option Plan; (8) the Patriot State Bank 2007 Nonstatutory Stock Option Plan; (9) the Premier Commercial Bank Employee Stock Option Plan; (10) the Premier Commercial Bank Director Stock Option Plan; and (11) the NewBridge 2015 Long-Term Stock Incentive Plan, as well as any other plans or agreements pursuant to which NewBridge or its Subsidiaries has granted equity awards (including equity awards granted or assumed by NewBridge in connection with any acquisitions prior to the Effective Time).

1.7           Articles of Incorporation of Surviving Corporation in the Merger. At the Effective Time, the Articles of Incorporation of Merger Sub, as in effect at the Effective Time, shall be the Articles of Incorporation of the surviving corporation in the Merger until thereafter amended in accordance with applicable law.

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1.8           Bylaws of Surviving Corporation in the Merger. At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the surviving corporation in the Merger until thereafter amended in accordance with applicable law.

1.9           Directors; Officers. At and immediately after the Effective Time, the directors and officers of the surviving corporation in the Merger shall consist of the directors and officers of Merger Sub in office immediately prior to the Effective Time until their respective successor are duly elected or appointed and qualified.

1.10         Tax Consequences. For U.S. federal income Tax purposes, (i) the parties intend that (x) the Integrated Mergers shall together be treated as a single integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and (y) Yadkin, Merger Sub and NewBridge shall each be a party to such reorganization within the meaning of Section 368(b) of the Code, and (ii) this Agreement is intended to be, and is hereby adopted as, a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and within the meaning of Treasury regulation Section 1.368-2(g).

1.11         Bank Merger. Immediately following the Integrated Mergers, NewBridge Bank (“NewBridge Bank”), a North Carolina chartered bank and a wholly-owned Subsidiary of NewBridge, will merge (the “Bank Merger”) with and into Yadkin Bank, a North Carolina chartered bank and a wholly-owned Subsidiary of Yadkin. Yadkin Bank shall be the surviving entity in the Bank Merger and, following the Bank Merger, the separate corporate existence of NewBridge Bank shall cease. The parties agree that the Bank Merger shall become effective immediately after the Effective Time. On the date of this Agreement, Yadkin Bank and NewBridge Bank entered into the agreement and plan of merger attached hereto as Exhibit A (the “Bank Merger Agreement”). NewBridge shall cause NewBridge Bank, and Yadkin shall cause Yadkin Bank, to consummate the Bank Merger by filing such documents and certificates as are necessary to make the Bank Merger effective (“Bank Merger Certificates”) immediately following the effective time of the Integrated Mergers.

ARTICLE II

EXCHANGE OF SHARES

2.1           Yadkin to Make Shares Available. At or prior to the Effective Time, Yadkin shall deposit, or shall cause to be deposited, with an exchange agent designated by Yadkin and reasonably acceptable to NewBridge (the “Exchange Agent”), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates or, at Yadkin’s option, evidence of shares in book-entry form (collectively, referred to herein as “certificates”), representing the shares of Yadkin Common Stock, and cash in lieu of any fractional shares (such cash and certificates for shares of Yadkin Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”), to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of NewBridge Common Stock.

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2.2           Exchange of Shares.

(a)          As promptly as practicable after the Effective Time, but in no event later than ten (10) days thereafter, Yadkin shall cause the Exchange Agent to mail to each holder of record of one or more Certificates representing shares of NewBridge Common Stock immediately prior to the Effective Time that have been converted at the Effective Time into the right to receive Yadkin Common Stock pursuant to Article I, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the number of whole shares of Yadkin Common Stock and any cash in lieu of fractional shares which the shares of NewBridge Common Stock represented by such Certificate or Certificates shall have been converted into the right to receive pursuant to this Agreement as well as any dividends or distributions to be paid pursuant to Section 2.2(b), if any. Upon proper surrender of a Certificate or Certificates for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate or Certificates shall be entitled to receive in exchange therefor, as applicable, (i) a certificate representing that number of whole shares of Yadkin Common Stock to which such holder of NewBridge Common Stock shall have become entitled pursuant to the provisions of Article I and (ii) a check representing the amount of (A) any cash in lieu of fractional shares which such holder has the right to receive in respect of the Certificate or Certificates surrendered pursuant to the provisions of this Article II and (B) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2, and the Certificate or Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares payable to holders of Certificates. Subject to applicable law, until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the number of whole shares of Yadkin Common Stock which the shares of NewBridge Common Stock represented by such Certificate have been converted into the right to receive and any cash in lieu of fractional shares or in respect of dividends or distributions as contemplated by this Section 2.2.

(b)          No dividends or other distributions declared with respect to Yadkin Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole shares of Yadkin Common Stock which the shares of NewBridge Common Stock represented by such Certificate have been converted into the right to receive.

(c)          If any certificate representing shares of Yadkin Common Stock is to be issued in a name other than that in which the Certificate or Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Certificate or Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of a certificate representing shares of Yadkin Common Stock in any name other than that of the registered holder of the Certificate or Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

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(d)          After the Effective Time, there shall be no transfers on the stock transfer books of NewBridge of the shares of NewBridge Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Yadkin Common Stock as provided in this Article II.

(e)          Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Yadkin Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Yadkin Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Yadkin. In lieu of the issuance of any such fractional share, after aggregating all shares converted with respect to such former shareholder of NewBridge, Yadkin shall pay to each former shareholder of NewBridge who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing sale prices of Yadkin Common Stock on the New York Stock Exchange, Inc. (the “NYSE”) as reported by The Wall Street Journal for the ten (10) full trading days ending on the day preceding the Closing Date by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Yadkin Common Stock which such holder would otherwise be entitled to receive pursuant to Section 1.4.

(f)          Any portion of the Exchange Fund that remains unclaimed by the shareholders of NewBridge for twelve (12) months after the Effective Time shall be paid to the Surviving Corporation. Any former shareholders of NewBridge who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of the shares of Yadkin Common Stock, cash in lieu of any fractional shares and any unpaid dividends and distributions on the Yadkin Common Stock deliverable in respect of each former share of NewBridge Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Yadkin, NewBridge, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of NewBridge Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

(g)          Yadkin shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from any cash in lieu of fractional shares of Yadkin Common Stock, cash dividends or distributions payable pursuant to this Section 2.2 or any other amounts otherwise payable pursuant to this Agreement (including any NewBridge Equity Awards) to any person such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld (which may be withheld through withholding of shares of Yadkin Common Stock) by Yadkin or the Exchange Agent, as the case may be, and paid over to the appropriate governmental authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to such person in respect of which the deduction and withholding was made by Yadkin or the Exchange Agent, as the case may be.

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(h)          In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Yadkin, the posting by such person of a bond in such amount as Yadkin may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Yadkin Common Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF NEWBRIDGE

Except (i) as disclosed in the disclosure schedule delivered by NewBridge to Yadkin concurrently herewith (the “NewBridge Disclosure Schedule”); provided, that (a) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (b) the mere inclusion of an item in the NewBridge Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by NewBridge that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect and (c) any disclosures made with respect to a section of Article III shall be deemed to qualify (1) any other section of Article III specifically referenced or cross-referenced and (2) other sections of Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections or (ii) as disclosed in any NewBridge Reports filed by NewBridge since December 31, 2014, and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), NewBridge hereby represents and warrants to Yadkin as follows:

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3.1           Corporate Organization.

(a)          NewBridge is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended (“BHC Act”). NewBridge has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. NewBridge is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on NewBridge. As used in this Agreement, the term “Material Adverse Effect” means, with respect to Yadkin, NewBridge or the Surviving Corporation, as the case may be, a material adverse effect on (i) the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries taken as a whole (provided, however, that, with respect to this clause (i), Material Adverse Effect shall not be deemed to include the impact of (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or applicable regulatory accounting requirements, (B) changes, after the date hereof, in laws, rules or regulations of general applicability to companies in the industries in which such party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities, (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market conditions affecting the financial services industry generally, (D) public disclosure of the transactions contemplated hereby or actions expressly required by this Agreement or actions or omissions that are taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby; except, with respect to subclauses (A), (B), or (C), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate) or (ii) the ability of such party to timely consummate the transactions contemplated hereby. As used in this Agreement, the word “Subsidiary” when used with respect to any person, means any corporation, partnership, limited liability company, bank or other organization, whether incorporated or unincorporated, or person of which (i) such first person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions or (ii) such first person is or directly or indirectly has the power to appoint a general partner, manager or managing member or others performing similar functions.

True and complete copies of the Amended Articles of Incorporation of NewBridge (the “NewBridge Certificate”) and the Amended and Restated By-Laws (the “NewBridge Bylaws”), as in effect as of the date of this Agreement, have previously been made available by NewBridge to Yadkin.

(b)          Each Subsidiary of NewBridge (a “NewBridge Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on NewBridge and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Subsidiary of NewBridge to pay dividends or distributions except, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of each Subsidiary of NewBridge that is an insured depository institution are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened. Section 3.1 (b) of the NewBridge Disclosure Schedule sets forth a true and complete list of all Subsidiaries of NewBridge as of the date hereof.

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3.2           Capitalization.

(a)          The authorized capital stock of NewBridge consists of 100,000,000 shares of NewBridge Common Stock (of which number 90,000,000 are Class A shares of NewBridge Common Stock and 10,000,000 are Class B shares of NewBridge Common Stock), no par value, and 30,000,000 shares of preferred stock, no par value, of which no shares of preferred stock are issued or outstanding. As of the date of this Agreement, there are (i) 37,353,883 Class A shares of NewBridge Common Stock and 1,723,000 Class B shares of NewBridge Common Stock issued and outstanding, (ii) 1,019,411 Class A shares of NewBridge Common Stock and no Class B shares of NewBridge Common Stock reserved for issuance upon the exercise of outstanding NewBridge Stock Options, (iii) 576,451 shares of Class A NewBridge Common Stock reserved for issuance upon the settlement of outstanding NewBridge Restricted Stock Unit Awards (assuming achievement of any applicable performance goals at the maximum level), (iv) 1,194,400 shares of Class A NewBridge Common Stock reserved for issuance pursuant to future grants under the NewBridge Equity Plans, and (v) no other shares of capital stock or other equity securities of NewBridge issued, reserved for issuance or outstanding. As of the date hereof, all of the issued and outstanding Class B shares of NewBridge Common Stock are owned beneficially and of record by Endicott Opportunity Partners III, L.P. or its controlled affiliates. All of the issued and outstanding shares of NewBridge Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of NewBridge may vote. No trust preferred or subordinated debt securities of NewBridge or any of its Subsidiaries are issued or outstanding. Other than NewBridge Stock Options and NewBridge Restricted Stock Unit Awards, in each case, issued prior to the date of this Agreement, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating NewBridge to issue, transfer, sell, purchase, redeem or otherwise acquire, any such securities. There are no voting trusts, shareholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the NewBridge Common Stock or other equity interests of NewBridge, other than the Voting Agreements. Section 3.2(a) of the NewBridge Disclosure Schedule sets forth a true, correct and complete list of all NewBridge Equity Awards outstanding as of the date hereof specifying, on a holder-by-holder basis, (A) the name of each holder, (B) the number of shares subject to each such NewBridge Equity Award, (C) the grant date of each such NewBridge Equity Award, (D) the NewBridge Equity Plan under which such NewBridge Equity Award was granted, (E) the exercise price for each such NewBridge Equity Award that is a NewBridge Stock Option, and (F) the expiration date for each such NewBridge Equity Award that is a NewBridge Stock Option. Other than the NewBridge Equity Awards, no equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of NewBridge or any of its Subsidiaries) are outstanding.

(b)          NewBridge owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the NewBridge Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever (“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to bank Subsidiaries, as provided under 12 U.S.C. § 55 or any comparable provision of applicable state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No NewBridge Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

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3.3           Authority; No Violation.

(a)          NewBridge has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of NewBridge. The Board of Directors of NewBridge has determined that the Merger, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of NewBridge and its shareholders, has adopted this Agreement and has directed that this Agreement and the transactions contemplated hereby be submitted to NewBridge’s shareholders for approval at a meeting of such shareholders and has adopted a resolution to the foregoing effect. Except for the approval of this Agreement required under North Carolina law by the affirmative vote of a majority of the outstanding shares of each class of the NewBridge Common Stock, each class voting separately (the “Requisite NewBridge Vote”), no other corporate proceedings on the part of NewBridge are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by NewBridge and (assuming due authorization, execution and delivery by Yadkin) constitutes a valid and binding obligation of NewBridge, enforceable against NewBridge in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions).

(b)          Neither the execution and delivery of this Agreement by NewBridge nor the consummation by NewBridge of the transactions contemplated hereby, nor compliance by NewBridge with any of the terms or provisions hereof, will (i) violate any provision of the NewBridge Certificate or the NewBridge Bylaws or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to NewBridge or any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of NewBridge or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which NewBridge or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on NewBridge.

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 (c)          NewBridge Bank has adopted the Bank Merger Agreement, NewBridge, as the sole shareholder of NewBridge Bank, has approved the Bank Merger Agreement, and the Bank Merger Agreement has been duly executed by NewBridge Bank.

3.4           Consents and Approvals. Except for (i) the filing of applications, filings and notices, as applicable, with NASDAQ, (ii) the filing of applications, filings and notices, as applicable, with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) under the BHC Act, the FDIC under the Federal Deposit Insurance Act, as amended (the “FDI Act”) and approval of such applications, filings and notices, (iii) the filing of applications, filings and notices, as applicable, with the Office of the Commissioner of Banks of the State of North Carolina (the “NC Commissioner”) and approval of such applications, filings and notices, (iv) the filing with the Securities and Exchange Commission (the “SEC”) of a joint proxy statement in definitive form relating to the meetings of NewBridge’s and Yadkin’s shareholders to be held in connection with this Agreement and the transactions contemplated hereby (including any amendments or supplements thereto, the “Joint Proxy Statement”), and of the registration statement on Form S-4 in which the Joint Proxy Statement will be included as a prospectus, to be filed with the SEC by Yadkin in connection with the transactions contemplated by this Agreement (the “S-4”) and declaration of effectiveness of the S-4, (vi) the filing of the Articles of Merger with the NC Secretary pursuant to the NCBCA and the filing of the Bank Merger Certificates, and (vii) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of shares of Yadkin Common Stock pursuant to this Agreement and the approval of the listing of such shares of Yadkin Common Stock on the NYSE, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality or SRO (each a “Governmental Entity”) are necessary in connection with (A) the execution and delivery by NewBridge of this Agreement or (B) the consummation by NewBridge of the Merger and the other transactions contemplated hereby (including the Bank Merger).

3.5           Reports. NewBridge and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2013 with (i) any state regulatory authority, including the Commissioner (ii) the SEC, (iii) the Federal Reserve Board, (iv) the FDIC, (v) any foreign regulatory authority and (vii) any self-regulatory organization (an “SRO”) ((i) – (vii), collectively “Regulatory Agencies”), including, without limitation, any report, registration or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on NewBridge. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of business of NewBridge and its Subsidiaries, (i) no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of NewBridge, investigation into the business or operations of NewBridge or any of its Subsidiaries since January 1, 2013, except where such proceedings or investigation would not reasonably be expected to be, either individually or in the aggregate, material to NewBridge and its Subsidiaries, taken as a whole, (ii) there is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of NewBridge or any of its Subsidiaries and (iii) there has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of NewBridge or any of its Subsidiaries since January 1, 2013, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on NewBridge.

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3.6           Financial Statements.

(a)          The financial statements of NewBridge and its Subsidiaries included (or incorporated by reference) in the NewBridge Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of NewBridge and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of NewBridge and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of NewBridge and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Neither Dixon Hughes Goodman LLP nor Grant Thornton LLP has resigned (or informed NewBridge that it intends to resign) or been dismissed as independent public accountants of NewBridge as a result of or in connection with any disagreements with NewBridge on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b)          Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on NewBridge, neither NewBridge nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of NewBridge included in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since June 30, 2015, or in connection with this Agreement and the transactions contemplated hereby.

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(c)          The records, systems, controls, data and information of NewBridge and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of NewBridge or its Subsidiaries or their accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on NewBridge. NewBridge (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to ensure that material information relating to NewBridge, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of NewBridge by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to NewBridge’s outside auditors and the audit committee of NewBridge’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect NewBridge’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in NewBridge’s internal controls over financial reporting. These disclosures were made in writing by management to NewBridge’s auditors and audit committee and a copy has previously been made available to Yadkin. There is no reason to believe that NewBridge’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d)          Since January 1, 2013, (i) neither NewBridge nor any of its Subsidiaries, nor, to the knowledge of NewBridge, any director, officer, auditor, accountant or representative of NewBridge or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of NewBridge or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that NewBridge or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing NewBridge or any of its Subsidiaries, whether or not employed by NewBridge or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by NewBridge or any of its officers, directors, employees or agents to the Board of Directors of NewBridge or any committee thereof or to the knowledge of NewBridge, to any director or officer of NewBridge.

3.7           Broker’s Fees. With the exception of the engagement of Sandler O’Neill + Partners, L.P., neither NewBridge nor any NewBridge Subsidiary nor any of their respective officers or directors has engaged any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement. NewBridge has disclosed to Yadkin as of the date hereof the aggregate fees provided for in connection with the engagement by NewBridge of Sandler O’Neill + Partners, L.P., related to the Merger and the other transactions contemplated hereunder.

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3.8          Absence of Certain Changes or Events.

(a)          Since December 31, 2014, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on NewBridge.

(b)          Since December 31, 2014, NewBridge and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

3.9          Legal Proceedings.

(a)          Except as would not reasonably be expected to result in a Material Adverse Effect on the Surviving Corporation, neither NewBridge nor any of its Subsidiaries is a party to any, and there are no pending or, to NewBridge’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against NewBridge or any of its Subsidiaries or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b)          There is no injunction, order, judgment, decree, or regulatory restriction imposed upon NewBridge, any of its Subsidiaries or the assets of NewBridge or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Corporation or any of its affiliates), that would reasonably be expected to be material to NewBridge and its Subsidiaries, taken as a whole.

3.10        Taxes and Tax Returns.

(a)          Each of NewBridge and its Subsidiaries has duly and timely filed or caused to be filed (giving effect to all applicable extensions) all material Tax Returns required to be filed by any of them, and all such Tax Returns are true, correct, and complete in all material respects.

(b)          All material Taxes of NewBridge and its Subsidiaries that are due have been fully and timely paid or adequate reserves therefor have been made on the financial statements of NewBridge and its Subsidiaries included (or incorporated by reference) in the NewBridge Reports (including the related notes, where applicable). Each of NewBridge and its Subsidiaries has withheld and paid to the relevant Governmental Entity on a timely basis all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any person.

(c)           No claim has been made in writing by any Governmental Entity in a jurisdiction where NewBridge or any of its Subsidiaries does not file Tax Returns that NewBridge or such subsidiary is or may be subject to taxation by that jurisdiction.

(d)          There are no Liens for Taxes on any of the assets of NewBridge or any of its Subsidiaries other than Liens for Taxes not yet due and payable.

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(e)          Neither NewBridge nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations, investigations, or other proceedings regarding any material Tax of NewBridge and its Subsidiaries or the assets of NewBridge and its Subsidiaries which have not been paid, settled or withdrawn or for which adequate reserve have not been established.

(f)          Neither NewBridge nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable year (or portion thereof) ending after the Closing Date as a result of any (i) intercompany transaction or excess loss account described in Treasury regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local, or non- U.S. Tax law), (ii) installment sale or open transaction made on or prior to the Closing Date or (iii) prepaid amount received on or prior to the Closing Date.

(g)          Neither NewBridge nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among NewBridge and its Subsidiaries). Neither NewBridge nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group of which NewBridge was the common parent) or (B) has any liability for the Taxes of any person (other than NewBridge or any of its Subsidiaries) arising from the application of Treasury regulation Section 1.1502-6, or any similar provision of state, local or foreign law, as a transferee or successor, by contract or otherwise.

(h)          Neither NewBridge nor any of its Subsidiaries has distributed stock to another Person, or has its stock distributed by another Person during the two-year period ending on the date hereof that was intended to be governed in whole or in part by Sections 355 of the Code.

(i)          Neither NewBridge nor any of its Subsidiaries has engaged in any “reportable transaction” within the meaning of Treasury Regulation section 1.6011-4(b)(1).

(j)          Neither NewBridge nor any of its Subsidiaries has taken any action, or knows of any fact or circumstance, that could reasonably be expected to prevent the Integrated Mergers, taken together, from being treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.

(k)          As used in this Agreement, the term “Tax” or “Taxes” means all U.S. federal, state and local, and foreign taxes, fees assessments or other charges of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties related thereto.

(l)          As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.

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3.11         Employees.

(a)          Section 3.11(a) of the NewBridge Disclosure Schedule lists all NewBridge Benefit Plans. For purposes of this Agreement, “NewBridge Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, whether funded or unfunded, and all pension, benefit, retirement, bonus, stock option, stock purchase, restricted stock, stock-based, performance award, phantom equity, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, retention, employment, consulting, termination, change in control, salary continuation, accrued leave, sick leave, vacation, paid time off, health, medical, disability, life, accidental death and dismemberment, insurance, welfare, fringe benefit and other similar plans, programs, policies, practices or arrangements or other contracts or agreements (and any amendments thereto) to or with respect to which NewBridge or any Subsidiary or any trade or business of NewBridge or any of its Subsidiaries, whether or not incorporated, all of which together with NewBridge would be deemed a “single employer” within the meaning of Section 4001 of ERISA (a “NewBridge ERISA Affiliate”), is a party or has any current or future obligation or that are sponsored, maintained, contributed to or required to be contributed to by NewBridge or any of its Subsidiaries or any NewBridge ERISA Affiliate for the benefit of any current or former employee, officer, director, consultant or independent contractor (or any spouse or dependent of such individual) of NewBridge or any of its Subsidiaries or any NewBridge ERISA Affiliate.

(b)          NewBridge has heretofore made available to Yadkin true, correct and complete copies of the following documents with respect to each of the NewBridge Benefit Plans, to the extent applicable, (i) all plans and trust agreements, (ii) all summary plan descriptions, amendments, modifications or material supplements to any NewBridge Benefit Plan, (iii) where any NewBridge Benefit Plan has not been reduced to writing, a written summary of all the material plan terms, (iv) the annual report (Form 5500), if any, filed with the Internal Revenue Service (the, “IRS”) for the last three (3) plan years and summary annual reports, with schedules and financial statements attached, (v) the most recently received IRS determination letter, if any, relating to a NewBridge Benefit Plan, (vi) the most recently prepared actuarial report for each NewBridge Benefit Plan (if applicable) for each of the last three (3) years and (vii) copies of material notices, letters or other correspondence with the IRS, U.S. Department of Labor (the “DOL”) or Pension Benefit Guarantee Corporation (the “PBGC”).

(c)          Each NewBridge Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code. Within the past three (3) years, neither NewBridge nor any of its Subsidiaries has taken any action to take corrective action or made a filing under any voluntary correction program of the IRS, the DOL or any other Governmental Entity with respect to any NewBridge Benefit Plan, and neither NewBridge nor any of its Subsidiaries has any knowledge of any plan defect that would qualify for correction under any such program.

(d)          Section 3.11(d) of the NewBridge Disclosure Schedule identifies each NewBridge Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “NewBridge Qualified Plans”). The IRS has issued a favorable determination letter with respect to each NewBridge Qualified Plan and the related trust, which letter has not been revoked (nor has revocation been threatened), and, to the knowledge of NewBridge, there are no existing circumstances and no events have occurred that could adversely affect the qualified status of any NewBridge Qualified Plan or the exempt status of the related trust or increase the costs relating thereto. No trust funding any NewBridge Benefit Plan is intended to meet the requirements of Section 501(c)(9) of the Code.

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(e)          Each NewBridge Benefit Plan that is subject to Section 409A of the Code has been administered and documented in material compliance with the requirements of Section 409A of the Code.

(f)          With respect to each NewBridge Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code: (i) no such plan is in “at-risk” status for purposes of Section 430 of the Code, (ii) the present value of accrued benefits under such NewBridge Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such NewBridge Benefit Plan’s actuary with respect to such NewBridge Benefit Plan, did not, as of its latest valuation date, exceed the then current fair market value of the assets of such NewBridge Benefit Plan allocable to such accrued benefits, (iii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (iv) all premiums to the PBGC have been timely paid in full, (v) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by NewBridge or any of its Subsidiaries, and (vi) the PBGC has not instituted proceedings to terminate any such NewBridge Benefit Plan.

(g)          None of NewBridge, its Subsidiaries nor any NewBridge ERISA Affiliate has, at any time during the last six years, contributed to or been obligated to contribute to any plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), and none of NewBridge and its Subsidiaries nor any NewBridge ERISA Affiliate has incurred any liability to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part 1 of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan.

(h)          Neither NewBridge nor any of its Subsidiaries sponsors, has sponsored or has any obligation with respect to any employee benefit plan that provides for any post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code.

(i)          All contributions required to be made to any NewBridge Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any NewBridge Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of NewBridge.

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(j)          There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to NewBridge’s knowledge, no set of circumstances exists that may reasonably be expected to give rise to a claim or lawsuit, against the NewBridge Benefit Plans, any fiduciaries thereof with respect to their duties to the NewBridge Benefit Plans or the assets of any of the trusts under any of the NewBridge Benefit Plans that could reasonably be expected to result in any material liability of NewBridge or any of its Subsidiaries to the PBGC, the IRS, the DOL, any Multiemployer Plan, a Multiple Employer Plan, any participant in a NewBridge Benefit Plan, or any other party.

(k)          None of NewBridge and its Subsidiaries nor any NewBridge ERISA Affiliate nor any other person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the NewBridge Benefit Plans or their related trusts, NewBridge, any of its Subsidiaries, any NewBridge ERISA Affiliate or any person that NewBridge or any of its Subsidiaries has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

(l)          Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, exercisability or delivery of, or increase in the amount or value of, any payment, compensation (including stock or stock-based), right or other benefit to any employee, officer, director, independent contractor, consultant or other service provider of NewBridge or any of its Subsidiaries, or result in any limitation on the right of NewBridge or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any NewBridge Benefit Plan or related trust. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by NewBridge or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code. Neither NewBridge nor any of its Subsidiaries maintains or contributes to a rabbi trust or similar funding vehicle, and the transactions contemplated by this Agreement will not cause or require NewBridge or any of its affiliates to establish or make any contribution to a rabbi trust or similar funding vehicle.

(m)          No NewBridge Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code, or otherwise. NewBridge has made available to Yadkin true, correct and complete copies of Section 280G calculations (whether or not final) with respect to any disqualified individual in connection with the transactions contemplated hereby.

(n)          Neither NewBridge nor its Subsidiaries remain subject to any compensation-related limitations or restrictions imposed by or related to Section 111 of the Emergency Economic Stabilization Act of 2008, as amended.

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(o)          There are no pending or, to NewBridge’s knowledge, threatened material labor grievances or material unfair labor practice claims or charges against NewBridge or any of its Subsidiaries, or any strikes or other material labor disputes against NewBridge or any of its Subsidiaries. Neither NewBridge nor any of its Subsidiaries are party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of NewBridge or any of its Subsidiaries and, to the knowledge of NewBridge, there are no organizing efforts by any union or other group seeking to represent any employees of NewBridge or any of its Subsidiaries and no employees of NewBridge or any of its Subsidiaries are represented by any labor organization.

(p)          To the knowledge of NewBridge, no current or former employee or independent contractor of NewBridge or any of its Subsidiaries is in violation in any material respect of any term of any restrictive covenant obligation, including any non-compete, non-solicit, non-interference, non-disparagement or confidentiality obligation, (“Restrictive Covenant”) or any employment or consulting contract, common law nondisclosure obligation, fiduciary duty, or other obligation: (i) to NewBridge or any of its Subsidiaries or (ii) to a former employer or engager of any such individual relating (A) to the right of any such individual to work for NewBridge or any of its Subsidiaries or (B) to the knowledge or use of trade secrets or proprietary information.

(q)          To the knowledge of NewBridge, no employee of NewBridge or any of its Subsidiaries with annual compensation in excess of $200,000 intends to terminate his or her employment relationship.

3.12         SEC Reports. NewBridge has previously made available to Yadkin an accurate and complete copy of each communication mailed by NewBridge to its shareholders since December 31, 2012 and prior to the date hereof. No such communication or any final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC since December 31, 2012 by NewBridge pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act (the “NewBridge Reports”), as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since December 31, 2012, as of their respective dates, all NewBridge Reports filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of NewBridge has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the NewBridge Reports.

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3.13         Compliance with Applicable Law. NewBridge and each of its Subsidiaries hold, and have at all times since December 31, 2012, held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on NewBridge, and to the knowledge of NewBridge no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. NewBridge and each of its Subsidiaries have complied in all material respects with and are not in material default or violation under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to NewBridge or any of its Subsidiaries, including without limitation all laws related to data protection or privacy, the USA Patriot Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, the Federal Deposit Insurance Corporation Improvement Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. NewBridge Bank has a Community Reinvestment Act rating of “satisfactory” or better. Without limitation, none of NewBridge, or its Subsidiaries, or to the knowledge of NewBridge, any director, officer, employee, agent or other person acting on behalf of NewBridge or any of its Subsidiaries has, directly or indirectly, (i) used any funds of NewBridge or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of NewBridge or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of NewBridge or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of NewBridge or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for NewBridge or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for NewBridge or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

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3.14        Certain Contracts.

(a)          As of the date hereof, neither NewBridge nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees, independent contractors or consultants other than in the ordinary course of business consistent with past practice, (ii) which, upon the execution or delivery of this Agreement, shareholder adoption of this Agreement or the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Yadkin, NewBridge, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (iv) which contains a non-compete or client or customer non-solicit requirement or any other provision that materially restricts the conduct of any line of business by NewBridge or any of its affiliates or upon consummation of the Merger will materially restrict the ability of the Surviving Corporation or any of its affiliates to engage in any line of business, (v) with or to a labor union or guild (including any collective bargaining agreement), (vi) any of the benefits of which contract, arrangement, commitment or understanding (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the execution and delivery of this Agreement, shareholder adoption of this Agreement or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (vii) that relates to the incurrence of indebtedness by NewBridge or any of its Subsidiaries (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the Federal Home Loan Bank and securities sold under agreements to repurchase, in each case incurred in the ordinary course of business consistent with past practice) in the principal amount of $500,000 or more including any sale and leaseback transactions, capitalized leases and other similar financing transactions, (viii) that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of NewBridge or its Subsidiaries or (ix) that is a consulting agreement or data processing, software programming or licensing contract involving the payment of more than $100,000 per annum (other than any such contracts which are terminable by NewBridge or any of its Subsidiaries on sixty (60) days or less notice without any required payment or other conditions, other than the condition of notice). Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not set forth in the NewBridge Disclosure Schedule, is referred to herein as a “NewBridge Contract,” and neither NewBridge nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on NewBridge.

(b)          Each NewBridge Contract is valid and binding on NewBridge or one of its Subsidiaries, as applicable, and in full force and effect, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on NewBridge. NewBridge and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each NewBridge Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on NewBridge. To NewBridge’s knowledge each third-party counterparty to each NewBridge Contract has in all material respects performed all obligations required to be performed by it to date under such NewBridge Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on NewBridge, and no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of NewBridge or any of its Subsidiaries under any such NewBridge Contract, except where such default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on NewBridge.

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3.15         Agreements with Regulatory Agencies. Neither NewBridge nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2013, a recipient of any supervisory letter from, or since January 1, 2013, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the NewBridge Disclosure Schedule, a “NewBridge Regulatory Agreement”), nor has NewBridge or any of its Subsidiaries been advised since January 1, 2013, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such NewBridge Regulatory Agreement. NewBridge and its Subsidiaries are in compliance in all material respects with each Regulatory Agreement to which it is a party or subject. NewBridge and its Subsidiaries have not received any notice from any Governmental Entity indicating that NewBridge or its Subsidiaries is not in compliance in any material respect with any Regulatory Agreement.

3.16         Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements (each, a “Derivative Contract”), whether entered into for the account of NewBridge, any of its Subsidiaries or for the account of a customer of NewBridge or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of NewBridge or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (the “Enforceability Exceptions”)), and are in full force and effect. NewBridge and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to NewBridge’s knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. Each such Derivative Contract has been reflected in the books and records of NewBridge and such Subsidiaries in accordance with GAAP consistently applied. Each Derivative Contract is evidenced by customary and appropriate documentation (including an ISDA master agreement and long-form confirmation).

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3.17         Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on NewBridge, NewBridge and its Subsidiaries are in compliance, and have complied, with any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (i) the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure or natural resource damages, (ii) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance, or (iii) noise, odor, wetlands, indoor air, pollution, contamination or any injury to persons or property from exposure to any hazardous substance (collectively, “Environmental Laws”). There are no legal, administrative, arbitral or other proceedings, claims or actions, or to the knowledge of NewBridge any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on NewBridge or any of its Subsidiaries of any liability or obligation arising under any Environmental Law, pending or threatened against NewBridge, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on NewBridge. To the knowledge of NewBridge, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on NewBridge. NewBridge is not subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation with respect to the foregoing that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on NewBridge.

3.18        Investment Securities and Commodities.

(a)          Each of NewBridge and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements), free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of NewBridge or its Subsidiaries. Such securities and commodities are valued on the books of NewBridge in accordance with GAAP in all material respects.

(b)          NewBridge and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures that NewBridge believes are prudent and reasonable in the context of such businesses. Prior to the date of this Agreement, NewBridge has made available to Yadkin the material terms of such policies, practices and procedures.

3.19         Real Property. NewBridge or a NewBridge Subsidiary has good and marketable title to all the real property reflected in the latest audited balance sheet included in the NewBridge Reports as being owned by NewBridge or a NewBridge Subsidiary or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “NewBridge Owned Properties”), free and clear of all material Liens, except statutory Liens securing payments not yet due, Liens for real property Taxes not yet due and payable, easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, “Permitted Encumbrances”), and is the lessee of all leasehold estates reflected in the latest audited financial statements included in such NewBridge Reports or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (the “NewBridge Leased Properties” and, collectively with the NewBridge Owned Properties, the “NewBridge Real Property”), free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to NewBridge’s knowledge, the lessor. There are no pending or, to the knowledge of NewBridge, threatened condemnation proceedings against the NewBridge Real Property.

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3.20         Intellectual Property. NewBridge and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any material Liens), all Intellectual Property necessary for the conduct of its business as currently conducted. Except as would not reasonably be expected to have a Material Adverse Effect on NewBridge: (i) (A) the use of any Intellectual Property by NewBridge and its Subsidiaries does not infringe, misappropriate or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which NewBridge or any NewBridge Subsidiary acquired the right to use any Intellectual Property, and (B) no person has asserted to NewBridge that NewBridge or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person, (ii) no person is challenging, infringing on or otherwise violating any right of NewBridge or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to NewBridge or its Subsidiaries, and (iii) neither NewBridge nor any NewBridge Subsidiary has received any notice of any pending claim with respect to any Intellectual Property owned by NewBridge or any NewBridge Subsidiary, and NewBridge and its Subsidiaries have taken commercially reasonable actions to avoid the abandonment, cancellation or unenforceability of all Intellectual Property owned or licensed, respectively, by NewBridge and its Subsidiaries. For purposes of this Agreement, “Intellectual Property” means trademarks, service marks, brand names, internet domain names, logos, symbols, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), all improvements thereto, and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and know-how, including processes, technologies, protocols, formulae, prototypes and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not and whether in published or unpublished works, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

3.21         Related Party Transactions. There are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between NewBridge or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of NewBridge or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) 5% or more of the outstanding NewBridge Common Stock (or any of such person’s immediate family members or affiliates) (other than Subsidiaries of NewBridge) on the other hand, except those of a type available to employees of NewBridge or its Subsidiaries generally.

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3.22         State Takeover Laws. No “moratorium,” “fair price,” “business combination,” “control share acquisition,” “interested stockholder”, or similar provision of any state anti-takeover (any such laws, “Takeover Statutes”) is applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement under the NCBCA or federal law.

3.23         Reorganization. NewBridge has not taken any action, and is not aware of any fact or circumstance, that could reasonably be expected to prevent the Integrated Mergers, taken together, from being treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.

3.24         Opinion. Prior to the execution of this Agreement, the board of directors of NewBridge has received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) of Sandler O’Neill + Partners, L.P. to the effect that, as of the date of such opinion, and based upon and subject to the factors, assumptions, and limitations set forth therein, the Exchange Ratio in the Merger is fair from a financial point of view to the holders of NewBridge Common Stock. Such opinion has not been amended or rescinded as of the date of this Agreement.

3.25         NewBridge Information. The information relating to NewBridge and its Subsidiaries which is provided by NewBridge or its representatives for inclusion in the Joint Proxy Statement and the S-4, or in any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Joint Proxy Statement (except for such portions thereof that relate only to Yadkin or any of its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

3.26         Loan Portfolio.

(a)          Neither NewBridge nor any of its Subsidiaries is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which NewBridge or any Subsidiary of NewBridge is a creditor which as of September 30, 2015, had an outstanding balance of $250,000 or more and under the terms of which the obligor was, as of September 30, 2015, over 90 days or more delinquent in payment of principal or interest, or (ii) Loans with any director, executive officer or 5% or greater shareholder of NewBridge or any of its Subsidiaries, or to the knowledge of NewBridge, any affiliate of any of the foregoing. Set forth in Section 3.26(a) of the NewBridge Disclosure Schedule is a true, correct and complete list of (A) all of the Loans of NewBridge and its Subsidiaries that, as of September 30, 2015, were classified by NewBridge as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, together with the aggregate principal amount of and accrued and unpaid interest on such Loans, by category of Loan (e.g., commercial, consumer, etc.), together with the aggregate principal amount of such Loans by category and (B) each asset of NewBridge or any of its Subsidiaries that, as of September 30, 2015, is classified as “Other Real Estate Owned” and the book value thereof.

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(b)          Except as would not reasonably be expected to have a Material Adverse Effect on NewBridge, each Loan of NewBridge and its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of NewBridge and its Subsidiaries as secured Loans, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions. Notwithstanding the foregoing, no representation or warranty is made as to the sufficiency of collateral securing or the collectability of the Loans.

(c)          Except as would not reasonably be expected to have a Material Adverse Effect on NewBridge, each outstanding Loan of NewBridge and its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of NewBridge and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules.

(d)          None of the agreements pursuant to which NewBridge or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

(e)          There are no outstanding Loans made by NewBridge or any of its Subsidiaries to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve Board) of NewBridge or its Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.

(f)          Neither NewBridge nor any of its Subsidiaries is now nor has it ever been since December 31, 2012, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity or Regulatory Agency relating to the origination, sale or servicing of mortgage or consumer Loans.

3.27         Insurance. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on NewBridge, NewBridge and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of NewBridge reasonably has determined to be prudent and consistent with industry practice, and NewBridge and its Subsidiaries are in compliance in all material respects with their insurance policies, each of which is listed in Section 3.27 of the NewBridge Disclosure Schedule and are not in default under any of the terms thereof, each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of NewBridge and its Subsidiaries, NewBridge or the relevant Subsidiary thereof is the sole beneficiary of such policies, and all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.

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3.28        No Dissenter’s or Appraisal Rights. With respect to the transactions contemplated hereby, no holder of the capital stock of NewBridge is entitled to exercise any appraisal rights provided for under Article 13 of the NCBCA or any successor statute, or any similar dissenter’s or appraisal rights.

3.29        Regulatory Approval. As of the date hereof, NewBridge is not aware of any reason why the Requisite Regulatory Approvals will not be received in order to permit consummation of the Merger on a timely basis.

3.30        No Other Representations or Warranties.

(a)          Except for the representations and warranties made by NewBridge in this Article III, neither NewBridge nor any other person makes any express or implied representation or warranty with respect to NewBridge, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and NewBridge hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither NewBridge nor any other person makes or has made any representation or warranty to Yadkin or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to NewBridge, any of its Subsidiaries or their respective businesses, or (ii) except for the representations and warranties made by NewBridge in this Article III, any oral or written information presented to Yadkin or any of its affiliates or representatives in the course of their due diligence investigation of NewBridge, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(b)          NewBridge acknowledges and agrees that neither Yadkin nor any other person has made or is making any express or implied representation or warranty other than those contained in Article IV.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF YADKIN

Except (i) as disclosed in the disclosure schedule delivered by Yadkin to NewBridge concurrently herewith (the “Yadkin Disclosure Schedule”); provided, that (a) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (b) the mere inclusion of an item in the Yadkin Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Yadkin that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect, and (c) any disclosures made with respect to a section of Article IV shall be deemed to qualify (1) any other section of Article IV specifically referenced or cross-referenced and (2) other sections of Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections or (ii) as disclosed in any Yadkin Reports filed by Yadkin since December 31, 2014, and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), Yadkin hereby represents and warrants to NewBridge as follows:

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4.1          Corporate Organization.

(a)          Yadkin is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and is a bank holding company duly registered under the BHC Act. Yadkin has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Yadkin.

True and complete copies of the Amended Articles of Incorporation of Yadkin (the “Yadkin Certificate”) and the Amended Bylaws of Yadkin (the “Yadkin Bylaws”), as in effect as of the date of this Agreement, have previously been made available by Yadkin to NewBridge.

(b)          Each Subsidiary of Yadkin (a “Yadkin Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on Yadkin, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Subsidiary of Yadkin to pay dividends or distributions except, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of each Subsidiary of Yadkin that is an insured depository institution are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened. Section 4.1(b) of the Yadkin Disclosure Schedule sets forth a true and complete list of all Subsidiaries of Yadkin as of the date hereof.

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4.2           Capitalization.

(a)          The authorized capital stock of Yadkin consists of 73,333,334 shares of Yadkin Common Stock, 1,666,666 shares of non-voting stock, par value $1.00 per share (the “Yadkin Non-Voting Common Stock”) and 1,000,000 shares of preferred stock, no par value, of which no shares of preferred stock are issued or outstanding. As of the date of this Agreement, there are (i) 31,062,563 shares of Yadkin Common Stock issued and outstanding, including 103,000 shares of Yadkin Common Stock issued in respect of outstanding awards of restricted Yadkin Common Stock under a Yadkin Stock Plan (as defined below) (a “Yadkin Restricted Stock Award”), (ii) 315,104 shares of Yadkin Common Stock reserved for issuance upon the exercise of outstanding stock options to purchase shares of Yadkin Common Stock granted under a Yadkin Stock Plan (“Yadkin Stock Options” and, together with the Yadkin Restricted Stock Awards, the “Yadkin Equity Awards”), (iii) 206,621 shares of Yadkin Common Stock reserved for issuance pursuant to future grants under the Yadkin Stock Plans, (iv) 654,997 shares of Yadkin Non-Voting Common Stock issued and outstanding, and (v) no other shares of capital stock or other equity securities of Yadkin issued, reserved for issuance or outstanding. As used herein, the “Yadkin Stock Plans” shall mean all employee and director equity incentive plans of Yadkin in effect as of the date of this Agreement and agreements for equity awards in respect of Yadkin Common Stock granted by Yadkin under the inducement grant exception, as well as any other plans or agreements pursuant to which Yadkin or its Subsidiaries has granted equity awards (including equity awards granted or assumed by Yadkin in connection with any acquisitions). All of the issued and outstanding shares of Yadkin Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of Yadkin may vote. No trust preferred or subordinated debt securities of Yadkin are issued or outstanding. Other than Yadkin Equity Awards issued prior to the date of this Agreement, as of the date of this Agreement there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating Yadkin to issue, transfer, sell, purchase, redeem or otherwise acquire, any such securities. There are no voting trusts, shareholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Yadkin Common Stock or other equity interests of Yadkin, other than the Voting Agreements.

(b)          Yadkin owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Yadkin Subsidiaries, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to bank Subsidiaries, as provided under 12 U.S.C. § 55 or any comparable provision of applicable state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Yadkin Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

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4.3           Authority; No Violation.

(a)          Yadkin has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of Yadkin. The Board of Directors of Yadkin has determined that the Merger, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of Yadkin and its shareholders, has adopted this Agreement and has directed that the issuance of shares of Yadkin Common Stock in connection with the Merger be submitted to Yadkin’s shareholders for approval at a meeting of such shareholders and has adopted a resolution to the foregoing effect. Except for the affirmative vote of a majority of the votes cast by the holders of the shares of Yadkin Common Stock at the Yadkin Meeting to approve the issuance of shares of Yadkin Common Stock in connection with the Merger (the “Requisite Yadkin Vote”), no other corporate proceedings on the part of Yadkin are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Yadkin and (assuming due authorization, execution and delivery by NewBridge) constitutes a valid and binding obligation of Yadkin, enforceable against Yadkin in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions). The shares of Yadkin Common Stock to be issued in the Merger have been validly authorized (subject to the attainment of the Requisite Yadkin Vote), when issued, will be validly issued, fully paid and nonassessable, and no current or past shareholder of Yadkin will have any preemptive right or similar rights in respect thereof.

(b)          Neither the execution and delivery of this Agreement by Yadkin, nor the consummation by Yadkin of the transactions contemplated hereby, nor compliance by Yadkin with any of the terms or provisions hereof, will (i) violate any provision of the Yadkin Certificate or the Yadkin Bylaws, or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Yadkin, any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Yadkin or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Yadkin or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Yadkin.

(c)          Yadkin Bank has adopted the Bank Merger Agreement, Yadkin, as the sole shareholder of Yadkin Bank, has approved the Bank Merger Agreement, and the Bank Merger Agreement has been duly executed by Yadkin Bank.

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4.4           Consents and Approvals. Except for (i) the filing of applications, filings and notices, as applicable, with the NYSE, (ii) the filing of applications, filings and notices, as applicable, with the Federal Reserve Board under the BHC Act, the FDIC under the FDI Act, and approval of such applications, filings and notices, (iii) the filing of applications, filings and notices, as applicable, with the NC Commissioner and approval of such applications, filings and notices, (iv) the filing with the SEC of the Joint Proxy Statement and the S-4 in which the Joint Proxy Statement will be included as a prospectus, and declaration of effectiveness of the S-4, (vi) the filing of the Articles of Merger with the NC Secretary pursuant to the NCBCA, and the filing of the Bank Merger Certificates, and (vii) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of shares of Yadkin Common Stock pursuant to this Agreement and the approval of the listing of such Yadkin Common Stock on the NYSE, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by Yadkin of this Agreement or (B) the consummation by Yadkin of the Merger and the other transactions contemplated hereby (including the Bank Merger).

4.5           Reports. Yadkin and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2013 with any Regulatory Agencies, including, without limitation, any report, registration or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Yadkin. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of business of Yadkin and its Subsidiaries, (i) no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Yadkin, investigation into the business or operations of Yadkin or any of its Subsidiaries since January 1, 2013, except where such proceedings or investigation would not reasonably be expected to be, either individually or in the aggregate, material to Yadkin and its Subsidiaries, taken as a whole, (ii) there is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Yadkin or any of its Subsidiaries, and (iii) there has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of Yadkin or any of its Subsidiaries since January 1, 2013, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Yadkin.

4.6           Financial Statements.

(a)          The financial statements of Yadkin and its Subsidiaries included (or incorporated by reference) in the Yadkin Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Yadkin and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Yadkin and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Yadkin and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Dixon Hughes Goodman LLP has not resigned (or informed Yadkin that it intends to resign) or been dismissed as independent public accountants of Yadkin as a result of or in connection with any disagreements with Yadkin on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

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(b)          Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Yadkin, neither Yadkin nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Yadkin included in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since June 30, 2015, or in connection with this Agreement and the transactions contemplated hereby.

(c)          The records, systems, controls, data and information of Yadkin and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Yadkin or its Subsidiaries or their accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on Yadkin. Yadkin (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Yadkin, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Yadkin by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Yadkin’s outside auditors and the audit committee of Yadkin’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Yadkin’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Yadkin’s internal controls over financial reporting. These disclosures were made in writing by management to Yadkin’s auditors and audit committee and a copy has previously been made available to NewBridge. There is no reason to believe that Yadkin’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d)          Since January 1, 2013, (i) neither Yadkin nor any of its Subsidiaries, nor, to the knowledge of Yadkin, any director, officer, auditor, accountant or representative of Yadkin or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Yadkin or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Yadkin or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Yadkin or any of its Subsidiaries, whether or not employed by Yadkin or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Yadkin or any of its officers, directors, employees or agents to the Board of Directors of Yadkin or any committee thereof or to the knowledge of Yadkin, to any director or officer of Yadkin.

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4.7          Broker’s Fees. With the exception of the engagement of Keefe Bruyette & Woods, Inc., neither Yadkin nor any Yadkin Subsidiary nor any of their respective officers or directors has engaged any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement.

4.8          Absence of Certain Changes or Events.

(a)          Since December 31, 2014, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Yadkin.

(b)          Since December 31, 2014, Yadkin and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

4.9          Legal Proceedings.

(a)          Except as would not reasonably be expected to result in a Material Adverse Effect on Yadkin, neither Yadkin nor any of its Subsidiaries is a party to any, and there are no pending or, to Yadkin’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Yadkin or any of its Subsidiaries or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b)          There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Yadkin, any of its Subsidiaries or the assets of Yadkin or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to Yadkin or any of its affiliates) that would reasonably be expected to be material to Yadkin and its Subsidiaries, taken as a whole.

4.10        Taxes and Tax Returns.

(a)          Each of Yadkin and its Subsidiaries has duly and timely filed or caused to be filed (giving effect to all applicable extensions) all material Tax Returns required to be filed by any of them, and all such Tax Returns are true, correct, and complete in all material respects.

(b)          All material Taxes of Yadkin and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of Yadkin and its Subsidiaries has withheld and paid to the relevant Governmental Entity on a timely basis all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any person.

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(c)          No claim has been made in writing by any Governmental Entity in a jurisdiction where Yadkin or any of its Subsidiaries does not file Tax Returns that Yadkin or such subsidiary is or may be subject to taxation by that jurisdiction.

(d)          There are no Liens for Taxes on any of the assets of Yadkin or any of its Subsidiaries other than Liens for Taxes not yet due and payable.

(e)          Neither Yadkin nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations, investigations, or other proceedings regarding any material Tax of Yadkin and its Subsidiaries or the assets of Yadkin and its Subsidiaries which have not been paid or settled.

(f)          Neither Yadkin nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable year (or portion thereof) ending after the Closing Date as a result of any (i) intercompany transaction or excess loss account described in Treasury regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local, or non- U.S. Tax law), (ii) installment sale or open transaction made on or prior to the Closing Date or (iii) prepaid amount received on or prior to the Closing Date.

(g)          Neither Yadkin nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Yadkin and its Subsidiaries). Neither Yadkin nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group of which Yadkin was the common parent) or (B) has any liability for the Taxes of any person (other than Yadkin or any of its Subsidiaries) arising from the application of Treasury regulation Section 1.1502-6, or any similar provision of state, local or foreign law, as a transferee or successor, by contract or otherwise.

(h)          Neither Yadkin nor any of its Subsidiaries has distributed stock to another Person, or has its stock distributed by another Person during the two-year period ending on the date hereof that was intended to be governed in whole or in part by Sections 355 of the Code.

(i)          Neither Yadkin nor any of its Subsidiaries has engaged in any “reportable transaction” within the meaning of Treasury Regulation section 1.6011-4(b)(1).

(j)          Neither Yadkin nor any of its Subsidiaries has taken any action, or knows of any fact or circumstance, that could reasonably be expected to prevent the Integrated Mergers, taken together, from being treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.

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4.11         Employees.

(a)          For purposes of this Agreement, “Yadkin Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, whether funded or unfunded, and all pension, benefit, retirement, bonus, stock option, stock purchase, restricted stock, stock-based, performance award, phantom equity, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, retention, employment, consulting, termination, change in control, salary continuation, accrued leave, sick leave, vacation, paid time off, health, medical, disability, life, accidental death and dismemberment, insurance, welfare, fringe benefit and other similar plans, programs, policies, practices or arrangements or other contracts or agreements (and any amendments thereto) to or with respect to which Yadkin or any Subsidiary or any trade or business of Yadkin or any of its Subsidiaries, whether or not incorporated, all of which together with Yadkin would be deemed a “single employer” within the meaning of Section 4001 of ERISA (a “Yadkin ERISA Affiliate”), is a party or has any current or future obligation or that are sponsored, maintained, contributed to or required to be contributed to by Yadkin or any of its Subsidiaries or any Yadkin ERISA Affiliate for the benefit of any current or former employee, officer, director, consultant or independent contractor (or any spouse or dependent of such individual) of Yadkin or any of its Subsidiaries or any Yadkin ERISA Affiliate.

(b)          Each Yadkin Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code. Within the past three (3) years, neither Yadkin nor any of its Subsidiaries has taken any action to take corrective action or made a filing under any voluntary correction program of the IRS, the DOL or any other Governmental Entity with respect to any Yadkin Benefit Plan, and neither Yadkin nor any of its Subsidiaries has any knowledge of any plan defect that would qualify for correction under any such program.

(c)          Each Yadkin Benefit Plan that is subject to Section 409A of the Code has been administered and documented in material compliance with the requirements of Section 409A of the Code.

(d)          With respect to each Yadkin Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code: (i) no such plan is in “at-risk” status for purposes of Section 430 of the Code, (ii) the present value of accrued benefits under such Yadkin Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Yadkin Benefit Plan’s actuary with respect to such Yadkin Benefit Plan, did not, as of its latest valuation date, exceed the then current fair market value of the assets of such Yadkin Benefit Plan allocable to such accrued benefits, (iii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (iv) all premiums to the PBGC have been timely paid in full, (v) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by Yadkin or any of its Subsidiaries, and (vi) the PBGC has not instituted proceedings to terminate any such Yadkin Benefit Plan.

(e)          None of Yadkin, its Subsidiaries nor any Yadkin ERISA Affiliate has, at any time during the last six years, contributed to or been obligated to contribute to any plan that is a Multiemployer Plan or a Multiple Employer Plan, and none of Yadkin and its Subsidiaries nor any Yadkin ERISA Affiliate has incurred any liability to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part 1 of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan.

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(f)          Neither Yadkin nor any of its Subsidiaries sponsors, has sponsored or has any obligation with respect to any employee benefit plan that provides for any post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code.

(g)          All contributions required to be made to any Yadkin Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Yadkin Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of Yadkin.

(h)          There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to Yadkin’s knowledge, no set of circumstances exists that may reasonably be expected to give rise to a claim or lawsuit, against the Yadkin Benefit Plans, any fiduciaries thereof with respect to their duties to the Yadkin Benefit Plans or the assets of any of the trusts under any of the Yadkin Benefit Plans that could reasonably be expected to result in any material liability of Yadkin or any of its Subsidiaries to the PBGC, the IRS, the DOL, any Multiemployer Plan, a Multiple Employer Plan, any participant in a Yadkin Benefit Plan, or any other party.

(i)          None of Yadkin and its Subsidiaries nor any Yadkin ERISA Affiliate nor any other person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Yadkin Benefit Plans or their related trusts, Yadkin, any of its Subsidiaries, any Yadkin ERISA Affiliate or any person that Yadkin or any of its Subsidiaries has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

(j)          There are no pending or, to Yadkin’s knowledge, threatened material labor grievances or material unfair labor practice claims or charges against Yadkin or any of its Subsidiaries, or any strikes or other material labor disputes against Yadkin or any of its Subsidiaries.

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4.12         SEC Reports. Yadkin has previously made available to NewBridge an accurate and complete copy of each communication mailed by Yadkin to its shareholders since December 31, 2012 and prior to the date hereof. No such communication or any final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC since December 31, 2012 by Yadkin pursuant to the Securities Act or the Exchange Act (the “Yadkin Reports”) as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since December 31, 2012, as of their respective dates, all Yadkin Reports filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of Yadkin has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Yadkin Reports.

4.13         Compliance with Applicable Law. Yadkin and each of its Subsidiaries hold, and have at all times since December 31, 2012, held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Yadkin, and to the knowledge of Yadkin no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. Yadkin and each of its Subsidiaries have complied in all material respects with and are not in material default or violation under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Yadkin or any of its Subsidiaries, including without limitation all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, the Federal Deposit Insurance Corporation Improvement Act and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. Each of its Subsidiaries that is an insured depository institution has a Community Reinvestment Act rating of “satisfactory” or better. Without limitation, none of Yadkin, or its Subsidiaries, or to the knowledge of Yadkin, any director, officer, employee, agent or other person acting on behalf of Yadkin or any of its Subsidiaries has, directly or indirectly, (i) used any funds of Yadkin or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Yadkin or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of Yadkin or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of Yadkin or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for Yadkin or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Yadkin or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

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4.14         Certain Contracts.

(a)          Each contract, arrangement, commitment or understanding (whether written or oral) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which Yadkin nor any of its Subsidiaries is a party or by which Yadkin or any of its Subsidiaries is bound as of the date hereof has been filed as an exhibit to the most recent Annual Report on Form 10-K filed by Yadkin, or a Quarterly Report on Form 10-Q or Current Report on Form 8-K subsequent thereto (each, a “Yadkin Contract”), and neither Yadkin nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Yadkin.

(b)          Each Yadkin Contract is valid and binding on Yadkin or one of its Subsidiaries, as applicable, and in full force and effect, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Yadkin. Yadkin and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Yadkin Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Yadkin. To Yadkin’s knowledge each third-party counterparty to each Yadkin Contract has in all material respects performed all obligations required to be performed by it to date under such Yadkin Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Yadkin, and no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Yadkin or any of its Subsidiaries under any such Yadkin Contract, except where such default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Yadkin.

4.15         Agreements with Regulatory Agencies. Neither Yadkin nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2013, a recipient of any supervisory letter from, or since January 1, 2013, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the Yadkin Disclosure Schedule, a “Yadkin Regulatory Agreement”), nor has Yadkin or any of its Subsidiaries been advised since January 1, 2013, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Yadkin Regulatory Agreement. Yadkin and its Subsidiaries are in compliance in all material respects with each Regulatory Agreement to which it is a party or subject. Yadkin and its Subsidiaries have not received any notice from any Governmental Entity indicating that Yadkin or its Subsidiaries is not in compliance in any material respect with any Regulatory Agreement.

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4.16         Risk Management Instruments. All Derivative Contracts, whether entered into for the account of Yadkin, any of its Subsidiaries or for the account of a customer of Yadkin or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Yadkin or one of its Subsidiaries enforceable in accordance with their terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions, and are in full force and effect. Yadkin and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to Yadkin’s knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. Each such Derivative Contract has been reflected in the books and records of Yadkin and such Subsidiaries in accordance with GAAP consistently applied. Each Derivative Contract is evidenced by customary and appropriate documentation (including an ISDA master agreement and long-form confirmation).

4.17         Related Party Transactions. There are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between Yadkin or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of Yadkin or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) 5% or more of the outstanding Yadkin Common Stock (or any of such person’s immediate family members or affiliates) (other than Subsidiaries of Yadkin) on the other hand, except those of a type available to employees of Yadkin or its Subsidiaries generally.

4.18         State Takeover Laws. No Takeover Statute is applicable to this Agreement, the Merger or any of the other transactions contemplated hereby under the NCBCA or federal Law.

4.19         Reorganization. Yadkin has not taken any action, and is not aware of any fact or circumstance, that could reasonably be expected to prevent the Integrated Mergers, taken together, from being treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.

4.20         Opinion. Prior to the execution of this Agreement, the board of directors of Yadkin has received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) of Keefe Bruyette & Woods, Inc. to the effect that, as of the date of such opinion, and based upon and subject to the factors, assumptions, and limitations set forth therein, the Exchange Ratio in the Merger is fair from a financial point of view to Yadkin. Such opinion has not been amended or rescinded as of the date of this Agreement.

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4.21        Yadkin Information. The information relating to Yadkin and its Subsidiaries to be contained in the Joint Proxy Statement and the S-4, and the information relating to Yadkin and its Subsidiaries that is provided by Yadkin or its representatives for inclusion in any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Joint Proxy Statement (except for such portions thereof that relate only to NewBridge or any of its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The S-4 (except for such portions thereof that relate only to NewBridge or any of its Subsidiaries) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

4.22        Insurance. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Yadkin, Yadkin and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Yadkin reasonably has determined to be prudent and consistent with industry practice, and Yadkin and its Subsidiaries are in compliance in all material respects with their insurance policies, and are not in default under any of the terms thereof, each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of Yadkin and its Subsidiaries, Yadkin or the relevant Subsidiary thereof is the sole beneficiary of such policies, and all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.

4.23        Regulatory Approval. As of the date hereof, Yadkin is not aware of any reason why the Requisite Regulatory Approvals will not be received in order to permit consummation of the Merger on a timely basis.

4.24        No Other Representations or Warranties.

(a)          Except for the representations and warranties made by Yadkin in this Article IV, neither Yadkin nor any other person makes any express or implied representation or warranty with respect to Yadkin, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Yadkin hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Yadkin nor any other person makes or has made any representation or warranty to NewBridge or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to Yadkin, any of its Subsidiaries or their respective businesses, or (ii) except for the representations and warranties made by Yadkin in this Article IV, any oral or written information presented to NewBridge or any of its affiliates or representatives in the course of their due diligence investigation of Yadkin, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

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(b)          Yadkin acknowledges and agrees that neither NewBridge nor any other person has made or is making any express or implied representation or warranty other than those contained in Article III.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1          Conduct of Business of NewBridge Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in the NewBridge Disclosure Schedule), required by law or as consented to in writing by Yadkin, NewBridge shall, and shall cause its Subsidiaries to, conduct its business in the ordinary course in all material respects, use commercially reasonable efforts to maintain and preserve intact its business organization, employees, independent contractors and advantageous business relationships, and take no action that would reasonably be expected to adversely affect or delay the ability to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform NewBridge’s covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

5.2          NewBridge Forbearances. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in the NewBridge Disclosure Schedule, as expressly contemplated or permitted by this Agreement or as required by law or Governmental Entity, NewBridge shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Yadkin (such consent not to be unreasonably withheld):

(a)          other than in the ordinary course of business, incur any indebtedness for borrowed money (other than indebtedness of NewBridge or any of its wholly-owned Subsidiaries to NewBridge or any of its Subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

(b)

(i)          adjust, split, combine or reclassify any capital stock;

(ii)         make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) regular quarterly cash dividends by NewBridge at a rate not in excess of $0.015 per share of NewBridge Common Stock, (B) dividends paid by any of the Subsidiaries of NewBridge to NewBridge or any of its wholly-owned Subsidiaries, or (C) the acceptance of shares of NewBridge Common Stock as payment for the exercise price of NewBridge Stock Options or for withholding taxes incurred in connection with the exercise of NewBridge Stock Options or the vesting or settlement of NewBridge Equity Awards, in each case in accordance with past practice and the terms of the applicable award agreements);

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(iii)        grant any stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity or equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or

(iv)        issue, sell or otherwise permit to become outstanding any additional shares of capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of capital stock, except pursuant to the exercise of stock options or the settlement of equity compensation awards outstanding as of the date hereof in accordance with their terms;

(c)          sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets or any business to any individual, corporation or other entity other than a wholly-owned Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business or pursuant to contracts or agreements in force at the date of this Agreement and set forth on Section 5.2(c) of the NewBridge Disclosure Schedule;

(d)          except for transactions in the ordinary course of business, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly-owned Subsidiary of NewBridge;

(e)          terminate, materially amend, or waive any material provision of, any NewBridge Contract, or make any change in any instrument or agreement governing the terms of any of its securities, or material lease or contract, other than normal renewals of contracts and leases without material adverse changes of terms with respect to NewBridge, or enter into any contract that would constitute a NewBridge Contract if it were in effect on the date of this Agreement;

(f)          except as required under applicable law or the terms of any NewBridge Benefit Plan existing as of the date hereof, (i) enter into, adopt or terminate any employee benefit or compensation plan, program, practice, policy, contract or arrangement for the benefit or welfare of any current or former employee, officer, director, independent contractor or consultant (or any spouse or dependent of such individual), (ii) amend (whether in writing or through the interpretation of) any NewBridge Benefit Plan, (iii) increase the compensation or benefits payable to any current or former employee, officer, director, independent contractor or consultant (or any spouse or dependent of such individual), except for annual base salary or wage increases for employees (other than directors or executive officers) in the ordinary course of business, consistent with past practice, that do not exceed, with respect to any such individual that is party to an employment agreement, three percent (3%) of such individual’s base salary or wage rate in effect as of the date hereof and, with respect to all such individuals that are not party to an employment agreement, an average of three percent (3%) of such individuals’ base salaries or wage rates in effect as of the date hereof, (iv) pay or award, or commit to pay or award, any bonuses or incentive compensation, (v) grant or accelerate the vesting of any equity or equity-based awards or other compensation, (vi) negotiate or enter into any new, or amend any existing, employment, severance, change in control, retention, bonus guarantee, collective bargaining agreement or similar agreement or arrangement, (vii) fund any rabbi trust or similar arrangement, (viii) terminate the employment or services of any officer or any employee whose target total annual compensation is greater than $150,000, other than for cause (as determined in the ordinary course of business and consistent with past practice), (ix) hire or promote any officer, employee, independent contractor or consultant who has target total annual compensation greater than $150,000 or (x) waive, release or limit any Restrictive Covenant obligation or any current or former employee or contractor of NewBridge or any of its Subsidiaries;

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(g)          settle any material claim, suit, action or proceeding, except in the ordinary course of business in an amount and for consideration not in excess of $100,000 individually or in the aggregate and that would not impose any material restriction on the business of it or its Subsidiaries or the Surviving Corporation;

(h)          take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the Integrated Mergers, taken together, from being treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code;

(i)          amend its articles of incorporation, its bylaws or comparable governing documents of its Subsidiaries;

(j)          merge or consolidate itself or any of its Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries;

(k)          materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported or purchase any security rated below investment grade;

(l)          take any action that is intended or reasonably expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law or applicable rules, regulations and policies of any Regulatory Agency;

(m)          take any action that is intended or reasonably expected to prevent, materially impede, materially impact or materially delay the ability of the parties to obtain any of the Requisite Regulatory Approvals;

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(n)          implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP, applicable law or applicable rules, regulations and policies of any Regulatory Agency;

(o)          (i) enter into any new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by applicable law, regulation or policies imposed by any Governmental Entity or (ii) make any loans or extensions of credit except in the ordinary course of business consistent with past practice, provided any individual unsecured loan or extension of credit that is not as of the date of this Agreement approved and committed (a schedule of which approved and committed loans has been made available to Yadkin) in excess of $500,000 or any individual secured loan or extension of credit in excess of $5,000,000 shall require the prior written approval of the Chief Credit Officer of Yadkin or another officer designated by Yadkin, which approval or rejection shall be given in writing within two (2) business days after the loan package is delivered to such individual;

(p)          make any material changes in its policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service, Loans or (ii) its hedging practices and policies, in each case except as required by applicable law or applicable rules, regulations and policies of any Regulatory Agency;

(q)          make, or commit to make, any capital expenditures in excess of $100,000 in the aggregate;

(r)          make, change or revoke any Tax election, adopt or change any Tax accounting method, file any amended Tax Return, settle or compromise any Tax Liability, claim or assessment or agree to an extension or waiver of the limitation period to any material Tax claim or assessment, grant any power or attorney with respect to material Taxes, enter into any closing agreement with respect to any material Tax or refund or amend any material Tax Return, in each case, in excess of $50,000 in the aggregate;

(s)          make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility of it or its Subsidiaries; or

(t)          agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the actions prohibited by this Section 5.2.

5.3          Yadkin Forbearances. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in the Yadkin Disclosure Schedule, as expressly contemplated or permitted by this Agreement or as required by law, Yadkin shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of NewBridge (such consent not to be unreasonably withheld):

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(a)          amend the Yadkin Certificate or Yadkin Bylaws in a manner that would adversely affect the economic benefits of the Merger to the holders of NewBridge Common Stock;

(b)          adjust, split, combine or reclassify any capital stock of Yadkin;

(c)          make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) regular quarterly cash dividends by Yadkin at a rate not in excess of $0.10 per share of Yadkin Common Stock, (B) an extraordinary dividend of $0.50 per share of Yadkin Common Stock, (C) dividends paid by any of the Subsidiaries of Yadkin to Yadkin or any of its wholly-owned Subsidiaries, or (D) the acceptance of shares of Yadkin Common Stock as payment for the exercise price of Yadkin Stock Options or for withholding taxes incurred in connection with the exercise of Yadkin Stock Options or the vesting or settlement of Yadkin Equity Awards, in each case in accordance with past practice and the terms of the applicable award agreements);

(d)          take any action that is intended or reasonably expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law or applicable rules, regulations and policies of any Regulatory Agency;

(e)          take any action that is intended or reasonably expected to prevent, materially impede, materially impact or materially delay the ability of the parties to obtain any of the Requisite Regulatory Approvals;

(f)          take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the Integrated Mergers, taken together, from being treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code; or

(g)          agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the actions prohibited by this Section 5.3.

5.4           Tax-free Reorganization. Officers of Yadkin, Merger Sub and NewBridge shall execute and deliver to Skadden, Arps, Slate, Meagher & Flom LLP and to Brooks, Pierce, McLendon, Humphrey & Leonard, LLP, respectively, certificates containing appropriate representations and covenants, reasonably satisfactory in form and substance to such counsel, at such time or times as may be reasonably requested by such counsel, including the effective date of the Joint Proxy Statement and the Closing Date, in connection with such counsel’s deliveries of opinions with respect to the Tax treatment of the Integrated Mergers.

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ARTICLE VI

ADDITIONAL AGREEMENTS

6.1          Regulatory Matters.

(a)          Yadkin and NewBridge shall promptly prepare and file with the SEC, no later than thirty (30) business days after of the date of this Agreement, the Joint Proxy Statement and Yadkin shall promptly prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included as a prospectus, and any amendment thereto, if any. Each of Yadkin and NewBridge shall cooperate in respect of the form and content of any other communication with shareholders of NewBridge. Each of Yadkin and NewBridge shall use their reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Yadkin and NewBridge shall thereafter mail or deliver the Joint Proxy Statement to their respective shareholders. Yadkin shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and NewBridge shall furnish all information concerning NewBridge and the holders of NewBridge Common Stock as may be reasonably requested in connection with any such action.

(b)          The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly (and in the case of the regulatory applications to the Federal Reserve Board, the FDIC and the NC Commissioner within thirty (30) business days of the date of this Agreement) prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger and the Bank Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Yadkin and NewBridge shall have the right to review in advance, and, to the extent practicable, each will consult with the other on, in each case subject to applicable laws relating to the exchange of information (and subject to necessary redactions relating to confidential or sensitive information), all the information relating to NewBridge or Yadkin, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. Each party shall consult with the other in advance of any formal meeting or conference with any Governmental Entity in connection with the transactions contemplated by this Agreement and to the extent permitted by such Governmental Entity and deemed appropriate by such party, in its sole discretion, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences. Notwithstanding the foregoing or anything to the contrary in this Agreement, nothing contained herein shall be deemed to require Yadkin or NewBridge to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of Governmental Entities that would reasonably be expected to have a Material Adverse Effect (measured on a scale relative to NewBridge) on any of Yadkin, NewBridge or the Surviving Corporation, after giving effect to the Merger (a “Materially Burdensome Regulatory Condition”).

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(c)          Yadkin and NewBridge shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Yadkin, NewBridge or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.

(d)          Yadkin and NewBridge shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed. As used in this Agreement, the “Requisite Regulatory Approvals” shall mean all regulatory authorizations, consents, orders or approvals from (x) the Federal Reserve Board, the FDIC and the NC Commissioner and (y) any other approvals set forth in Sections 3.4 and 4.4 which are necessary to consummate the transactions contemplated by this Agreement, including the Merger and the Bank Merger or those the failure of which to be obtained would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation.

6.2          Access to Information.

(a)          Upon reasonable notice and subject to applicable laws, each of Yadkin and NewBridge, for the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel, information technology systems, and records (excluding Yadkin’s Tax Returns and related workpapers), and each shall cooperate with the other party in preparing to execute after the Effective Time conversion or consolidation of systems and business operations generally, and, during such period, each of Yadkin and NewBridge shall, and shall cause its respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents which Yadkin or NewBridge, as the case may be, is not permitted to disclose under applicable law), and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither Yadkin nor NewBridge nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Yadkin’s or NewBridge’s, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

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 (b)          Each of Yadkin and NewBridge shall hold all information furnished by or on behalf of the other party or any of such party’s Subsidiaries or representatives pursuant to Section 6.2(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated August 10, 2015, between Yadkin and NewBridge (the “Confidentiality Agreement”).

(c)          No investigation by either of the parties or their respective representatives shall affect or be deemed to modify or waive the representations and warranties of the other set forth herein. Nothing contained in this Agreement shall give either party, directly or indirectly, the right to control or direct the operations of the other party prior to the Effective Time. Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

6.3           Shareholders’ Approvals. Each of Yadkin and NewBridge shall call a meeting of its shareholders (the “Yadkin Meeting” and the “NewBridge Meeting,” respectively) to be held as soon as reasonably practicable after the S-4 is declared effective for the purpose of obtaining the Requisite NewBridge Vote and the Requisite Yadkin Vote required in connection with this Agreement and the Merger and, if so desired and mutually agreed, upon other matters of the type customarily brought before an annual or special meeting of shareholders to approve a merger agreement or otherwise approve the transactions contemplated hereby, and each shall use its reasonable best efforts to cause such meetings to occur as soon as reasonably practicable and on the same date. The Board of Directors of each of Yadkin and NewBridge shall use its reasonable best efforts to obtain from the shareholders of Yadkin and NewBridge, as the case may be, the Requisite Yadkin Vote, in the case of Yadkin, and the Requisite NewBridge Vote, in the case of NewBridge, including by communicating to its respective shareholders its recommendation (and including such recommendation in the Joint Proxy Statement) that they approve (i) this Agreement and the transactions contemplated hereby, in the case of NewBridge and (ii) the issuance of shares of Yadkin Common Stock in connection with the Merger, in the case of Yadkin. However, subject to Section 8.1 and Section 8.2, if the Board of Directors of NewBridge or Yadkin, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would be reasonably likely to result in a violation of its fiduciary duties under applicable law to continue to recommend this Agreement, then in submitting this Agreement to its shareholders, such Board of Directors may (but shall not be required to) submit this Agreement to its shareholders without recommendation (although the resolutions approving this Agreement as of the date hereof may not be rescinded or amended), in which event the Board of Directors may communicate the basis for its lack of a recommendation to its shareholders in the Joint Proxy Statement or an appropriate amendment or supplement thereto to the extent required by law; provided, that the Board of Directors may not take any actions under this sentence unless (i) it gives the other party at least three (3) business days’ prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action (including, in the event such action is taken by the Board of Directors of NewBridge in response to an Acquisition Proposal, the latest material terms and conditions of, and the identity of the third party making, any such Acquisition Proposal, or any amendment or modification thereof, or describe in reasonable detail such other event or circumstances) and (ii) at the end of such notice period, the Board of Directors takes into account any amendment or modification to this Agreement proposed by the other party and after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would nevertheless be reasonably likely to result in a violation of its fiduciary duties under applicable law to continue to recommend this Agreement. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 6.3 and will require a new notice period as referred to in this Section 6.3. Yadkin or NewBridge shall adjourn the Yadkin Meeting or the NewBridge Meeting, as the case may be, if, as of the time for which such meeting is originally scheduled there are insufficient shares of Yadkin Common Stock or NewBridge Common Stock, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting NewBridge or Yadkin, as applicable, has not received proxies representing a sufficient number of shares necessary to obtain the Requisite NewBridge Vote or the Requisite Yadkin Vote. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, each of the Yadkin Meeting and NewBridge Meeting shall be convened and this Agreement shall be submitted to the shareholders of each of Yadkin and NewBridge at the Yadkin Meeting and the NewBridge Meeting, respectively, for the purpose of voting on the adoption of this Agreement and the issuance of shares of Yadkin Common Stock in connection with the Merger, as applicable, and the other matters contemplated hereby, and nothing contained herein shall be deemed to relieve either Yadkin or NewBridge of such obligation.

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6.4           Legal Conditions to Merger. Subject in all respects to Section 6.1 of this Agreement, each of Yadkin and NewBridge shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and the Bank Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by NewBridge or Yadkin or any of their respective Subsidiaries in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.

6.5           Stock Exchange Listing. Yadkin shall cause the shares of Yadkin Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

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6.6          Employee Matters.

(a)          All individuals employed by, or on an authorized leave of absence from, NewBridge and its Subsidiaries as of the Effective Time (collectively, the “Continuing Employees”) shall automatically become employees of the Surviving Corporation or its Subsidiaries as of the Effective Time. During the period commencing at the Effective Time and ending on the first anniversary thereof, Yadkin shall or shall cause the Surviving Corporation to provide the Continuing Employees, while employed by Yadkin or its Subsidiaries, with base salaries, wages and employee benefits (excluding equity and equity based compensation) that are substantially comparable in the aggregate to the base salaries, wages and employee benefits provided to similarly situated employees of Yadkin and its Subsidiaries; provided that Yadkin may satisfy its obligation under this Section 6.6(a) by providing or causing the Surviving Corporation to provide such Continuing Employees with base salaries, wages and employee benefits that are substantially comparable in the aggregate to the base salaries, wages and employee benefits provided by NewBridge or its Subsidiaries to such Continuing Employees immediately prior to the Effective Time.

(b)          If a Continuing Employee who does not have an employment, change-of-control or severance agreement with NewBridge (i) is terminated by Yadkin or any of its Subsidiaries following the Effective Time due to a permanent or indefinite reduction in staff resulting in job elimination, reduction of a position (including a position that had been held at NewBridge) as the result of the Merger or an organizational or business restructuring or the integration of NewBridge with Yadkin or any of its Subsidiaries, discontinuance of an operation, relocation of all or a part of Yadkin’s or its Subsidiaries’ business, sale of an operation to another company, or sale or other change in ownership of all or a part of Yadkin’s or its Subsidiaries’ business or (ii) voluntarily resigns after being notified that, as a condition of employment, such Continuing Employee’s base salary, wages and employee benefits will be materially decreased, in any case or both cases, during the period beginning at the Effective Time and ending one (1) year following the Effective Time, such Continuing Employee shall be entitled to receive severance payments (conditioned on such Continuing Employee’s execution and non-revocation of a release of claims in a form acceptable to Yadkin) equal to one (1) week of pay for every year of service with NewBridge (including service with the Surviving Corporation and its Subsidiaries), with a minimum of four (4) weeks and a maximum of twenty-six (26) weeks of pay for those Continuing Employees with one (1) year or more of service with NewBridge (including service with the Surviving Corporation and its Subsidiaries). Those Continuing Employees with less than one (1) year of service with NewBridge (including service with the Surviving Corporation and its Subsidiaries) shall be entitled to receive severance payments equal to four (4) weeks of pay.

(c)          With respect to any employee benefit plans of Yadkin or its Subsidiaries in which any Continuing Employees become eligible to participate on or after the Effective Time (the “New Plans”), Yadkin shall or shall cause the Surviving Corporation to use commercially reasonable efforts to: (i) waive all exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents under any New Plans, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous NewBridge Benefit Plan, (ii) provide each such employee and their eligible dependents with credit for any co-payments and deductibles paid prior to the Effective Time under a NewBridge Benefit Plan (to the same extent that such credit was given under the analogous NewBridge Benefit Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under any New Plans, and (iii) recognize all service of such employees with NewBridge and its Subsidiaries for all purposes in any New Plan to the same extent that such service was taken into account under the analogous NewBridge Benefit Plan prior to the Effective Time; provided that the foregoing service recognition shall not apply (A) to the extent it would result in duplication of benefits for the same period of services, (B) for purposes of any defined benefit pension plan or benefit plan that provides retiree welfare benefits, or (C) to any benefit plan that is a frozen plan or provides grandfathered benefits.

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(d)          Unless Yadkin requests otherwise in writing, effective prior to the Closing, NewBridge shall terminate the NewBridge Bank Employees’ 401(k) Plan (the “Terminated Plan”). NewBridge shall provide Yadkin with resolutions adopted by NewBridge’s board of directors terminating the Terminated Plan, the form and substance of which shall be subject to the reasonable advance approval of Yadkin. As soon as practicable following the Effective Time, with respect to the Terminated Plan, Yadkin shall permit or cause its Subsidiaries (including the Surviving Corporation) to permit the Continuing Employees to roll over their account balances and outstanding loan balances, if any, thereunder into an “eligible retirement plan” within the meaning of Section 402(c)(8)(B) of the Code maintained by Yadkin or its Subsidiaries (including the Surviving Corporation).

(e)          Nothing in this Agreement shall confer upon any employee, officer, director, independent contractor or consultant of NewBridge or any of its Subsidiaries or affiliates any right to continue in the employ or service of the Surviving Corporation, NewBridge, Yadkin or any Subsidiary or affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Corporation, NewBridge, Yadkin or any Subsidiary or affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of NewBridge or any of its Subsidiaries or affiliates at any time for any reason whatsoever, with or without cause. Nothing in this Agreement shall be deemed to (i) establish, amend, or modify any NewBridge Benefit Plan, New Plan or any other benefit or employment plan, program, agreement or arrangement, or (ii) alter or limit the ability of the Surviving Corporation or any of its Subsidiaries or affiliates to amend, modify or terminate any particular NewBridge Benefit Plan, New Plan or any other benefit or employment plan, program, agreement or arrangement after the Effective Time. Without limiting the generality of the third sentence of Section 9.10, nothing in this Agreement, express or implied, is intended to or shall confer upon any person, including without limitation any current or former employee, officer, director, independent contractor or consultant (or any spouse or dependent of such individual) of NewBridge or any of its Subsidiaries or affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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6.7          Indemnification; Directors’ and Officers’ Insurance.

(a)          From and after the Effective Time, each of Yadkin and the Surviving Corporation shall indemnify and hold harmless each present and former director, officer or employee of NewBridge and its Subsidiaries (in each case, when acting in such capacity) (collectively, the “NewBridge Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising out of the fact that such person is or was a director, officer or employee of NewBridge or any of its Subsidiaries and pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement to the same extent as such persons are indemnified as of the date of this Agreement by NewBridge pursuant to the NewBridge Certificate, NewBridge Bylaws, the governing or organizational documents of any Subsidiary of NewBridge; and Yadkin and the Surviving Corporation shall also advance expenses as incurred by such NewBridge Indemnified Party to the same extent as such persons are entitled to advancement of expenses as of the date of this Agreement by NewBridge pursuant to the NewBridge Certificate, NewBridge’s Bylaws, the governing or organizational documents of any Subsidiary of NewBridge; provided, that, if required, the NewBridge Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such NewBridge Indemnified Party is not entitled to indemnification.

(b)          For a period of six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by NewBridge (provided, that the Surviving Corporation may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured) with respect to claims arising from facts or events which occurred at or before the Effective Time; provided, however, that the Surviving Corporation shall not be obligated to expend, on an annual basis, an amount in excess of 200% of the current annual premium paid as of the date hereof by NewBridge for such insurance (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap, then the Surviving Corporation shall cause to be maintained policies of insurance which, in the Surviving Corporation’s good faith determination, provide the maximum coverage available at an annual premium equal to the Premium Cap. In lieu of the foregoing, NewBridge, in consultation with Yadkin, may (and at the request of Yadkin, NewBridge shall use its reasonable best efforts to) obtain at or prior to the Effective Time a six-year “tail” policy under NewBridge’s existing directors and officers insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap.

(c)          The provisions of this Section 6.7 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each NewBridge Indemnified Party and his or her heirs and representatives. If the Surviving Corporation or any of its successors or assigns will consolidate with or merge into any other entity and not be the continuing or surviving entity of such consolidation or merger, transfer all or substantially all of its assets or deposits to any other entity or engage in any similar transaction, then in each case, the Surviving Corporation will cause proper provision to be made so that the successors and assigns of the Surviving Corporation will expressly assume the obligations set forth in this Section 6.7.

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6.8           Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, any merger between a Subsidiary of Yadkin, on the one hand, and a Subsidiary of NewBridge, on the other) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Yadkin.

6.9           Advice of Changes. Yadkin and NewBridge shall each promptly (but in no event more than 24 hours) advise the other party of any change or event (i) that has had or is reasonably likely to have a Material Adverse Effect on it or (ii) which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein or that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article VII; provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.9 or the failure of any condition set forth in Section 7.2 or 7.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 7.2 or 7.3 to be satisfied.

6.10         Dividends. After the date of this Agreement, each of Yadkin and NewBridge shall coordinate with the other the declaration of any dividends in respect of Yadkin Common Stock and NewBridge Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of NewBridge Common Stock shall not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares of NewBridge Common Stock and any shares of Yadkin Common Stock any such holder receives in exchange therefor in the Merger.

6.11         Corporate Governance. Effective as of the Effective Time, Yadkin shall (i) increase the size of the Board of Directors of Yadkin to fifteen (15) members, (ii) appoint five (5) current members of the Board of Directors of NewBridge, to be designated by NewBridge and approved by Yadkin, to the Board of Directors of Yadkin and Yadkin Bank for the period until the next annual meeting of shareholders of Yadkin, (iii) if the Effective Time shall occur prior to the 2016 annual meeting of shareholders, subject to the good faith consideration by the Nominating, Compensation, and Corporate Governance Committee of the Board of Directors of Yadkin of the selection criteria set forth in its charter, such designated persons shall be nominated to sit for election by the shareholders of Yadkin to a regular term on the Board of Yadkin at the 2016 annual meeting of shareholders, and if so elected, cause such persons to be appointed to the Board of Directors of Yadkin Bank, in each case to continue to serve until immediately before the 2017 annual meeting of shareholders of Yadkin, and (iv) appoint an appropriate number of such NewBridge designated members to the Yadkin Executive Committee such that, until immediately before the 2017 annual meeting of shareholders of Yadkin, the pro forma representation of the Board of Directors of Yadkin and the Yadkin Executive Committee are equivalent with the foregoing, or as close as possible to equivalent. The Boards of Directors of Yadkin and Yadkin Bank shall take appropriate actions to permit such nominations and service under their respective Bylaws. For the avoidance of doubt, if the Board of Directors of Yadkin is comprised of fifteen (15) members and five (5) are designated pursuant to clause (ii) above, and the Yadkin Executive Committee is comprised of six (6) members, two (2) of the six (6) members of the Yadkin Executive Committee would be former members of the Board of Directors of NewBridge.

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6.12        Acquisition Proposals.

(a)          NewBridge agrees that it will not, and will cause its Subsidiaries and its and their officers, directors, agents, advisors and representatives (collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to, (ii) engage or participate in any negotiations with any person concerning, or (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to, any Acquisition Proposal, except to notify such person of the existence of the provisions of this Section 6.12(a); provided, that, prior to obtaining the Requisite NewBridge Vote, in the event NewBridge receives an unsolicited bona fide written Acquisition Proposal, it may, and may permit its Subsidiaries and its and its Subsidiaries’ Representatives to, furnish or cause to be furnished nonpublic information or data and participate in such negotiations or discussions to the extent that its Board of Directors concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisors) that failure to take such actions would be reasonably likely to result in a violation of its fiduciary duties under applicable law; provided, further, that, prior to providing any nonpublic information permitted to be provided pursuant to the foregoing proviso, NewBridge shall have entered into a confidentiality agreement with such third party on terms no less favorable to it than the Confidentiality Agreement, which confidentiality agreement shall not provide such person with any exclusive right to negotiate with NewBridge. NewBridge will, and will cause its Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any person other than Yadkin with respect to any Acquisition Proposal and will use its reasonable best efforts, subject to applicable law, to (x) enforce any confidentiality, standstill or similar agreement relating to an Acquisition Proposal and (y) within ten (10) business days after the date hereof, request and confirm the return or destruction of any confidential information provided to any person (other than Yadkin) pursuant to such agreement. NewBridge will promptly (within twenty-four (24) hours) advise Yadkin following receipt of any Acquisition Proposal or any inquiry which could reasonably be expected to lead to an Acquisition Proposal, and the substance thereof (including the identity of the person making such inquiry or Acquisition Proposal and copies of any written Acquisition Proposal), and will keep Yadkin apprised of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the terms of such inquiry or Acquisition Proposal. As used in this Agreement, “Acquisition Proposal” shall mean, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 25% or more of the consolidated assets of NewBridge and its Subsidiaries or 25% or more of any class of equity or voting securities of NewBridge or its Subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of NewBridge, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 25% or more of any class of equity or voting securities of NewBridge or its Subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of NewBridge, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving NewBridge or its Subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of NewBridge.

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(b)          Nothing contained in this Agreement shall prevent NewBridge or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal; provided, that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.

6.13         Public Announcements. NewBridge and Yadkin shall each use their reasonable best efforts to develop a joint communications plan, to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and except in respect of any announcement required by applicable law, or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

6.14         Change of Method. NewBridge and Yadkin shall be empowered, upon their mutual agreement, at any time prior to the Effective Time, to change the method or structure of effecting the combination of NewBridge and Yadkin (including the provisions of Article I), if and to the extent they both deem such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the Exchange Ratio or the number of shares of Yadkin Common Stock received by NewBridge shareholders in exchange for each share of NewBridge Common Stock, (ii) adversely affect the Tax treatment of NewBridge’s shareholders or Yadkin’s shareholders pursuant to this Agreement, (iii) adversely affect the Tax treatment of NewBridge or Yadkin pursuant to this Agreement or (iv) materially impede or delay the consummation of the transactions contemplated by this Agreement in a timely manner. The Parties agree to reflect any such change in an appropriate amendment to this Agreement executed by both parties in accordance with Section 8.3.

6.15         Restructuring Efforts. If either NewBridge or Yadkin shall have failed to obtain the Requisite NewBridge Vote or the Requisite Yadkin Vote at the duly convened NewBridge Meeting or Yadkin Meeting, as applicable, or any adjournment thereof, each of the parties shall in good faith use its reasonable best efforts to negotiate a restructuring of the transactions provided for herein (it being understood that neither party shall have any obligation to alter or change any material terms, including the amount or kind of the consideration to be issued to NewBridge’s shareholders as provided for in this Agreement, in a manner adverse to such party or its shareholders) and/or resubmit this Agreement or the transactions contemplated hereby (or as restructured pursuant to this Section 6.15) to its respective shareholders for approval.

6.16         Takeover Statutes. None of NewBridge, Yadkin or their respective Boards of Directors shall take any action that would cause any Takeover Statute to become applicable to this Agreement, the Merger, or any of the other transactions contemplated hereby, and each shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, each party and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Statute.

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6.17         Exemption from Liability Under Section 16(b). NewBridge and Yadkin agree that, in order to most effectively compensate and retain NewBridge Insiders (as defined below), both prior to and after the Effective Time, it is desirable that NewBridge Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of NewBridge Common Stock and NewBridge Equity Awards in the Merger, and for that compensatory and retentive purpose agree to the provisions of this Section 6.17. Assuming NewBridge delivers to Yadkin in a reasonably timely fashion prior to the Effective Time accurate information regarding those officers and directors of NewBridge subject to the reporting requirements of Section 16 (a) of the Exchange Act (the “NewBridge Insiders”), the Board of Directors of Yadkin and of NewBridge, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter, and in any event prior to the Effective Time, take all such steps as may be required to cause (in the case of NewBridge) any dispositions of NewBridge Common Stock or NewBridge Equity Awards by the NewBridge Insiders, and (in the case of Yadkin) any acquisitions of Yadkin Common Stock by any NewBridge Insiders who, immediately following the Merger, will be officers or directors of the Surviving Corporation subject to the reporting requirements of Section 16(a) of the Exchange Act, in each case pursuant to the transactions contemplated by this Agreement, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable law.

6.18         Assumption of Trust Preferred Securities and Subordinated Debt. Yadkin and NewBridge shall take all actions necessary to effect, immediately prior to and contingent upon the occurrence of the Closing, the assumption by Yadkin (or a Subsidiary thereof) of the trust preferred securities and subordinated debt of NewBridge (or its Subsidiaries) listed on Section 6.18 of the NewBridge Disclosure Schedule in accordance with the applicable terms thereof and the documents and agreements related thereto.

ARTICLE VII

CONDITIONS PRECEDENT

7.1           Conditions to Each Party’s Obligation To Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)          Shareholder Approval. The Requisite Yadkin Vote and the Requisite NewBridge Vote shall have been obtained.

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(b)          NYSE Listing. The shares of Yadkin Common Stock that shall be issuable pursuant to this Agreement shall have been authorized for listing on the NYSE, subject to official notice of issuance.

(c)          Regulatory Approvals. All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired, and no such Requisite Regulatory Approval shall have resulted in the imposition of any Materially Burdensome Regulatory Condition.

(d)          S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn.

(e)          No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger.

7.2           Conditions to Obligations of Yadkin. The obligation of Yadkin to effect the Merger is also subject to the satisfaction, or waiver by Yadkin, at or prior to the Effective Time, of the following conditions:

(a)          Representations and Warranties. The representations and warranties of NewBridge set forth in Sections 3.2(a), 3.7, 3.8(a) and 3.28 (in each case after giving effect to the lead in to Article III) shall be true and correct (other than, in the case of Section 3.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the representations and warranties of NewBridge set forth in Sections 3.1(a), 3.1(b), 3.2(b), and 3.3(a) (in each case, after giving effect to the lead in to Article III) shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. All other representations and warranties of NewBridge set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead in to Article III) shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on NewBridge or the Surviving Corporation. Yadkin shall have received a certificate signed on behalf of NewBridge by the Chief Executive Officer and the Chief Financial Officer of NewBridge to the foregoing effect.

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(b)          Performance of Obligations of NewBridge. NewBridge shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Yadkin shall have received a certificate signed on behalf of NewBridge by the Chief Executive Officer and the Chief Financial Officer of NewBridge to such effect.

(c)          Federal Tax Opinion. Yadkin shall have received the written opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to Yadkin, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, that are consistent with the state of facts existing in the Effective Time, that the Integrated Mergers shall together be treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may rely upon the certificates, representations and covenants referred to in Section 5.4.

(d)          FIRPTA Certificate. NewBridge shall have delivered to Yadkin a duly executed certificate, in form and substance as prescribed by Treasury regulations promulgated under Section 1445 of the Code, stating that NewBridge is not, and has not been, during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c) of the Code.

7.3           Conditions to Obligations of NewBridge. The obligation of NewBridge to effect the Merger is also subject to the satisfaction or waiver by NewBridge at or prior to the Effective Time of the following conditions:

(a)          Representations and Warranties. The representations and warranties of Yadkin set forth in Sections 4.2(a), 4.7 and 4.8(a) (in each case, after giving effect to the lead in to Article IV) shall be true and correct (other than, in the case of Section 4.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the representations and warranties of Yadkin set forth in Sections 4.1(a), 4.1(b), 4.2(b) and 4.3(a) (in each case, after giving effect to the lead in to Article IV) shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. All other representations and warranties of Yadkin set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead in to Article IV) shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on Yadkin. NewBridge shall have received a certificate signed on behalf of Yadkin by the Chief Executive Officer and the Chief Financial Officer of Yadkin to the foregoing effect.

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(b)          Performance of Obligations of Yadkin. Yadkin shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and NewBridge shall have received a certificate signed on behalf of Yadkin by the Chief Executive Officer and the Chief Financial Officer of Yadkin to such effect.

(c)          Federal Tax Opinion. NewBridge shall have received the opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, LLP, in form and substance reasonably satisfactory to NewBridge, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, that are consistent with the state of facts existing in the Effective Time, that the Integrated Mergers shall together be treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, Brooks, Pierce, McLendon, Humphrey & Leonard, LLP may rely upon the certificates, representations and covenants referred to in Section 5.4.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1           Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the obtainment of the Requisite NewBridge Vote or the Requisite Yadkin Vote:

(a)          by mutual consent of Yadkin and NewBridge in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

(b)          by either the Board of Directors of Yadkin or the Board of Directors of NewBridge if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger or the other transactions contemplated hereby and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement, unless the failure to obtain a Requisite Regulatory Approval shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

(c)          by either the Board of Directors of Yadkin or the Board of Directors of NewBridge if the Merger shall not have been consummated on or before the one (1) year anniversary of the date of this Agreement (the “Termination Date”), unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

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(d)          by either the Board of Directors of Yadkin or the Board of Directors of NewBridge (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of NewBridge, in the case of a termination by Yadkin, or Yadkin, in the case of a termination by NewBridge, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.2, in the case of a termination by Yadkin, or 7.3, in the case of a termination by NewBridge, and which is not cured within forty-five (45) days following written notice to NewBridge, in the case of a termination by Yadkin, or Yadkin, in the case of a termination by NewBridge, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the Termination Date);

(e)          by NewBridge, if the Board of Directors of Yadkin shall have (i) failed to recommend in the Joint Proxy Statement that the shareholders of Yadkin approve the issuance of shares of Yadkin Common Stock in connection with the Merger, or withdrawn, modified or qualified such recommendation in a manner adverse to NewBridge, or resolved to do so, or failed to reaffirm such recommendation within two (2) business days after NewBridge requests in writing that such action be taken, or failed to recommend against acceptance of a tender offer or exchange offer for outstanding Yadkin Common Stock that has been publicly disclosed (other than by NewBridge or an affiliate of NewBridge) within ten (10) business days after the commencement of such tender or exchange offer, in any such case whether or not permitted by the terms hereof, (ii) recommended or endorsed an Acquisition Proposal, or (iii) breached its obligations under Section 6.3 in any material respect;

(f)          by Yadkin, if the Board of Directors of NewBridge shall have (i) failed to recommend in the Joint Proxy Statement that the shareholders of NewBridge adopt this Agreement, or withdrawn, modified or qualified such recommendation in a manner adverse to Yadkin, or resolved to do so, or failed to reaffirm such recommendation within two (2) business days after Yadkin requests in writing that such action be taken, or failed to recommend against acceptance of a tender offer or exchange offer for outstanding NewBridge Common Stock that has been publicly disclosed (other than by Yadkin or an affiliate of Yadkin) within ten (10) business days after the commencement of such tender or exchange offer, in any such case whether or not permitted by the terms hereof, (ii) recommended or endorsed an Acquisition Proposal, or (iii) breached its obligations under Sections 6.3 or 6.12 in any material respect;

(g)          By Yadkin, if NewBridge shall have failed to obtain the Requisite NewBridge Vote at the duly convened NewBridge Meeting or at any adjournment thereof at which a vote on the adoption of this Agreement was taken; or

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(h)          By NewBridge, if Yadkin shall have failed to obtain the Requisite Yadkin Vote at the duly convened Yadkin Meeting or at any adjournment thereof at which a vote on the issuance of shares of Yadkin Common Stock in connection with the Merger was taken.

8.2           Effect of Termination.

(a)          In the event of termination of this Agreement by either Yadkin or NewBridge as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Yadkin, NewBridge, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Section 6.2(b) and this Section 8.2 and Article IX (other than Section 9.1) shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Yadkin nor NewBridge shall be relieved or released from any liabilities or damages arising out of its willful and material breach of any provision of this Agreement.

(b)          In the event that after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been made known to senior management or Board of Directors of NewBridge or has been made directly to its shareholders generally or any person shall have publicly announced (and not withdrawn) an Acquisition Proposal with respect to NewBridge and (A) thereafter this Agreement is terminated by either Yadkin or NewBridge pursuant to Section 8.1(c) and NewBridge shall have failed to obtain the Requisite NewBridge Vote at the duly convened NewBridge Meeting or any adjournment thereof at which a vote on the approval of this Agreement was taken or (B) thereafter this Agreement is terminated by Yadkin pursuant to Section 8.1(d), and (C) prior to the date that is twelve (12) months after the date of such termination, NewBridge enters into a definitive agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then NewBridge shall, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay Yadkin, by wire transfer of same day funds, (x) a fee equal to $18,000,000 (the “Termination Fee”); provided, that for purposes of this Section 8.2(b), all references in the definition of Acquisition Proposal to “25%” shall instead refer to “50%” and (y) an amount equal to the documented out-of-pocket expenses actually incurred by Yadkin in connection with the transactions contemplated by this Agreement, including the execution, negotiation and diligence thereof (the “Yadkin Expenses”).

(c)          In the event that this Agreement is terminated by NewBridge pursuant to Section 8.1(e), then Yadkin shall, on the date of termination, pay NewBridge, by wire transfer of same day funds, the Termination Fee and an amount equal to the documented out-of-pocket expenses actually incurred by NewBridge in connection with the transactions contemplated by this Agreement, including the execution, negotiation and diligence thereof (the “NewBridge Expenses”).

(d)          In the event that this Agreement is terminated by Yadkin pursuant to Section 8.1(f), then NewBridge shall, on the date of termination, pay Yadkin, by wire transfer of same day funds, the Termination Fee and Yadkin Expenses.

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(e)          In the event that this Agreement is terminated by Yadkin pursuant to Section 8.1(g), then NewBridge shall pay Yadkin, by wire transfer of same day funds, the Yadkin Expenses on the date of termination.

(f)          In the event that this Agreement is terminated by NewBridge pursuant to Section 8.1(h), then Yadkin shall pay NewBridge, by wire transfer of same day funds, the NewBridge Expenses on the date of termination.

(g)          Each of Yadkin and NewBridge acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement. The amounts payable pursuant to this Section 8.2 constitute liquidated damages and not a penalty and shall be the sole monetary remedy of the party receiving such payments, but without limiting the right of any party to recover liabilities or damages arising out of the other party’s willful and material breach of any provision of this Agreement (with Yadkin and its Subsidiaries, and NewBridge and its Subsidiaries, as applicable, being deemed to be one party for such purposes) in the event of termination of this Agreement specified in Section 8.1 hereto; accordingly, if Yadkin or NewBridge fails promptly to pay the amount due pursuant to this Section 8.2, and, in order to obtain such payment, the other party commences a suit which results in a final, non-appealable judgment against the non-paying party for the Termination Fee, the Yadkin Expenses or the NewBridge Expenses, as applicable, such non-paying party shall pay the costs and expenses of the other party (including reasonable attorneys’ fees and actually incurred and documented out-of-pocket expenses) in connection with such suit. In addition, if Yadkin or NewBridge, as the case may be, fails to pay the amounts payable pursuant to this Section 8.2, then such party shall pay interest on such overdue amounts at a rate per annum equal to the “prime rate” (as announced by JPMorgan Chase & Co. or any successor thereto) in effect on the date on which such payment was required to be made for the period commencing as of the date that such overdue amount was originally required to be paid.

8.3           Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with Merger by the shareholders of Yadkin and NewBridge; provided, however, that after adoption of this Agreement by the shareholders of NewBridge or the approval of the issuance of shares of Yadkin Common Stock in connection with the Merger by the shareholders of Yadkin, there may not be, without further approval of such shareholders, any amendment of this Agreement that requires further approval under applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.4           Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties hereto, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and waive compliance with any of the agreements or satisfaction of any conditions contained herein; provided, however, that after adoption of this Agreement by the shareholders of NewBridge or the approval of the issuance of shares of Yadkin Common Stock in connection with the Merger by the shareholders of Yadkin, there may not be, without further approval of such shareholders, any extension or waiver of this Agreement or any portion thereof that requires further approval under applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

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ARTICLE IX

GENERAL PROVISIONS

9.1           Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place at 10:00 a.m. New York City time at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, on a date which shall be no later than five (5) business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof), unless extended by mutual agreement of the parties (the “Closing Date”).

9.2           Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Confidentiality Agreement, which shall survive in accordance with its terms) shall survive the Effective Time, except for Section 6.7 and for those other covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

9.3           Expenses. Except as expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, that the costs and expenses of printing and mailing the Joint Proxy Statement and all filing and other fees paid to the SEC in connection with the Merger shall be borne equally by Yadkin and NewBridge.

9.4           Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied or emailed (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to NewBridge, to:

NewBridge Bancorp
1501 Highwoods Boulevard, Suite 400

Greensboro, NC 27410
Attention:            Pressley A. Ridgill, President & CEO
Email: pressley.ridgill@newbridgebank.com

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With a copy (which shall not constitute notice) to:

Brooks, Pierce, McLendon, Humphrey & Leonard, LLP
2000 Renaissance Plaza, 230 North Elm Street
Greensboro, NC 27401
Attention:           Robert A. Singer and Iain MacSween
Facsimile:            (336) 232-9123

Email: rsinger@brookspierce.com and imacsween@brookspierce.com

and

if to Yadkin, to:

Yadkin Financial Corporation
3600 Glenwood Avenue, Suite 300

Raleigh, NC 27612
Attention:           Scott M. Custer, President & CEO
Email: Scott.Custer@yadkinbank.com

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attention: Sven G. Mickisch
Facsimile:  (917) 777-3554
Email: Sven.Mickisch@skadden.com

9.5          Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of NewBridge means the actual knowledge (after due enquiry) of any of the officers of NewBridge listed on Section 9.5 of the NewBridge Disclosure Schedule, and the “knowledge” of Yadkin means the actual knowledge (after due enquiry) of any of the officers of Yadkin listed on Section 9.5 of the Yadkin Disclosure Schedule. As used herein, (i) the term “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, (ii) an “affiliate” of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person and (iii) the term “made available” means any document or other information that was (a) provided in writing by one party or its representatives to the other party and its representatives prior to the date hereof, (b) included in the virtual data room of a party prior to the date hereof or (c) filed by a party with the SEC and publicly available on EDGAR prior to the date hereof. The NewBridge Disclosure Schedule and the Yadkin Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement.

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9.6           Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.7           Entire Agreement. This Agreement (including the documents and the instruments referred to herein) together with the Confidentiality Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

9.8           Governing Law; Jurisdiction.

(a)          This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina, without regard to any applicable conflicts of law.

(b)          Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court sitting in Raleigh, North Carolina (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.4.

9.9           Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.9.

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9.10         Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

9.11         Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

9.12         Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

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9.13         Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature Page Follows]

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IN WITNESS WHEREOF, Yadkin, Merger Sub and NewBridge have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

YADKIN FINANCIAL CORPORATION

By:	/s/ Scott M. Custer
Name: Scott M. Custer
Title: President & CEO

NAVY MERGER SUB CORP.

By:	/s/ Scott M. Custer
Name: Scott M. Custer
Title: Chairman & President

NEWBRIDGE BANCORP

By:	/s/ Pressley A. Ridgill
Name: Pressley A. Ridgill
Title: President & CEO

[Signature Page to Agreement and Plan of Merger]

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Exhibit A

BANK MERGER AGREEMENT

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ANNEX B

NEWBRIDGE VOTING AGREEMENT

This VOTING AGREEMENT, dated as of October 12, 2015 (this “Agreement”), by and between Yadkin Financial Corporation (“Parent”), a North Carolina corporation, and the undersigned shareholder (the “Shareholder”). Capitalized terms used herein and not defined shall have the meanings specified in the Merger Agreement (defined below).

WHEREAS, concurrently herewith, NewBridge Bancorp, a North Carolina corporation (the “Company”), Parent and Navy Merger Sub Corp. (“Merger Sub”) are entering into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other transactions, (i) Merger Sub will merge with and into the Company on the terms and conditions set forth therein, with the Company surviving such merger (the “Merger”) and (ii) immediately thereafter, the Company will merge with and into Parent, with Parent being the surviving corporation and, in connection therewith, the shares of common stock, no par value, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time will, without any further action on the part of the holder thereof, be automatically converted into the right to receive the Exchange Ratio as set forth in the Merger Agreement, subject to the terms and conditions therein;

WHEREAS, as of the date hereof, the Shareholder is the record and beneficial owner of, and has the sole right to vote and dispose of, the number of Class A shares of Company Common Stock set forth on the signature page hereto (such Company Common Stock, together with any other capital stock of the Company acquired by the Shareholder after the date hereof, whether acquired directly or indirectly, upon the exercise of options, conversion of convertible securities or otherwise, and any other securities issued by the Company that are entitled to vote on the approval the Merger Agreement held or acquired by the Shareholder (whether acquired heretofore or hereafter), being collectively referred to herein as the “Shares”);

WHEREAS, receiving the Requisite NewBridge Vote is a condition to the consummation of the transactions contemplated by the Merger Agreement; and

WHEREAS, as an inducement to Parent to enter into the Merger Agreement and incur the obligations therein, Parent has required that the Shareholder enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.              Agreement to Vote; Restrictions on Voting and Dispositions.

(a)          Agreement to Vote Shares. The Shareholder hereby irrevocably and unconditionally agrees that from the date hereof until the Expiration Time, at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s Shareholders, however called, the Shareholder will (x) appear at such meeting or otherwise cause all of the Shares to be counted as present thereat for purposes of calculating a quorum and (y) vote or cause to be voted all of the Shares, (1) in favor of the approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (2) against any Acquisition Proposal, without regard to any recommendation to the shareholders of the Company by the Board of Directors of the Company concerning such Acquisition Proposal, and without regard to the terms of such Acquisition Proposal, or other proposal made in opposition to or that is otherwise in competition or inconsistent with the transactions contemplated by the Merger Agreement, (3) against any agreement, amendment of any agreement (including the NewBridge Charter and the NewBridge Bylaws), or any other action that is intended or would reasonably be expected to prevent, impede, or, in any material respect, interfere with, delay, postpone, or discourage the transactions contemplated by the Merger Agreement, and (4) against any action, agreement, transaction or proposal that would reasonably be expected to result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Merger Agreement.

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(b)          Restrictions on Transfers. The Shareholder hereby agrees that, from the date hereof until the earlier of the receipt of the Requisite NewBridge Vote or the Expiration Time, the Shareholder shall not, directly or indirectly, sell, offer to sell, give, pledge, grant a security interest in, encumber, assign, grant any option for the sale of or otherwise transfer or dispose of, or enter into any agreement, arrangement or understanding to sell, any Shares (collectively, “Transfer”) other than in connection with bona fide estate planning purposes to his, her or its affiliates or immediate family members (a “Permitted Transferee”); provided that as a condition to such Transfer, such affiliate or immediate family member shall execute an agreement that is identical in form to this Agreement; provided, further, that the assigning Shareholder shall remain jointly and severally liable for the breaches of any of his, her or its affiliates or immediate family members of the terms hereof. Any Transfer in violation of this provision shall be void. The Shareholder further agrees to authorize and request the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares and that this Agreement places limits on the voting of the Shares.

(c)          Transfer of Voting Rights. The Shareholder hereby agrees that the Shareholder shall not deposit any Shares in a voting trust, grant any proxy or power of attorney or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of the Shareholder under this Agreement with respect to any of the Shares.

(d)          Acquired Shares. Any Shares or other voting securities of the Company with respect to which beneficial ownership is acquired by the Shareholder or its affiliates, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such Shares or upon exercise or conversion of any securities of the Company, if any, after the date hereof shall automatically become subject to the terms of this Agreement.

(e)          Inconsistent Agreements. The Shareholder hereby agrees that he, she or it shall not enter into any agreement, contract or understanding with any person prior to the termination of this Agreement, directly or indirectly, to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Shares in any manner which is inconsistent with this Agreement.

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Section 2.              Non-Solicit. In his, her or its capacity as a Shareholder of the Company, and not in his or her capacity as a director or officer of the Company, as applicable (in which capacity the Shareholder may act in accordance with Section 6.12 of the Merger Agreement), the Shareholder shall not, and shall use his, her or its reasonable best efforts to cause his, her or its affiliates and each of their respective officers, directors, employees and Representatives not to, directly or indirectly, (a) solicit, initiate, encourage (including by providing information or assistance) or knowingly facilitate any inquiries, proposals or offers with respect to, or the making or completion of, any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (b) provide or cause to be provided any non-public information or data relating to the Company in connection with, or have any discussions with, any person relating to or in connection with an actual or proposed Acquisition Proposal (except to disclose the existence of the provisions of this Section), (c) engage in any discussions or negotiations concerning an Acquisition Proposal (provided that the Shareholder may refer any such person or entity to the provisions of this Section) or otherwise take any action to encourage or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (d) approve, recommend, agree to or accept, or propose publicly to approve, recommend, agree to or accept, any Acquisition Proposal, (e) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in the Securities Exchange Act) with respect to an Acquisition Proposal or otherwise encourage or assist any party in taking or planning any action that would reasonably be expected to compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (f) initiate a shareholders’ vote or action by consent of the Company’s shareholders with respect to an Acquisition Proposal, (g) except by reason of this Agreement, become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company that takes any action in support of an Acquisition Proposal, or (h) approve, endorse or recommend, agree to or accept, or propose to approve, endorse, recommend, agree to or accept, or execute or enter into, any letter of intent, agreement in principle, merger agreement, investment agreement, acquisition agreement, option agreement or other similar agreement related to any Acquisition Proposal.

Section 3.              Representations, Warranties and Covenants of the Shareholder.

(a)          Representations and Warranties. The Shareholder represents and warrants to Parent as follows:

(i)          Capacity. The Shareholder is an individual or is duly organized and validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite capacity, power and authority to enter into and perform his, her or its obligations under this Agreement. No filing with, and no permit, authorization, consent or approval of, a Governmental Entity is necessary on the part of the Shareholder for the execution, delivery and performance of this Agreement by the Shareholder or the consummation by the Shareholder of the transactions contemplated hereby;

(ii)         Due Authorization. This Agreement has been duly executed and delivered by the Shareholder and the execution, delivery and performance of this Agreement by the Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Shareholder.

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(iii)        Binding Agreement. Assuming the due authorization, execution and delivery of this Agreement by Parent, this Agreement constitutes the valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(iv)        Non-Contravention. The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of his, her or its obligations hereunder and the consummation by the Shareholder of the transactions contemplated hereby will not violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Shareholder is a party or by which the Shareholder is bound, or any statute, rule or regulation to which the Shareholder is subject or, in the event that the Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of the Shareholder. Except as contemplated by this Agreement, neither the Shareholder nor any of his, her or its affiliates (a) has entered into any voting agreement or voting trust with respect to any Shares or entered into any other contract relating to the voting of the Shares or (b) has appointed or granted a proxy or power of attorney with respect to any Shares.

(v)         Ownership of Shares. Except for restrictions in favor of Parent pursuant to this Agreement, and except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the “blue sky” laws of the various States of the United States, the Shareholder owns, beneficially and of record, all of the Shares, as applicable, free and clear of any proxy, voting restriction, adverse claim, security interest, or other lien and has sole voting power and sole power of disposition with respect to the Shares with no restrictions on the Shareholder’s rights of voting or disposition pertaining thereto and no person other than the Shareholder has any right to direct or approve the voting or disposition of any of the Shares. As of the date hereof, the number of Shares equals that number of s of Company Common Stock set forth on the signature page hereto. The Shareholder has possession of an outstanding certificate or outstanding certificates representing all of the Shares (other than Shares held in book-entry form) and such certificate or certificates does or do not contain any legend or restriction inconsistent with the terms of this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby.

(vi)        Legal Actions. There is no action, suit, investigation, complaint or other proceeding pending against the Shareholder or, to the knowledge of the Shareholder, any other person or, to the knowledge of the Shareholder, threatened against the Shareholder or any other person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Parent of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

(vii)       Reliance. The Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement and the representations and warranties of the Shareholder contained herein.

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(b)          Covenants. From the date hereof until the Expiration Time:

(i)          the Shareholder agrees not to take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing, impeding, or, in any material respect, interfering with or adversely affecting the performance by the Shareholder of its obligations under this Agreement.

(ii)         the Shareholder hereby agrees, while this Agreement is in effect, to promptly notify Parent of the number of any new Company Common Stock acquired by the Shareholder, if any, after the date hereof. Any such shares shall be subject to the terms of this Agreement as though owned by the Shareholder on the date hereof; and

(iii)        the Shareholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by applicable Law and any proxy statement filed in connection with the transactions contemplated by the Merger Agreement the Shareholder’s identity and ownership of the Shares and the nature of the Shareholder’s obligation under this Agreement.

Section 4.              Further Assurances. From time to time, at the request of Parent and without further consideration, the Shareholder shall execute and deliver such additional documents and take all such further action as may be necessary to consummate and make effective the transactions contemplated by this Agreement.

Section 5.              Termination. Other than this Section 5 and Section 6, which shall survive any termination of this Agreement, this Agreement will terminate upon the earlier of (a) the Effective Time and (b) the date of termination of the Merger Agreement in accordance with its terms (the “Expiration Time”); provided that no such termination shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination.

Section 6.              Miscellaneous.

(a)          Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(b)          Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by email or facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any business day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next business day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

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(i)          If to Parent, to:

Yadkin Financial Corporation
3600 Glenwood Avenue, Suite 300
Raleigh, NC 27612
Attention: Jonathan Hornaday
Facsimile: (919) 659-9001

Email: jonathan.hornaday@yadkinbank.com

(ii)         with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention: Sven G. Mickisch

Facsimile: (917) 777-3554

Email: Sven.Mickisch@skadden.com

(iii)        If to the Shareholder, to the address for the Shareholder set forth on the signature pages hereto.

(c)          Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by Parent and the Shareholder.

(d)          Successors and Assigns. No party may assign any of its or his rights or delegate any of its or his obligations under this Agreement without the prior written consent of the other parties, except Parent may, without the consent of the Shareholder, assign any of its rights and delegate any of its obligations under this Agreement to any affiliate of Parent. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation any corporate successor by merger or otherwise. Notwithstanding any Transfer of Company Common Stock consistent with this Agreement, the transferor shall remain liable for the performance of all obligations of transferor under this Agreement.

(e)          Third Party Beneficiaries. Nothing expressed or referred to in this Agreement will be construed to give any person, other than the parties to this Agreement and their respective successors and permitted assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

(f)           No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

(g)          Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

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(h)          Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(i)          Specific Performance; Remedies Cumulative. The parties hereto acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party, in addition to any other rights and remedies which the parties may have hereunder or at law or in equity, may, in his or its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.

(j)          No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with his or its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of his or its right to exercise any such or other right, power or remedy or to demand such compliance.

(k)          Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of North Carolina, without regard to any applicable conflicts of law principles.

(l)          Submission to Jurisdiction. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in Raleigh, North Carolina. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby, and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

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(m)          Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, DIRECTLY OR INDIRECTLY, ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section.

(n)          Drafting and Representation. The parties have participated jointly in the negotiation and drafting of this Agreement. No provision of this Agreement will be interpreted for or against any party because that party or his or its legal representative drafted the provision.

(o)          Name, Captions, Gender. Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

(p)          Counterparts. This Agreement may be executed by facsimile or other electronic means and in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Yadkin Financial Corporation

By:
Name:
Title:

[Signature Page to voting Agreement]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

SHAREHOLDER

Name:

Number of Class A Shares:

Address:

[Signature Page to voting Agreement]

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ANNEX C

YADKIN VOTING AGREEMENT

This VOTING AGREEMENT, dated as of October 12, 2015 (this “Agreement”), is entered into by and between NewBridge Bancorp, a North Carolina corporation (“NewBridge”), and the undersigned shareholder of the Company (the “Shareholder”). Capitalized terms used herein and not defined shall have the meanings specified in the Merger Agreement (defined below).

WHEREAS, concurrently herewith, Yadkin Financial Corporation, a North Carolina corporation (the “Company”), NewBridge, and Navy Merger Sub Corp., a North Carolina corporation and wholly-owned subsidiary of the Company (“Merger Sub”) are entering into that certain Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other transactions, (i) Merger Sub will merge with and into NewBridge on the terms and conditions set forth therein, with NewBridge surviving such merger (the “Merger”) and (ii) immediately thereafter, NewBridge will merge with and into the Company, with the Company being the surviving corporation and, in connection therewith, the shares of common stock, no par value, of NewBridge issued and outstanding immediately prior to the Effective Time will, without any further action on the part of the holder thereof, be automatically converted into the right to receive the Exchange Ratio as set forth in the Merger Agreement, subject to the terms and conditions therein;

WHEREAS, as of the date hereof, the Shareholder is the record and beneficial owner of, and has the sole right to vote and dispose of, the number of shares of common stock of the Company (“Company Common Stock”) set forth on the signature page hereto (such Company Common Stock, together with any other capital stock of the Company acquired by the Shareholder after the date hereof, whether acquired directly or indirectly, upon the exercise of options, conversion of convertible securities or otherwise, and any other securities issued by the Company that are entitled to vote on the approval of the issuance of shares of common stock of the Company in connection with the Merger held or acquired by the Shareholder, whether acquired heretofore or hereafter, being collectively referred to herein as the “Shares”);

WHEREAS, receiving the Requisite Yadkin Vote is a condition to the consummation of the transactions contemplated by the Merger Agreement; and

WHEREAS, as an inducement to NewBridge to enter into the Merger Agreement and incur the obligations therein, NewBridge has required that the Shareholder enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

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1.             Agreement to Vote; Restrictions on Voting and Dispositions

(a)          Agreement to Vote Shares. The Shareholder hereby irrevocably and unconditionally agrees that from the date hereof until the Expiration Time, at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company's shareholders, however called, the Shareholder will (x) appear at such meeting or otherwise cause all of the Shares to be counted as present thereat for purposes of calculating a quorum and (y) vote or cause to be voted all of the Shares to approve the issuance of the shares of Company Common Stock in connection with the Merger.

(b)          Restrictions on Transfers. The Shareholder hereby agrees that, from the date hereof until the earlier of the receipt of the Requisite Yadkin Vote or the Expiration Time, the Shareholder shall not, directly or indirectly, sell, offer to sell, give, pledge, grant a security interest in, encumber, assign, grant any option for the sale of or otherwise transfer or dispose of, or enter into any agreement, arrangement or understanding to sell, any Shares (collectively, “Transfer”) other than in connection with bona fide estate planning purposes to his, her or its affiliates or immediate family members (a “Permitted Transferee”); provided that as a condition to such Transfer, such affiliate or immediate family member shall execute an agreement that is identical in form to this Agreement; provided, further, that the assigning Shareholder shall remain jointly and severally liable for the breaches of any of his, her or its affiliates or immediate family members of the terms hereof. Any Transfer in violation of this provision shall be void.  The Shareholder further agrees to authorize and request the Company to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Shares and that this Agreement places limits on the voting of the Shares.

(c)          Transfer of Voting Rights. The Shareholder hereby agrees that the Shareholder shall not deposit any Shares in a voting trust, grant any proxy or power of attorney or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of the Shareholder under this Agreement with respect to any of the Shares.

(d)          Acquired Shares. Any Shares or other voting securities of the Company with respect to which beneficial ownership is acquired by the Shareholder or its affiliates, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such Shares or upon exercise or conversion of any securities of the Company, if any, after the date hereof shall automatically become subject to the terms of this Agreement.

(e)          Inconsistent Agreements. The Shareholder hereby agrees that it shall not enter into any agreement, contract or understanding with any person prior to the termination of this Agreement, directly or indirectly, to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Shares in any manner which is inconsistent with this Agreement.

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2.             Non-Solicit. In his, her or its capacity as a shareholder of the Company, and not in his or her capacity as a director or officer of the Company, as applicable (in which capacity the Shareholder may act in accordance with Section 6.12 of the Merger Agreement), the Shareholder shall not, and shall use its reasonable best efforts to cause its affiliates and each of their respective officers, directors, employees and Representatives not to, directly or indirectly, solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in the Securities Exchange Act) or otherwise encourage or assist any party in taking or planning any action that would reasonably be expected to compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement.

3.             Representations, Warranties and Covenants of the Shareholder.

(a)          Representations and Warranties. The Shareholder represents and warrants to NewBridge as follows:

(i)          Capacity. The Shareholder is duly organized and validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite capacity, power and authority to enter into and perform his, her or its obligations under this Agreement. No filing with, and no permit, authorization, consent or approval of, a Governmental Entity is necessary on the part of the Shareholder for the execution, delivery and performance of this Agreement by the Shareholder or the consummation by the Shareholder of the transactions contemplated hereby;

(ii)         Due Authorization. This Agreement has been duly executed and delivered by the Shareholder and the execution, delivery and performance of this Agreement by the Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Shareholder.

(iii)        Binding Agreement. Assuming the due authorization, execution and delivery of this Agreement by NewBridge, this Agreement constitutes the valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(iv)        Non-Contravention. The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of his, her or its obligations hereunder and the consummation by the Shareholder of the transactions contemplated hereby will not violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Shareholder is a party or by which the Shareholder is bound, or any statute, rule or regulation to which the Shareholder is subject or, in the event that the Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of the Shareholder. Except as contemplated by this Agreement, neither the Shareholder nor any of its affiliates (a) has entered into any voting agreement or voting trust with respect to any Shares or entered into any other contract relating to the voting of the Shares or (b) has appointed or granted a proxy or power of attorney with respect to any Shares.

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(v)         Ownership of Shares. Except for restrictions in favor of NewBridge pursuant to this Agreement, and except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the "blue sky" laws of the various States of the United States, the Shareholder owns, beneficially and of record, all of the Shares, as applicable, free and clear of any proxy, voting restriction, adverse claim, security interest, or other lien and has sole voting power and sole power of disposition with respect to the Shares with no restrictions on the Shareholder's rights of voting or disposition pertaining thereto and no person other than the Shareholder has any right to direct or approve the voting or disposition of any of the Shares. As of the date hereof, the number of Shares equals that number of shares of Company Common Stock set forth on the signature page hereto. The Shareholder has possession of an outstanding certificate or outstanding certificates representing all of the Shares (other than Shares held in book-entry form) and such certificate or certificates does or do not contain any legend or restriction inconsistent with the terms of this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby.

(vi)        Legal Actions. There is no action, suit, investigation, complaint or other proceeding pending against the Shareholder or, to the knowledge of the Shareholder, any other person or, to the knowledge of the Shareholder, threatened against the Shareholder or any other person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by NewBridge of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

(vii)       Reliance. The Shareholder understands and acknowledges that NewBridge is entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement and the representations and warranties of the Shareholder contained herein.

(b)          Covenants. From the date hereof until the Expiration Time:

(i)          the Shareholder agrees not to take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing, impeding, or, in any material respect, interfering with or adversely affecting the performance by the Shareholder of its obligations under this Agreement.

(ii)         the Shareholder hereby agrees, while this Agreement is in effect, to promptly notify NewBridge of any new Company Common Stock acquired by the Shareholder, if any, after the date hereof.

(iii)        the Shareholder hereby authorizes NewBridge and the Company to publish and disclose in any announcement or disclosure required by applicable law and any proxy statement filed in connection with the transactions contemplated by the Merger Agreement the Shareholder's identity and ownership of the Shares and the nature of the Shareholder's obligation under this Agreement.

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4.             Further Assurances. From time to time, at the request of NewBridge and without further consideration, the Shareholder shall execute and deliver such additional documents and take all such further action as may be necessary to consummate and make effective the transactions contemplated by this Agreement.

5.             Termination. Other than this Section and Section 6, which shall survive any termination of this Agreement, this Agreement will terminate upon the earlier of (a) the Effective Time and (b) the date of termination of the Merger Agreement in accordance with its terms (the “Expiration Time”); provided that no such termination shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination.

6.     Miscellaneous.

(a)          Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(b)          Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by email or facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee's location on any business day after 5:00 p.m. (addressee's local time) shall be deemed to have been received at 9:00 a.m. (addressee's local time) on the next business day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to NewBridge, to:

NewBridge Bancorp
1501 Highwoods Boulevard, Suite 400
Greensboro, NC 27410
Attention:         Pressley A. Ridgill, President & CEO

Email: pressley.ridgill@newbridgebank.com

With a copy (which shall not constitute notice) to:

Brooks, Pierce, McLendon, Humphrey & Leonard, LLP
2000 Renaissance Plaza, 230 North Elm Street
Greensboro, NC 27401
Attention:         Robert A. Singer and Iain MacSween
Facsimile:          (336) 232-9123

Email: rsinger@brookspierce.com; imacsween@brookspierce.com

If to the Shareholder, to the address for the Shareholder set forth on the signature pages hereto.

(c)          Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by NewBridge and the Shareholder.

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(d)          Successors and Assigns. No party may assign any of its or his rights or delegate any of its or his obligations under this Agreement without the prior written consent of the other parties, except NewBridge may, without the consent of the Shareholder, assign any of its rights and delegate any of its obligations under this Agreement to any affiliate of NewBridge. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation any corporate successor by merger or otherwise. Notwithstanding any Transfer of Company Common Stock consistent with this Agreement, the transferor shall remain liable for the performance of all obligations of transferor under this Agreement.

(e)          Third Party Beneficiaries. Nothing expressed or referred to in this Agreement will be construed to give any person, other than the parties to this Agreement and their respective successors and permitted assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

(f)          No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

(g)          Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

(h)          Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(i)          Specific Performance; Remedies Cumulative. The parties hereto acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party, in addition to any other rights and remedies which the parties may have hereunder or at law or in equity, may, in his or its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.

C-6

(j)          No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with his or its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of his or its right to exercise any such or other right, power or remedy or to demand such compliance.

(k)          Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of North Carolina, without regard to any applicable conflicts of law principles.

(l)          Submission to Jurisdiction. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in Raleigh, North Carolina. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby, and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(m)         Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, DIRECTLY OR INDIRECTLY, ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(n)          Drafting and Representation. The parties have participated jointly in the negotiation and drafting of this Agreement. No provision of this Agreement will be interpreted for or against any party because that party or his or its legal representative drafted the provision.

(o)          Name, Captions, Gender. Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

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(p)          Counterparts. This Agreement may be executed by facsimile or other electronic means and in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

[SIGNATURE PAGES FOLLOW]

C-8

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

NewBridge Bancorp

By:
Name:
Title:

C-9

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

SHAREHOLDER

By:
Name:
Title:

Number of Shares:

Address:

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ANNEX D

October 12, 2015

Board of Directors

NewBridge Bancorp

1501 Highwoods Boulevard, Suite 400

Greensboro, NC 27410

Ladies and Gentlemen:

NewBridge Bancorp (“NewBridge”), Yadkin Financial Corporation (“Yadkin”) and a wholly owned subsidiary of Yadkin (“Merger Sub”), intend to enter into an Agreement and Plan of Merger (the “Agreement”), pursuant to which Merger Sub will merge with and into NewBridge with NewBridge as the surviving entity and a wholly-owned subsidiary of Yadkin, and immediately thereafter, NewBridge will merge with and into Yadkin with Yadkin begin the surviving corporation (the “Merger”). Pursuant to the terms of the Agreement, upon the Effective Time of the Merger, each Class A share of NewBridge common stock, no par value, and each Class B share of NewBridge common stock, no par value, issued and outstanding immediately prior to the Effective Time (such Class A and Class B shares, collectively, “NewBridge Common Stock”), other than certain shares described in the Agreement, will be converted into the right to receive 0.50 shares (the “Exchange Ratio”) of the voting common stock, par value $1.00 per share, of Yadkin (the “Yadkin Common Stock”). The other terms and conditions of the Merger are more fully set forth in the Agreement and capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of NewBridge Common Stock.

D-1

Sandler O’Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement, dated October 9, 2015; (ii) certain publicly available financial statements and other historical financial information of NewBridge that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of Yadkin that we deemed relevant; (iv) publicly available mean and median analyst earnings per share estimates for NewBridge for the years ending December 31, 2015 and December 31, 2016, and an estimated long-term annual balance sheet and earnings growth rate and dividend per share payout for the years thereafter as reviewed with and confirmed by the senior management of NewBridge; (v) publicly available mean and median analyst earnings per share estimates for Yadkin for the years ending December 31, 2015 and December 31, 2016, and an estimated long-term annual balance sheet and earnings growth rate and dividend per share payout for the years thereafter as reviewed with and confirmed by the senior management of Yadkin; (vi) the relative contributions of assets, liabilities, equity and earnings of NewBridge and Yadkin to the combined entity; (vii) the pro forma financial impact of the Merger on Yadkin based on assumptions related to transaction expenses, a special dividend of $0.50 per share to be paid to the holders of Yadkin Common Stock immediately prior to the closing of the Merger (the “Special Dividend”) and certain cost savings, as provided by the senior management of Yadkin, as well as certain assumptions related to purchase accounting adjustments, as provided by the senior managements of NewBridge and Yadkin; (viii) a comparison of certain stock trading, financial and other information for NewBridge and Yadkin with similar publicly available information for certain other banking institutions, the securities of which are publicly traded; (ix) the publicly disclosed financial terms of certain other recent merger and acquisition transactions in the banking sector; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of the senior management of NewBridge the business, financial condition, results of operations and prospects of NewBridge and held similar discussions with the senior management of Yadkin regarding the business, financial condition, results of operations and prospects of Yadkin.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by NewBridge and Yadkin, or that was otherwise reviewed by us and we have assumed such accuracy and completeness for purposes of preparing this letter. We have further relied on the assurances of the senior management of NewBridge and Yadkin that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading in any material respect. We have not been asked to undertake, and have not undertaken, an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of NewBridge or Yadkin, nor have we reviewed any individual credit files of NewBridge or Yadkin. We did not make an independent evaluation of the adequacy of the allowance for loan losses of NewBridge or Yadkin and we have assumed, with your consent, that the respective allowances for loan losses for both NewBridge and Yadkin are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

D-2

In preparing its analyses, Sandler O’Neill used publicly available mean and median analyst earnings per share estimates for NewBridge for the years ending December 31, 2015 and December 31, 2016, and an estimated long-term annual balance sheet and earnings growth rate and dividend per share payout for the years thereafter as reviewed with and confirmed by the senior management of NewBridge. In addition, in preparing its analyses, Sandler O’Neill used publicly available mean and median analyst earnings per share estimates for Yadkin for the years ending December 31, 2015 and December 31, 2016, and an estimated long-term annual balance sheet and earnings growth rate and dividend per share payout for the years thereafter as reviewed with and confirmed by the senior management of Yadkin. Sandler O’Neill also received and used in its analyses certain assumptions related to transaction expenses, the Special Dividend and certain cost savings, as provided by the senior management of Yadkin, as well as certain assumptions related to purchase accounting adjustments, as provided by the senior managements of NewBridge and Yadkin. With respect to those estimates, the senior managements of NewBridge and Yadkin confirmed to us that they reflected the best currently available estimates of the senior managements of NewBridge and Yadkin, respectively, and we assumed that such estimates would be achieved. We express no opinion as to any such estimates or the assumptions on which they are based. We have also assumed that there has been no material change in the respective assets, financial condition, results of operations, business or prospects of NewBridge or Yadkin since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that NewBridge and Yadkin will remain as going concerns for all periods relevant to our analyses. We express no opinion as to any of the legal, accounting and tax matters relating to the Merger and any other transactions contemplated in connection therewith.

We have also assumed, with your consent, that (i) each of the parties to the Agreement will comply in all material respects with all material terms of the Agreement, that all of the representations and warranties contained in the Agreement are true and correct in all material respects, that each of the parties to the Agreement will perform in all material respects all of the covenants required to be performed by such party under the Agreement and that the conditions precedent in the Agreement are not waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on NewBridge, Yadkin or the Merger, and (iii) the Merger and any related transactions will be consummated in accordance with the terms of the Agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements.

Our analyses and the views expressed herein are necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect our views. We have not undertaken to update, revise, reaffirm or withdraw this letter or otherwise comment upon events occurring after the date hereof.

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We have acted as financial advisor to the Board of Directors of NewBridge in connection with the Merger and a portion of our fee is contingent upon the closing of the Merger. We will also receive a fee for rendering this opinion. NewBridge has also agreed to indemnify us against certain liabilities arising out of our engagement and to reimburse us for certain of our out-of-pocket expenses incurred in connection with our engagement. In the two years preceding the date of this opinion, as we have previously advised you, we have provided certain investment banking services to NewBridge and have received fees for such services. In addition, in the ordinary course of our business as a broker-dealer, we may purchase securities from or sell securities to NewBridge, Yadkin or their respective affiliates. We may also actively trade the securities of NewBridge or Yadkin for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

This letter is directed to the Board of Directors of NewBridge in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of NewBridge as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to the holders of NewBridge Common Stock and does not address the underlying business decision of NewBridge to engage in the Merger, the form or structure of the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for NewBridge or the effect of any other transaction in which NewBridge might engage. We also do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by NewBridge’s officers, directors, or employees, or class of such persons, relative to the compensation to be received in the Merger by any other shareholders of NewBridge. This opinion has been approved by Sandler O’Neill’s fairness opinion committee. This opinion shall not be reproduced without Sandler O’Neill’s prior written consent, provided however Sandler O’Neill will provide its consent for the opinion to be included in required regulatory filings to be completed in connection with the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of NewBridge Common Stock.

Very truly yours,

/s/ Sandler O’Neill & Partners, L.P.

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ANNEX E

October 12, 2015

The Board of Directors

Yadkin Financial Corporation

3600 Glenwood Avenue

Suite 300

Raleigh, NC 27612

Members of the Board:

You have requested the opinion of Keefe, Bruyette & Woods, Inc. (“KBW” or “we”) as investment bankers as to the fairness, from a financial point of view, to Yadkin Financial Corporation (“YDKN”) of the Exchange Ratio (as defined below) in the proposed merger of YDKN Merger Sub (“Merger Sub”), a wholly-owned subsidiary of YDKN, with and into NewBridge Bancorp (“NBBC”) as a result of which NBBC would be a wholly-owned subsidiary of YDKN (such transaction, the “Initial Merger” and, taken together with the immediately subsequent merger of NBBC with and into YDKN, the “Transaction”), pursuant to the Agreement and Plan of Merger to be entered into by and among YDKN, Merger Sub and NBBC (the “Agreement”). Pursuant to the Agreement and subject to the terms, conditions and limitations set forth therein, at the Effective Time (as defined in the Agreement), by virtue of the Initial Merger and without any action on the part of YDKN, Merger Sub or NBBC, each Class A share of NBBC’s common stock, no par value per share and each Class B share of NBBC’s non-voting common stock, no par value per share issued and outstanding immediately prior to the Effective Time (such shares collectively, the “NBBC Common Stock”) will be converted into the right to receive 0.50 of a share of common stock, par value $1.00 per share, of YDKN (the “YDKN Common Stock”). The ratio of 0.50 of a share of YDKN Common Stock for one share of NBBC Common Stock is referred to herein as the “Exchange Ratio.” The terms and conditions of the Transaction are more fully set forth in the Agreement.

The Agreement also provides that, immediately following the Transaction, NewBridge Bank, a wholly-owned subsidiary of NBBC, will merge with and into Yadkin Bank, a wholly-owned subsidiary of YDKN (such transaction, the “Bank Merger”), pursuant to a separate agreement and plan of merger. The Agreement further provides that YDKN may, prior to the Effective Time, declare and pay an extraordinary dividend of $0.50 per share of YDKN Common Stock then issued and outstanding (the “YDKN Special Dividend”). At the direction of YDKN we have assumed, for purposes of certain of our analyses in all respects material thereto, the cash payment of the YDKN Special Dividend.

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The Board of Directors – Yadkin Financial Corporation

October 12, 2015

Page E-2 of E-6

KBW has acted as financial advisor to YDKN and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of KBW’s business as a broker-dealer, KBW may from time to time purchase securities from, and sell securities to, YDKN and NBBC. In addition, further to an existing sales and trading relationship between YDKN and a KBW affiliated broker-dealer, such affiliate from time to time purchases securities from, and sells securities to, YDKN. As a market maker in securities, KBW and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of YDKN and NBBC for their own accounts and for the accounts of their customers. KBW employees may also from time to time maintain individual positions in YDKN Common Stock and NBBC Common Stock. As YDKN has previously been informed by KBW, such positions currently include an individual position in shares of NBBC Common Stock held by a senior member of the KBW advisory team providing services to YDKN in connection with the proposed Transaction. We have acted exclusively for the board of directors of YDKN (the “Board”) in rendering this opinion and will receive a fee from YDKN upon the rendering of this opinion. A portion of our fee was payable upon the rendering of this opinion, and a significant portion is contingent upon the successful completion of the Transaction. In addition, YDKN has agreed to indemnify us for certain liabilities arising out of our engagement.

In addition to this present engagement, in the past two years, KBW has provided investment banking and financial advisory services to YDKN and received compensation for such services. KBW served as financial advisor to YDKN in connection with its concurrent acquisitions of VantageSouth Bancshares, Inc. and Piedmont Community Bank Holdings, Inc. in January 2014. In the past two years, KBW has not provided investment banking and financial advisory services to NBBC. We may in the future provide investment banking and financial advisory services to YDKN or NBBC and receive compensation for such services.

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The Board of Directors – Yadkin Financial Corporation

October 12, 2015

Page E-3 of E-6

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the Transaction and upon the financial and operating condition of YDKN and NBBC, including among other things, the following: (i) a draft of the Agreement dated October 9, 2015 (the most recent draft made available to us); (ii) the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2014 of YDKN; (iii) the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015 and June 30, 2015 for YDKN; (iv) the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2014 of NBBC; (v) the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015 and June 30, 2015 for NBBC; (vi) certain regulatory filings of YDKN and NBBC, including the quarterly Call Reports on Form FRY-9C filed with respect to each quarter during the period beginning January 1, 2012 and ended June 30, 2015; (vii) certain other interim reports and other communications of YDKN and NBBC to their respective stockholders; and (viii) other financial information concerning the businesses and operations of YDKN and NBBC furnished to us by YDKN and NBBC or which we were otherwise directed to use for purposes of our opinion and our analyses. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of YDKN and NBBC; (ii) the assets and liabilities of YDKN and NBBC; (iii) the nature and terms of certain other merger transactions and business combinations in the banking industry; (iv) a comparison of certain financial and stock market information of YDKN and NBBC with similar information for certain other companies the securities of which are publicly traded; (v) the publicly available consensus “street estimates” of YDKN for fiscal 2015 through 2017, as well as assumed YDKN long term growth rates based thereon, all of which information was discussed with us by YDKN management and used and relied upon by us at the direction of such management with the consent of the Board; (vi) the publicly available consensus “street estimates” of NBBC for fiscal 2015 through 2017, as well as assumed NBBC long term growth rates that were provided to us by YDKN management, all of which information was discussed with us by YDKN management and used and relied upon by us at the direction of such management with the consent of the Board; and (vii) estimates regarding certain pro forma financial effects of the Transaction on YDKN (including but not limited to the cost savings and related expenses expected to result or be derived from the Transaction) that were prepared by YDKN management, provided to and discussed with us by such management, and used and relied upon by us at the direction of such management with the consent of the Board. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also held discussions with senior management of YDKN and NBBC regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry.

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon the management of YDKN as to the reasonableness and achievability of the publicly available consensus “street estimates” and long term growth rates of YDKN and NBBC referred to above that were provided to or otherwise discussed with us by such management, and that in each case we were directed by such management to use. We have further relied upon such management as to the reasonableness and achievability of the estimates regarding certain pro forma financial effects of the Transaction on YDKN (and the assumptions and bases therefor) that were prepared by, and provided to and discussed with us by, such management and that we were directed by such management to use. We have assumed, at the direction of YDKN, that all of the foregoing forecasts, projections and estimates reflect, or in the case of the YDKN and NBBC publicly available “street estimates” referred to above are consistent with, the best currently available estimates and judgments of YDKN management, and that such forecasts, projections and estimates will be realized in the amounts and in the time periods currently estimated.

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The Board of Directors – Yadkin Financial Corporation

October 12, 2015

Page E-4 of E-6

It is understood that the forecasts, projections and estimates of YDKN and NBBC referred to above that were provided to us were not prepared with the expectation of public disclosure, that all such information, together with the publicly available consensus “street estimates” of YDKN and NBBC referred to above, are based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in such forecasts, projections and estimates. We have assumed, based on discussions with management of YDKN and with the consent of the Board, that all such information provides a reasonable basis upon which we could form our opinion and we express no view as to any such information or the assumptions or bases therefor. We have relied on all such information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

We also have assumed, and have relied upon the assurances of the managements of YDKN and NBBC, that there have been no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either YDKN or NBBC since the date of the last financial statements of each such entity that were made available to us. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, without independent verification and with your consent that the aggregate allowances for loan and lease losses for YDKN and NBBC are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the bank branches, other property, assets or liabilities (contingent or otherwise) of YDKN or NBBC, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of YDKN or NBBC under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, we assume no responsibility or liability for their accuracy.

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The Board of Directors – Yadkin Financial Corporation

October 12, 2015

Page E-5 of E-6

We have assumed, in all respects material to our analyses, the following: (i) that the Transaction will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which we have assumed will not differ in any respect material to our analyses from the draft version reviewed) with no adjustments to the Exchange Ratio and with no other consideration or payments in respect of the NBBC Common Stock; (ii) that any related transactions (including the Bank Merger, and the YDKN Special Dividend) will be completed as contemplated by the Agreement and as described to us by representatives of YDKN; (iii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iv) that each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (v) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Transaction and any related transactions and that all conditions to the completion of the Transaction and any related transactions will be satisfied without any waivers or modifications to the Agreement; and (vi) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Transaction and any related transactions, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of YDKN, NBBC or the pro forma entity or the contemplated benefits of the Transaction, including the cost savings and related expenses expected to result or be derived from the Transaction. We have assumed that the Transaction will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further been advised by representatives of YDKN that YDKN has relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to YDKN, NBBC, the Transaction any related transaction (including the Bank Merger and the YDKN Special Dividend), and the Agreement. KBW has not provided advice with respect to any such matters.

This opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Exchange Ratio in the Initial Merger to YDKN. We express no view or opinion as to any other terms or aspects of the Transaction or any term or aspect of any related transaction (including the Bank Merger and the YDKN Special Dividend), including without limitation, the form or structure of the Transaction or any related transaction, any consequences of the Transaction to YDKN, its stockholders, creditors or otherwise, or any terms, aspects or implications of any employment, voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Transaction, any related transaction, or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of YDKN to engage in the Transaction or enter into the Agreement, (ii) the relative merits of the Transaction as compared to any strategic alternatives that are, have been or may be available to or contemplated by YDKN or the Board, (iii) the fairness of the amount or nature of any compensation to any of YDKN’s officers, directors or employees, or any class of such persons, relative to any compensation to the holders of YDKN Common Stock or relative to the Exchange Ratio, (iv) the effect of the Transaction or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of YDKN or NBBC or any other party to any other transaction contemplated by the Agreement, (v) the actual value of YDKN Common Stock to be issued in the Initial Merger, (vi) the prices, trading range or volume at which YDKN Common Stock or NBBC Common Stock may trade following the public announcement of the Transaction or the prices, trading range or volume at which YDKN Common Stock may trade following the consummation of the Transaction, (vii) whether YDKN has sufficient cash, available lines of credit or other sources of funds to enable it to pay the YDKN Special Dividend, (viii) any advice or opinions provided by any other advisor to any of the parties to the Transaction or any other transaction contemplated by the Agreement, or (ix) any legal, regulatory, accounting, tax or similar matters relating to YDKN, NBBC, any of their respective shareholders, or relating to or arising out of or as a consequence of the Transaction or any other related transaction (including the Bank Merger and the YDKN Special Dividend), including whether or not the Transaction would qualify as a tax-free reorganization for United States federal income tax purposes.

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The Board of Directors – Yadkin Financial Corporation

October 12, 2015

Page E-6 of E-6

This opinion is for the information of, and is directed to, the Board (in its capacity as such) in connection with its consideration of the financial terms of the Transaction. This opinion does not constitute a recommendation to the Board as to how it should vote on the Transaction or to any holder of YDKN Common Stock or any shareholder of any other entity as to how to vote in connection with the Transaction or any other matter, nor does it constitute a recommendation as to whether or not any such shareholder should enter into a voting, shareholders’, or affiliates’ agreement with respect to the Transaction or exercise any dissenters’ or appraisal rights that may be available to such shareholder.

This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the Initial Merger is fair, from a financial point of view, to YDKN.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

E-6

ANNEX F

CONSULTING AGREEMENT

This Consulting Agreement ("Agreement") is entered into by and among: (a) Yadkin Financial Corporation ("Yadkin Financial"), a North Carolina corporation, and Yadkin Bank ("Yadkin Bank"), a state bank chartered under the laws of North Carolina; and (b) Pressley A. Ridgill ("Consultant"), a resident of North Carolina. This Agreement supersedes and replaces in its entirety Consultant's Amended and Restated Employment And Change Of Control Agreement, dated as of September 23, 2015, with NewBridge Bancorp ("NewBridge"), a North Carolina corporation, and NewBridge Bank ("NewBridge Bank"), a state bank chartered under the laws of North Carolina, (the "Prior Employment Agreement"), and takes effect on the consummation of the Mergers (the "Effective Date") referenced below; provided, however, that in the event this Agreement becomes void because of a failure to consummate the Mergers, the Prior Employment Agreement shall remain in full force and effect. This Agreement shall become null and void upon the termination of the Merger Agreement (as defined below) pursuant to its terms.

RECITALS

WHEREAS, Yadkin Financial has entered into an Agreement and Plan of Merger (the "Merger Agreement") with NewBridge, pursuant to which (i) a wholly-owned subsidiary of Yadkin Financial will merge with and into NewBridge, (ii) the surviving entity in such merger referred to under (i) above will merge with and into Yadkin Financial, and (iii) NewBridge Bank will merge with and into Yadkin Bank, with Yadkin Financial and Yadkin Bank as the ultimate surviving entities resulting from such transactions (the "Mergers");

WHEREAS, Consultant presently serves as the President and Chief Executive Officer of NewBridge and NewBridge Bank; and

WHEREAS, Yadkin Financial, Yadkin Bank and Consultant now desire to enter into this Agreement in order to set forth the terms and conditions of Consultant's engagement from and after the Effective Date, under the terms and conditions of this Agreement, and Consultant desires to be engaged by Yadkin Financial and Yadkin Bank from and after the Effective Date, under the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Engagement. Yadkin Financial and Yadkin Bank (sometimes collectively referred to herein as the "Yadkin Group") agree to engage Consultant, and Consultant hereby accepts engagement with Yadkin Group, under the terms and conditions set forth in this Agreement. As used herein, unless the context clearly indicates otherwise, the term "Yadkin Group" shall be construed to refer to the Yadkin Group as a whole, any individual member, or any combination of members.

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2.	Consulting Period. Consultant's consulting engagement with Yadkin Financial and Yadkin Bank shall continue under the terms and conditions of this Agreement, beginning on the Effective Date and continuing until the third anniversary of the Effective Date (the "Term" or the "Consulting Period"). Consultant's engagement with Yadkin Financial and Yadkin Bank will terminate upon the end of the Term unless terminated sooner as set forth in Section 7 below.

3.	Position and Duties.

(a)	Position. Consultant will serve as an independent contractor consultant to provide consulting services and advice to Yadkin Financial and Yadkin Bank (the "Services"). In connection with the Services, Consultant shall perform such services and functions requested or assigned by the Chief Executive Officer of Yadkin Financial or Yadkin Bank from time to time which shall be commensurate with Consultant’s experience and skills gained as a chief executive officer of financial institutions and their parent companies. Yadkin Financial and Yadkin Bank may direct Consultant to work from Consultant's home or the executive offices of Yadkin Financial or Yadkin Bank. Consultant may be required to travel from time to time in connection with the Services.

(b)	Responsibilities. Consultant will devote his best efforts and sufficient business time and attention to fulfill his obligations to provide the Services, and will perform the Services in a diligent, trustworthy, business-like and efficient manner, consistent with the Yadkin Group's policies and applicable laws and regulations.

4.	Compensation.

(a)	Fees. During the Term, the Yadkin Group will pay Consultant a consulting fee at a rate of $1,000,000 per year as compensation for the Services and all work performed by Consultant for the Yadkin Group ("Consulting Fee"). The Consulting Fee will be paid in bimonthly installments in arrears or as the parties may otherwise agree.

(b)	Business Expenses. During the Consulting Period, the Yadkin Group will provide Consultant with a monthly stipend toward Consultant's business expenses in the amount of $1,600 (the "Stipend"). The Stipend will be paid in bimonthly installments in arrears or as the parties may otherwise agree. The Yadkin Group shall not reimburse Consultant for any business expenses in excess of the Stipend absent Consultant obtaining the Yadkin Group's written authorization of reimbursement before such expenses are incurred.

(c)	Apportionment of Obligations. Yadkin Financial and Yadkin Bank are jointly and severally liable to Consultant for payment of the Consulting Fee, Stipend and any applicable Change In Control Benefits to which Consultant is entitled under this Agreement. Yadkin Financial and Yadkin Bank may apportion such obligations among themselves as they may agree from time to time in their sole discretion; provided, however, that they must satisfy in full all such obligations in a timely manner as set forth in this Agreement regardless of any agreed-upon apportionment. Consultant's receipt of satisfaction in full of any such obligation from any member of the Yadkin Group or some combination thereof shall extinguish the obligations of all members of the Yadkin Group with respect to such obligation.

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(d)	Clawback. Notwithstanding any other provisions in this Agreement to the contrary, Consultant agrees that any compensation and benefits provided to him under this Agreement that are subject to recovery or recoupment under any applicable law, regulation or securities exchange rule, may be recouped by the Yadkin Group as necessary to satisfy such law, regulation, or rules. These laws, regulations, and rules include, but are not limited to, where such compensation constitutes "excessive compensation" within the meaning of 12 C.F.R. Part 30, Appendix A, where Consultant has committed, is substantially responsible for, or has violated, the respective acts, omissions, conditions, or offenses outlined under 12 C.F.R. § 359.4(a)(4), and if Yadkin Bank becomes, and for so long as Yadkin Bank remains, subject to the provisions of 12 U.S.C. § 1831o(f), where such compensation exceeds the restrictions imposed on the senior executive officers of such an institution. Consultant agrees to promptly return or repay any such compensation, and authorizes Yadkin Group to deduct such compensation from any other payments owed to Consultant by Yadkin Group if he fails to do so.

5.	Ownership of Intellectual Property. Consultant agrees that during the Term, Consultant will promptly disclose to Yadkin Group any and all inventions, modifications, discoveries, improvements, developments, innovations, methods, processes, techniques, technologies, computer programs, designs, patterns, plans, drawings, specifications, formulae, data, mask works, marks, names, know-how, works of authorship or other intellectual property, whether or not patentable, copyrightable or otherwise protectable, that were made, conceived, discovered, developed or reduced to practice in whole or in part by Consultant or with the assistance of Consultant, whether or not during regular working hours, that: (a) relate in any manner to Yadkin Group's business; any products or services developed, manufactured or sold by Yadkin Group; or Yadkin Group's actual or demonstrably anticipated research or development; (b) result from work performed by Consultant on behalf of the Yadkin Group; or (c) result from the use of Yadkin Group's time, materials, equipment, supplies, facilities, consultants, employees or Confidential Information ("Inventions"). Consultant agrees that any and all Inventions will be the sole, exclusive and absolute property of the Yadkin Group, and Consultant hereby irrevocably and unconditionally assigns, without further compensation, all ownership, title and rights in and to all such Inventions to Yadkin Group. Consultant agrees to execute and deliver any and all applications, registrations, assignments and other documents, and to perform all other actions which Yadkin Group may consider necessary or helpful to establish and confirm its ownership of the Inventions; to obtain patent, trademark, copyright or other legal protection relating to the Inventions; or to prosecute or defend any litigation or controversy relating to such Inventions.

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6.	Confidential Information.

(a)	Consultant understands and agrees that in the course of providing the Services, Consultant will receive, obtain and have access to certain confidential and proprietary information relating to Yadkin Group's business ("Confidential Information"). For purposes of this Agreement, Confidential Information is any confidential or proprietary information (whether in verbal, written, graphic, electronic or any other form or format) furnished to, obtained by, or created by Consultant while engaged by the Yadkin Group, or while formerly employed by NewBridge or NewBridge Bank, which could be used to harm or compete against the Yadkin Group, including, but not limited to, information relating to Yadkin Group's customers and prospective customers, suppliers, distributors, investors, lenders, consultants, contractors and employees; price lists and pricing policies and standards; financial data, statements and information; budgets and projections; business methods, strategies and practices; business plans; production, distribution and other costs; market research; marketing, sales and distribution strategies; manufacturing techniques and processes; business methods and processes; planned or pending acquisition proposals; planned or pending future projects; new business plans and initiatives; technical information; research and development information and projects; inventions, discoveries, ideas, improvements, innovations, know-how, formulae, designs, drawings, patterns, specifications, models, samples, prototypes, works of authorship and any other intellectual property; photographs and images; computer technology, hardware, software and systems; any other confidential information and materials relating to the business of the Yadkin Group, as well as all notes, memoranda, reports, records, compilations, manuals, summaries, analyses, electronic files, computer tape, disks or other electronic storage containing or relating to the Confidential Information. Confidential Information does not include any information that is or becomes available to the general public by means other than any breach by Consultant of this Agreement or disclosure by any person who has a right to disclose such information.

(b)	Consultant acknowledges and agrees that the Confidential Information is a unique and valuable asset that derives independent actual or potential commercial value from not being generally known or available to the public; that the Confidential Information is the sole and exclusive property of the Yadkin Group, and that Consultant has no claim, right, title or interest of any kind in or to any Confidential Information; that the Confidential Information is provided to Consultant in trust and confidence to assist Consultant in performing Consultant's or Consultant's duties under this Agreement and in furthering the business interests of Yadkin Group; and that any use or disclosure of the Confidential Information for any other purpose would damage the legitimate business interests of Yadkin Group and would cause irreparable harm to the Yadkin Group.

(c)	Consultant therefore agrees that during the Term, and at all times after termination of Consultant's engagement with the Yadkin Group by either party for any reason, Consultant will keep the Confidential Information strictly confidential and will not, either directly or indirectly, without the prior written consent of the Yadkin Group, disclose any Confidential Information to any unauthorized person or entity, or use any Confidential Information for Consultant's own benefit or for the benefit of any person or entity other than Yadkin Group, except as such disclosure may be required by law; provided, however, that Consultant will notify the Yadkin Group in writing of any such required disclosure as far in advance as practicable under the circumstances and cooperate with the Yadkin Group to limit the scope of such disclosure.

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(d)	Consultant further agrees that immediately upon termination of Consultant's engagement with the Yadkin Group by either party for any reason, or upon request by the Yadkin Group at any other time, Consultant will deliver or cause to be delivered to Yadkin Group all notes, memoranda, reports, records, manuals, compilations, summaries, analyses, software, computer disks or other electronic storage media, and any other documents or materials of any type or description (including all copies) that contain or relate in any way to the Confidential Information as well as any other property of the Yadkin Group.

(e)	Consultant acknowledges and agrees that Yadkin Group will suffer irreparable harm in the event Consultant breaches his obligations under this Section 6 in any material respect and that he will be liable for such damages as specified in Section 13 of this Agreement as well as any other remedies available to Yadkin Group at law or in equity.

7.	Termination. This Agreement, and Consultant's engagement under this Agreement, may be terminated during the Consulting Period as follows:

(a)	Death. This Agreement will automatically terminate upon the death of Consultant. In the event of termination due to Consultant's death, the effective date of termination ("Termination Date") shall be the date of Consultant's death.

(b)	Disability. Yadkin Group may terminate this Agreement and Consultant's engagement under this Agreement due to Consultant's Disability. For purposes of this Agreement, "Disability" means Consultant's inability to perform the essential functions of his engagement due to illness, injury, or any mental or physical impairment for a period of ninety (90) consecutive days or for a total of one hundred-eighty (180) non-consecutive days in a single twelve (12) month period ("Period of Incapacity"). The Yadkin Group may not terminate this Agreement or Consultant's engagement under this Agreement for Disability prior to the expiration of the applicable Period of Incapacity. During the Period of Incapacity and ending with the date of termination set forth in the Notice of Disability Termination, Yadkin Group shall continue to pay all payments then due to Consultant under this Agreement. Upon expiration of the applicable Period of Incapacity, the Yadkin Group must provide Consultant with written notice that the Agreement will terminate due to Consultant's Disability on the fifteenth (15th) calendar day after the date of the notice unless Consultant returns to the full-time performance of the Services on or before the proposed effective date of termination ("Notice of Disability Termination"). In the event of termination due to Disability, the Termination Date shall be the proposed effective date of termination in Yadkin Group's Notice of Disability Termination (provided that Consultant does not return to the performance of the Services as set forth above).

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(c)	For Cause. The Yadkin Group may terminate this Agreement and Consultant's engagement under this Agreement for Cause during the Consulting Period as set forth below.

(i)	For purpose of this Agreement, "Cause" means:

(A)	Fraud, embezzlement, theft, or other similar intentional misconduct by Consultant in connection with the performance of the Services;

(B)	Consultant's conviction of, or plea of guilty or no contest to, any felony involving dishonesty or moral turpitude which is determined in the good faith judgment of the Yadkin Financial Board of Directors, to be materially and demonstrably harmful to the Yadkin Group's business or reputation, or to materially interfere with Consultant's performance of his duties under this Agreement;

(C)	Consultant's failure or refusal to substantially perform the Services which Consultant fails to cure within thirty (30) days after receipt of written notice from the Yadkin Group specifically describing the alleged failure or refusal;

(D)	Consultant's failure or refusal to comply with any valid and legal directive of the Chief Executive Officer or the Board of Directors of Yadkin or Yadkin Bank, which Consultant fails to cure within thirty (30) days after receipt of written notice from the Yadkin Group specifically describing the alleged failure or refusal;

(E)	Consultant's failure or refusal to comply with Yadkin Group's material written rules or policies, or with any state or federal statute or regulation applicable to Yadkin Group's business, which Consultant fails to cure within thirty (30) days after receipt of written notice from the Yadkin Group specifically describing the alleged failure or refusal;

(F)	Consultant's breach in any material respect of his obligations in Sections 6 or 12 of this Agreement; or

(G)	Consultant's material breach of any other material obligation under this Agreement or any other written agreement between Consultant and the Yadkin Group which Consultant fails to cure within thirty (30) days after receipt of written notice from the Yadkin Group specifically describing the alleged material breach.

(ii)	In the event of termination For Cause, the Termination Date shall be the date of the termination notice to Consultant.

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(d)	Without Cause. The Yadkin Group may terminate this Agreement and Consultant's engagement under this Agreement during the Consulting Period for any reason other than Death, Disability or Cause ("Without Cause") by giving Consultant written notice. In the event of termination Without Cause, the Termination Date shall be the date of the termination notice.

(e)	Good Reason. Consultant may terminate this Agreement and his engagement under this Agreement for Good Reason during the Consulting Period as set forth below.

(i)	For purposes of this Agreement, "Good Reason" means the occurrence of any of the following during the Consulting Period without Consultant's written consent: (A) a material breach of Section 3(a) of this Agreement by the Yadkin Group, or (B) any other breach of this Agreement by the Yadkin Group which results in the nonpayment of (1) the Consulting Fee, (2) the Stipend, or (3) any applicable Change In Control Benefits.

(ii)	To terminate this Agreement and his engagement under this Agreement for Good Reason, Consultant must provide written notice to Yadkin Group of the existence of the circumstances providing grounds for termination for Good Reason within ninety (90) days of the initial existence of such grounds and must give Yadkin Group at least thirty (30) days from receipt of such notice to cure the condition constituting Good Reason ("Notice of Good Reason"). Such termination must be effective within one (1) year after the initial existence of the condition constituting Good Reason. In the event of termination for Good Reason, the Termination Date shall be the effective date specified in Consultant's Notice of Good Reason.

(f)	Without Good Reason. Consultant may terminate this Agreement and his engagement under this Agreement during the Consulting Period for any reason other than Good Reason ("Without Good Reason") by giving Yadkin Group written notice in advance of the effective date of termination ("Notice of Termination"). In the event of termination Without Good Reason, the Termination Date shall be the date specified in Consultant's Notice of Termination.

(g)	Other Positions. Upon termination of this Agreement and Consultant's engagement under this Agreement for any reason, Consultant will be deemed to have automatically resigned from all positions Consultant holds with the Yadkin Group.

8.	Accrued Compensation at Termination.

(a)	Upon termination or expiration of this Agreement and Consultant's engagement under this Agreement for any reason, Yadkin Group shall pay to Consultant: all unpaid Consulting Fees and all unpaid Stipend earned through the last day of engagement (collectively, the "Final Payment"). The Final Payment will be paid within fifteen (15) business days after Consultant's last day of engagement.

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(b)	If this Agreement and Consultant's engagement under this Agreement terminates due to termination by the Yadkin Group Without Cause or termination by Consultant for Good Reason (but for purposes of clarity, not due to termination by the Yadkin Group for Cause, termination by Consultant Without Good Reason, or Consultant's death or Disability), Yadkin Group shall, in addition to the Final Payment continue to pay to Consultant the Consulting Fee until the end of the earlier of (i) the three year anniversary of the Effective Date and (ii) the date of the occurrence of a Change In Control (the "Severance Payments"). Such Severance Payments shall continue to be paid in bimonthly installments (after the Release described below becomes irrevocable within the time described below) as if Consultant's engagement under this Agreement had not been terminated by the Yadkin Group Without Cause or terminated by Consultant for Good Reason. Consultant's right to receive the Severance Payment is conditioned upon Consultant's compliance with this Agreement and Consultant's executing and delivering to Yadkin Group a release of claims in substantially the form attached as Exhibit A ("Release"), such that the Release becomes irrevocable by Consultant no later than sixty (60) days after Consultant's Termination Date.

9.	Change in Control Benefits. The Yadkin Group shall pay to Consultant an amount equal to 2.99 times Consultant's Consulting Fee (the "Change In Control Benefits") upon (a) the occurrence of a Change In Control after the Effective Date but before the third (3rd) anniversary of the Effective Date or (b) the occurrence of a Change of Control publicly announced before the third (3rd) anniversary of the Effective Date but which is consummated after such third (3rd) anniversary. Consultant's right to receive the Change In Control Benefits is conditioned upon (i) Consultant's engagement not having been terminated by Yadkin Bank or Yadkin Financial for Cause, by Consultant Without Good Reason or due to Consultant's death or Disability prior to the occurrence of such Change In Control, (ii) Consultant's compliance with this Agreement and (iii) Consultant's executing and delivering to Yadkin Group a Release, such that the Release becomes irrevocable by Consultant no later than sixty (60) days after the Change In Control (the "Release Execution Period"). The date on which such Release becomes irrevocable is referred to as the "Release Effective Date." The Change In Control Benefits will be paid in a lump sum cash payment on the sixtieth (60th) day after the occurrence of the Change in Control, subject to any conflicting requirement of Section 409A (as defined in Section 11(a)(i) of this Agreement).

10.	No Benefits; Independent Contractor Status; Taxes.

(a)	Benefits. Contractor shall not participate in any employee benefit plans or programs of Yadkin Group. Accordingly, Contractor acknowledges and agrees that Contractor shall not be entitled to participate in the employee benefits plans and programs of the Yadkin Group and Contractor shall make no claim to any rights or benefits afforded to any employees of the Yadkin Group, including, without limitation, medical, dental, disability or unemployment insurance, workers' compensation insurance, pension or retirement benefits, bonuses, profit-sharing, equity or rights under any other benefit plan or program.

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(b)	Independent Contractor Status. Nothing in this Agreement shall be construed to constitute on the one hand, the Yadkin Group, and on the other hand, Consultant as partners or as joint venturers, or either as agent of the other, or as employer and employee. Consultant's relationship to the Yadkin Group shall only be that of an independent contractor and Consultant shall perform the Services and all work pursuant to this Agreement as an independent contractor. Consultant shall not have any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the Yadkin Group, or to bind such entities in any manner, and shall not make any contrary representation to any third party. The Yadkin Group shall not, with respect to the Services and all work pursuant to this Agreement, exercise or have the power to exercise such level of control over Consultant as would indicate or establish that a relationship of employer and employee exists between Consultant and the Yadkin Group. Consultant shall have full and complete control over the manner and method of rendering the Services. However, the Services are subject to the approval of the Yadkin Group and shall be subject to the Yadkin Group's general right of supervision to secure the satisfactory performance thereof.

(c)	Taxes. The Yadkin Group will issue, or cause to be issued, to Consultant tax forms 1099 which reflects any payments under this Agreement. Notwithstanding the foregoing, the Yadkin Group makes no representation to Consultant concerning the tax consequences of such payments. The Yadkin Group shall not withhold or deduct from any amounts payable under this Agreement any amount in respect of income taxes or other employment taxes or withholdings or deductions of any other nature on behalf of Consultant. It is intended that all payments made under this Agreement constitute revenues to Consultant, that Consultant shall be solely responsible for the withholding and/or payment of any federal, state, local or other income, payroll and/or employment taxes. Consultant shall be solely responsible for withholding and paying all federal, state, and local income or business taxes, including estimated taxes, self-employment taxes, unemployment insurance or workers compensation taxes, and any other taxes, fees, additions to tax, interest or penalties which may be assessed, imposed, or incurred as a result of any payments payable under this Agreement. Consultant shall indemnify and hold harmless the Yadkin Group from and against any and all liability (including interest, penalties and defense costs) for any taxes, fees or related liabilities for any payments payable under this Agreement.

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11.	Legal Compliance and Payment Conditions.

(a)	Section 409A Compliance.

(i)	This Agreement is intended to comply with Section 409A ("Section 409A") of the Internal Revenue Code of 1986, as amended (the "Code") or an exemption or exception thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption or exception. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall constitute and be treated as a separate payment. Any payments to be made under this Agreement upon a termination of engagement shall only be made if such termination constitutes a "separation from service" under Section 409A. Notwithstanding the foregoing, Yadkin Group makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall Yadkin Group be liable for any portion of any taxes, penalties, interest or other expenses that may be incurred due to non-compliance with Section 409A.

(ii)	Notwithstanding any other provision of this Agreement, if at the time of the termination of Consultant's engagement herein he is a "specified employee" within the meaning of Section 409A, any payments and benefits provided under this Agreement that constitute "nonqualified deferred compensation" subject to Section 409A that are provided to Consultant on account of his separation of service shall not be paid until the first payroll date to occur following the six (6) month anniversary of Consultant's Termination Date ("Specified Employee Payment Date"). The aggregate amount of any payments that would otherwise have been made during such six (6) month period shall be paid in a lump sum on the Specified Employee Payment Date with interest, and thereafter, any remaining payments shall be paid without delay in accordance with their original payment schedule. If Consultant dies during the six (6) month period, any delayed payments shall be paid to Consultant's estate in a lump sum upon Consultant's death.

(b)	Section 280G.

(i)	If any of the payments or benefits which Consultant receives or may receive in the future (including, without limitation, any payments or benefits received in connection with a Change in Control (as defined below) or the termination of Consultant's engagement) (collectively, "280G Payments") constitute "parachute payments" within the meaning of Section 280G of the Code ("Section 280G") and would, but for this Section, be subject to excise tax imposed under Section 4999 of the Code (the "Excise Tax"), then such 280G Payments shall be reduced in a manner determined by the Yadkin Group (by the minimum possible amounts) that is consistent with the requirements of Section 280G until no amount payable to Consultant will be subject to the Excise Tax. If two economically equivalent amounts are subject to reduction but are payable at different times, the amounts shall be reduced (but not below zero) on a pro rata basis.

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(ii)	All calculations and determinations under this Section shall be made by an independent accounting firm or independent tax counsel appointed by the Yadkin Group ("Tax Counsel") whose determinations shall be conclusive and binding on the Yadkin Group and Consultant for all purposes. For purposes of making the calculations and determinations required by this Section, the Tax Counsel may rely on reasonable, good faith assumptions and approximations concerning the application of Section 280G and Section 4999 of the Code. The Yadkin Group and Consultant shall furnish Tax Counsel with such information and documents as Tax Counsel may reasonable request in order to make its determinations under this Section. The Yadkin Group shall bear all costs the Tax Counsel may reasonably incur in connection with its services.

(c)	For purposes of this Agreement, "Change In Control" means the occurrence of one of the following:

(i)	One person (or more than one person acting as a group) acquires ownership of stock of Yadkin Financial or Yadkin Bank that, together with the stock already held by such person(s), brings the total amount of stock owned by such person(s) above fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation;

(ii)	One person (or more than one person acting as a group) acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition) ownership of stock of Yadkin Financial or Yadkin Bank possessing thirty percent (30%) or more of the total voting power of the stock of such corporation;

(iii)	A majority of the members of the Board of Directors of either Yadkin Financial, or Yadkin Bank are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority (or alternative larger portion) of the members of such Board prior to the date of the appointment or election; or

(iv)	The sale of all or substantially all of the assets of Yadkin Financial or Yadkin Bank.

(v)	Notwithstanding the foregoing, a change in control which results from the issuance or transfer of shares in connection with obtaining new financing, reorganizations, or acquisitions shall not constitute a Change In Control for purposes of this Agreement. In addition, a transaction, the result of which is to transfer all or substantially all of the assets of Yadkin Financial, or Yadkin Bank to an Affiliate (as defined herein) shall not constitute a Change In Control for purposes of this Agreement. As used in this Agreement, ("Affiliate") means, with respect to a party, any entity that controls or is controlled by such party, or is under common control with such party. An entity shall be deemed to control another entity if it owns or controls, directly or indirectly, at least fifty percent (50%) of the voting equity of such entity.

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(vi)	Notwithstanding the foregoing, a Change In Control shall not occur unless such transaction constitutes a change in the ownership of Yadkin Financial or Yadkin Bank; a change in effective control of Yadkin Financial or Yadkin Bank; or a change in the ownership of a substantial portion of the assets of Yadkin Financial or Yadkin Bank under Section 409A.

(d)	Other Applicable Law. All payments and benefits which Consultant receives or may receive in the future under this Agreement in connection with termination of this Agreement and his engagement hereunder shall be conditioned on compliance with all applicable statutes and regulations, including but not limited to 12 U.S.C. § 1828(k), and the obtaining of necessary regulatory approvals, if any.

12.	Restrictive Covenants.

(a)	Acknowledgement. Consultant acknowledges and agrees that (i) the Yadkin Group has a substantial, legitimate business interest in protecting its Confidential Information, customer and other business relationships, good will and competitive position; (ii) as a result of the training, experience, and access to Yadkin Group Confidential Information Consultant will receive during the course of engagement, as well as Consultant's personal contacts with Yadkin Group's customers and business associates, Consultant will acquire information, the use or disclosure of which for the benefit of any person or entity other than the Yadkin Group would damage Yadkin Group's legitimate business interests and cause irreparable harm to the Yadkin Group; (iii) given the nature of the Agreement and Merger Agreement, the intensely competitive nature of the Competing Business, and the proposed plans for Yadkin Financial and Yadkin Bank, the restrictions imposed upon Consultant by this Agreement and the purposes for such restrictions are reasonable and are designed to protect the trade secrets, confidential and proprietary business information and goodwill of the Yadkin Group without unduly restricting Consultant; (iv) Consultant has developed and had access to and knowledge of Confidential Information; (v) the direct and indirect disclosure of any Confidential Information to Competitors would place the Yadkin Group at a competitive disadvantage and would do it damage; (vi) Consultant has developed goodwill for NewBridge and NewBridge Bank at their substantial expense; (vii) Yadkin Financial and Yadkin Bank are acquiring such goodwill for substantial consideration pursuant to the Merger Agreement; (viii) Consultant engaging in any of the activities prohibited by this Agreement constitutes improper appropriation and/or use of Confidential Information and/or goodwill; (ix) the Competing Business can be conducted throughout the Protected Territory; (x) the noncompetition and other restrictive covenants and agreements set forth in this Agreement are fair and reasonable and it would not be reasonable for Yadkin Financial or Yadkin Bank to enter into this Agreement or the Merger Agreement without obtaining such non-competition and other restrictive covenants and agreements; (xi) in light of the foregoing, Consultant will not assert, and it should not be considered, that enforcement of any of the covenants set forth in this Agreement would be void, voidable or unenforceable or should be voided or held unenforceable; and (xii) this Agreement and its restrictive covenants are conditions precedent to, and material and important terms of, the Merger Agreement.

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(b)	Definitions. As used in this Agreement, the following terms have the meanings set forth below:

(i)	"Competing Business" means commercial and retail banking.

(ii)	"Competitor" means any person or entity that is engaged in commercial and retail banking.

(iii)	"Protected Employee" means any person who: (i) had an employment, independent contractor or consulting relationship with the Yadkin Group at any time during the twelve (12) month period immediately preceding the Termination Date, or (ii) had or has an employment, independent contractor or consulting relationship with the Yadkin Group during the Restricted Period (as defined below).

(iv)	"Protected Territory" means North Carolina.

(v)	"Restricted Period" means the period beginning on the Effective Date and ending on the date which is the earlier of (A) the six (6) year anniversary of the Effective Date or (B) three (3) years following the termination of Consultant's engagement for any reason.

(c)	Covenant Not to Compete. Consultant agrees that during his engagement with the Yadkin Group, and during the Restricted Period, Consultant will not, within the Protected Territory, directly or indirectly, on Consultant's own behalf or on behalf of any other person or entity:

(i)	Engage, whether as a sole proprietor, owner, shareholder, officer, director, member, manager, partner, joint venturer franchisor, franchisee, employee, agent, independent contractor, consultant or in any other capacity, engage in any Competing Business, or assist or enable any other person or entity to do so;

(ii)	Be employed or engaged as a consultant or contractor by any Competitor in the Protected Territory in any position in which Consultant would perform (or direct or assist others in performing) duties that are substantially similar to those Consultant performed for Yadkin Group during his engagement under this Agreement; or

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(iii)	Be employed or engaged as a consultant or contractor by any Competitor in any position in which Consultant would perform (or direct or assist others in performing) duties that would require or permit Consultant to use or disclose Yadkin Group's Confidential Information for the benefit of any person or entity other than Yadkin Group.

(d)	Covenant Not To Interfere with Employees. Consultant agrees that during engagement with the Yadkin Group, and during the Restricted Period, Consultant will not, directly or indirectly, on Consultant's own behalf or on behalf of any other person or entity induce, encourage, influence or cause, or attempt to induce, encourage, influence or cause, any Protected Employee to terminate employment, engagement or such other relationship with the Yadkin Group, or assist any other person or entity in doing so.

(e)	Non-Disparagement. Consultant shall not (except as required by law) communicate to anyone, whether verbally, in writing, or in any other manner, any statement that is intended to cause or that reasonably would be expected to cause a person to whom it is communicated to have a lowered opinion of the Company Group, including a lowered opinion of any services provided by the Company Group.

(f)	Reasonableness of Restrictions. Consultant acknowledges and agrees that the restrictions and obligations in this section will not prevent Consultant from obtaining gainful work in Consultant's field of expertise or cause Consultant undue hardship, and that the restrictions and obligations are reasonable and are no broader than necessary to protect the legitimate business interests of the Yadkin Group. Consultant's obligations under this Section shall be in addition to and not in lieu of any similar obligations Consultant may owe to Yadkin Group under any other agreement.

13.	Remedies. Consultant acknowledges and agrees that Yadkin Group will suffer irreparable harm in the event Consultant breaches his obligations under Sections 6 and 12 of this Agreement in any material respect, in that monetary damages will be difficult or impossible to measure and will be inadequate to compensate Yadkin Group for such breach. Accordingly, Consultant agrees that in the event he breaches any of his obligations under Sections 6 and 12 of this Agreement in any material respect, that (i) any future payments under Section 8(b) or 9 of this Agreement will be forfeited and (ii) he shall repay to the Yadkin Group any payments made under Section 8(b) or 9 of this Agreement during any period he is determined by a court of competent jurisdiction to have been in breach of any of his obligations under Sections 6 and 12 of this Agreement in any material respect, and (iii) the Yadkin Group will, in addition to any other rights, remedies or damages available to Yadkin Group at law or in equity, be entitled to seek injunctive relief in order to restrain any such breach by Consultant. Nothing in this Agreement is intended or should be construed as prohibiting Yadkin Group from pursuing or obtaining any remedies that may be available to it for such breach of such obligations, and in addition to obtaining injunctive relief, Yadkin Group may also be entitled to recover monetary damages and other legal and equitable remedies.

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14.	Notices.

(a)	All notices and other communications provided for in this Agreement shall be in writing and shall be delivered personally; sent by registered or certified mail, return receipt requested; or sent by nationally recognized and reputable commercial overnight delivery service, and shall be deemed to have been given on the date of personal delivery, or on the first business day following the date on which such notice was property deposited with the United States Postal Service or commercial overnight delivery service as set forth above. Notices and communications shall be delivered or sent to the parties at the addresses indicated below:

(i)	To Consultant:

Pressley A. Ridgill
6129 Morgan Ashley Drive

Greensboro, NC 27410

(ii)	To Yadkin Financial:

3600 Glenwood Avenue

Suite 300

Raleigh, NC 27612
Attn: Scott Custer

(iii)	To Yadkin Bank:

3600 Glenwood Avenue

Suite 300

Raleigh, NC 27612
Attn: Scott Custer

15.	Survival. Upon expiration or termination of this Agreement by any party for any reason, the respective rights and obligations of the parties shall survive such expiration or termination for any period necessary for the parties to discharge their obligations to the fullest extent or as otherwise necessary to carry out the intentions of the parties under this Agreement.

16.	Severability. The provisions of this Agreement are distinctly separable and severable. The invalidity or unenforceability of any provision shall have no effect on the validity or enforceability of any other provision. The Agreement will be construed in all respects as if the invalid or unenforceable provision were not contained in the Agreement, and all remaining provisions will remain in full force or effect. If any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed to be limited to the maximum extent allowed by applicable law.

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17.	Mediation. In the case of any dispute arising under this Agreement which cannot be resolved by reasonable discussion, the parties agree that, prior to commencing any proceeding, they will first engage the services of a professional mediator agreed upon by the parties and attempt in good faith to resolve the dispute through confidential mediation. Yadkin Group and Consultant shall each bear one-half (1/2) of the mediator fees and expenses, but each party shall bear its or his own attorneys' fees and expenses. This Section shall not apply to any action by Yadkin Group to enforce Sections 6 and 12 of this Agreement.

18.	Binding Effect and Assignment. Yadkin Group may assign this Agreement to any successor or purchaser of substantially all the business or assets of Yadkin Group. Yadkin Group will require any successor or purchaser (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Yadkin Group to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Yadkin Group would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of Yadkin Group's successors and assigns. This Agreement may not be assigned by Consultant and any purported assignment by Consultant shall be null and void.

19.	Construction. All parties hereto have participated jointly and equally in the negotiation and drafting of this Agreement. Accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not apply or be used in the interpretation or construction of this Agreement. Instead, the language of all provisions of this Agreement shall be construed as a whole and in accordance with its fair meaning, and not for or against any specific party.

20.	Entire Agreement. Except as specifically provided otherwise herein, this Agreement contains the entire agreement among the parties regarding the matters set forth in this Agreement, and supersedes and replaces all prior or contemporaneous negotiations, discussions, understandings, agreements, and representations, whether written or oral, with respect to such matters, including the Prior Employment Agreement. The parties acknowledge and agree that no representations, inducements, promises or agreements, whether oral or written, have been made by any other party or anyone acting on behalf of any other party which is not embodied in this Agreement. The terms of this Agreement are contractual and not a mere recital.

21.	Modification and Waiver. The terms of this Agreement may be amended or modified only in a writing signed by all parties that makes specific reference to this Agreement. No waiver by any party of any breach by any other party of, or failure to insist on any other party's strict compliance with, any provision of this Agreement shall constitute a waiver of any other provision or of any future breach or threatened breach of any provision of this Agreement; nor shall delay by any party in exercising any right such party may have under this Agreement constitute a waiver or in any way preclude any other or further exercise of such right or any other right under this Agreement.

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22.	Full Capacity. The persons signing this Agreement represent that they have full authority and representative capacity to execute this Agreement in the capacities indicated below and to perform all obligations under this Agreement.

23.	Governing Law and Choice of Forum. This Agreement will be governed by and construed in accordance with the laws of the State of North Carolina without regard to principles of conflict of laws, except to the extent preempted by the laws of the United States of America. The parties agree that any suit, action or proceeding arising out of or relating to this Agreement or Consultant's engagement under this Agreement shall be brought in the North Carolina state courts or the United States district courts located in Wake County, North Carolina, which courts shall have exclusive jurisdiction over such suits, actions or proceedings. The parties hereby consent to the jurisdiction of such courts and waive any and all objections to or defenses based on venue, personal jurisdiction, or inconvenient forum to any proceeding maintained in such courts.

[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated below, effective as of the Effective Date.

Consultant

By:	/s/ Pressley A. Ridgill
	Name:	Pressley A. Ridgill
	Date:	October 12, 2015

Yadkin Financial Corporation

By:	/s/ Scott M. Custer
	Name:	Scott M. Custer
	Title:	President and CEO
	Date:	October 12, 2015

Yadkin Bank

By:	/s/ Scott M. Custer
	Name:	Scott M. Custer
	Title:	President and CEO
	Date:	October 12, 2015

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EXHIBIT A – Form of Release

RELEASE

1.	Release by Consultant. In consideration of certain payments and benefits made or to be made to Pressley A. Ridgill ("Consultant") pursuant to the terms of his October , 2015 Consulting Agreement ("Consulting Agreement") with Yadkin Financial Corporation and Yadkin Bank ("Yadkin Group"), Consultant, on his own behalf and on behalf of his heirs and assigns, hereby irrevocably and unconditionally releases and forever discharges, individually and collectively, Yadkin Financial Corporation, and Yadkin Bank and their respective past, present and future officers, directors, shareholders, employees, contractors, consultants, attorneys, representatives, parent companies, subsidiaries, affiliated companies, employee benefit plan administrators and trustees, predecessors, successors, assigns and all other persons acting by, through or in concert with them (collectively, the "Released Parties"), from any and all charges, claims, complaints, demands, liabilities, actions or causes of action, losses, costs or expenses of any kind whatsoever (including related attorneys' fees and costs), known or unknown, suspected or unsuspected, contingent or absolute, that Consultant may now have or has ever had against the Yadkin Group by reason of any acts, omissions, transactions or events occurring at any time through and including the date Consultant signs this Release. This Release applies, without limitation, to all claims of any nature whatsoever relating to any alleged disparate treatment, denial of wages or benefits, wrongful or unlawful discharge or other adverse engagement or employment decision, all claims relating to any contract of engagement or employment or promises of fees or compensation, whether express or implied, or any other claim related to Consultant's employment with the Yadkin Group, or termination of Consultant's employment with the Yadkin Group, including, but not limited to, any claims based on Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Age Discrimination in Employment Act, the North Carolina common law doctrine of wrongful discharge, the Americans With Disabilities Act, the Employment Retirement Income Security Act, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, the North Carolina Wage and Hour Act, and other applicable federal, state or local laws, ordinance or regulations relating to discrimination and/or employee benefits of any type whatsoever to the full extent permitted by law.

2.	Exclusions from Release. This Release does not apply to claims that arise after the date Consultant signs this Release, as indicated by the date affixed to his signature below; to claims arising out of or relating to any provisions of the Consulting Agreement that survive termination of the Consulting Agreement and Consultant's engagement thereunder. Consultant understands and agrees that this Release does not affect Consultant's right to file a charge with an administrative agency or participate in any agency investigation, but does bar Consultant's right to receive monetary compensation in connection with any charge or lawsuit filed by Consultant or by any other person or entity, or by the Equal Employment Opportunity Commission or any other federal, state or local government agency.

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3.	Release of ADEA Claims. Consultant understands that the claims released in this Release include claims under the Age Discrimination in Employment Act. Yadkin Group hereby advises Consultant to consult with an attorney before signing this Release. Consultant acknowledges that he has been so advised and has had the opportunity to consult with an attorney of his/her choosing before signing this Release. Consultant acknowledges and agrees that he has read the entire Release and understands its terms, and knowingly, freely and voluntarily assents to all of its terms. Consultant further acknowledges and agrees that he has had a period of at least twenty-one (21) days ("Consideration Period") to consider the terms of this Release and decide whether to execute it, and that if Consultant executes this Release before the end of the Consideration Period, Consultant was not induced to do so by any representation of the Yadkin Group, but decided to do so after careful and thorough consideration of the Release and after having had an opportunity to consult with an attorney.

4.	Revocation. Consultant may revoke this Release by giving written notice of revocation within seven (7) days following the date on which Consultant executes this Release, as indicated by the date affixed to his signature below (the "Revocation Period"); the notice must be delivered to the Yadkin Group's EVP/Human Resources as set forth in Section 14 of the Consulting Agreement before the end of the business day on the last day of the Revocation Period. If Consultant revokes this Agreement, it will become null and void in its entirety, and Consultant will not receive some or all of the payments provided for in the Consulting Agreement.

[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, Consultant has duly executed this Release as of the date indicated below.

Consultant

By:
	Name:	Pressley A. Ridgill
Date:

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Yadkin’s articles of incorporation contain a provision which, subject to certain exceptions described below, eliminates the liability of a director or an officer to Yadkin or its shareholders for monetary damages for any breach of duty as a director or officer.

Yadkin’s bylaws provide that Yadkin shall indemnify, to the fullest extent provided by law, all directors, officers, employees, agents of the corporation, and any person who, at the corporation’s request, is or was serving as director, officer, partner, trustee, employee, or agent of another corporation, against liability and expenses in any proceeding arising out of their status or activities in any of the foregoing capacities except when the party’s activities were at the time of action known or believed by such party to be clearly in conflict with the best interests of Yadkin.

Under Yadkin’s articles of incorporation and bylaws, indemnification will be disallowed for (i) acts or omissions not made in good faith that the director at the time of breach knew or believed were in conflict with the best interests of Yadkin; (ii) any liability under Section 55-8-33 of the North Carolina General Statutes; or (iii) any transaction from which the director derived an improper personal benefit (which does not include a director’s compensation or other incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney, or consultant of Yadkin). In addition to Yadkin’s articles of incorporation and bylaws, Section 55-8-52 of the NCBCA requires that “unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 21. Exhibits and Financial Statement Schedules

Description

2.1	Agreement and Plan of Merger, dated as of October 12, 2015, by and among Yadkin Financial Corporation, Navy Merger Sub Corp. and NewBridge Bancorp (attached as Annex A to the joint proxy statement/prospectus contained in this Registration Statement)

3.1	Articles of Incorporation of Yadkin Financial Corporation

3.2	Bylaws of Yadkin Financial Corporation, as amended (incorporated by reference to Exhibit 3.2 of Yadkin’s Current Report on Form 8-K filed on November 10, 2015)

4.1	Form of Common Stock Certificate of Yadkin Financial Corporation (incorporated by reference to Exhibit 4.1 of Yadkin’s Current Report on Form 8-K filed on July 7, 2014)

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP†

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax matters†

8.2	Opinion of Brooks, Pierce, McLendon, Humphrey and Leonard L.L.P. regarding certain tax matters†

10.1	Form of Voting Agreement, dated as of October 12, 2015, by and between Yadkin Financial Corporation and certain shareholders of NewBridge Bancorp (attached as Annex B to the joint proxy statement/prospectus contained in this Registration Statement)

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10.2

Form of Voting Agreement, dated as of October 12, 2015, by and between NewBridge Bancorp and certain shareholders of Yadkin Financial Corporation (attached as Annex C to the joint proxy statement/prospectus contained in this Registration Statement)

10.3	Consulting Agreement, dated as of October 12, 2015, by and among Yadkin Financial Corporation, Yadkin Bank and Pressley A. Ridgill (attached as Annex F to the joint proxy statement/prospectus contained in this Registration Statement)

21	Subsidiaries of Yadkin Financial Corporation

23.1	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1)†

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)†

23.3	Consent of Brooks, Pierce, McLendon, Humphrey and Leonard L.L.P. (included in Exhibit 8.2)†

23.4	Consent of Dixon Hughes Goodman LLP (with respect to Yadkin Financial Corporation)

23.5	Consent of Dixon Hughes Goodman LLP (with respect to NewBridge Bancorp)

24.1	Power of Attorney (included on signature page of this Registration Statement)

99.1	Consent of Sandler O’Neill & Partners, L.P.

99.2	Consent of Keefe, Bruyette & Woods, Inc.

99.3	Form of proxy card of NewBridge Bancorp†

99.4	Form of proxy card of Yadkin Financial Corporation†

† To be filed by amendment

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(6) That every prospectus (i) that is filed pursuant to paragraph (5) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment has become effective, and that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on November 16, 2015.

YADKIN FINANCIAL CORPORATION

By:	/s/ Terry S. Earley

	Name:	Terry S. Earley
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

The undersigned directors of Yadkin Financial Corporation hereby severally constitute and appoint Scott M. Custer and Terry S. Earley, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated and on the date of this registration statement.

Name	Title	Date
/s/ Scott M. Custer
Name: Scott M. Custer	President, Chief Executive Officer and Director	November 16, 2015

/s/ Terry S. Earley
Name: Terry S. Earley	Executive Vice President and Chief Financial Officer	November 16, 2015
(Principal Financial and Accounting Officer)
/s/ Joseph H. Towell
Name: Joseph H. Towell	Chairman of the Board of Directors	November 16, 2015

/s/ J. Adam Abram
Name: J. Adam Abram	Director	November 16, 2015

/s/ David S. Brody
Name: David S. Brody	Director	November 16, 2015

/s/ Alan N. Colner
Name: Alan N. Colner	Director	November 16, 2015

/s/ Harry M. Davis
Name: Harry M. Davis	Director	November 16, 2015

/s/ Thomas J. Hall
Name: Thomas J. Hall	Director	November 16, 2015

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/s/ James A. Harrell, Jr.
Name: James A. Harrell, Jr.	Director	November 16, 2015

/s/ Larry S. Helms
Name: Larry S. Helms	Director	November 16, 2015

/s/ Dan W. Hill, III
Name: Dan W. Hill, III	Director	November 16, 2015

/s/ Thierry Ho
Name: Thierry Ho	Director	November 16, 2015

/s/ Steven J. Lerner
Name: Steven J. Lerner	Director	November 16, 2015

/s/ Harry C. Spell
Name: Harry C. Spell	Director	November 16, 2015

/s/ Nick Zerbib
Name: Nick Zerbib	Director	November 16, 2015

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 12, 2015, by and among Yadkin Financial Corporation, Navy Merger Sub Corp. and NewBridge Bancorp (attached as Annex A to the joint proxy statement/prospectus contained in this Registration Statement)

3.1	Articles of Incorporation of Yadkin Financial Corporation

3.2	Bylaws of Yadkin Financial Corporation, as amended (incorporated by reference to Exhibit 3.2 of Yadkin’s Current Report on Form 8-K filed on November 10, 2015)

4.1	Form of Common Stock Certificate of Yadkin Financial Corporation (incorporated by reference to Exhibit 4.1 of Yadkin’s Current Report on Form 8-K filed on July 7, 2014)

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP†

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax matters†

8.2	Opinion of Brooks, Pierce, McLendon, Humphrey and Leonard L.L.P. regarding certain tax matters†

10.1	Form of Voting Agreement, dated as of October 12, 2015, by and between Yadkin Financial Corporation and certain shareholders of NewBridge Bancorp (attached as Annex B to the joint proxy statement/prospectus contained in this Registration Statement)

10.2	Form of Voting Agreement, dated as of October 12, 2015, by and between NewBridge Bancorp and certain shareholders of Yadkin Financial Corporation (attached as Annex C to the joint proxy statement/prospectus contained in this Registration Statement)

10.3	Consulting Agreement, dated as of October 12, 2015, by and among Yadkin Financial Corporation, Yadkin Bank and Pressley A. Ridgill (attached as Annex F to the joint proxy statement/prospectus contained in this Registration Statement)

21	Subsidiaries of Yadkin Financial Corporation

23.1	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1)†

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)†

23.3	Consent of Brooks, Pierce, McLendon, Humphrey and Leonard L.L.P. (included in Exhibit 8.2)†

23.4	Consent of Dixon Hughes Goodman LLP (with respect to Yadkin Financial Corporation)

23.5	Consent of Dixon Hughes Goodman LLP (with respect to NewBridge Bancorp)

24.1	Power of Attorney (included on signature page of this Registration Statement)

99.1	Consent of Sandler O’Neill & Partners, L.P.

99.2	Consent of Keefe, Bruyette & Woods, Inc.

99.3	Form of proxy card of NewBridge Bancorp†

99.4	Form of proxy card of Yadkin Financial Corporation†

† To be filed by amendment

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